UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MERIDIAN WASTE SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Meridian Waste Solutions, Inc.

One Glenlake Parkway

Atlanta, GA 30328

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS AND DISSENTERS’ RIGHTS AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 13, 2018

To the Holders of Common Stock of Meridian Waste Solutions, Inc.:

This notice of action by written consent and dissenters’ rights and the accompanying information statement (the “Information Statement”) are being furnished to holders of common stock of Meridian Waste Solutions, Inc., a New York corporation (“Meridian,” the “Company,” “we,” “us” or “our”).

On February 20, 2018, the Company entered into an Equity Securities Purchase Agreement (the “Purchase Agreement”) with Meridian Waste Operations, Inc., a New York corporation (“Seller”) and a wholly-owned subsidiary of Meridian, Meridian Waste Acquisitions, LLC, a Delaware limited liability company (“Buyer”) and solely for purposes of Sections 6.4, 6.7 and 11.18 thereof, Jeffrey S. Cosman, the Chief Executive Officer and Chairman of Meridian, providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the purchase of all of the membership interests of each of the direct wholly-owned subsidiaries of Seller (collectively, the “Acquired Parent Entities” and together with their direct and indirect subsidiaries, the “Acquired Entities”), comprising, with the Acquired Parent Entities’ subsidiaries, the Company’s Solid Waste Business and constituting substantially all of the assets of the Company (such acquisition, the “Transaction”). Pursuant to the Purchase Agreement, at the time the Transaction closes (the “Closing”) in consideration of $100,000, the Company will issue to the Buyer a warrant (the “Warrant”) to purchase shares of common stock, par value $0.025 (“Common Stock”), of the Company, equal to two percent of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis as of the time of issuance of the Warrant (subject to adjustment as set forth therein).

At the time of the Closing, Buyer will satisfy $75.8 million of the Company’s outstanding indebtedness under the Amended and Restated Credit and Guaranty Agreement dated February 15, 2017 among certain of the Acquired Entities, Meridian, and Goldman Sachs Specialty Lending Group, L.P. (as amended, the “Credit Agreement”) and assume the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness. Meridian estimates that it will retain approximately $6.6 million of indebtedness under the Credit Agreement or a successor agreement and certain promissory notes payable for an aggregate amount of $1.475 million (the “Legacy Notes”).

If the Transaction is completed, you will retain your shares of the Company’s Common Stock and you will not be entitled to receive any cash proceeds of the Transaction.

To assist in evaluating the fairness of the Transaction to our shareholders, our board of directors (the “Board”) formed a special committee (the “Special Committee”) consisting of three members of the Board, Thomas J. Cowee, Jackson Davis and Joseph Ardagna, who are not employed by the Company or its affiliates and have no personal interest in the Transaction that would not be shared by all other shareholders of the Company generally, to consider and, in certain circumstances, negotiate the terms and conditions of the Purchase Agreement and to make a recommendation with respect to the Transaction to the Board. The Special Committee unanimously determined that the Purchase Agreement and the Transaction were advisable and in the best interests of all the shareholders of the Company, approved the Purchase Agreement and the Transaction and recommended that the Board approve the Purchase Agreement and the Transaction. The Board, upon the Special Committee’s unanimous recommendation, unanimously determined that the Purchase Agreement and the Transaction were advisable and in the best interests of all the shareholders of the Company and approved the Purchase Agreement and the consummation of the Transaction. In arriving at its recommendation of the Purchase Agreement, the Special Committee carefully considered a number of factors, which are described in the enclosed Information Statement.

Under New York law and the Company’s Certificate of Incorporation and Bylaws, each as amended, the adoption of the Purchase Agreement and the consummation of the Transaction by the Company’s shareholders required the affirmative vote or written consent of the holders of at least two-thirds of the votes of all outstanding shares entitled to vote on such matters (collectively, the “Total Votes” and such shareholder approval is sometimes referred to in this Information Statement as the “Requisite Company Vote”). In addition, the Name Change requires the approval of a majority of the Total Votes. On February 23, 2018, after execution and delivery of the Purchase Agreement by all parties thereto, shareholders holding beneficially or of record approximately 66.8% of the Total Votes (collectively, the “Consenting Shareholders”), delivered to the corporate secretary of the Company an irrevocable written consent, in the form attached hereto as Annex E, approving the following actions:

1.	the sale of the membership interests of the Acquired Parent Entities pursuant to the terms and conditions set forth in the Purchase Agreement and the consummation of the Transaction; and

2.	the amendment of the Company’s Certificate of Incorporation, as amended, upon the closing of the Transaction to change the Company’s corporate name from Meridian Waste Solutions, Inc. to Attis Industries Inc.

Accordingly, the adoption of the Purchase Agreement by the Company’s shareholders was effected in accordance with Section 909 of the New York Business Corporation Law (the “BCL”) and the other resolutions described above were effected in accordance with the BCL on February 23, 2018. No further approval of the shareholders of the Company is required to adopt the Purchase Agreement, approve the consummation of the Transaction or change the name of the Company. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Purchase Agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the Purchase Agreement and the consummation of the Transaction.

This Information Statement shall constitute notice to you from the Company that the Transaction and the Purchase Agreement have been adopted by the holders representing at least the Requisite Company Vote by written consent in lieu of a meeting in accordance with Section 615(c) of the BCL.

Under Sections 910 of the BCL, if the Transaction is completed, subject to compliance with the requirements of Sections 623 and 910 of the BCL, holders of shares of Common Stock (other than the Consenting Shareholders), will have the right to receive from Meridian in cash, the “fair value” of, their shares of Common Stock (as determined by the Supreme Court of the State of New York (the “Court”)), together with interest, if any, as determined by the Court, but only if they strictly comply with the procedures and requirements set forth in Sections 623 and 910 of the BCL (“Sections 623 and 910”), including forfeiting their shares of Meridian’s Common Stock. In order to exercise your dissenters’ rights, you must submit a written objection to the Transaction no later than 20 days after the date of the mailing of this notice and Information Statement, which 20th day is April 2, 2018, and comply precisely with the requirements of Sections 623 and 910, which are summarized in the accompanying Information Statement. A copy of Sections 623 and 910 is included as Annex C to the Information Statement.

This notice and the Information Statement shall constitute notice to you from the Company of the availability of dissenters’ rights under Sections 623 and 910.

The Information Statement accompanying this letter provides you with more specific information concerning the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement. We encourage you to carefully read the Information Statement and the copy of the Purchase Agreement included as Annex A to the Information Statement. Please do not send in your Common Stock at this time. Pursuant to rules adopted by the U.S. Securities and Exchange Commission, you may access a copy of the information statement at www.meridianwastesolutions.com.

By order of the Board of Directors

Very truly yours,

Jeffrey S. Cosman

Chief Executive Officer, Chairman

Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has approved or disapproved the Transaction, passed upon the merits or fairness of the Transaction, or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated March 13, 2018 and is first being mailed to shareholders on or about March 13, 2018.

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50

DISSENTERS’ RIGHTS	51

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS (HOUSEHOLDING)	54

SUBMISSION OF SHAREHOLDER PROPOSALS	54

INCORPORATION OF INFORMATION BY REFERENCE	54

WHERE YOU CAN FIND ADDITIONAL INFORMATION	54

Annex A EQUITY SECURITIES PURCHASE AGREEMENT	A-1

Annex B THE BENCHMARK COMPANY, LLC FAIRNESS OPINION	B-1

Annex C SECTION 623 AND SECTION 910 OF NEW YORK BUSINESS CORPORATION LAW	C-1

Annex D CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF MERIDIAN WASTE SOLUTIONS, INC.	D-1

Annex E FORM OF MERIDIAN WASTE SOLUTIONS, INC. (THE "COMPANY") WRITTEN CONSENT OF CERTAIN SHAREHOLDERS IN LIEU OF MEETING PURSUANT TO SECTION 615 OF THE NEW YORK BUSINESS CORPORATION LAW	E-1

Annex F ANNUAL REPORT ON FORM 10-K	F-1

ii

MERIDIAN WASTE SOLUTIONS, INC.

One Glenlake Parkway

Atlanta, GA 30328

INFORMATION STATEMENT

This information statement and notice of action by written consent, and of dissenters’ rights, (collectively, this “Information Statement”) contains information relating to the Equity Securities Purchase Agreement, dated February 20, 2018 (the “Purchase Agreement”), entered into by and among Meridian Waste Solutions, Inc., a New York corporation (“Meridian,” the “Company,” “we,” “us” or “our”), Meridian Waste Operations, Inc., a New York corporation (“Seller”) and a wholly-owned subsidiary of Meridian, Meridian Waste Acquisitions, LLC, a Delaware limited liability company (“Buyer”) and Jeffrey S. Cosman. We are furnishing this Information Statement to shareholders of the Company pursuant to applicable provisions of New York law and certain securities regulations. This Information Statement is dated March 13, 2018 and is first being mailed to our shareholders on or about March 13, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this Information Statement and may not contain all of the information about the Transaction (as defined below under “The Transaction”) that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Transaction. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 53.

The Parties to the Purchase Agreement

(page 15)

Meridian Waste Solutions, Inc. is a New York holding company, which owns all of the outstanding capital stock of Seller. Seller is centered on residential and commercial waste collection and disposal since 2014. Seller, directly and indirectly through its wholly-owned subsidiaries, Meridian Waste Missouri, LLC, a Missouri limited liability company, Meridian Waste Georgia, LLC, a Georgia limited liability company, Meridian Waste Virginia, LLC, a Virginia limited liability company and Meridian Waste Maryland, LLC, a Maryland limited liability company (collectively, the “Acquired Parent Entities”), operates in St. Louis, Missouri and Richmond, Virginia, servicing over 130,000 residential, commercial, industrial and governmental customers. In addition to a fleet of commercial, residential and roll off trucks, Seller operates three transfer stations, one recycling facility and three municipal solid waste landfills.

Meridian generally operates three lines of business: solid waste (the “Solid Waste Business”) through the subsidiaries of Seller; technologies (the “Technologies Business”) through its wholly-owned subsidiary, Mobile Science Technologies, Inc.; and innovations (the “Innovations Business”) through its wholly-owned subsidiary, Attis Innovations, LLC. Meridian’s Technologies Business centers on creating community-based synergies through healthcare collaborations and software solutions and the Innovation Business strives to create value from recovered resources, through advanced byproduct technologies and assets found in downstream production. Meridian’s Common Stock is listed on the Nasdaq Capital Market, which we refer to as “Nasdaq,” under the trading symbol “MRDN.” Meridian’ principal executive office is located at One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328, and its telephone number is (770) 691-6350.

Buyer was formed on February 9, 2018, solely for the purpose of engaging in the Transaction. Buyer has not engaged in any business other than in connection with, or related to, the Transaction, and upon the consummation of the Transaction, Buyer will exist to hold the membership interests in the Acquired Parent Entities. Buyer’s principal executive office is located at 320 1st St. N, Suite #608, Jacksonville Beach, FL 32250, and its telephone number is (904) 746-3361.

Please see the section of this Information Statement entitled “The Parties” beginning on page 15.

The Transaction

(page 16 and Annex A)

Buyer, Meridian, Seller and Jeffrey S. Cosman, Chief Executive Officer and Chairman of Meridian entered into the Purchase Agreement on February 20, 2018. A copy of the Purchase Agreement is included as Annex A to this Information Statement. Under the terms of the Purchase Agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Buyer will purchase from Seller all of the membership interests in the Acquired Parent Entities, which we refer to as the “Transaction.” Pursuant to the Purchase Agreement, at the time the Transaction closes (the “Closing”) in consideration of $100,000, the Company will issue to the Buyer a warrant (the “Warrant”) to purchase shares of common stock, par value $0.025 (“Common Stock”), of the Company, equal to two percent of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis as of the time of issuance of the Warrant (subject to adjustment as set forth therein).

At the time of the Closing, Buyer will satisfy $75.8 million of the Company’s outstanding indebtedness under the Amended and Restated Credit and Guaranty Agreement dated February 15, 2017 among certain of the Acquired Entities, Meridian, and Goldman Sachs Specialty Lending Group, L.P. (as amended, the “Credit Agreement”) and assume the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness.

If the Transaction is completed, you will retain your shares of the Company’s Common Stock and you will not be entitled to receive any cash proceeds of the Transaction. Meridian estimates that $93.3 of its total indebtedness will be repaid or assumed by Buyer as a result of the Transaction and the net cash proceeds (after payment of transaction expenses) will be used to stabilize the Company’s balance sheet. Meridian also estimates that it will retain approximately $6.6 million of indebtedness under the Credit Agreement or a successor agreement and the Legacy Notes.

Please see the section of this Information Statement entitled “The Transaction” beginning on page 16.

The Board and Special Committee

(page 22)

Our board of directors (the “Board”) formed a special committee (the “Special Committee”) on August 20, 2017, consisting of Thomas J. Cowee, Jackson Davis and Joseph Ardagna, each of whom is an independent director with no personal interest in the Transaction that would not be generally shared by all other shareholders of the Company, to evaluate the Transaction and other alternatives available to the Company and to otherwise represent the interests of our shareholders. Among other things, the Special Committee had authority to reject any transaction it determined is not fair to or otherwise not in the best interests of the Company and its shareholders. The Special Committee also had the authority to engage its own legal and financial advisors and received advice throughout the negotiations from such advisors. The Special Committee carefully reviewed and considered the terms and conditions of the Purchase Agreement and the Transaction.

The Special Committee unanimously recommended that our Board approve the Purchase Agreement. After careful consideration and based in part on the unanimous recommendation of the Special Committee, our Board unanimously (i) determined that it is in the best interests of, and fair to Meridian and Meridian’s shareholders, and declared it advisable, to enter into the Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereunder upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Purchase Agreement and the other transaction documents by Meridian and Seller, the performance by the Meridian and Seller of their covenants and other obligations thereunder, and the consummation of the transactions contemplated thereunder upon the terms and conditions set forth therein, (iii) recommended that Meridian’s shareholders approve the sale of the membership interests in the Acquired Parent Entities pursuant to the Purchase Agreement, (iv) approved the issuance of the Warrant to Buyer and (v) approved the Name Change and the Amendment subject to closing the Transaction and recommended that Meridian’s shareholders approve the Name Change and the Amendment (such recommendations described in (i)-(v), the “Meridian Board Recommendation”). For a discussion of the material factors that the Special Committee and the Board considered in determining to approve the Purchase Agreement, please see the section of this Information Statement entitled “The Transaction—Reasons for the Transaction; Recommendation of the Special Committee and the Board” beginning on page 22.

Required Approval of the Transaction; Record Date; Action by Shareholder Consent

(page 22)

Under New York law and the Company’s Certificate of Incorporation and Bylaws, each as amended, the adoption of the Purchase Agreement and the consummation of the Transaction by the Company’s shareholders required the affirmative vote or written consent of the holders of at least two-thirds of the votes of all outstanding shares of entitled to vote on such matters (collectively, the “Total Votes” and such shareholder approval is sometimes referred to in this Information Statement as the “Requisite Company Vote”). In addition, the Name Change requires the approval of a majority of the Total Votes.

On February 19, 2018, the record date, there were 16,764,754 shares of Common Stock outstanding, 51 shares of Series A Preferred Stock outstanding, 106,950 shares of Series D Preferred Stock outstanding, and 233,500 shares of Series E Preferred Stock outstanding, representing 40,492,963 Total Votes, held by 163 shareholders of record.

On February 23, 2018, after execution and delivery of the Purchase Agreement by all parties thereto, the Consenting Shareholders, delivered to the corporate secretary of the Company an irrevocable written consent adopting the Purchase Agreement and approving the consummation of the Transaction. As of February 19, 2018, the Consenting Shareholders, collectively, held shares representing approximately 66.8% of the Total Votes. Accordingly, the adoption of the Purchase Agreement by the Company’s shareholders was effected in accordance with Section 909 of the New York Business Corporation Law (the “BCL”) on February 23, 2018. No further approval of the shareholders of the Company is required to adopt the Purchase Agreement and approve the consummation of the Transaction. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Purchase Agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the Purchase Agreement and the consummation of the Transaction. If the Purchase Agreement is terminated in accordance with its terms, the shareholder consent will be of no further force or effect.

Federal securities laws state that the Transaction may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s shareholders. Therefore, notwithstanding the execution and delivery of the shareholder consent (which was obtained on February 23, 2018), the consummation of Transaction will not occur until that time has elapsed. We currently expect the Transaction to be completed by April 16, 2018, subject to the satisfaction of the conditions to closing in the Purchase Agreement. However, there can be no assurance that the Transaction will be completed on or prior to that time, or at all.

This Information Statement shall constitute notice to you from the Company that the Transaction and the Purchase Agreement have been adopted by the holders representing at least the Requisite Company Vote by written consent in lieu of a meeting in accordance with Section 615(c) of the BCL.

Please see the section of this Information Statement entitled “The Transaction—Required Approval of the Transaction; Record Date; Action by Shareholder Consent” beginning on page 22.

Opinion of the Special Committee’s Financial Advisor

(page 26 and Annex B)

The Special Committee retained The Benchmark Company, LLC, which is referred to in this Information Statement as the “Benchmark Company,” to evaluate the fairness, from a financial point of view, to the Company’s shareholders of the proceeds proposed to be paid to Meridian and Seller in the Transaction pursuant to the Purchase Agreement. On February 19, 2018, Benchmark Company rendered to the Special Committee and to the Board its written opinion dated February 19, 2018, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Benchmark Company in preparing its opinion, the consideration to be received by Meridian in the Transaction pursuant to the Purchase Agreement was fair to Meridian’s shareholders from a financial point of view.

The full text of Benchmark Company’s written opinion dated February 19, 2018, which is attached as Annex B and is incorporated herein by reference, should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Benchmark Company in preparing its opinion.

Benchmark Company delivered its opinion to the Special Committee for the benefit and use of the Special Committee and the Board (solely in its capacity as such) and only addressed whether the consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company’s shareholders. Benchmark Company’s opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. Benchmark Company was not requested to opine as to, and its opinion did not address any other terms or other aspects or implications of the Transaction or related transactions and no opinion or view was expressed as to the relative merits of the Transaction or related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Transaction or any related transaction. Benchmark Company also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction, any related transactions or any other matter.

Please see the section of this Information Statement entitled “The Transaction—Opinion of the Special Committee’s Financial Advisor” beginning on page 26.

Dissenters’ Rights

(page 50)

Under Sections 910 of the BCL, if the Transaction is completed, subject to compliance with the requirements of Sections 623 and 910 of the BCL, holders of shares of Common Stock (other than the Consenting Shareholders), will have the right to receive from Meridian in cash, the “fair value” of, their shares of Common Stock (as determined by the Supreme Court of the State of New York (the “Court”)), together with interest, if any, as determined by the Court, but only if they strictly comply with the procedures and requirements set forth in Sections 623 and 910 of the BCL (“Sections 623 and 910”), including forfeiting their shares of Meridian’s Common Stock. In order to exercise your dissenters’ rights, you must submit a written objection to the Transaction no later than 20 days after the date of the mailing of this notice and Information Statement, which 20th day is April 2, 2018, and comply precisely with the requirements of Sections 623 and 910, which are summarized in the accompanying Information Statement.

A copy of Sections 623 and 910 is included as Annex C to the Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal of “fair value” of your shares, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 623 and 910 will result in loss of the dissenters’ rights. You should be aware that the “fair value” of your shares of Common Stock as determined under Sections 623 and 910 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Purchase Agreement.

Please see the section of this Information Statement entitled “Dissenters’ Rights” beginning on page 50.

Certain Effects of the Transaction

(page 28)

Upon the consummation of the Transaction, the Acquired Entities will become direct and indirect wholly-owned subsidiaries of Buyer. Additionally, Meridian, Seller and Mr. Cosman will cease their solid waste operations and be restricted from providing non-hazardous solid waste collection, transfer and disposal services within Missouri and Virginia of the type currently conducted by the Acquired Entities for a period of five years pursuant to the Purchase Agreement. As a result, the Company’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Solid Waste Business. Meridian will also continue to operate its Technologies Business and Innovation Business. In addition, Meridian will issue the Warrant to Buyer.

Following the closing of the Transaction, Meridian expects its Common Stock will continue trading on Nasdaq subject to its compliance with Nasdaq’s continued listing standards.

Please see the section of this Information Statement entitled “The Transaction—Certain Effects of the Transaction” beginning on page 28.

Effects on the Company if the Transaction is not Completed

(page 29)

If the Transaction is not completed for any reason, Meridian and Seller will not receive any payment in connection with the Transaction and may not be able to repay any of its indebtedness. Instead, the Acquired Entities will remain direct and indirect wholly-owned subsidiaries of Meridian and Seller, and Meridian’s shareholders will continue to own their shares of Common Stock.

Under certain circumstances, if the Purchase Agreement is terminated, a Termination Fee may be payable by the Company.

Please see the section of this Information Statement entitled “The Purchase Agreement—Fees and Expenses—Payment of Termination Fee” beginning on page 29.

Interests of the Company’s Directors and Executive Officers in the Transaction

(page 29)

Certain of the Company’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of the Company’s shareholders generally. These interests include, among others:

●	the Company’s 2016 Equity and Incentive Plan, which provides for acceleration of vesting of equity awards held by certain officers and directors of Meridian following the closing of the Transaction, subject to certain conditions;

●	Walter (“Wally”) Hall, Jr. will enter into a new employment agreement with Buyer at the Closing;

●	certain financial guarantees issued by Mr. Cosman in favor of the Acquired Entities, which will be released in connection with the Transaction; and

●	the right to continued indemnification and insurance coverage for directors and executive officers of the Company following the closing of the Transaction, pursuant to the terms of the Purchase Agreement.

The Special Committee and the Board were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Purchase Agreement and the Transaction.

Please see the section of this Information Statement entitled “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction” beginning on page 29.

Financing of the Transaction

(page 29)

The Transaction is subject to a financing condition. Buyer has received a term sheet for debt financing, which together with cash on hand and other available sources of financing, will be used to fund the proceeds of the Transaction.

Please see the section of this Information Statement entitled “The Transaction—Financing of the Transaction” beginning on page 29.

Significant Conditions to the Transaction

(page 45)

The obligation of Buyer to consummate the Transaction is subject to the satisfaction or waiver by Buyer, on or prior to the closing of the Transaction, of, among other things, the following significant conditions:

●	Buyer shall have received the proceeds of the debt financing;

●	Meridian and Seller shall have transferred and assigned, and shall have obtained any consents or provided any notices to any individuals or entities as may be necessary for such transfer and assignment of, all material assets and contracts used by, or related to the business of the Acquired Entities which are not held by the Acquired Entities;

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of Meridian and Seller;

●	performance in all material respects by the Company of its covenants and obligations required to be performed by them under the Purchase Agreement;

●	making all material filings and notices, and obtaining all material licenses, permits, approvals or other consent of, to or with any governmental entity and certain other specified individuals, each of which shall be in full force and effect;

●	since the date of the Purchase Agreement, there shall not have been any change, event, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on the business, results of operations, condition, prospects, assets or liabilities of the Acquired Entities, taken as a whole, or on the ability of Meridian or Seller to perform their obligations under the Purchase Agreement or to consummate the transactions contemplated thereby (subject to certain exceptions, such change, event, occurrence or circumstance, a “Material Adverse Effect”);

●	the Purchase Agreement shall have been adopted by the Requisite Company Vote and shall remain effective; and

●	The Information Statement shall have been mailed to Meridian’s shareholders in accordance with the Purchase Agreement and Section 14C of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) at least 20 days before the Closing.

The obligation of Meridian and Seller to consummate the Transaction is subject to the satisfaction or waiver by them, on or prior to the closing of the Transaction, of, among other things, the following additional conditions:

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of Buyer; and

●	performance in all material respects by Buyer of their covenants and agreements required to be performed by it under the Purchase Agreement.

No Solicitation

(page 41)

In the Purchase Agreement, Meridian and Seller agreed to, and to cause the subsidiaries to, immediately cease any discussions or negotiations with any party with respect to any Acquisition Proposal (as such term is defined in the “The Purchase Agreement—Other Covenants and Agreements” section beginning on page 41) and terminate such party’s access to any data room containing Meridian’s, Seller’s or their subsidiaries’ confidential information. Subject to the exception set forth below, Meridian and Seller agreed that they and their subsidiaries would not, and would cause its and their representatives not to, directly or indirectly:

●	solicit, initiate or knowingly encourage, facilitate or assist, an Acquisition Proposal;

●	furnish to any person (other than Buyer, any designee of Buyer any financing source or lender to Buyer) any non-public information relating to Meridian, Seller or any of their subsidiaries or afford to any such person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Meridian, Seller or their subsidiaries, in any such case in connection with the marking, submission or announcement of, or knowingly encouraging, facilitating or assisting, an Acquisition Proposal;

●	participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (other than informing such persons of the covenant not to solicit an Acquisition Proposal under the Purchase Agreement);

●	approve, endorse, or recommend an Acquisition Proposal; or

●	enter into any letter of intent, memorandum or understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal, other than certain confidentiality agreements (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal, an “Alternative Acquisition Agreement”).

In addition, neither the Board nor any committee thereof may:

●	withhold, withdraw, amend, qualify or modify or publicly propose to withhold, withdraw, amend, qualify or modify, the Meridian Board Recommendation in a manner adverse to Buyer;

●	publicly adopt, approve, endorse, recommend or otherwise declare advisable an acquisition proposal from a party other than Buyer or its affiliate;

●	take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board or a committee thereof to Meridian’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange;

●	fail to publicly reaffirm the Meridian Board Recommendation in connection with a written request from Buyer (each such action describe above, a “Meridian Board Recommendation Change”); or

●	cause or permit Meridian, Seller or any of their subsidiaries to enter into an Alternative Acquisition Agreement.

As an exception to the restrictions set forth above, the Purchase Agreement provides that from the date of the Purchase Agreement until the date Meridian received shareholder approval from the Consenting Shareholders (which occurred on February 23, 2018) (the “Acquisition Proposal Review Period”), if Meridian or Seller receives from any third party a bona fide, written and unsolicited Acquisition Proposal not resulting from a breach of the Purchase Agreement or any prior similar agreement with the Buyer or its affiliates, the Board (or a committee thereof) may, directly or indirectly through on or more of its representatives, participate or engage in discussions or negotiations with, furnish any non-public information related to Meridian or Seller or any of their subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Meridian or Seller or any of their subsidiaries pursuant to an acceptable confidentiality agreement to such third party or its representatives and effect a Meridian Board Recommendation Change with respect to such Superior Proposal or authorize Meridian and Seller to terminate the Purchase Agreement and enter into an Alternative Acquisition Agreement with respect to the Superior Proposal if, and only if, (i) the Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (ii) the Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel) that failure to take actions contemplated under the Purchase Agreement would be inconsistent with its fiduciary duties under applicable law, and (iii) Meridian and Seller have given the Buyer written notice of the identity of such third party, a copy of such acceptable confidentiality agreement entered into by such third party, a copy of any written materials reflecting the terms of the Acquisition Proposal, a summary of the material terms of such Acquisition Proposal to the extent not reflected in such written materials, and notice of Meridian and Seller’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such third party. As provided above, the Board may not consider or take any other action with respect to any Acquisition Proposal delivered to the Company after the termination of the Acquisition Proposal Review Period.

The shareholder consent has been delivered and the Acquisition Proposal Review Period expired without the Board receiving any unsolicited Acquisition Proposals. Accordingly, the exceptions to the restrictions described above that are provided in the Purchase Agreement have terminated.

Please see the section of this Information Statement entitled “The Purchase Agreement—Other Covenants and Agreements” beginning on page 41.

Termination

(page 47)

The Purchase Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

●	by mutual written agreement of Buyer, Meridian and Seller;

●	by either Buyer or Meridian and Seller, if:

●	the Transaction shall not have been consummated by 5:00 p.m. Eastern Time on April 30, 2018, referred to as the “End Date,” provided that the right to terminate the Purchase Agreement pursuant to such provision is not available to any party whose material breach of, or material failure to fulfill any obligation under, the Purchase Agreement, has been the principal cause of, or primarily resulted in, the failure of the Transaction to be consummated by the End Date;

●	any judgment, order or decree, law or other action of a governmental authority, which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of the Transaction or has had, or would reasonably be expected to have, a Material Adverse Effect, provided that the right to terminate the Purchase Agreement pursuant to such provision is not available to any party if the issuance or entry of such judgment, order or decree is the principal result of such party’s material breach of, or material failure to fulfill any obligation under the Purchase Agreement; or

●	at any time prior to the closing of the Transaction, if Meridian and Seller fail to obtain the approval of Meridian’s shareholders at a meeting of Meridian’s shareholders (or an adjournment or postponement thereof) at which a vote is taken on the sale of the membership interest of the Acquired Parent Entities pursuant to the Purchase Agreement;

●	by Buyer, if:

●	there has been a material breach of any representation, warranty, covenant or agreement made by Meridian or Seller in the Purchase Agreement, which breach (i) would give rise to the failure of a condition to the obligation of the Buyer under the Purchase Agreement and (ii) cannot be cured by the End Date or if capable of being cured, is not cured by the earlier of (a) 30 calendar days following receipt of written notice from Buyer of such breach or (b) the date that is three calendar days prior to the End Date; or

●	there has occurred a Material Adverse Effect;

●	a Meridian Board Recommendation Change shall have occurred prior to delivery of the Requisite Company Vote;

●	at any time prior to the 21st day from the date of the Purchase Agreement, the Buyer shall have discovered any matter, condition, or circumstance with respect to the Acquired Entities or the business of the Acquired Entities during its due diligence investigation that has a material effect, in the Buyer’s sole discretion, on the Buyer’s willingness to proceed with the transactions contemplated herein and in the other transaction documents under the terms and conditions set forth therein; or

●	at any time prior to the closing of the Transaction if the written consent of the Meridian shareholders and the written consent of the Seller shareholder was not delivered to the Buyer, Meridian and Seller by 12:00 p.m. Eastern Time on the third Business Day immediately following the date of the Purchase Agreement; or

●	by Meridian and Seller, if:

●	there has been a material breach of any representation, warranty, covenant or agreement made by Buyer in the Purchase Agreement, which breach (i) would give rise to the failure of a condition to the obligation of Meridian or Seller under the Purchase Agreement and (ii) cannot be cured by the End Date or if capable of being cured, is not cured by the earlier of (a) 30 calendar days following receipt of written notice from Buyer of such breach or (b) the date that is three calendar days prior to the End Date; or

●	prior to the delivery to Buyer of the Requisite Company Vote Meridian or Seller has received a Superior Proposal (as such term is defined in the “The Purchase Agreement—Other Covenants and Agreements – No Solicitation” section beginning on page 41) not resulting from a breach of the Purchase Agreement, the Board or a committee thereof has authorized Meridian or Seller to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction (as such term is defined in the “The Purchase Agreement—Other Covenants and Agreements – No Solicitation” section beginning on page 41) contemplated by such Superior Proposal, and Meridian or Seller has complied with the Purchase Agreement with respect to such Superior Proposal and Meridian or Seller paid the Maximum Termination Fee (as defined below).

Please see the section of this Information Statement entitled “The Purchase Agreement—Termination” beginning on page 47.

Termination Fee

(page 48)

The Purchase Agreement provides that the Company will be required to pay to Buyer a termination fee of $3,500,000 (the “Maximum Termination Fee”) if

●	the Purchase Agreement is terminated by Buyer pursuant to the first or third termination right of Buyer set forth under “The Purchase Agreement–Termination,”

●	an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not publicly withdrawn or publicly abandoned;

●	within 12 months following the termination of the Purchase Agreement pursuant to the first termination right of Buyer set forth under “The Purchase Agreement–Termination,” Meridian or Seller enter into a definitive agreement with respect to such Acquisition Transaction and such Acquisition Transaction is subsequently consummated; or

●	the Purchase Agreement is terminated by Meridian and Seller pursuant to the second termination right of Meridian and Seller set forth under “The Purchase Agreement–Termination.”

In addition, if the Purchase Agreement is terminated by the Buyer pursuant to the fifth termination right of Buyer set forth under “The Purchase Agreement–Termination,” or by either Buyer or Meridian and Seller pursuant to the third right of either Buyer or Meridian and Seller set forth under “The Purchase Agreement–Termination,”, then Meridian or Seller must pay to the Buyer an amount equal to $1,000,000 in four equal installments of $250,000 each, on or before the 60th day, 120th day, 180th day and 240th day anniversaries from the date of such termination. Notwithstanding the foregoing, in the event that within 12 months following the termination of the Purchase Agreement as described in the prior sentence either Meridian or Seller or their affiliates enter into a definitive agreement with respect to an Acquisition Transaction, and such Acquisition Transaction is subsequently consummated, then Meridian or Seller will promptly following consummation of such Acquisition Transaction pay to the Buyer an amount equal to $2,500,000 (collectively, an “Alternative Termination Fee”). The Maximum Termination Fee and Alternative Termination Fee are sometimes referred to herein as a “Termination Fee.”

Please see the section of this Information Statement entitled “The Purchase Agreement—Fees and Expenses—Payment of Termination Fee” beginning on page 48.

Material U.S. Federal Income Tax Consequences

(page 31)

Following the consummation of the Transaction, each of Meridian and Seller will continue to be subject to United States Federal income taxation on its taxable income, if any, such as interest income, gain from the sale of assets or income from operations. Seller will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold.

Except for Meridian shareholders who exercise dissenters’ rights in connection with the Transaction, we do not expect that our shareholders will recognize any gain or loss for United States Federal income tax purposes as a result of the Transaction.

Please see the section of this Information Statement entitled “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction” beginning on page 31 for a more complete discussion of the material U.S. federal income tax consequences of the Transaction.

Change of Corporate Name

(page 28)

On February 19, 2018, Meridian’s Board of Directors unanimously approve the change of our corporate name from Meridian Waste Solutions, Inc. to Attis Industries Inc. (the “Name Change”) subject to the closing of the Transaction and the amendment of our Certificate of Incorporation to effect the Name Change. Subsequent to Meridian’s Board of Directors’ approval of the Amendment, the Consenting Shareholders, on February 23, 2018, approved by written consent, the Amendment, subject to the closing of the Transaction.

Additional Information

(page 53)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549 and at the website maintained by the SEC at www.sec.gov.

Please see the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 53.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers address briefly some questions you may have regarding the Purchase Agreement and the Transaction. These questions and answers may not address all questions that may be important to you as a shareholder of Meridian. You should read the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement.

Q:	Why am I receiving this Information Statement?

A:	On February 20, 2018, Meridian, Seller and Jeffrey S. Cosman, the Chief Executive Officer and Chairman of Meridian, entered into the Purchase Agreement with Buyer, and on February 23, 2018, the Consenting Shareholders adopted the Purchase Agreement and approved the Transaction. Applicable provisions of New York law and certain securities regulations require us to provide you with information regarding the Transaction, even though your vote or consent is neither required nor requested to adopt the Purchase Agreement or complete the Transaction.

Q:	As a shareholder of Meridian, what will I receive in the Transaction?

A:	If the Transaction is completed, you will retain your shares of Meridian’s Common Stock and you will not be entitled to receive any cash proceeds of the Transaction. At the time of the Closing, Buyer will satisfy $75.8 million of the Company’s outstanding indebtedness under the Credit Agreement and assume the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness. Meridian estimates that it will retain certain promissory notes payable for an aggregate principal amount of $1.475 million and approximately $6.6 million of indebtedness under the Credit Agreement or a successor agreement.

Under Sections 910 of the BCL, if the Transaction is completed, subject to compliance with the requirements of Sections 623 and 910 of the BCL, holders of shares of Common Stock (other than the Consenting Shareholders), will have the right to receive from Meridian in cash, the “fair value” of, their shares of Common Stock (as determined by the Court), together with interest, if any, as determined by the Court, but only if they strictly comply with the procedures and requirements set forth in Sections 623 and 910 of the BCL (“Sections 623 and 910”), including forfeiting their shares of Meridian’s Common Stock. In order to exercise your dissenters’ rights, you must submit a written objection to the Transaction no later than 20 days after the date of the mailing of this notice and Information Statement, which 20th day is April 2, 2018, and comply precisely with the requirements of Sections 623 and 910, which are summarized in the accompanying Information Statement.

The receipt of cash in exchange for shares of Common Stock pursuant to the Transaction generally will be a taxable transaction for U.S. federal income tax purposes. Except for Meridian shareholders who exercise dissenters’ rights in connection with the Transaction, we do not expect that our shareholders will recognize any gain or loss for United States Federal income tax purposes as a result of the Transaction. Please see the discussion in the section entitled “The Transaction – Material U.S. Federal Income Tax Consequences of the Transaction,” beginning on page 31, for a more detailed description of the U.S. federal income tax consequences of the Transaction. You should consult your own tax advisor for a full understanding of how the Transaction will affect your U.S. federal, state, local and foreign taxes.

Q:	What was the market price of the Common Stock at the time the Company entered into the Purchase Agreement?

A:	On February 16, 2018, the last trading day preceding the Board’s approval of the Purchase Agreement (which occurred on February 19, 2018), the reported closing price for the Common Stock was $0.9223 per share. If the Transaction is completed, you will retain your shares of Meridian’s Common Stock and you will not be entitled to receive any cash proceeds of the Transaction. Meridian estimates that $93.3 of its total indebtedness will be repaid or assumed by Buyer as a result of the Transaction (including $75.8 million of the Company’s outstanding indebtedness under the Credit Agreement) and the net cash proceeds (after payment of transaction expenses) will be used stabilize the Company’s balance sheet.

Q:	Why did the Board approve the Transaction and the Purchase Agreement?

A:	After careful consideration and evaluation of the Transaction, and in consideration of, among other things, the oral opinion of Benchmark Company rendered to the Special Committee on February 19, 2018, which was subsequently confirmed by delivery of a written opinion dated that same date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Benchmark Company in preparing its opinion, the consideration to be received by Meridian in the Transaction pursuant to the Purchase Agreement was fair to Meridian’s shareholders from a financial point of view (as more fully described in the section entitled “The Transaction—Opinion of the Special Committee’s Financial Advisor”), our Board approved and declared advisable the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement.

For a discussion of the factors that the Board considered in determining to approve the Purchase Agreement, please see the section of this Information Statement entitled “The Transaction—Reasons for the Transaction; Recommendation of the Special Committee and the Board.” In addition, in determining to approve the Purchase Agreement, the Special Committee and the Board were aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s shareholders generally. Please see the section of this Information Statement entitled “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction.”

Q:	Is the approval of shareholders necessary to adopt the Purchase Agreement? Why am I not being asked to vote on the Purchase Agreement?

A:	The entry into the Purchase Agreement and consummation of the Transaction required the affirmative vote or written consent of the holders of two-thirds of the Total Votes. Such shareholder approval was obtained on February 23, 2018, the date on which the Consenting Shareholders delivered to the corporate secretary of the Company the shareholder consent adopting the Purchase Agreement. As of February 19, 2018, the record date of such approval, the Consenting Shareholders collectively held approximately 66.8% of the Total Vote. Accordingly, the adoption of the Purchase Agreement by the Company’s shareholders was effected in accordance with Section 909 of the BCL on February 23, 2018. No further approval of the shareholders of the Company is required to adopt the Purchase Agreement. As a result, Meridian has not solicited and will not be soliciting your vote for the adoption of the Purchase Agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the Purchase Agreement.

Q:	Do any of the Company’s directors or executive officers have any interests in the Transaction that are different from, or in addition to, my interests as a shareholder?

A:	Certain of the Company’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, your interests as a shareholder. The Special Committee was aware of and considered these interests in approving the Transaction and recommending that the full Board approve the Transaction and authorize the execution of the Purchase Agreement. These interests include:

●	the Company’s 2016 Equity and Incentive Plan, which provides for acceleration of vesting of equity awards held by certain officers and directors of Meridian following the closing of the Transaction, subject to certain conditions;

●	Walter (“Wally”) Hall, Jr. will enter into a new employment agreement with Buyer at the Closing;

●	certain financial guarantees issued by Mr. Cosman in favor of the Acquired Entities, which will be released in connection with the Transaction; and

●	the right to continued indemnification and insurance coverage for directors and executive officers of the Company following the closing of the Transaction, pursuant to the terms of the Purchase Agreement.

Q:	What happens if I sell my shares before consummation of the Transaction?

A:	You will forfeit your right to exercise dissenters’ rights. To exercise your dissenters’ rights, you must hold your shares in accordance with Sections 623 and 910.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No, you should not forward your stock certificates to Meridian or Meridian’s transfer agent in connection with the Transaction. If the Transaction is completed, you will retain your shares of Meridian’s Common Stock.

Q:	Am I entitled to dissenters’ rights in connection with the Transaction?

A:	Shareholders (other than the Consenting Shareholders) are entitled to dissenters’ rights under Sections 623 and 910 so long as they follow the procedures precisely and satisfy the conditions set forth in Sections 623 and 910. For more information regarding dissenters’ rights, please see the section of this Information Statement entitled “Dissenters’ Rights.” In addition, a copy of Sections 623 and 910 is included as Annex C to this Information Statement. Failure to strictly comply with Sections 623 and 910 will result in your waiver of, or inability to exercise, dissenters’ rights.

Q:	What happens if a third party makes an offer to acquire the Company before the Transaction is completed?

A:	The Purchase Agreement provides that during the Acquisition Proposal Review Period (which ended on February 23, 2018), if Meridian or Seller receives from any third party a bona fide, written and unsolicited Acquisition Proposal not resulting from a breach of the Purchase Agreement or any prior similar agreement with the Buyer or its affiliates, the Board (or a committee thereof) may, directly or indirectly through on or more of its representatives, participate or engage in discussions or negotiations with, furnish any non-public information related to Meridian or Seller or any of their subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Meridian or Seller or any of their subsidiaries pursuant to an acceptable confidentiality agreement to such third party or its representatives if and only if, (i) the Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (ii) the Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel) that failure to take actions contemplated under the Purchase Agreement would be inconsistent with its fiduciary duties under applicable law, and (iii) Meridian and Seller have given the Buyer written notice of the identity of such third party, a copy of such acceptable confidentiality agreement entered into by such third party, a copy of any written materials reflecting the terms of the Acquisition Proposal, a summary of the material terms of such Acquisition Proposal to the extent not reflected in such written materials, and notice of Meridian and Seller’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such third party. As provided above, the Board may not consider or take any other action with respect to any Acquisition Proposal delivered to the Company after the termination of the Acquisition Proposal Review Period.

Q:	When is the Transaction expected to be completed?

A:	We are working toward completing the Transaction as promptly as possible. We currently expect the Transaction to be completed by April 16, 2018, subject to the satisfaction of the other conditions to closing in the Purchase Agreement. However, there can be no assurance that the Transaction will be completed on or prior to that time, or at all.

Q:	What effect will the Transaction have on the Company?

A:	If the Transaction is consummated, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Buyer will purchase from Seller all of the membership interests in the Acquired Parent Entities. The Acquired Parent Entities will continue to exist immediately following the Transaction as wholly-owned subsidiaries of Buyer. Additionally, Meridian, Seller and Mr. Cosman will cease their solid waste operations and be restricted from providing non-hazardous solid waste collection, transfer and disposal services within Missouri and Virginia of the type currently conducted by the Acquired Entities for a period of five years pursuant to the Purchase Agreement. As a result, the Company’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Solid Waste Business. Meridian will also continue to operate its Technologies Business and Innovation Business. In addition, Meridian will issue the Warrant to Buyer.

Q:	What happens if the Transaction is not completed?

A:	If the Transaction is not completed for any reason, Meridian and Seller will not receive any payment in connection with the Transaction and will not be able to repay any of its indebtedness. Instead, the Acquired Entities will remain direct and indirect wholly-owned subsidiaries of Meridian and Seller, and Meridian’s shareholders will continue to own their shares of Common Stock.

Under certain circumstances, if the Purchase Agreement is terminated, a Termination Fee may be payable by the Company. Please see the section of this Information Statement entitled “The Purchase Agreement—Fees and Expenses—Payment of Termination Fee” beginning on page 48.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to shareholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate set of disclosure documents. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (770) 691-6350 or by mail to Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q:	Who can help answer my questions?

A:	If you have questions about the Transaction after reading this Information Statement, please contact the Company by phone at (770) 691-6350 or by mail to Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the proposed Transaction, the expected timetable for completing the proposed Transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed Transaction, future opportunities for each of Buyer, Meridian and Seller, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of Meridian constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “intends,” “may,” “objective,” “plans,” “potential,” “predicts,” “should,” “targets,” or “will” and their variants and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed Transaction in the time frame expected by the parties or at all; the satisfaction of the conditions to the consummation of the proposed Transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with current and prospective employees, suppliers, distributors, customers and competitors; the ability of third parties to fulfill their obligations relating to the proposed transaction; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended by Form 10-K/A on May 31, 2017, a copy of which is attached hereto as Annex F, and subsequent reports on Forms 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this Information Statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

THE PARTIES

Meridian Waste Solutions, Inc. and Meridian Waste Operations, Inc.

Meridian Waste Solutions, Inc. is a New York holding company, which owns all of the outstanding capital stock of Seller. Seller is centered on residential and commercial waste collection and disposal since 2014. Seller, directly and indirectly through its wholly-owned subsidiaries, Meridian Waste Missouri, LLC, a Missouri limited liability company, Meridian Waste Georgia, LLC, a Georgia limited liability company, Meridian Waste Virginia, LLC, a Virginia limited liability company and Meridian Waste Maryland, LLC, a Maryland limited liability company (collectively, the “Acquired Parent Entities”), operates in St. Louis, Missouri and Richmond, Virginia, servicing over 130,000 residential, commercial, industrial and governmental customers. In addition to a fleet of commercial, residential and roll off trucks, Seller operates three transfer stations, one recycling facility and three municipal solid waste landfills.

Meridian generally operates three lines of business: solid waste (the “Solid Waste Business”) through the subsidiaries of Seller; technologies (the “Technologies Business”) through its wholly-owned subsidiary, Mobile Science Technologies, Inc.; and innovations (the “Innovations Business”) through its wholly-owned subsidiary, Attis Innovations, LLC. Meridian’s Technologies Business centers on creating community-based synergies through healthcare collaborations and software solutions and the Innovation Business strives to create value from recovered resources, through advanced byproduct technologies and assets found in downstream production. Meridian’s Common Stock is listed on the Nasdaq Capital Market, which we refer to as “Nasdaq,” under the trading symbol “MRDN.” Meridian’ principal executive office is located at One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328, and its telephone number is (770) 691-6350.

Meridian Waste Acquisitions, LLC

Meridian Waste Acquisitions, LLC (“Buyer”) is a Delaware limited liability company, which was formed on February 9, 2018, solely for the purpose of engaging in the Transaction. Buyer has not engaged in any business other than in connection with, or related to, the Transaction, and upon the consummation of the Transaction, Buyer will exist to hold the membership interests in the Acquired Parent Entities. Buyer’s principal executive office is located at 320 1st St. N, Suite #608, Jacksonville Beach, FL 32250, and its telephone number is (904) 746-3361.

THE TRANSACTION

Overview

Under the terms of the Purchase Agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Buyer will purchase from Seller all of the membership interests in the Acquired Parent Entities. The Board approved the Purchase Agreement and recommended that the Company’s shareholders vote to adopt the Purchase Agreement. Pursuant to the Purchase Agreement, at the time the Transaction closes (the “Closing”) in consideration of $100,000, the Company will issue to the Buyer a warrant (the “Warrant”) to purchase shares of common stock, par value $0.025 (“Common Stock”), of the Company, equal to two percent of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis as of the time of issuance of the Warrant (subject to adjustment as set forth therein).

Background of the Transaction

The Company’s board of directors (the “Board”) and management team continually review the Company’s long-term strategic plan, with the goal of maximizing shareholder value. As a component of such review, the Board and management periodically evaluate potential alternatives to the Company’s current plan, including strategic transactions involving third parties.

From time to time, Mr. Cosman, Chairman of the Board and Chief Executive Officer of the Company, engaged in informal discussions with representatives of Warren Equity Partners (“WEP”), Company A and other companies about a strategic transaction with the Company, including a possible acquisition of the Company at the appropriate time. During 2016 and 2017, representatives of Meridian have held preliminary discussions with over 100 investors or potential acquirers for its Solid Waste Business.

On Friday, July 14, 2017, representatives of Cozen O’Connor P.C., counsel to the Company (“Cozen O’Connor”), spoke to representatives of counsel to Company A regarding a potential acquisition of Meridian’s Solid Waste Business or an investment in such business.

On Thursday, July 13, 2017, representatives of Garden State Securities, Inc. introduced WEP to Meridian by e-mail.

On Wednesday July 19, 2017, WEP and Meridian executed a non-disclosure agreement.

On Tuesday, August 1, 2017, representatives of Meridian and Cozen O’Connor held a conference call with a potential investment banker to advise the Board (or a committee thereof) with respect to a potential acquisition of Meridian’s Solid Waste Business or an investment in such business.

On Tuesday, August 1, 2017, representatives of WEP and Meridian spoke by phone to discuss a potential acquisition of Meridian’s Solid Waste Business or an investment in such business.

On Monday, August 7, 2017, representatives of WEP requested information from Meridian by email to understand the capital structure of the company and preliminary due diligence in order to evaluate the company for a transaction.

On Thursday, August 10, 2017, Mr. Cosman met in person with representatives of WEP regarding a potential acquisition of Meridian’s Solid Waste Business or an investment in such business, during which WEP indicated its intent to submit a term sheet for such transaction to Meridian.

On Monday, August 14, 2017, representatives of WEP, Meridian and Cozen O’Connor held a conference call to discuss potential structures for a transaction.

On Friday, August 18, 2017, representatives of WEP sent representatives of Meridian an initial letter of intent for the acquisition of a majority interest in Meridian’s Solid Waste Business.

On Sunday, August 20, 2017, the Board held a special meeting to discuss WEP’s initial letter of intent. During the special meeting, representatives of Cozen O’Connor summarized the terms contained in such letter and intent and reviewed the Board’s obligations under New York law. Representatives of Cozen O’Connor and management of the Company reviewed certain related party components of a potential transaction in connection with a management incentive plan (the “Management Incentive Plan”) that would cover Messrs. Cosman and Hall. Following a discussion, the Board formed the Special Committee, consisting of Thomas J. Cowee, Jackson Davis and Joseph Ardagna, each of whom is an independent director with no personal interest in the Transaction that would not be generally shared by all other shareholders of the Company, to evaluate the Transaction and other alternatives available to the Company and to otherwise represent the interests of our shareholders. Among other things, the Board granted the Special Committee authority to reject any transaction it determined is not fair to or otherwise not in the best interests of the Company and its shareholders. The Special Committee also had the authority to engage its own legal, financial and other advisors and received advice throughout the negotiations from such advisors. The Special Committee carefully reviewed and considered the terms and conditions of the Purchase Agreement and the Transaction.

On Monday, August 21, 2017, representatives of WEP spoke by conference call with a member of the Special Committee to discuss the letter of intent.

During the weeks of August 21, 2017 and August 28, 2017, the Special Committee interviewed counsel and financial advisors to advise on the proposed transaction or alternative transactions.

On Thursday, August 24, 2017, Meridian received a letter (the “Nasdaq Letter’) from the staff of the Nasdaq Capital Market stating that, based on Meridian’s financial statements at June 30, 2017, Meridian is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires Meridian’s shareholders’ equity to be at least $2.5 million for continued listing. As of June 30, 2017, Meridian had a shareholder deficit of $1,771,762.

On Wednesday, August 30, 2017, the Special Committee met to review the status of a potential transaction with WEP or other parties. The Special Committee unanimously decided to delay selection of special counsel and a financial advisor until a later time.

On Tuesday, September 5, 2017, the Special Committee met to review the status of a potential transaction with WEP and alternative transactions.

On Wednesday, September 6, 2017, representatives of Meridian met with representatives of Company. And Goldman Sachs Specialty Lending Group, L.P. (“GSSLG”), in its capacity as the lender under the Credit Agreement, in New York City to discuss a potential transaction. Following the meeting, the representatives of Company A indicated their intent not to proceed with a transaction.

On Friday, September 8, 2017, the Special Committee met with Mr. Cosman to receive and update on potential transaction.

During October and early November 2017, representative of WEP and GSSLG corresponded regarding a potential transaction.

During the week of November 3, 2017, representatives of WEP corresponded with members of the Special Committee regarding a potential transaction.

On Friday, November 10, 2017, representatives of WEP sent the Special Committee a revised letter of intent for the acquisition of a controlling interest in Meridian’s Solid Waste Business. The revised letter of intent contemplated, among other things, the acquisition of the Solid Waste Business in exchange for the satisfaction of Meridian’s debt under the Credit Agreement and assumption of operating indebtedness of the Solid Waste Business and payment of $3 million to Meridian, excluding certain promissory notes payable for an aggregate principal amount of $1.475 million (the “Legacy Notes”). Meridian would retain a 5% interest in the new company’s junior class of equity and management of the Solid Waste Business, including Mr. Hall, would be eligible to participate in a management incentive plan. WEP would also receive a warrant to acquire 5% of the fully-diluted shares of Meridian’s Common Stock.

On Tuesday, November 21, 2017, the Special Committee retained Lowenstein Sandler LLP (“Lowenstein”) as counsel to the Special Committee.

On Sunday, November 26, 2017, the Special Committee and the Company each provided comments to WEP’s letter of intent, draft of November 10, 2017. Representatives of Cozen O’Connor sent such comments to representatives of Akerman LLP (“Akerman”), WEP’s counsel.

On Tuesday, November 28, 2017, representatives of Akerman provided further comments to WEP’s letter of intent.

On Thursday, November 30, 2017, representatives of Akerman, Cozen O’Connor and Lowenstein held a conference call to discuss transaction procedures.

On Friday, December 1, 2017, representatives of Cozen O’Connor and Lowenstein corresponded regarding potential interests of Messrs. Cosman and Hall in the Transaction, including employment opportunities with Buyer and certain financial guarantee issued by Mr. Cosman in favor of the Acquired Entities, which would be released in connection with the Transaction.

On Monday, December 4, 2017, representatives of Cozen O’Connor circulated a revised draft of the letter of intent to representative of Akerman and Lowenstein, which reflected, among other things, the following changes to the proposed terms: the make-up of the board of managers of the new entity to be formed in connection with such transaction would have fewer designees of Meridian, reduced the size of the management incentive pool and increased the size of Meridian’s ownership in the new company from 5% to 11%.

On Tuesday, December 5, 2017, representatives of Akerman circulated a revised draft of the letter of intent to representatives of Cozen O’Connor and Lowenstein to reflect, among other things, changes to the compensation of the new company’s managers.

Later on Tuesday, December 5, 2017, representatives of Cozen O’Connor circulated a further revised letter of intent reflecting non-substantive changes thereto.

On Wednesday, December 6, 2017, representatives of WEP and the Special Committee exchanged signature pages to the letter of intent. The revised letter of intent contemplated, among other things, the acquisition of the Solid Waste Business in exchange for the satisfaction of Meridian’s debt under the Credit Agreement and assumption of operating indebtedness of the Solid Waste Business, except with respect to the Legacy Notes, and payment of $3 million to Meridian. Meridian would retain an 11% interest in the new company’s junior class of equity and management of the Solid Waste Business would be eligible to participate in the Management Incentive Plan. WEP would also receive a warrant to acquire 5% of the fully-diluted shares of Meridian’s Common Stock. In addition, Meridian granted WEP exclusivity with respect to any acquisition or financing during a period ending 60 days after execution of the letter of intent and an obligation to reimburse WEP for 50% of its transaction expenses, up to a maximum of $750,000 under certain events.

Following execution of the letter of intent and continuing through execution of the Purchase Agreement, WEP, Akerman, Meridian, Cozen O’Connor and other advisors to WEP and Meridian engaged financial, business and legal due diligence.

On Friday, December 21, 2017, representatives of WEP, Akerman, Meridian, Cozen O’Connor and Richard J. Dreger, Attorney at Law, P.C., counsel to Meridian, had a call to discuss real estate due diligence matters.

On Saturday, December 23, 2017, representatives of Lowenstein received an initial draft of the definitive Purchase Agreement. WEP proposed to acquire the Acquired Entities through the purchase of the membership interest of all of the Acquired Parent Entities, along with a warrant to acquire 5% of the issued and outstanding shares of Common Stock of Meridian on a fully-diluted basis at the time of exercise, in exchange for a cash purchase price, assumption of the Acquired Companies’ indebtedness and a minority ownership interest in Buyer. Lowenstein circulated WEP’s draft Purchase Agreement to Cozen O’Connor and members of the Special Committee for their review.

On Friday, December 29, 2017, representatives of Cozen O’Connor transmitted a revised draft of the definitive Purchase Agreement to Akerman. Meridian proposed, among other things, calculating the number of shares subject to the warrant at the time of issuance, eliminating an escrow agreement with respect to the working capital adjustment and elimination of closing conditions for Buyer obtaining debt financing and completing due diligence.

On Tuesday, January 2, 2018, the Special Committee engaged the Benchmark Company to evaluate the fairness, from a financial point of view, to the holders of the Company’s shares of the consideration to be received by Meridian pursuant to the Purchase Agreement.

On Friday, January 5, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a revised draft of the definitive Purchase Agreement. WEP proposed, among other things, reversing certain of the changes proposed by Meridian in its December 29, 2017 draft, including with respect to an escrow account for the purchase price adjustment, setting the maximum Seller Parties’ termination fee at $3,500,000 and inserting ae release of the Acquired Entities by Seller Parties and its affiliates.

On Wednesday, January 10, 2018, the Board held a special meeting with representatives of Cozen O’Connor and Lowenstein in attendance. The Board reviewed the status of the proposed transaction with WEP and asked question. The Special Committee held a closed door session with representatives of Lowenstein.

Later, on Wednesday, January 10, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a summary of the key terms applicable to Buyer’s operating agreement with respect to Seller Parties’ minority ownership interest therein. Representatives of Cozen O’Connor circulated such term to Meridian’s management and Lowenstein for consideration.

On Monday, January 15, 2018, representatives of Cozen O’Connor transmitted to representatives of Akerman and Lowenstein a revised summary of the key terms applicable to Buyer’s operating agreement, reflecting comments from Meridian’s management and the Special Committee. Such revised summary was provided to the Benchmark Company.

On Wednesday, January 17, 2018, in connection with a Series F Preferred Stock financing contemplated by Meridian, Mr. Cosman sent Mr. Wacaster of WEP a draft of a waiver of WEP’s exclusivity rights with respect to such financing (the “Waiver”).

On Thursday, January 18, 2018, representatives of Cozen O’Connor transmitted a revised draft of the definitive Purchase Agreement to Akerman. Meridian proposed, among other things, revisions to the Acquired Entities’ representations and warranties, adjustments to the threshold and cap with respect to the Seller Parties’ indemnification agreement, and proposing a lower maximum on Seller Parties’ termination fee.

Later, on Thursday, January 18, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor and Lowenstein a revised summary of the key terms applicable to Buyer’s operating agreement. Representatives of Cozen O’Connor provided such revised summary to the Benchmark Company.

On Friday, January 19, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor comments to the Waiver.

On Saturday, January 20, 2018, representatives of Cozen O’Connor transmitted to Akerman and Lowenstein a revised schedule of terms applicable to the warrant. Meridian proposed, among other things, removal of anti-dilution protection for the warrant to be issued at the closing of the Transaction.

On Tuesday, January 23, 2018, the Special Committee on behalf of Meridian and WEP exchanged execution versions of the Waiver and signature pages thereto.

On Monday, January 29, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a revised draft of the definitive Purchase Agreement. WEP proposed, among other things, revising the purchase price to (i) $3 million cash consideration, (ii) satisfaction of the Company’s outstanding indebtedness under the Credit Agreement, except with respect to $4 million, and (iii) assumption of the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness, other than the Legacy Notes. In addition, WEP eliminated the issuance of a minority interest of Buyer to Meridian and removed its prior proposal for a working capital adjustment. The draft of January 29, 2018 also included a requirement that Meridian deliver certain amendments to employment agreements at the signing of the Purchase Agreement and added closing conditions with respect to employee benefit and real property matters, among other conditions.

On Wednesday, January 31, 2018, representatives of Cozen O’Connor and Akerman held a call to review a draft of the schedules to the Purchase Agreement.

On Thursday, February 1, 2018, the Board held a special meeting with representatives of Cozen O’Connor and Lowenstein in attendance. The Board reviewed the status of the proposed transaction with WEP and the latest draft of the Purchase Agreement. The Board asked questions of Mr. Cosman and Cozen O’Connor. The Special Committee held a closed door session with representatives from Lowenstein and the Benchmark Company, during which the Benchmark Company summarized its analysis and delivered its oral opinion.

Later on Thursday, February 1, 2018, representatives of Cozen O’Connor and Akerman held a call to review a draft of the Purchase Agreement.

On Friday, February 2, 2018, representatives of Cozen O’Connor transmitted a revised draft of the definitive Purchase Agreement to Akerman. Meridian proposed, among other things, that Buyer would satisfy $89.976 million of the Company’s outstanding indebtedness under the Credit Agreement, revisions to the Seller Parties’ and the Acquired Entities’ representations and warranties, extending the period during which the Company may deliver shareholder consent to 12:00 p.m. on the third business day following the execution of the Purchase Agreement, and reducing the termination fee in connection with a failure to obtain shareholder approval to $1 million.

Later on Friday, February 2, 2018 representatives of Akerman transmitted to representatives of Cozen O’Connor a request to extend to exclusivity paragraph referred to in the Exclusivity paragraph of the LOI to February 9, 2018 (the “February 2 Extension Letter”).

On Friday, February 9, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a revised draft of the definitive Purchase Agreement. WEP proposed, among other things, reducing the amount of the Company’s outstanding indebtedness under the Credit Agreement that Buyer would satisfy to $75.8 million, resulting in the Company retaining approximately $6.6 million under the Credit Agreement, and extending the latest termination date of the Purchase agreement to April 30, 2018. The draft of February 9, 2018 also provided that Seller Parties would be required to pay Buyer an additional $2.5 million in the event the Acquired Entities are acquired within twelve months of the shareholders rejecting the Transaction.

Later on Friday, February 9, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a request to extend to exclusivity paragraph referred to in the Exclusivity paragraph of the LOI to February 16, 2018 (the “February 9 Extension Letter”).

During the late afternoon on Friday, February 9, 2018, representatives of Akerman, Cozen O’Connor and the Company attended a call to discuss due diligence matters.

On Saturday, February 10, 2018 representatives of Akerman and Cozen O’Connor held a conference call to discuss the status of the Transaction and the latest draft of the Purchase Agreement.

On Sunday, February 11, 2018, Meridian and WEP exchanged signature pages to the February 9 Extension Letter.

On Monday, February 12, 2018, representatives of Cozen O’Connor transmitted a revised draft of the definitive Purchase Agreement to Akerman reflecting further comments to such agreement.

On Wednesday, February 14, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a revised draft of the definitive Purchase Agreement. WEP proposed, among other things, additional closing conditions with respect to filings for the Company’s employee benefit plans.

On Thursday, February 15, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a request to extend to exclusivity paragraph referred to in the Exclusivity paragraph of the LOI to 11:59 p.m. Eastern Time on February 20, 2018 (the “February 15 Extension Letter”).

Later on Thursday, February 15, 2018, representatives of Cozen O’Connor transmitted a revised draft of the definitive Purchase Agreement to Akerman reflecting further comments to such agreement.

On Friday, February 16, 2018, Meridian and WEP exchanged signature pages to the February 15 Extension Letter.

Later on Friday, February 16, 2018, representatives of Akerman transmitted to representatives of Cozen O’Connor a revised draft of the definitive Purchase Agreement reflecting minor comments to such agreement.

At approximately 12:15 p.m. Eastern Time on February 19, 2018, the full Board held a telephonic meeting with all directors participating to consider revisions to the transaction terms and status of the transaction. At approximately 1:00 p.m. Eastern Time, the Special Committee convened a telephonic meeting to consider such revised proposals from Buyer and the Seller Parties. All of the members of the Special Committee participated in the meeting as well as representatives of Lowenstein and representatives of the Benchmark Company. The Special Committee asked the representatives from the Benchmark Company to explain the primary changes that occurred, if any, from their February 1, 2018 analysis.  Discussion ensued and at the conclusion of such discussion, the representatives from the Benchmark Company delivered an oral opinion that the consideration to be received by the Company in the Transaction by Buyer was, fair, from a financial point of view, to the Company’s shareholders.  The representatives from the Benchmark Company then departed, and discussion then ensued in which the Special Committee discussed, among other things, (i) the likely impact on the Company and its shareholders if the Company did not execute the definitive Purchase Agreement and consummate the Transaction; (ii) the potential risks that could prevent the Transaction from being consummated; (iii) management’s proposed plans for servicing the indebtedness that would be retained following the Transaction; (iv) the Benchmark Company’s fairness opinion; and (vi) the Company’s financial condition and the apparent lack of superior options to the Transaction.  After considering such matters as well as those discussed during the full Board meeting, the Special Committee approved the Transaction and recommended that the full Board approve the Transaction and authorize the execution of the definitive Purchase Agreement.

The Benchmark Company delivered its oral opinion, which was confirmed in writing later that same day, that the consideration to be received in the Transaction by the Company was, fair, from a financial point of view, to the Company’s shareholders.

The Special Committee then unanimously approved the revised proposal from Buyer, the Transaction and the Purchase Agreement. The Special Committee also resolved to recommend that the Board approve the revised proposal from Buyer, the Transaction and the Purchase Agreement.

At approximately 1:20 p.m. Eastern Time on February 19, 2018, the full Board rejoined a telephonic meeting with all directors participating to consider the recommendation by the Special Committee. Also participating in the meeting were representatives of Cozen O’Connor and representatives of Lowenstein. The Board was given the opportunity to ask questions of the Special Committee and Lowenstein. After all questions had been answered, Mr. Cowee, chairman of the Special Committee, reported that the Special Committee had unanimously approved the revised proposal from Buyer, the Transaction and the Purchase Agreement and recommended that the Board approve the revised proposal, the Transaction and the Purchase Agreement. The Board unanimously approved the revised proposal from Buyer, the Transaction and the Purchase Agreement. The Board also approved submitting the Purchase Agreement to the Consenting Shareholders, whose shares constituted a two-thirds majority of the Total Votes, for adoption.

The Purchase Agreement was fully-executed at approximately 9:15 a.m. Eastern Time on Tuesday, February 20, 2018.

The execution of the Purchase Agreement was announced by press release at 9:21 a.m. Eastern Time on Tuesday, February 20, 2018.

The shareholder consent was executed by the Consenting Shareholders, who collectively held approximately 66.8% of the Total Votes, and delivered to the Secretary of the Company and to Buyer at approximately 11:30 a.m. Eastern Time on Friday, February 23, 2018.

The Acquisition Proposal Review Period expired at 12:00 p.m. Eastern Time on Friday, February 23, 2018, without any Acquisition Proposals being received.

On Tuesday, February 27, 2018, Meridian filed a Current Report on Form 8-K regarding Meridian’s intent to appeal Nasdaq’s determination that Meridian does not meet the Shareholders’ Equity Requirement pursuant to the terms of an extension granted in connection with a plan submitted by Meridian in response to the Nasdaq Letter.

Required Approval of the Transaction; Record Date; Action by Shareholder Consent

Under New York law and the Company’s Certificate of Incorporation and Bylaws, each as amended, the adoption of the Purchase Agreement and the consummation of the Transaction by the Company’s shareholders required the affirmative vote or written consent of the holders of at least two-thirds of the votes of all outstanding shares of entitled to vote on such matters (collectively, the “Total Votes”). In addition, the Name Change requires the approval of a majority of the Total Votes.

On February 19, 2018, the record date, there were 16,764,754 shares of Common Stock outstanding, 51 shares of Series A Preferred Stock outstanding, 106,950 shares of Series D Preferred Stock outstanding, and 233,500 shares of Series E Preferred Stock outstanding, representing 40,492,963 Total Votes, held by 163 shareholders of record. After execution and delivery of the Purchase Agreement by all parties thereto, on February 23, 2018, the Consenting Shareholders delivered to the corporate secretary of the Company an irrevocable written consent adopting the Purchase Agreement and approving the consummation of the Transaction. As of February 19, 2018, the record date, the Consenting Shareholders collectively held shares representing approximately 66.8% of the Total Votes. Accordingly, the adoption of the Purchase Agreement by the Company’s shareholders was effected in accordance with Section 909 of the BCL on February 23, 2018. No further approval of the shareholders of the Company is required to adopt the Purchase Agreement and approve the consummation of the Transaction. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Purchase Agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the Purchase Agreement and the consummation of the Transaction.

Federal securities laws provide that the Transaction may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s shareholders. Therefore, notwithstanding the execution and delivery of the shareholder consent (which was obtained shortly after the execution of the Purchase Agreement), the Transaction will not occur until that time has elapsed. We currently expect the Transaction to be completed by April 16, 2018, subject to the satisfaction of the other conditions to closing in the Purchase Agreement. However, there can be no assurance that the Transaction will be completed on or prior to that time, or at all.

Reasons for the Transaction; Recommendation of the Special Committee and the Board

As described above under “—Background of the Transaction,” our Board formed a Special Committee on August 20, 2017, consisting of Thomas J. Cowee, Jackson Davis and Joseph Ardagna, each of whom is an independent director with no personal interest in the Transaction that would not be generally shared by all other shareholders of the Company, to evaluate the Transaction and other alternatives available to the Company and to otherwise represent the interests of our shareholders.

The Board delegated to the Special Committee the Board’s power and authority with respect to the review and evaluation of possible transactions, such as the Transaction, including, among other things, the power and authority to evaluate, recommend, and to explore and solicit other possible transactions and to cause the Company to take any and all corporate and other actions, and/or enter into any agreements with third parties, and/or adopt any measures, in response to or in connection with possible transactions, all as may be determined by the Special Committee in its sole discretion. Among other things, the Special Committee had authority to reject any transaction it determined is not fair to or otherwise not in the best interests of the Company and its shareholders. The Special Committee engaged its own legal and financial advisors and received advice throughout the negotiations from such advisors. The Special Committee evaluated, with the assistance of its legal and financial advisors, the Purchase Agreement and the Transaction, as more fully described under “The Transaction” and “The Purchase Agreement,” and, on February 19, 2018 the Special Committee unanimously approved the Transaction and recommended that the full Board approve the Transaction and authorize the execution of the Purchase Agreement. Further, the Board believes that the Purchase Agreement and the Transaction, are fair to the Company’s shareholders.

On February 19, 2018, on the basis of the Special Committee’s recommendation and the other factors described below, the Board unanimously:

●	determined that it is in the best interests of, and fair to Meridian and Meridian’s shareholders, and declared it advisable, to enter into the Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereunder upon the terms and subject to the conditions set forth therein;

●	approved the execution and delivery of the Purchase Agreement and the other transaction documents by Meridian and Seller, the performance by Meridian and Seller of their covenants and other obligations thereunder, and the consummation of the transactions contemplated thereunder upon the terms and conditions set forth therein;

●	recommended that Meridian’s shareholders approve the sale of the membership interests in the Acquired Parent Entities pursuant to the Purchase Agreement;

●	approved the issuance of the Warrant to Buyer; and

●	approved the Name Change and the Amendment subject to closing the Transaction and recommended that Meridian’s shareholders approve the Name Change and the Amendment.

In determining that the Purchase Agreement is advisable and in the best interests of the shareholders of the Company, and approving the Purchase Agreement, the Transaction and the other transactions contemplated thereby, and recommending that the Company’s shareholders vote for the adoption of the Purchase Agreement, the Board, expressly and unanimously adopted the analysis of the Special Committee, which is discussed below.

In reaching its determination to proceed with the Transaction, and to recommend to our shareholders the approval of the Transaction, the Special Committee and the Board considered various material factors, which are discussed below. The Special Committee and the Board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. The Special Committee and the Board considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. Among the material factors considered by the Special Committee and the Board were the following:

●	Financial condition of the Company: Without new capital and relief from existing liabilities, the Company may not be able to continue operations and could become insolvent. But for a waiver dated November 13, 2017, the Company would have been in violation of one of its largest debts, $82.3 million due to Goldman Sachs & Co. (“Goldman Sachs”) as of December 31, 2017, $75.8 million of which would be assumed by Buyer in the Transaction. In the event that the Transaction is not consummated, Goldman Sachs may not waive future violations and seek to enforce its rights with respect to such loan, including foreclosing against certain assets that are pledged as security thereunder.

●	Diligent search for alternative strategic transactions concluded with the Special Committee and Board determining the Transaction was in the best interests of the Company and its shareholders: The management team and Board have been actively seeking a wide range of strategic alternatives since July 2016, as described more fully under “—Background of the Transaction.” To date, we have spoken with over 100 potential investors or intermediaries. For this process, no other qualified investor or more attractive alternative transaction emerged than that presented by the proposed Transaction with Buyer.

●	Cash Consideration; Certainty of Value. The Special Committee considered the fact that the form of consideration payable to the Company will be cash or assumption of indebtedness, which will provide the Company with certainty of value, while eliminating the risks related to the Company’s current indebtedness.

●	Benchmark’s Fairness Opinion and Related Analyses. The Special Committee considered the financial analyses presented by Benchmark, as well as the oral opinion of Benchmark, rendered to the Special Committee and the Board on February 19, 2018, which was subsequently confirmed by delivery of a written opinion that same day, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Benchmark in preparing its opinion, the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company’s shareholders, as more fully described below under the section entitled “—Opinion of the Special Committee’s Financial Advisor.”

Procedural Safeguards

In the course of reaching the determinations and decisions, and making the recommendation described above, the Special Committee and the Board also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the Transaction and to permit the Special Committee and the Board to represent the Company’s shareholders, each of which safeguards the Special Committee believed supported its decision and provided assurance of the fairness of the Transaction to the Company’s shareholders:

●	the Special Committee consisted of three directors who are not employed by the Company or its affiliates and had no personal interest in the Transaction that would not be shared by all other shareholders of the Company generally;

●	the Special Committee retained and was advised by its own legal advisor and received the written opinion of its financial advisor;

●	the Special Committee was involved in extensive deliberations over a period of approximately six months regarding the process to solicit the highest and best offer for the acquisition of the Company’s Solid Waste Business culminating in Buyer’s proposal to acquire the Company, including six meetings, and was provided with full access to the Company’s management in connection with its due diligence;

●	the Special Committee had exclusive authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Board’s approval of the Purchase Agreement, as required by New York law; and

●	the Special Committee was aware that it had no obligation to recommend any transaction, including Buyer’s offer, and that the Special Committee had the authority to “say no” to any proposals made by Buyer or any other potential acquirors.

Risks and Potentially Negative Factors

In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee and the Board considered the following risks and potentially negative factors relating to the Purchase Agreement and the Transaction:

●	No Participation in the Solid Waste Business’s Future Growth or Earnings. The Special Committee considered that, if the Transaction is consummated, the Company and its creditors will receive consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Solid Waste Business.

●	Ability of the Company to Pay its Debts Following Closing. The Special Committee considered the impact of the Company’s obligations to repay outstanding indebtedness, including the Legacy Notes and approximately $6.6 million of indebtedness retained under the Credit Agreement or successor agreement, on the Company’s results of operations. The Special Committee also considered uncertainty with respect to the terms of such indebtedness and management’s intention to negotiate such terms.

●	Disruption of the Company’s Business. The Special Committee considered the effect of the public announcement and pendency of the Transaction on the Company’s operations, stock price, business ventures, employees, distributors, joint venture partners and other business partners and ability to attract key management and other personnel while the Transaction is pending, as well as the potential adverse effects on the financial results of the Company.

●	Non-Solicitation Covenant and Shareholder Consent; Termination Fee. The Special Committee considered that, as a condition to entering into the Purchase Agreement, Buyer required that the Purchase Agreement provide that (i) Buyer could terminate the Purchase Agreement if the shareholder consent had not been executed and delivered to the Company and Buyer prior to 12:00 p.m. (noon) Eastern time on the third business day following the date of the Purchase Agreement; (ii) the shareholder consent executed by the Consenting Shareholders was irrevocable unless the Company terminated the Purchase Agreement, including as a result of entering into a Company Acquisition Agreement with respect to a Superior Proposal that was received by the Company during the Acquisition Proposal Review Period (iii) the Purchase Agreement contains significant non-solicitation provisions and the Company only could respond to unsolicited offers during the Acquisition Proposal Review Period and (iv) upon termination of the Purchase Agreement under certain circumstances, the Company would have to pay Buyer a Termination Fee. See the section of this Information Statement entitled “The Purchase Agreement—Termination Fee.” As discussed above, however, the Special Committee also determined that there were no other potential purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share greater than the price being offered by Buyer.

●	Compliance with Nasdaq’s Continued Listing Standards. The Special Committee considered whether the Company would be able to comply with Nasdaq’s continued listing standards, whether the Transaction was completed or not. On August 24, 2017, the Company received a letter (the “Nasdaq Compliance Letter”) from the staff of Nasdaq stating that, based on the Company’s financial statements at June 30, 2017, the Company is not in compliance with Nasdaq’s Listing Rule 5550(b)(1), which requires that a company’s shareholders’ equity be $2.5 million or more for continued listing (the “Shareholders’ Equity Requirement”). As of June 30, 2017, the Company had a shareholders’ deficit of $1,771,762, below the Shareholders’ Equity Requirement. In accordance with the Nasdaq Compliance Letter, the Company submitted to Nasdaq a plan advising of the actions the Company has taken or will take to again comply with the Shareholders’ Equity Requirement. Nasdaq accepted such plan and granted the Company an extension of up to 180 calendar days from the Letter to comply with the Shareholders’ Equity Requirement. Management believes the Company would regain compliance with the Shareholders’ Equity Requirement after giving effect, on a prospective basis, to the anticipated closing of the Purchase Agreement and the anticipated exercise of certain outstanding warrants. Nasdaq will continue to monitor the Company’s ongoing compliance with the Shareholders’ Equity Requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

●	Interim Operating Covenants. The Special Committee considered that the Purchase Agreement imposes limitations on the conduct of the Company’s business prior to the consummation of the Transaction, requiring the Company to conduct its and its subsidiaries’ business in the ordinary course of business consistent with past practice, and that such limitations may delay or prevent the Company from undertaking business opportunities.

●	Execution of Employment Agreement. As a condition to closing the Transaction, Wally Hall and certain other employees of the Company must enter into an employment agreement with Buyer or an amendment to existing employment agreements with Acquired Entities. The Special Committee considered the impact of such employment agreements and amendments to existing employment agreements on the certainty of closing the Transaction.

●	Risks the Transaction May Not Be Completed. The Special Committee considered the possibility that, while the Transaction is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Transaction will be satisfied or waived, including Buyer’s ability to obtain anticipated debt financing, and that as a result the Transaction might not be consummated. In addition, the Special Committee considered the possibility that the Purchase Agreement may be terminated during the 21 days following execution of the Purchase Agreement while Buyer completes its due diligence review. The Special Committee considered that a failure to consummate the Transaction could have adverse effects on the Company’s business, the market price for the Common Stock and the Company’s relationships with employees, suppliers, joint venture partners and other business partners, including that (i) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Transaction; (ii) the Company may have abandoned or delayed certain projects and business opportunities; (iii) the Company will have incurred significant transaction costs; (iv) the market’s perception of the Company’s prospects could be adversely affected and (v) the potential inability of the Company to comply with Nasdaq’s continued listing standards.

●	Tax Treatment. The Special Committee considered that the receipt of the consideration will generally be taxable to the Company, subject to the Company’s ability to apply net operating loss carryforwards to shelter such taxable gain.

During its consideration of the transaction with Buyer, the Special Committee and the Board were also aware of and considered the fact that certain of the Company’s executive officers and directors have financial interests in the Transaction that may be different from or in addition to those of other shareholders, as more fully described in “—Interests of the Company’s Directors and Executive Officers in the Transaction.”

Opinion of the Special Committee’s Financial Advisor

The Special Committee retained The Benchmark Company, LLC (the “Benchmark Company”) to render to the Special Committee an opinion as to the fairness, from a financial point of view, to the Company’s shareholders of the consideration to be received by the Company in the Transaction. The Benchmark Company is an independent investment banking firm focused on providing financial advice on mergers and acquisitions and raising institutional capital to meet the growth objectives of its clients. The Benchmark Company is regularly engaged in providing valuation analyses, evaluating and proposing financial and strategic alternatives and rendering, if required or desired, fairness opinions. The Special Committee selected the Benchmark Company to act as the Special Committee’s financial advisor on the basis of the Benchmark Company’s experience in similar transactions and its reputation in the investment community.

At the February 19, 2018 meeting of the Special Committee, the Benchmark Company delivered to the Special Committee its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Benchmark Company in preparing its opinion, the consideration to be received by Meridian in the Transaction pursuant to the Purchase Agreement was fair to Meridian’s shareholders from a financial point of view.

The full text of the Benchmark Company written opinion dated February 19, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by the Benchmark Company in rendering its opinion, is attached as Annex B to this Information Statement and is incorporated in its entirety herein by reference. The following summary of the Benchmark Company’s opinion is qualified in its entirety by reference to the full text of the opinion. The Company’s shareholders are urged to, and should, carefully read the Benchmark Company written opinion in its entirety. The Benchmark Company delivered its opinion to the Special Committee in connection with and for purposes of its evaluation of the fairness, from a financial point of view, to the Company’s shareholders of the consideration to be received by the Company in the Transaction. The Benchmark Company was not requested to opine as to, and its opinion did not address any other terms or other aspects or implications of the Transaction or related transactions and no opinion or view was expressed as to the relative merits of the Transaction or related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the transaction or any related transaction. The Benchmark Company also expressed no opinion or recommendation as to whether any shareholder should consent to, or act in connection with, the Transaction, any related transactions or any other matter.

In connection with its opinion, the Benchmark Company, among other things reviewed and considered:

●	the draft dated February 19, 2018 of the Purchase Agreement and certain draft schedules and exhibits thereto;

●	certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the Acquired Entities made available to us by the Company;

●	the latest consolidated balance sheet for the Acquired Entities, as of December 31, 2017, made available to us by the Company;

●	a debt reconciliation schedule made available to the Benchmark Company by the Company;

●	discussions with certain members of the management of the Company and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of the Company, the Acquired Entities, the Transaction and related matters;

●	the current and historical market prices for certain of the Company’s publicly traded securities, and the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain other companies that the Benchmark Company deemed to be relevant;

●	a certificate addressed to the Benchmark Company from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, the Benchmark Company by or on behalf of the Company;

●	the publicly available financial terms of certain transactions that the Benchmark Company deemed to be relevant; and

●	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as the Benchmark Company deemed relevant.

In arriving at its opinion, the Benchmark Company assumed and relied upon, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised the Benchmark Company that the financial projections reviewed by the Benchmark Company were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquired Entities, and the Benchmark Company expressed no opinion with respect to such projections or the assumptions on which they are based.

The Benchmark Company did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any other entity. The Benchmark Company also did not evaluate the solvency, creditworthiness or fair value of the Company, the Acquired Entities, the Buyer or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. The Benchmark Company assumed that the Transaction and related transactions would be consummated on terms substantially similar to those set forth in the most recent draft Purchase Agreement provided to the Benchmark Company. The Benchmark Company also assumed, at the direction of the Company, that the final executed Purchase Agreement would not differ in any material respect from the draft of the Purchase Agreement reviewed by the Benchmark Company.

Certain Effects of the Transaction

Upon consummation of the Transaction, the Acquired Entities will become direct and indirect wholly-owned subsidiaries of Buyer. Buyer does not beneficially own, nor will it beneficially own, prior to the closing date, any shares of Meridian capital stock. If the Transaction is consummated, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Buyer will purchase from Seller all of the membership interests in the Acquired Parent Entities. The Acquired Parent Entities will continue to exist immediately following the Transaction as wholly-owned subsidiaries of Buyer.

Additionally, Meridian, Seller and Mr. Cosman will cease their solid waste operations and be restricted from providing non-hazardous solid waste collection, transfer and disposal services within Missouri and Virginia of the type currently conducted by the Acquired Entities for a period of five years pursuant to the Purchase Agreement. As a result, the Company’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Solid Waste Business. Notwithstanding the sale of the Solid Waste Business by the Seller Parties, subject to the terms and limitations set forth in the Purchase Agreement, the Seller Parties will continue to indemnify the Buyer and its affiliates, including the Acquired Entities after the closing of the Transaction, and each of their respective officers, directors, stockholders, managers, members, partners, employees, agents, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) on a joint and several basis and hold each of them harmless from an against and pay on behalf of or reimburse any such Buyer Indemnified Party in respect of the entirety of any Loss which such Buyer Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with (i) the breach or inaccuracy of any representation or warranty of the Seller Parties contained in the Purchase Agreement or in any certificate delivered pursuant thereto, without giving effect to certain materiality qualifiers, (ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Seller Parties contained in the Purchase Agreement, (iii) any claim by any officer or director of the Acquired Entities to indemnification or reimbursement by the Acquired Entities in connection with any losses arising out of or pertaining to matters existing or occurring at or prior to the closing of the Transaction, (iv) any outstanding indebtedness in existing as of the closing of the Transaction to the extent such indebtedness was not included in certain calculations required pursuant to the Purchase Agreement, (v) any transaction expenses of the Seller Parties or the Acquired Entities to the extent such expenses were not set forth in a certificate to be delivered at the closing of the Transaction, (vi) any liabilities of the Seller Parties or their subsidiaries other than the Acquired Entities, or (vii) certain third party claims against the an Acquired Entity that has been turned over to an insurance carrier for such Acquired Entity. Meridian will also continue to operate its Technologies Business and Innovation Business. In addition, Meridian will issue the Warrant to Buyer.

The issuance of the Warrant could have a dilutive effect on current shareholders in that the percentage ownership of the Company held by such current shareholders will decline as a result of the issuance of Common Stock issuable upon exercise of the Warrant. This means that our current shareholders will own a smaller interest in the Company as a result of the Warrant issuance and therefore have less ability to influence significant corporate decisions requiring shareholder approval. Issuance of the Common Stock issuable upon exercise of the Warrant could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices of our Common Stock to decline.

The Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “MRDN.” Following the closing of the Transaction, Meridian’s Common Stock will continue trading on Nasdaq subject to Meridian’s compliance with Nasdaq’s continued listing standards.

On February 19, 2018, Meridian’s Board of Directors unanimously approved the Name Change subject to the closing of the Transaction and also approved the amendment of our Certificate of Incorporation to effect the Name Change. Subsequent to Meridian’s Board of Directors’ approval of the Amendment, the Consenting Shareholders, on February 23, 2018, approved by written consent, the Amendment, subject to the closing of the Transaction. To effect the Name Change, the Company will amend its Certificate of Incorporation. The form of the Certificate of Amendment is attached hereto as Annex D, and once effective, will amend the Certificate of incorporation to change the name of the Company to Attis Industries Inc. In the future, the Company may determine to amend the symbol under which its Common Stock trades on Nasdaq.

Effects on the Company if the Transaction is not Completed

If the Transaction is not completed for any reason, Meridian and Seller will not receive any payment in connection with the Transaction and will not be able to repay any of its indebtedness. Instead, the Acquired Entities will remain direct and indirect wholly-owned subsidiaries of Meridian and Seller, and Meridian’s shareholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock.

If the Transaction is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the Transaction will be completed. If the Transaction is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Purchase Agreement, under certain circumstances the Company, Seller and Buyer are permitted to terminate the Purchase Agreement. Please see the section of this Information Statement entitled “The Purchase Agreement—Termination.”

Under certain circumstances, if the Purchase Agreement is terminated, a Termination Fee may be payable by the Company to Buyer. Please see the section of this Information Statement entitled “The Purchase Agreement—Fees and Expenses—Payment of Termination Fee.”

Financing of the Transaction

The Transaction is subject to a financing condition. Buyer has received a term sheet for debt financing, which together with cash on hand and other available sources of financing, will be used to fund the proceeds of the Transaction.

Interests of the Company’s Directors and Executive Officers in the Transaction

Details of the beneficial ownership of the Company’s directors and executive officers of Common Stock are set out in the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” At the Effective Time, shares of capital stock held by the members of the Board and our executive officers will continue to be held by such officers and directors in the same manner as all outstanding shares of capital stock held by any other shareholder of Meridian.

In addition to their interests in the Transaction as shareholders, certain of the Company’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of the Company’s shareholders generally. You should be aware of these interests. The members of the Special Committee and the Board were aware of and considered these interests in reaching the determination to recommend the approval of the Purchase Agreement and deem the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement to be fair to, and in the best interests of, the Company and its shareholders. These interests include:

●	the Company’s 2016 Equity and Incentive Plan, which provides for acceleration of vesting of equity awards held by certain officers and directors of Meridian following the closing of the Transaction, subject to certain conditions;

●	Walter (“Wally”) Hall, Jr. will enter into a new employment agreement with Buyer at the Closing;

●	certain financial guarantees issued by Mr. Cosman in favor of the Acquired Entities, which will be released in connection with the Transaction; and

●	the right to continued indemnification and insurance coverage for directors and executive officers of the Company following the closing of the Transaction, pursuant to the terms of the Purchase Agreement.

Treatment of Director and Executive Officer Capital Stock

As is the case for any shareholder, at the closing of the Transaction, shares of Meridian capital stock held by the members of the Special Committee, the Board and our executive officers will continue to be held by such individuals in the same manner as all outstanding shares of Meridian capital stock held by the other shareholders.

Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about compensation for each “named executive officer” of the Company that is based on or otherwise relates to the proposed Transaction. The compensation in the table below is referred to as “golden parachute” compensation by the applicable SEC rules.

The table below summarizes the potential severance, accelerated vesting of unvested equity awards and other payments and benefits that each named executive officer that will receive any payments in connection with the Transaction could be entitled to receive from the Company if the Transaction is consummated. Of our named executive officers, only Walter H. Hall will receive any severance, accelerated vesting of unvested equity awards and other payments and benefits in connection with the Transaction. To the extent applicable, Meridian’s other named executive officers, Jeffrey S. Cosman and Christopher Diaz, have waived any severance, accelerated vesting of unvested equity awards and other payments and benefits in connection with the Transaction.

For purposes of calculating the amounts set forth in the table below, we have assumed that the compensation and benefits provided are not reduced in order to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code.

Name	Cash ($)	Equity ($)		Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Walter H. Hall, President and Chief Operating Officer	―	58,926	(1)	―	―	―	―	58,926

(1)	Represents an amount equal to $0.8839, the five-day average closing price of Meridian’s Common Stock on Nasdaq from February 20, 2018 through February 26, 2018, multiplied by 66,667 shares of Common Stock owned by Mr. Hall. Excludes non-qualified stock options to acquire up to 732,910 shares of the Company’s Common Stock, to be granted to Mr. Hall pursuant to that certain Amended and Restated Executive Employment Agreement between Meridian and Mr. Hall, subject to the approval of the Compensation Committee of the Board (the “Compensation Committee”). Such stock options will have an exercise price equal to the closing price of Meridian’s Common Stock in the principal market on which Meridian’s Common Stock is traded as of the date of grant of such options. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, grant such equity award as restricted shares rather than a non-qualified stock option.

In connection with the Transaction, Meridian expects Mr. Hall to waive his right to receive (1) salary continuation of $400,000 through the end of the term of his employment agreement with Meridian, which would occur on March 11, 2019 and (2) health insurance and disability insurance benefits through the end of the term of his employment agreement with Meridian.

Compensation of the Special Committee

The Special Committee determined that each member of the Special Committee is entitled to receive from the Company, as compensation for serving on the Special Committee, a fee to be determined by the Board, as well as reimbursement of all reasonable costs incurred by such member in connection with his service on the Special Committee. The Board has not yet determined the aggregate amount of such consideration, but the Company anticipates that it will not exceed $50,000, to be shared among the members of the Special Committee. The Chairman shall receive a larger portion of such consideration than the other members of the Special Committee.

Director and Officer Indemnification

Under the Purchase Agreement, for a period of six years after the closing of the Transaction and subject to certain limitations described in the Purchase Agreement, Buyer will not amend, repeal or otherwise modify the indemnification obligations set forth in the Acquired Entities’ organizational documents in an manner that would adversely affect the rights thereunder of any person who on or prior to the closing of the Transaction was a director or officer.

For a more detailed description of the provisions of the Purchase Agreement relating to director and officer indemnification, please see the section of this Information Statement entitled “The Purchase Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Dividends

Pursuant to the Purchase Agreement, we are prohibited from causing the Acquired Entities to declare or pay any dividends on their capital interests.

Material U.S. Federal Income Tax Consequences of the Transaction

The following is a general summary of material U.S. federal income tax consequences to holders of shares of Meridian capital stock upon the sale of membership interests of the Acquired Parent Entities by Seller for cash and repayment or assumption of indebtedness pursuant to the Transaction. This summary is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). Any such changes could affect the accuracy of the statements and conclusions set forth herein. This summary assumes that shareholders own shares of Meridian capital stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address U.S. federal income tax considerations that may be relevant to a holder in light of the holder’s particular circumstances, including without limitation, holders of shares of Meridian capital stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under New York law to request dissenters’ rights, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks, tax-exempt entities, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, United States expatriates and certain former citizens or residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” or holders that hold shares of Common Stock as part of a hedge, straddle, integration, constructive sale or conversion transaction).

All holders of Meridian capital stock should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them in connection with the Transaction.

The proposed Transaction will be treated as a sale of corporate assets in exchange for cash. The proposed Transaction is a taxable transaction for U.S. federal income tax purposes upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. The determination of whether the Company will realize gain or loss on the Transaction and whether and to what extent the Company's tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Transaction. Therefore, it is possible that the proposed Transaction will generate a U.S. federal income tax liability to the Company; however, Meridian believes that its tax assets can be used to mitigate any tax liabilities that may arise from the Transaction.

The proposed Transaction is entirely a corporate action. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Transaction. Distributions, if any, to our U.S. shareholders will be taxable as dividends, if made out of current or accumulated earnings and profits. To the extent that distributions exceed current or accumulated earnings and profits, a distribution will be treated first as a return of capital to the extent of the shareholder's basis in the stock and then, as gain from the sale of the stock.

Unaudited Pro Forma Consolidated Financial Data

The following unaudited pro forma consolidated financial data gives effect to the Transaction. The unaudited pro forma consolidated balance sheet as of September 30, 2017 has been prepared assuming the Transaction occurred as of the date of such balance sheet. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 have been prepared assuming that the Transaction occurred at the beginning of each respective period. The unaudited pro forma consolidated financial data is presented for informational purposes only and is not necessarily indicative of the results of future operations of the Company or the actual results of operations that would have occurred had the Transaction been consummated as of the dates indicated above. The unaudited pro forma consolidated financial data should be read in conjunction with the Company’s historical consolidated financial data and notes contained in the Company’s reports filed with the U.S. Securities and Exchange Commission.

The unaudited pro forma consolidated financial data should be read in conjunction with the related notes in this Information Statement, our audited financial statements as of and for the period ended December 31, 2016 contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, a copy of which is attached hereto as Annex F, and our unaudited financial statements contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017. The presentation of the December 31, 2016 statement of operations has been changed in 2017, see reclassification footnote in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

THE PRO FORMA INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THAT WHICH WOULD HAVE BEEN ATTAINED HAD THE TRANSACTION OCCURRED AT SUCH EARLIER DATE.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

September 30, 2017

(Unaudited)

	A	B	C
	Meridian Waste Solutions, Inc. (Consolidated)	Pro Forma Adjustments	Pro Forma As Adjusted
Assets
Current assets:

Cash and cash equivalents	$664,064	$(414,662)	$249,401
Accounts receivable, net of allowance	6,593,137	(6,593,137)	-
Prepaid expenses	1,106,762	(822,224)	284,537
Other current assets	666,501	(660,051)	6,450

Total current assets	9,030,464	(8,490,075)	540,389

Property, plant and equipment, at cost net of accumulated depreciation	35,476,707	(35,314,119)	162,587
Landfill assets, net of accumulated amortization	32,400,256	(32,400,256)	-
Assets held for sale	395,000	(395,000)	-

Other assets:

Deposits	218,667	(18,155)	200,512
Contract Receivable	167,586	(167,586)	-
Goodwill	13,248,633	(13,248,633)	-
Intercompany	-	-	-
Investment in subsidiaries	-	-	-
Capitalized software	120,019	-	120,019
Trademarks	183,750	(183,750)	-
Customer list, net of accumulated amortization	14,080,675	(14,080,675)	-
Non-compete, net of accumulated amortization	83,780	(83,780)	-
Website, net of accumulated amortization	34,684	(6,032)	28,652

Total other assets	28,137,794	(27,788,610)	349,184

Total assets	$105,440,220	$(104,388,060)	$1,052,160

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	4,185,909	(3,661,472)	524,437
Accrued expenses	2,920,009	(2,254,943)	665,066
Notes payable, related parties	6,891	-	6,891
Deferred revenue	5,568,334	(5,568,334)	-
Current portion - capital leases payable	536,937	(536,937)	-
Current portion - long term debt	1,358,484	(1,358,484)	-

Total current liabilities	14,576,563	(13,380,170)	1,196,393

Long term liabilities:
Asset retirement obligation	8,212,012	(8,212,012)	-
Deferred Tax Liability	418,000	(418,000)	-
Deferred Rent	53,783	-	53,783
Capital leases, payable	6,246,887	(6,246,887)	-
Long term debt, net of current	82,335,785	(74,360,785)	7,975,000

Total long term liabilities	97,266,467	(89,237,684)	8,028,783

Total liabilities	111,843,031	(102,617,854)	9,225,177

Shareholders' deficit:
Preferred Series A stock, par value $.001, 51 shares authorized, issued and outstanding
Preferred Series D stock, cumulative, stated value $100 per share, par value $.001, 67,361 shares authorized, 35,750 shares issued and outstanding	531,691	-	531,691
Common stock, par value $.025, 75,000,000 shares authorized, 6,944,244 shares issued and 6,932,744 shares outstanding	256,976	-	256,976
Common stock to be issued	16,979	-	16,979
Treasury stock, at cost, 11,500 shares	(224,250)	-	(224,250)
Additional paid in capital	55,942,076	-	55,942,076
Accumulated deficit	(63,187,084)	(1,509,405)	(64,696,489)
Total Meridian Waste Solutions, Inc. shareholders' deficit	(6,663,612)	(1,509,405)	(8,173,017)
Noncontrolling Interest	260,802	(260,802)	-
Total equity	(6,402,810)	(1,770,207)	(8,173,017)

Total liabilities and shareholders' deficit	$105,440,220	$104,388,061	$1,052,160

Notes to the Unaudited Combined Pro forma Balance Sheet

(A) This column represents the consolidated balance sheet for our parent holding Company, Meridian Waste Solutions, Inc., as of September 30, 2017.

(B) This column represents the adjustment to the Company’s balance sheet for the sale of membership interests of the Acquired Entities.

(C) This column represents the consolidated balance sheet of the Company as of September 30, 2017, after giving effect to the Transaction.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(Unaudited)

	A	B	C
	Meridian Waste Solutions, Inc. (Consolidated)	Pro Forma Adjustments	Pro Forma As Adjusted
Revenue
Services	$39,953,055	$(39,952,495)	$560

Total revenue	39,953,055	(39,952,495)	560

Cost and expenses:
Operating	28,716,137	(28,716,137)	-
Bad debt expense	324,089	(324,089)	-
Depreciation and amortization	11,705,198	(11,638,995)	66,203
Accretion Expense	303,093	(303,093)	-
Impairment expense	221,146	-	221,146
Selling, general and administrative	11,206,616	(5,080,836)	6,125,780

Total cost and expenses	52,476,279	(46,063,150)	6,413,129

Other income (expenses):
Miscellaneous income	70,785	(70,785)	-
Gain (loss) on disposal of assets	841	(841)	-
Unrealized gain (loss) on change in fair value of derivative liability	(554,112)	(290,000)	(844,112)
Gain on extinguishment of debt	2,654,821	(283,000)	2,937,821
Unrealized gain (loss) on investment	(8,179)	8,179	-
Interest income	12,266	(6,783)	5,484
Interest expense	(6,594,382)	6,136,124	(458,258)

Total other income (expenses)	(4,417,959)	5,492,894	1,640,935

Loss before income taxes	(16,941,183)	11,603,548	(4,771,634)

Provision for income taxes	(224,518)	224,518	-

Net loss	$(17,165,701)	$11,828,066	$(4,771,634)

Net loss attributable to noncontrolling interest	120,802	(120,802)	-

Net loss attributable to Meridian Waste Solutions, Inc	$(17,286,503)	$11,948,868	$(4,771,634)

Deemed dividend related to beneficial conversion feature and accretion of a discount on Series C Preferred Stock	$(2,115,317)	$-	$(2,115,317)

Stock dividend related to Series C Preferred Stock	$(135,072)	$-	$(135,072)

Deemed dividend related to issuance of Series D Preferred Stock	$(531,692)	$-	$(531,692)

Stock dividend related to issuance of Series D Preferred Stock	$(106,874)	$-	$(106,874)

Net loss attributable to common stockholders	$(20,175,458)	$11,948,868	$(7,660,589)

Basic net loss per share	$(2.44)		$(0.93)

Weighted average number of shares outstanding
(Basic and Diluted)	8,274,316		8,274,316

Notes to the Unaudited Combined Pro forma Financial Statements

(A) This column represents the consolidated statement of operations for our parent holding Company, Meridian Waste Solutions, Inc., for the nine months ended September 30, 2017.

(B) This column represents the adjustment to the Company’s consolidated statement of operations for the sale of membership interests of the Acquired Entities. Interest expense was allocated based on respective balance of the debt that will be assumed by the Buyer at Closing. Approximately 92% of the debt outstanding under the Credit Agreement will be assumed by the Buyer at Closing and Meridian will retain approximately 8% of such debt. Interest expense was allocated based on those percentages.

(C) This column represents the consolidated statement of operations of the Company for the nine months ended September 30, 2017, after giving effect to the Transaction.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(Unaudited)

	A	B	C
	Meridian Waste Solutions, Inc. (Consolidated)	Pro Forma Adjustments	Pro Forma As Adjusted
Revenue
Services	$31,727,673	$(31,727,673)	$-
Total revenue	31,727,673	(31,727,673)	-

Cost of sales and services
Cost of sales and services	19,236,768	(19,236,768)	-
Depreciation	3,510,992	(3,510,992)	-
Total cost of sales and services	22,747,760	(22,747,760)	-

Gross Profit	8,979,913	(8,979,913)	-

Expenses
Bad debt expense	519,911	(519,911)	-
Compensation and related expense	10,497,344	(1,930,110)	8,567,234
Depreciation and amortization	4,091,151	(4,076,042)	15,109
Impairment expense	1,255,267	(1,255,267)	-
Selling, general and administrative	6,535,050	(3,608,906)	2,926,144
Total expenses	22,898,723	(11,390,236)	11,508,487

Other income (expenses):
Miscellaneous income	(3,235)	3,235	-
Gain (loss) on disposal of assets	5,146	(5,146)	-
Unrealized gain (loss) on change in fair value of derivative liability	159,997	(1,570,000)	(1,410,003
Loss from proportionate share of equity method investment	(3,422)	-	(3,422)
Unrealized gain on investment	(2,235)	2,235	-
Gain on contingent liability	1,000,000	(1,000,000)	-
Interest income	12,478	(12,478)	-
Interest expense	(4,728,106)	4,378,340	(349,766)
Total other expenses	(3,559,377)	1,796,187	(1,763,190)

Loss before income taxes	(17,478,187)	4,206,510	(13,271,677)

Provision for income taxes	(193,482)	193,482	-

Net loss	$(17,671,669)	$4,399,992	$(13,271,677)

Basic net loss per share	$(13.95)		$(10.48)

Weighted average number of shares outstanding
(Basic and Diluted)	1,266,513		1,266,513

Notes to the Unaudited Combined Pro forma Financial Statements

(A) This column represents the consolidated statement of operations for our parent holding Company, Meridian Waste Solutions, Inc., for the twelve months ended December 31, 2016.

(B) This column represents the adjustment to the Company’s consolidated statement of operations for the sale of membership interests of the Acquired Entities. Interest expense was allocated based on respective balance of the debt that will be assumed by the Buyer at Closing. Approximately 92% of the debt outstanding under the Credit Agreement will be assumed by the Buyer at Closing and Meridian will retain approximately 8% of such debt. Interest expense was allocated based on those percentages.

(C) This column represents the consolidated statement of operations of the Company for the twelve months ended December 31, 2016, after giving effect to the Transaction.

Subsequent Event

On March 12, 2018, a law firm, acting as counsel to a purported shareholder of Meridian, delivered a letter to Meridian seeking settlement with Meridian for alleged violations of federal and state securities laws, breaches of fiduciary duties, and misrepresentations in depriving certain minority shareholders the value of their investment, purportedly in connection with Meridian's acquisition of certain assets of Here to Serve Holding Corp., which closed on October 31, 2014. The letter alleges, among other things, that a particular shareholder suffered dilution in violation of federal and state laws and that shareholder is alleging that certain parties have engaged in self-dealing schemes. The letter seeks settlement of $847,530 in exchange for shares of Meridian's common stock held by the shareholder. Management is studying the letter and assessing the merits of the alleged violations, but management believes such alleged violations are without merit.

36

THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement, a copy of which is attached to this Information Statement as Annex A, and which we incorporate by reference into this Information Statement. This summary does not purport to be complete, may not contain all the information about the Purchase Agreement that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Purchase Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this Information Statement.

Explanatory Note Regarding the Purchase Agreement

The following summary of the Purchase Agreement, and the copy of the Purchase Agreement attached hereto as Annex A to this Information Statement, are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Purchase Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Purchase Agreement contains representations and warranties by the Company, Seller and Buyer which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those relevant to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional information about the Company may be found elsewhere in this Information Statement and the Company’s other public filings. See “Where You Can Find Additional Information” beginning on page 53.

The Transaction

Buyer, Meridian, Seller and Jeffrey S. Cosman, Chief Executive Officer and Chairman of Meridian entered into the Purchase Agreement on February 20, 2018. Under the terms of the Purchase Agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Buyer will purchase from Seller all of the membership interests in the Acquired Parent Entities, which we refer to as the “Transaction.” Pursuant to the Purchase Agreement, at the time the Transaction closes (the “Closing”) in consideration of $100,000, the Company will issue to the Buyer a warrant (the “Warrant”) to purchase shares of Common Stock of the Company, equal to two percent of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis as of the time of issuance of the Warrant (subject to adjustment as set forth therein).

At the time of the Closing, Buyer will satisfy $75.8 million of the Company’s outstanding indebtedness under the Amended and Restated Credit and Guaranty Agreement dated February 15, 2017 among certain of the Acquired Entities, Meridian, and Goldman Sachs Specialty Lending Group, L.P. (as amended, the “Credit Agreement”) and assume the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness. Meridian estimates that it will retain the Legacy Notes and approximately $6.6 million of indebtedness under the Credit Agreement or a successor agreement.

If the Transaction is completed, you will retain your shares of the Company’s Common Stock and you will not be entitled to receive any cash proceeds of the Transaction.

Dissenting Shares

Under Sections 910 of the BCL, if the Transaction is completed, subject to compliance with the requirements of Sections 623 and 910 of the BCL, holders of shares of Common Stock (other than the Consenting Shareholders), will have the right to receive from Meridian in cash, the “fair value” of, their shares of Common Stock (as determined by the Supreme Court of the State of New York (the “Court”)), together with interest, if any, as determined by the Court, but only if they strictly comply with the procedures and requirements set forth in Sections 623 and 910 of the BCL (“Sections 623 and 910”), including forfeiting their shares of Meridian’s Common Stock. In order to exercise your dissenters’ rights, you must submit a written objection to the Transaction no later than 20 days after the date of the mailing of this notice and Information Statement, which 20th day is April 2, 2018, and comply precisely with the requirements of Sections 623 910, which are summarized in the accompanying Information Statement.

A copy of Sections 623 and 910 is included as Annex C to the Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal of “fair value” of your shares, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 623 and 910 will result in loss of the dissenters’ rights. You should be aware that the “fair value” of your shares of Common Stock as determined under Sections 623 and 910 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Purchase Agreement.

Representations and Warranties

The Purchase Agreement contains representations and warranties of the Company and Seller as to, among other things:

●	corporate organization, good standing and similar matters;

●	its corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement;

●	approval of the resolutions constituting the Meridian Board Recommendation Purchase Agreement and the Transaction by Meridian’s board of directors;

●	approval of the Purchase Agreement and the Transaction by the Seller’s board of directors;

●	the receipt by the Special Committee of an opinion of Benchmark Company;

●	the inapplicability of anti-takeover statutes;

●	confirmation that Seller is the record and beneficial owner of the membership interests of the Acquired Parent Entities;

●	the absence of (A) any violation of or conflict with (i) the organizational documents of the Company or Seller, (ii) any law applicable to the Company or seller or any of its affiliates, (iii) the rules and regulations of Nasdaq, (B) any consent or approval under, breach of or loss of any benefit under, default or constituting a change of control under, or giving other rights of termination, vesting, amendment, acceleration or cancellation of, any obligations or rights under any material contract or permit to which the Company or Seller is a party or to which any of its property or assets is subject; or (v) the creation of a lien on any property or assets of the Company, Seller or any of its affiliates;

●	required regulatory filings and authorizations, consents or approvals of governmental entities;

●	legal proceedings;

●	the absence of any fees owed to investment bankers or brokers in connection with the transactions contemplated by the Purchase Agreement, other than those specified in the Purchase Agreement; and

●	solvency of the Company and Seller after the Closing.

The Purchase Agreement also contains representations and warranties with respect to the Acquired Entities as to, among other things:

●	corporate organization, good standing and similar matters, including with respect to its subsidiaries;

●	capital structure and equity securities;

●	the Acquired Entities’ subsidiaries and investments;

●	the accuracy of the Acquired Entities’ financial statements;

●	internal controls over financial reporting and disclosure controls and procedures;

●	the absence of undisclosed liabilities or off-balance sheet arrangements;

●	the absence of certain events or changes since date of the Company’s most recent balance sheet;

●	the ownership, condition and sufficiency of the Acquired Entities’ tangible assets;

●	intellectual property matters;

●	real property matters;

●	material contracts of the Acquired Entities;

●	insurance matters;

●	legal proceedings;

●	tax matters;

●	compliance with laws and possession of necessary permits and authorizations by the Acquired Entities;

●	employee and labor relations matters;

●	employee compensation and benefits plans matters;

●	the absence of certain agreements or arrangements with any employee, executive officer or director of an Acquired Entity or any of its subsidiaries or any person owning 5% or more of the Common Stock (or any of such person’s immediate family members or affiliates or associates);

●	environmental matters and compliance with environmental laws;

●	customers of the Acquired Entities;

●	the absence of any fees owed to investment bankers or brokers in connection with the transactions contemplated by the Purchase Agreement, other than those specified in the Purchase Agreement; and

●	compliance with information security and data privacy laws.

Some of the representations and warranties in the Purchase Agreement are qualified by materiality qualifications or a “material adverse effect” clause. For purposes of the Purchase Agreement, a “material adverse effect” means any change, event, occurrence or circumstance that individually or in the aggregate with all other change, events, occurrences and circumstances, results in, or would reasonably be expected to result in, a materially adverse effect on the business results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Acquired Entities, taken as a whole, or on the ability of Meridian and Seller to perform their respective obligations under the Purchase Agreement or to consummate the Transaction, except to the extent resulting from: (A) changes in general local, domestic, foreign, or international economic conditions, (B) changes affecting generally the industry in which the Acquired Entities operate; (C) acts of war, sabotage or terrorism, military actions or the escalation thereof; (D) any changes in applicable law or accounting rules or principles, including changes in GAAP; (E) any other action required by the Purchase Agreement; (F) the announcement or pendency of the transactions contemplated by the Purchase Agreement; or (G) any change resulting from compliance by Meridian or Seller with the terms or the taking of any action contemplated or permitted by the terms of the Purchase Agreement or any other documents related to the Transaction, provided that such change, event, occurrence or circumstance does not affect the Acquired Entities, taken as a whole, in a substantially disproportionate manner.

Conduct of Business Pending the Transaction

The Purchase Agreement provides that, except as provided in the Purchase Agreement or as consented to in writing by Buyer, during the period from the date of the Purchase Agreement to the closing of the Transaction, Meridian and Seller will cause the Acquired Entities to, (A) conduct its businesses and operations in the ordinary course of business, (B) preserve intact its corporate existence and business organization, (C) use its commercially reasonable best efforts to preserve the goodwill and present business relationships (contractual or otherwise) with all customers, suppliers, resellers, employees, licensors, distributors and others having business relationships with it, (d) use its commercially reasonable best efforts to keep available the services of its current officers, directors, employees and consultants, (e) use its commercially reasonable best efforts to preserve in all material respects its present properties and its tangible and intangible assets, (f) comply in all materials respects with all applicable laws and material contracts, (g) pay all applicable taxes as such taxes become due and payable; and (h) maintain all existing licenses and permits applicable to its operations and business. In addition, except as provided in schedules to the Purchase Agreement or as consented to in writing by Buyer, the Company and Seller will cause the Acquired Entities not to, among other things:

a.	sell, lease, license (as licensor), assign, dispose of or transfer (including transfers to any non-wholly owned Acquired Subsidiary Entity or any of the Acquired Entities’ respective employees or affiliates) any of its assets (whether tangible or intangible), except for sales of inventory in the ordinary course of business and sales of other assets not in excess of $100,000 in the aggregate;

b.	mortgage, pledge or subject to any lien any portion of its properties or assets, other than certain permitted liens;

c.	make, commit to make or authorize any capital expenditure by an Acquired Entity, other than capital expenditures not in excess of $150,000 in the aggregate or fail to make capital expenditures contemplated to be made by an Acquired Entity in accordance with past practices;

d.	acquire (including by merger, consolidation, license or sublicense) any interest in any entity or substantial portion of the assets or business of any entity, or otherwise acquire any material assets of any entity other than assets acquired in the ordinary course of business;

e.	incur any indebtedness or assume, guarantee or endorse the obligations of any person or entity, except for (i) indebtedness incurred in the ordinary course of business with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $200,000 for the Acquired Entities taken as a whole, (ii) indebtedness existing as of the date of the Purchase Agreement, or (iii) indebtedness arising from revolving credit facility draws under the facility relating to the Credit Agreement in a principal amount not in excess of $3,000,000;

f.	enter into, amend, modify, accelerate, renew or terminate any material contract other than in the ordinary course of business or as otherwise necessary for the consummation of the Purchase Agreement;

g.	issue, sell, pledge, dispose of, encumber or transfer any equity securities, securities, convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of any Acquired Entity;

h.	declare, set aside, or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof), or enter into any agreement with respect to the voting of its capital stock (or other equity securities) of any Acquired Entity;

i.	pay any of the transaction expenses of Meridian, Seller or the Acquired Entities arising in connection with the Transaction with cash held by any of the Acquired Entities or generated by the business of the Acquired Entities;

j.	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (or other equity securities) of any Acquired Entity;

k.	waive, release, assign, settle or compromise any material rights or claims, or any material litigation or arbitration of any Acquired Entity;

l.	increase the compensation or benefits payable or to become payable to any director, officer, employee or consultant of any Acquired Entity other than in the ordinary course of business consistent with past practice;

m.	grant or increase any rights to change in control, severance or termination payments or benefits to, or enter into any change of control, employment, consulting or severance agreement with, any director, officer, employee or consultant of any Acquired Entity;

n.	establish, adopt, enter into, amend, modify or terminate any employee benefit plan, except to the extent required by applicable law other than in the ordinary course of business consistent with past practice;

o.	take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any employee benefit plan of any Acquired Entity;

p.	make loans or advances to, guarantees for the benefit of, or any investments in, any person or entity in excess of $50,000 in the aggregate;

q.	make any change in accounting policies, practice, principles, methods or procedures for any Acquired Entity, other than as required by GAAP or by a governmental entity;

r.	accelerate or delay collection of notes or accounts receivable of any Acquired Entity in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

s.	delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business;

t.	delay or postpone the repair or maintenance of their properties;

u.	write up, write down or write off the book value of any assets, individually or in the aggregate, for the Acquired Entities taken as a whole, in excess of $50,000, except for depreciation and amortization in accordance with GAAP consistently applied;

v.	make any new or rescind any tax election of any Acquired Entity;

w.	enter into a settlement or compromise of any claim, notice, audit report or assessment in respect of any taxes for any Acquired Entity;

x.	change any annual tax accounting period for any Acquired Entity;

y.	adopt or change any method of tax accounting for any Acquired Entity;

z.	file any amended tax return;

aa.	enter into any tax allocation agreement, tax sharing agreement or closing agreement relating to any tax;

bb.	surrender any right to claim a tax refund of any Acquired Entity;

cc.	consent to any extension or waiver of the statute of limitations period applicable to any pending tax claim or assessment for any Acquired Entity;

dd.	sell, transfer, assign or grant any license or sublicense of any material rights under or with respect to any intellectual property of the business other than in the ordinary course of business consistent with past practice;

ee.	take any action for the winding up, liquidation, dissolution or reorganization of any Acquired Entity or the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues;

ff.	amend any Acquired Entity’s charter documents, bylaws or similar governing documents;

gg.	fail to keep in force insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Acquired Entities as are currently in effect;

hh.	take, omit to take, or direct or cause any Acquired Entity to take or omit to take, any action that which, individually or in the aggregate, could reasonably be expected to result in any representation or warranty of the Company or Seller to be untrue, result in a breach of any covenant made by the Company or Seller in the Purchase Agreement, would require disclosure with respect to an alternative acquisition agreement, or could reasonably be expected to result in any closing condition of the Buyer not being satisfied; or

ii.	agree or commit to do any of the foregoing.

In addition, the Company and Seller each shall not directly or indirectly take any actions with respect to itself or its subsidiaries inconsistent with the foregoing covenants (b), (g), (h), (i), (j), (q), (ee), (ff), (hh) or (ii) (including taking any action described in such subsections with respect to the Acquired Entities).

Action by Shareholder Consent

In lieu of calling a meeting of the Company’s shareholders to obtain the Requisite Company Vote, the Purchase Agreement permitted the authorization of the Transaction and the Purchase Agreement through a written consent of the shareholders of the Company collectively owning shares sufficient to obtain the Requisite Company Vote. If such shareholder consent had not been delivered by the Consenting Shareholders to the corporate secretary of the Company and the Buyer by 12:00 p.m. (noon) Eastern time, on the third business day immediately following the date of the Purchase Agreement, Buyer would have had the right to terminate the Purchase Agreement (and receive an Alternative Termination Fee).

Following the execution of the Purchase Agreement, on February 23, 2018 the shareholder consent adopting the Purchase Agreement was delivered to the corporate secretary of the Company by the Consenting Shareholders, who on such date collectively owned shares of the company’s capital stock representing approximately 66.8% of the of the Total Votes, and a copy of the shareholder consent was delivered to Buyer. No further approval of the shareholders of the Company is required to adopt the Purchase Agreement, consummate the Transaction or effect the Amendment. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Purchase Agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the Purchase Agreement.

Other Covenants and Agreements

No Solicitation

In the Purchase Agreement, the Company and Seller agreed to, and to cause their subsidiaries to, immediately cease any and all discussions, or negotiations with any party conducted before the date of the Purchase Agreement with respect to any Acquisition Proposal (as such term is defined below) and terminated such party’s access to any data room containing the Company’s or the Seller’s, or their subsidiaries’ confidential information. Further, subject to the exception described below, from the date of the Purchase Agreement until the earlier to occur of the termination of the Purchase Agreement or the closing the Transaction, the Company and Seller, and their subsidiaries, agreed not to and to cause their respective representatives not to, directly or indirectly:

●	solicit, initiate or knowingly encourage, facilitate or assist, an Acquisition Proposal;

●	furnish to any party (other than the Buyer or any designees of the Buyer) any non-public information relating to the Company or Seller, or any of their subsidiaries, or afford to any such party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or Seller, or any of their subsidiaries, in any such case in connection with the making, submission or announcement of, or knowingly encouraging, facilitating or assisting, an Acquisition Proposal;

●	participate or engage in discussions or negotiations with any party with respect to an Acquisition Proposal;

●	approve, endorse or recommend an Acquisition Proposal; or

●	enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal (each, an “Alternative Acquisition Agreement”).

In addition, neither the Board nor any committee thereof may (i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Meridian Board Recommendation in a manner adverse to the Buyer; (B) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Meridian Board Recommendation within ten business days after the Buyer so requests in writing with respect to the first request by the Buyer and within five business days after the Buyer so requests in writing thereafter; (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Meridian Board (or a committee thereof) to Meridian’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (any of the foregoing, a “Meridian Board Recommendation Change”), provided, however, that the determination by the Meridian Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and the delivery by the Company or Seller of any notice contemplated in connection with a Superior Proposal to the Buyer, will not in and of itself constitute a Meridian Board Recommendation Change; or (ii) cause or permit the Company or Seller, or any of their subsidiaries to enter into an Alternative Acquisition Agreement.

As an exception to the restrictions set forth above, the Purchase Agreement provides that if, prior to obtaining approval of the shareholders:

1.	other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Board (or an authorized committee thereof) may effect a Meridian Board Recommendation Change in response to any material event or material change in circumstances with respect to Meridian or Seller that (A) was not known or reasonably foreseeable to the Board as of the date of the Purchase Agreement; and (B) does not relate to any Acquisition Proposal (an “Intervening Event”; provided that an Intervening Event shall not include any act or omission of the Buyer taken in compliance with the terms of the Purchase Agreement), if the Board (or an authorized committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable law if and only if:

a.	Meridian and Seller have provided prior written notice to the Buyer at least four business days in advance to the effect that the Board (or an authorized committee thereof has so determined and resolved to effect a Meridian Board Recommendation Change pursuant to the Purchase Agreement, which notice will specify the applicable Intervening Event in reasonable detail and the reasons for such Meridian Board Recommendation Change;

b.	Prior to effecting such Meridian Board Recommendation Change, Meridian and Seller and their representatives, during such four business day period, must have (i) negotiated with the Buyer and its representative in good faith (to the extent that the Buyer desires to so negotiation) to make such adjustments to the terms and conditions of the Purchase Agreement so that the Board (or an authorized committee thereof) no longer determines that the failure to make a Meridian Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable law; and (ii) permitted the Buyer and its representatives to make a presentation to the Board regarding the Purchase Agreement and any adjustments with respect thereto (to the extent that the Buyer requests to make such a presentations); and

c.	If the Buyer shall have delivered to Meridian and Seller during such four business day period a written and binding offer to modify the terms of the Purchase Agreement, the Board (or any authorized committee thereof) shall have determined in good faith, after considering the terms of such offer by the Buyer that the failure to make a Meridian Board Recommendation Change in light of such Intervening Event would still be inconsistent with its fiduciary duties under applicable law;

2.	either the Company or Seller received an unsolicited, written bona fide Acquisition Proposal not resulting from a breach of the restrictions described above, that the Meridian Board has concluded in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal, then the Meridian Board may (A) effect a Meridian Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company and Seller to terminate the Purchase Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, and prior to, or concurrently with, such termination pay a Termination Fee described below, but in each case referred to in the foregoing clauses, if and only if:

a.	the Meridian Board (or a committee thereof) determines in good faith (after consultation with outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

b.	the Company and Seller have complied with their obligations described above with respect to such Acquisition Proposal;

c.	(x) the Company and Seller have provided prior written notice to the Buyer at least five business days in advance to the effect that the Meridian Board (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Meridian Board Recommendation Change or to terminate the Purchase Agreement absent any revision to the terms and conditions of the Purchase Agreement; and (y) prior to effecting such Meridian Board Recommendation Change or termination, the Company and Seller, and their respective representatives, during such five-business day period, must have (1) negotiated with the Buyer and its representatives in good faith to make such adjustments on the terms and conditions of the Purchase Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted the Buyer and its representatives to make a presentation to the Meridian Board regarding the Purchase Agreement and any adjustments with respect thereto;

d.	following the end of such five-business day period, the Meridian Board shall have considered in good faith any revisions to the Purchase Agreement made in a written offer binding upon the Buyer, and shall have determined in good faith that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with outside counsel, the failure to effect a Meridian Board Recommendation Change or to terminate the Purchase Agreement to accept the Alternative Acquisition Agreement would be inconsistent with its fiduciary duties under applicable law; and

e.	in the event of any termination of the Purchase Agreement in or to cause or permit the Company or Seller, or any of their subsidiaries, to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company and Seller will have validly terminated the Purchase Agreement, including paying a Termination Fee described below. As provided above, the Board may not consider or take any other action with respect to any Acquisition Proposal delivered to the Company after the shareholder consent for approval for the Purchase Agreement and the Transaction is delivered.

The non-solicitation restrictions also contained limited exceptions prior to the delivery of the shareholder consent. The shareholder consent has been delivered and the period for the Meridian Board to receive and accept an Acquisition Proposal has expired. Accordingly, the exceptions to the restrictions described above that are provided in the Purchase Agreement have expired.

An “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer or its affiliates) to engage in, or otherwise that would reasonably be excepted to lead to, an any transaction or series of related transactions (other than the transactions contemplated by the Purchase Agreement and the other transaction documents) involving (i) any direct or indirect purchase or other acquisition by any party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of parties, whether from the Company, Seller, the Acquired Entities or any other party, of securities representing more than 20% of the total outstanding, direct or indirect, voting power of any of the Company, Seller or the Acquired Parent Entities after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any party or “group” of parties that, if consummated in accordance with its terms, would result in such party or “group” of parties beneficially owning more than 20% of the total outstanding, direct or indirect, voting power of any of the Company, Seller or the Acquired Parent Entities after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any party or “group” of parties of assets (including equity securities of any of the Company, Seller or the Acquired Entities) constituting or accounting for more than 20% of the consolidated assets, revenue or net income of either of the Company or Seller and each of their Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, winding up of any of the Company, Seller or the Acquired Parent Entities or other transaction involving any of the Company, Seller or the Acquired Parent Entities pursuant to which any party or “group” of parties would hold securities representing more than 20% of the total outstanding, direct or indirect, voting power of any of the Company, Seller or the Acquired Parent Entities outstanding after giving effect to the consummation of such transaction; or (iv) any combination of the foregoing (such transaction described in the preceding clauses, an “Acquisition Transaction”).

A “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Meridian Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the likelihood of the consummation of such Acquisition Transaction would be more favorable, from a financial point of view, to the shareholders of Meridian (in their capacity as such) than the transactions contemplated by the Purchase Agreement (taking into account any revisions to this Agreement made or proposed in writing by the Buyer pursuant to the description above). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Efforts to Consummate

Subject to the terms and conditions of the Purchase Agreement, each of the parties to the Purchase Agreement agreed to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of the transaction documents to which such Party is a party and consummate and make effective the transactions contemplated thereby. Each party to the Purchase Agreement also agreed to use commercially reasonable efforts to cooperate with such other Parties and their employees, attorneys, accountants and other agents, and generally, do such other acts and things in good faith as may be reasonable to timely effectuate the purpose of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement and the other transaction documents.

Access and Confidentiality

Until the closing of the Transaction, the Company and Seller will cause the Acquired Entities to (a) give the Buyer and its affiliates, counsel, financial advisors, auditors, employees, agents and other representatives, and its financing sources and their representatives, access on reasonable notice during normal business hours to all properties, facilities and offices and true, correct and complete copies of books, records, tax returns, commitments and contracts and such financial and operating data and other information with respect to the Acquired Entities as such persons may reasonably request, (b) instruct its employees, counsel, accountants, financial advisors and other representatives to cooperate reasonably with the Buyer in its investigation of the Acquired Entities and (c) provide access to the Buyer to conduct phase I and phase II environmental investigations at any properties owned, leased or operated by any of the Acquired Entities.

Directors’ and Officers’ Indemnification and Insurance

Meridian and Seller will (i) maintain in effect for a period of six years from the closing of the Transaction the current or substantially equivalent policies of the directors’ and officers’ liability insurance covering each person in the Acquired Entities covered by such policy for matters occurring prior to the closing of the Transaction or, if substantially equivalent insurance coverage is unavailable, the best available coverage or (ii) if such coverage is no longer maintained by Meridian and Seller, then Meridian and Seller will obtain a prepaid insurance and indemnification policy with a term of the balance of such six years from the closing of the Transaction with coverage not less favorable to the indemnified parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time.

See also a description of the obligation of Meridian and Seller to indemnify the indemnified parties set forth under “The Transaction – Director and Officer Indemnification.”

Conditions to the Transaction

The obligation of Buyer to consummate the Transaction is subject to the satisfaction or waiver by Buyer, on or prior to the closing of the Transaction, of, among other things, the following significant conditions:

●	Buyer shall have received the proceeds of the debt financing;

●	Meridian and Seller shall have transferred and assigned, and shall have obtained any consents or provided any notices to any individuals or entities as may be necessary for such transfer and assignment of, all material assets and contracts used by, or related to the business of the Acquired Entities which are not held by the Acquired Entities and in each case pursuant to documentation in form and substance acceptable to the Buyer;

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of Meridian and Seller;

●	performance in all material respects by the Company of its covenants and obligations required to be performed by them under the Purchase Agreement;

●	since the date of the Purchase Agreement, there shall not have been a Material Adverse Effect;

●	the consummation of the transactions contemplated by the Purchase Agreement or the other transaction documents will not be prohibited by any law or subject the Buyer (or, as of immediately after the closing of the Transaction or thereafter, any Acquired Entity) to any material penalty or liability (other than obligations of the Buyer (or any post-closing obligations of any Acquired Entity) specifically set forth in the Purchase Agreement) or other onerous conditions arising under any law or imposed by any governmental entity;

●	(i) no action will be pending or threatened in writing before any governmental entity in which it is sought to restrain or prohibit or to obtain material damages or other relief (including rescission) in connection with the transactions contemplated by the Purchase Agreement and the other transaction documents; (ii) no investigation that could reasonably be expected to result in any such action or proceeding shall be pending; and (iii) no such action has been entered and not subsequently dismissed or discharged with prejudice;

●	there shall not be in effect any material order by a governmental order restraining, enjoining or otherwise prohibiting the consummation of the transaction contemplated by the Purchase Agreement or the other transaction documents;

●	all material filings, notices, licenses, permits, approvals or other consents of, to or with any governmental entity and any person (other than a governmental entity), in each case, as required in connection with the transactions contemplated by the Purchase Agreement, shall have been duly made or obtained and shall be in full force and effect as of the closing of the Transaction, each in form and substance reasonably satisfactory to the Buyer;

●	Meridian and Seller shall have delivered, or caused to be delivered, to the Buyer, written evidence, in form and substance satisfactory to the Buyer, evidencing termination of certain contracts;

●	Meridian and Seller shall have delivered certain amendments to employment agreements duly executed by each of the parties thereto, with any modifications thereto as may be reasonably requested by or acceptable to the Buyer, and such amendments shall be in full force and effect as of the closing date of the Transaction;

●	Meridian and Seller shall have transferred and assigned, and shall have obtained any consents or provided any notices to any person as may be necessary for such transfer and assignment of the sponsorship of certain benefit plans of Meridian, Seller and the Acquired Entities (the “Transferred Benefit Plans”) to the Acquired Entities, and in each case pursuant to documentation in form and substance acceptable to the Buyer, and in accordance with the underlying Transferred Benefit Plan documents;

●	the Transferred Benefit Plans shall have been amended as necessary so that effective immediately prior to the closing of the Transaction, Meridian and Seller and all of their subsidiaries and affiliates (other than the Acquired Entities) shall no long be participating employers in such Transferred Benefit Plans, and in each case pursuant to documentation in form and substance acceptable to the Buyer, and in accordance with the underlying Transferred Benefit Plan Documents;

●	Meridian and Seller shall have made all necessary filings and paid all fees and penalties associated with the U.S. Department of Labor’s Delinquent Filer Voluntary Compliance Program to retroactively file separate Forms 5500 for certain of the Transferred Benefit Plans with respect to fiscal year 2016 and shall have provided evidence of such filings to the Buyer;

●	Meridian and Seller, as applicable, shall have executed and delivered to the Buyer (i) title affidavits, non-imputation affidavits, and survey affidavits (re: no change) and other documents and instruments reasonably requested by the Buyer in form sufficient to permit the Buyer’s title insurance company to insure the Buyer’s title to the real property owned or leased by the Acquired Entities (the “Acquired Entities Properties”) for which the Buyer or the Buyer’s lender has obtained title insurance in the manner and form requested by the Buyer or the Buyer’s lender and to otherwise satisfy each of the requirements set forth therein and permit deletion of each of the standard exceptions set forth therein (except that real property taxes shall be limited to the year in which the closing of the Transaction occurs) (and expressly provided that each such title insurance policy shall have the arbitration provision deleted and shall have any endorsements, modifications or additional title insurance coverage reasonably requested by Buyer), (ii) written leases or written terminations of lease for any and all internal leases of Meridian, Seller or their affiliated requires to be terminated by the Buyer, (iii) assignments of lease for each assigned lease, and, if requested, memoranda of lease for each assigned lease, (iv) an estoppel certificate from the tenant and landlord of each third party leas party (other than Meridian and Seller), and, if applicable, a subordination, non-disturbance and attornment agreement from each such lease third party and (v) such other documents and instruments as the Buyer or the Buyer’s title company may reasonably request;

●	the Purchase Agreement shall have been adopted by the Requisite Company Vote and shall remain effective;

●	if the shareholder approval is obtained by means of written consent, then an information statement shall have been mailed to the Meridian shareholders in accordance with the Purchase Agreement and Schedule 14C of the Exchange Act at least 20 days prior to the closing date of the Transaction; and

●	Meridian and Seller shall have delivered each item required to be delivered by them under the Purchase Agreement at the closing of the Transaction.

The obligation of Meridian and Seller to consummate the Transaction is subject to the satisfaction or waiver by them, on or prior to the closing of the Transaction, of, among other things, the following additional conditions:

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of Buyer;

●	performance in all material respects by Buyer of their covenants and agreements required to be performed by it under the Purchase Agreement;

●	the consummation of the transactions contemplated by the Purchase Agreement or the other transaction documents will not be prohibited by any law, or subject Meridian or Seller to any penalty or liability (other than obligations of Meridian and Seller specifically set forth in the Purchase Agreement) or other onerous conditions arising under any law or imposed by any governmental entity; and

●	the Buyer shall have delivered items required to be delivered by the Buyer under the Purchase Agreement at the closing of the Transaction.

Termination

The Purchase Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

●	by mutual written agreement of Buyer, Meridian and Seller;

●	by either Buyer or Meridian and Seller, if:

●	the Transaction shall not have been consummated by 5:00 p.m. Eastern Time on April 30, 2018, referred to as the “End Date,” provided that the right to terminate the Purchase Agreement pursuant to such provision is not available to any party whose material breach of, or material failure to fulfill any obligation under, the Purchase Agreement, has been the principal cause of, or primarily resulted in, the failure of the Transaction to be consummated by the End Date;

●	any judgment, order or decree, law or other action of a governmental authority, which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of the Transaction or has had, or would reasonably be expected to have, a Material Adverse Effect, provided that the right to terminate the Purchase Agreement pursuant to such provision is not available to any party if the issuance or entry of such judgment, order or decree is the principal result of such party’s material breach of, or material failure to fulfill any obligation under the Purchase Agreement; or

●	at any time prior to the closing of the Transaction, if Meridian and Seller fail to obtain the approval of Meridian’s shareholders at a meeting of Meridian’s shareholders (or an adjournment or postponement thereof) at which a vote is taken on the sale of the membership interest of the Acquired Parent Entities pursuant to the Purchase Agreement;

●	by Buyer, if:

●	there has been a material breach of any representation, warranty, covenant or agreement made by Meridian or Seller in the Purchase Agreement, which breach (i) would give rise to the failure of a condition to the obligation of the Buyer under the Purchase Agreement and (ii) cannot be cured by the End Date or if capable of being cured, is not cured by the earlier of (a) 30 calendar days following receipt of written notice from Buyer of such breach or (b) the date that is three calendar days prior to the End Date; or

●	there has occurred a Material Adverse Effect;

●	a Meridian Board Recommendation Change shall have occurred prior to delivery of the Requisite Company Vote;

●	at any time prior to the 21st day from the date of the Purchase Agreement, the Buyer shall have discovered any matter, condition, or circumstance with respect to the Acquired Entities or the business of the Acquired Entities during its due diligence investigation that has a material effect, in the Buyer’s sole discretion, on the Buyer’s willingness to proceed with the transactions contemplated herein and in the other transaction documents under the terms and conditions set forth therein; or

●	at any time prior to the closing of the Transaction if the written consent of the Meridian shareholders and the written consent of the Seller shareholder was not delivered to the Buyer, Meridian and Seller by 12:00 p.m. Eastern Time on the third Business Day immediately following the date of the Purchase Agreement; or

●	by Meridian and Seller, if:

●	there has been a material breach of any representation, warranty, covenant or agreement made by Buyer in the Purchase Agreement, which breach (i) would give rise to the failure of a condition to the obligation of Meridian or Seller under the Purchase Agreement and (ii) cannot be cured by the End Date or if capable of being cured, is not cured by the earlier of (a) 30 calendar days following receipt of written notice from Buyer of such breach or (b) the date that is three calendar days prior to the End Date; or

●	Meridian or Seller has received a Superior Proposal (as such term is defined in the “—Other Covenants and Agreements – No Solicitation” section beginning on page 41) not resulting from a breach of the Purchase Agreement, the Board or a committee thereof has authorized Meridian or Seller to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction (as such term is defined in the “—Other Covenants and Agreements – No Solicitation” section beginning on page 41) contemplated by such Superior Proposal, and Meridian or Seller has complied with the Purchase Agreement with respect to such Superior Proposal and Meridian or Seller paid the Maximum Termination Fee (as defined below).

Fees and Expenses

Except as otherwise provided in the Purchase Agreement, all fees and expenses incurred in connection with the Purchase Agreement, the other transaction documents and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Transaction is consummated.

Payment of Termination Fee

The Purchase Agreement provides that the Company will be required to pay to Buyer a termination fee of $3,500,000 (the “Maximum Termination Fee”) if:

●	the Purchase Agreement is terminated by Buyer pursuant to the first or third termination right of Buyer set forth under “—Termination,”

●	an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not publicly withdrawn or publicly abandoned;

●	within 12 months following the termination of the Purchase Agreement pursuant to the first termination right of Buyer set forth under “—Termination,” Meridian or Seller enter into a definitive agreement with respect to such Acquisition Transaction and such Acquisition Transaction is subsequently consummated; or

●	the Purchase Agreement is terminated by Meridian and Seller pursuant to the second termination right of Meridian and Seller set forth under “—Termination.”

For purposes of determining the Maximum Termination Fee, all reference to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

In addition, if the Purchase Agreement had been terminated pursuant to Buyer pursuant to the fifth termination right of Buyer set forth under “—Termination,” or by either Buyer or Meridian and Seller pursuant to the third right of either Buyer or Meridian and Seller set forth under “—Termination,” then Meridian or Seller must pay to the Buyer an amount equal to $1,000,000 in four equal installments of $250,000 each, on or before the 60th day, 120th day, 180th day and 240th day anniversaries from the date of such termination. Notwithstanding the foregoing, in the event that within 12 months following the termination of the Purchase Agreement as described in the prior sentence either Meridian or Seller or their affiliates enter into a definitive agreement with respect to an Acquisition Transaction, and such Acquisition Transaction is subsequently consummated, then Meridian or Seller will promptly following consummation of such Acquisition Transaction pay to the Buyer an amount equal to $2,500,000 (collectively, an “Alternative Termination Fee”). Upon the delivery of the shareholder approval on February 23, 2018, the fifth termination right of Buyer set forth under “—Termination,” lapsed and was of no further effect. The Maximum Termination Fee and Alternative Termination Fee are sometimes referred to herein as a “Termination Fee.”

In the event of the Purchase Agreement is terminated by Buyer pursuant to the first, third or fifth termination right of Buyer set forth under “—Termination,” by Meridian and Seller pursuant to the second termination right of Meridian and Seller set forth under “—Termination,” or by either Buyer or Meridian and Seller pursuant to the third right of either Buyer or Meridian and Seller set forth under “—Termination,” then Meridian or Seller shall, following receipt of an invoice therefor, pay, or cause to be paid, at the direct of the Buyer, the Buyer’s and its affiliates’ reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by the Buyer and its affiliates on or prior to the termination of the Purchase agreement in connection with the transactions contemplated by the Purchase Agreement.

Amendments and Waivers

The Purchase Agreement may not be amended except in a written instrument executed by the Buyer, Meridian and Seller, provided that no amendment, supplement, modification or waiver of the Purchase Agreement shall be binding unless executed in writing by the party to be bound thereby. To the extent any amendment, supplement, modification or waiver of certain sections of the Purchase Agreement is sought that is materially adverse to the rights of the lender of the debt financing, the prior written consent of the agent for such lender shall be required before any such amendment or waiver is rendered effective against the agent or the lenders; provided that any such amendment, supplement, modification or waiver shall be effective against the parties in any event whether or not the prior written consent of the agent is obtained.

Equitable Remedies

The parties are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Purchase Agreement and to specifically enforce the performance of its terms, in addition to any other remedy to which they are entitled at law or in equity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 19, 2018, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series A preferred stock, Series D preferred stock and Series E preferred stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 16,764,754 shares of Common Stock outstanding as of February 19, 2018. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of February 19, 2018. In addition, as of February 19, 2018, 51 shares of Series A Preferred Stock, 106,950 shares of Series D Preferred Stock and 233,500 shares of Series E Preferred Stock were outstanding. We did not deem such options or shares of Preferred Stock outstanding, however, for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially		Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class	Series D Preferred Stock Owned Beneficially	Percent of Class	Series E Preferred Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Jeffrey S. Cosman, Chief Executive Officer, Chairman	1,358,660	(1)	7.96%	51	100.00%	―	―	―	―
Chris Diaz, Chief Financial Officer	―		―	―	―	―	―	―	―
Walter H. Hall, President, Chief Operating Officer and Director	175,350		1.05%	―	―	―	―	―	―
Joseph Ardagna, Director	21,583	(4)	*	―	―	―	―	―	―
Jackson Davis, Director	21,583	(4)	*	―	―	―	―	―	―
Thomas Cowee, Director	21,583	(4)	*	―	―	―	―	―	―
All directors and officers as a group (6 persons)	1,598,759		9.37%	51	100.00%	―	―	―	―
5% or greater shareholders
Clayton Struve 175 W. Jackson Blvd., Suite 440 Chicago, IL 60604(3)	1,794,927		10.59%	―	―	97,850	91.49%	150,000	64.24%
D-Beta One EQ, Ltd. 1012 Springfield Ave. Mountainside, NJ 07092	―		―	―	―	―	―	50,000	21.41%
Total	3,393,686		19.67%	51	100.00%	97,850	91.49%	200,000	85.65%

* Less than 1%

(1)	Includes 1,560 shares of the Common Stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members and 20,000 shares of the Common Stock of the Company issued, in the aggregate, to four limited liability companies in which Mr. Cosman is the manager. Includes 302,663 warrants to purchase Common Stock at an exercise price of $5.16 per share. Does not reflect voting power conferred by ownership of Series A Preferred Stock.

(2)	Excludes 3,750 non-employee options to purchase Common Stock at $20 per share.

(3)	Includes 181,598 warrants to purchase Common Stock at an exercise price of $5.16 per share; does not include (i) 978,500 shares of Common Stock underlying shares of Series D Preferred Stock, which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (ii) 1,100,000 shares of Common Stock underlying shares of Series E Preferred Stock, the conversion terms of which are subject to the Shareholder Approval and which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (iii) 1,467,750 warrants to purchase Common Stock at an exercise price of $1.44 per share, which cannot be exercised prior to March 8, 2018 and which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares; and (v) 1,650,000 warrants to purchase Common Stock at an exercise price of $1.20 per share, which cannot be exercised prior to April 18, 2018 and which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(4)	Excludes 3,750 non-employee options to purchase Common Stock at $20.00 per share.

DISSENTERS’ RIGHTS

This Information Statement and the preceding notice shall constitute notice to you from the Company of the availability of dissenters’ rights under Sections 623 and 910. Sections 623 and 910 of the New York Business Corporation Law give to any shareholder of the Company who wishes to object to the Transaction (an "Objecting Shareholder") the right to receive from the Company in cash, the fair value of his or her shares, provided that the Transaction is not abandoned or fails to be approved and authorized, and provided, further, that the following procedure is carefully followed. In order to assist you in determining whether to exercise dissenters’ rights, financial information about the Company is available in the Company’s filings with the SEC, which are available online at https://www.sec.gov/cgi-bin/browse-edgar?CIK=mrdn&action=getcompany&owner=exclude, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 17, 2017, as amended on Form 10-K/A on May 31, 2017.

The following is intended as a brief summary of the material provisions of the New York statutory procedures required to be followed by Objecting Shareholders in order to demand and perfect dissenters’ rights. All references in this summary to a “shareholder” are to the record holder of shares of Common Stock unless otherwise indicated.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 623 AND 910, A COPY OF WHICH ARE INCLUDED AS ANNEX C TO THIS INFORMATION STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTIONS 623 AND 910 WILL RESULT IN THE LOSS OF YOUR DISSENTERS’ RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO DEMAND PAYMENT OF “FAIR VALUE”, SHAREHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL. THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO DISSENT UNDER SECTIONS 623 AND 910.

(a) The Objecting Shareholder must not vote in favor of, or consent to, the Transaction and, before the Transaction is effected (within 20 days of the mailing of this Information Statement, which 20th day is April 2, 2018), he or she must file with the Company written objection thereto stating his or her intention to demand payment for his or her shares. The written objection should be sent to Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328, Attention: Secretary. Registered Mail, Return Receipt Requested is recommended. Such statement must state (1) his or her name and residence address, (2) the number and class of shares as to which he or she dissents, and (3) a demand for payment of the fair value of his or her shares.

(b) A Negative Vote is Not Sufficient. A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent, held by him or her of record that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(c) Together with the written notice described in paragraph (a) or within one month thereafter, the Objecting Shareholder must submit certificates representing all of his or her shares of the Company's stock to the Company or its transfer agent for the purpose of affixing a notation indicating that a demand for payment has been made. Otherwise, at the option of the Company, he or she will lose his or her dissenters’ rights, unless a court, for good cause shown, otherwise directs. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original Objecting Shareholder and a transferee shall acquire no rights in the Company except those which the original dissenting shareholder had at the time of transfer. Upon such a transfer, the initial Objecting Shareholder relinquishes his or her dissenters’ rights with respect to such transferred shares.

(d) Within 15 days after the later of the consummation of the Transaction or last day of the period during which written demand by the Objecting Shareholder must be made (but in no case later than 90 days from the date the Transaction is authorized by the Consenting Shareholders), the Company shall make a written offer by registered mail to each Objecting Shareholder to pay for his or her shares at a specified price which the Company considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Transaction has been consummated at the time of such offer, the offer shall also be accompanied by (i) the advance payment to each objecting Shareholder who has submitted to the Company his or her stock certificates as provided in paragraph (c), of an amount equal to 80% of the amount of such offer, or (ii) as to each Objecting Shareholder who has not yet submitted his or her stock certificates, a statement that the Company will make an advance payment to him or her of an amount equal to 80% of the amount of such offer promptly upon submission of his or her stock certificates. Every advance payment or statement as to advance payment shall include advice to the Objecting Shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. Any offer shall be made at the same price per share to all Objecting Shareholders.

(e) If, within 30 days after making such offer, the Objecting Shareholder and the Company agree upon the price to be paid for his or her shares, payment must be made by the Company within 60 days of the date of the making of such offer upon the surrender of the certificates representing his or her shares.

(f) If the Company fails to make such offer as provided in paragraph (d) or if the Objecting Shareholder and the Company fail to agree upon the price to be paid within 30 days of the date of the Company's offer, the Company shall, within 20 days after the expiration of the applicable time period, institute a special proceeding in the Supreme Court of the State of New York, County of Westchester to determine the rights of the Objecting Shareholder and to fix the fair value of his or her shares.

(g) If the Company fails to institute such special proceeding the Objecting Shareholder may do so within 30 days after the expiration of such 20 day period. Failure of the Objecting Shareholder to institute such proceedings will result in the loss of his or her objector's rights unless the court, for good cause shown, otherwise directs.

(h) All Objecting Shareholders, excepting those who, as provided in paragraph (d), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding. The Company shall serve a copy of the petition in such proceeding upon each Objecting Shareholder. The jurisdiction of the court shall be plenary and exclusive.

(i) The court shall determine whether each Objecting Shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any Objecting Shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the date the Transaction was authorized by the Consenting Shareholders. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a Company engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee.

(j) The final order in the proceeding shall be entered against the Company in favor of each Objecting Shareholder who is a party to the proceeding and is entitled thereto for the value of his or her shares so determined. The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(k) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the Company against any or all of the Objecting Shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (n), if the court finds that their refusal to accept the Company’s offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the Objecting Shareholders who are parties to the proceeding against the Company if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the Company offered to pay; (B) that no offer or required advance payment was made by the Company; (C) that the Company failed to institute the special proceeding within the period specified therefor; or (D) that the action of the Company in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the Company’s offer.

(l) Within 60 days after the final determination of the special proceeding, the Company shall pay to each Objecting Shareholder the amount found to be due him or her, upon surrender of the certificates representing his or her shares.

(m) No payment shall be made to an Objecting Shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the Objecting Shareholder shall, at his option:  (1) withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the Company; or  (2) retain his status as a claimant against the Company and, if it is liquidated, be subordinated to the rights of creditors of the Company, but have rights superior to the non- Objecting Shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the Company shall be obliged to satisfy when the restrictions of this paragraph do not apply. The Objecting Shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the Company within thirty days after the Company has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the Objecting Shareholder fails to exercise such option as provided, the Company shall exercise the option by written notice given to him within 20 days after the expiration of such period of 30 days.

(n)  A notice of election may be withdrawn by the Objecting Shareholder at any time prior to his acceptance in writing of an offer made by the Company, as provided in paragraph (d), but in no case later than sixty days from the date of consummation of the corporate action except that if the Company fails to make a timely offer, as provided in paragraph (d), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the Company. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the Company of any advance payment made to the Objecting Shareholder as provided in paragraph (d). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the Objecting Shareholder is not entitled to receive payment for his or her shares, or the Objecting Shareholder shall otherwise lose his or her dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the Company, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(o) The enforcement by an Objecting Shareholder of his or her right to receive payment for his or her shares in the manner provided herein shall exclude the enforcement by such Objecting Shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided herein, and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

The foregoing summary of the rights of Objecting Shareholders does not purport to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the New York Business Corporation Law, a copy of which appears in Appendix D to this Information Statement.

The Company’s shareholders considering seeking dissenters’ rights should note that the “fair value” of their shares determined under Sections 623 and 910 could be less than the amount they seek or zero. Moreover, the Company reserves the right to assert, in any proceeding for dissenters’ rights, that, for purposes of Section 623 and 910, the “fair value” of a share of the Common Stock is less than the amounts ought by any Objecting Shareholder or zero.

Any Objecting Shareholder will not, after the consummation of the Transaction, be entitled to vote for any purpose the shares subject to dissenters’ rights or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to shareholders of record at a date prior to the effective time of the Transaction.

Failure by any shareholder to comply fully with the procedures described above and set forth in Sections 623 and 910 (a copy of which is included as Annex C to this Information Statement) will result in loss of the shareholder’s dissenters’ rights. If you properly demand appraisal of the “fair value” of your shares of Common Stock under Sections 623 and 910 and you fail to perfect, or effectively withdraw or lose, your dissenters’ rights, as provided in the BCL, your shares of Common Stock will continue to exist on the books of the Company.

If you are considering whether to exercise your dissenters’ rights and demand appraisal of the “fair value” of your shares of Common Stock, you are urged to consult your own legal counsel. To the extent there are any inconsistencies between the foregoing summary and Section 623 and 910, Sections 623 and 910 will govern.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS (HOUSEHOLDING)

As permitted under the Exchange Act, one copy of this Information Statement will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. This process is commonly referred to as “householding.” The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate information statements be sent to shareholders who share an address, should be directed to Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328, Attention: Secretary or by calling (770) 691-6350. In addition, shareholders who share a single address but receive multiple copies of this Information Statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth above.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals desired to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy for our 2018 annual meeting of shareholders must be received by the Company on or before July 31, 2018 and must otherwise comply with Rule 14a-8 under the Exchange Act, in order to be eligible for inclusion in the proxy statement for that meeting, unless the day of the next annual meeting changes by more than 30 days from the date of the Company’s 2017 Annual Meeting, in which case notice must be received as reasonable time before mailing such proxy statements. Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2018 annual meeting of shareholders without inclusion in our proxy statement must be submitted in accordance with our Bylaws. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with our Bylaws.

Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any shareholder proposal at the address listed below after a reasonable time before we print proxy materials that is intended to be presented at the 2018 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

INCORPORATION OF INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we file with the Securities and Exchange Commission, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate herein the following information contained in or attached to our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on May 31, 2017: (1) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) Item 8 entitled “Financial Statements and Supplementary Data” and (3) Item 9 entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will provide without charge to each person to whom a copy of this Information Statement has been delivered, copies of documents incorporated by reference into this Information Statement (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Information Statement incorporates) upon written request to Meridian Waste Solutions, Inc., One Glenlake Parkway NE, Suite 900, Atlanta, Georgia 30328, Attention: Secretary, or by calling (770) 691-6350.

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

●	our amendment on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed May 31, 2016;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

●	our Current Reports on Form 8-K, filed August 28, 2017, October 20, 2017, October 23, 2017, October 26, 2017, November 9, 2017, November 17, 2017, November 20, 2017, November 21, 2017, December 5, 2017, December 13, 2017, December 19, 2017, January 8, 2018, January 10, 2018, January 23, 2018, February 1, 2018, February 20, 2018, February 22, 2018, February 26, 2018 and February 27, 2018.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Information Statement.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the Transaction or the Company that is different from or adds to the information contained in this Information Statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

Equity Securities Purchase Agreement

EQUITY SECURITIES PURCHASE AGREEMENT

by and among

MERIDIAN WASTE OPERATIONS, INC.,

MERIDIAN WASTE SOLUTIONS, INC.,

MERIDIAN WASTE ACQUISITIONS, LLC, and

solely for purposes of Sections 6.4, 6.7 and 11.18 herein,

JEFFREY S. COSMAN

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER	A-35
4.1 Organization; Power	A-35
4.2 Authorization	A-35
4.3 No Conflict; Required Filings and Consents	A-35
4.4 Availability of Funds	A-36
4.5 Legal Proceedings	A-36
4.6 Brokerage	A-36
4.7 No Other Representation or Warranty	A-36
ARTICLE V PRE-CLOSING COVENANTS	A-37
5.1 Conduct of Business by the Acquired Entities	A-37
5.2 Access to Information	A-39
5.3 Consents	A-40
5.4 Notice of Developments	A-40
5.5 No Solicitation	A-40
5.6 Efforts; Cooperation	A-45
5.7 Assistance with Financing	A-45
5.8 Debt Financing.	A-46
5.9 Employment of Corporate Employees	A-46
5.10 Representation and Warranty Insurance Matters.	A-46
ARTICLE VI ADDITIONAL AGREEMENTS	A-47
6.1 Litigation Support	A-47
6.2 Tax Matters.	A-47
6.3 Directors’ and Officers’ Liability.	A-52
6.4 Confidentiality; Nondisparagement	A-53
6.5 Confidentiality of Debt Financing Terms.	A-55
6.6 Use of Corporate Name or Trade Name	A-55
6.7 Further Actions	A-56
6.8 Shareholder Consent; Information Statement; Proxy Statement	A-56
6.9 Meridian Shareholder Meeting	A-58
6.10 COBRA Coverage.	A-59
ARTICLE VII CONDITIONS	A-59
7.1 Conditions to Obligation of the Buyer	A-59
7.2 Conditions to Obligation of the Seller Parties.	A-62
ARTICLE VIII INDEMNIFICATION	A-63
8.1 Survival Periods	A-63
8.2 Indemnification of the Buyer Indemnified Parties by the Seller Parties.	A-64
8.3 Indemnification of the Seller Parties Indemnified Parties by the Buyer.	A-65
8.4 Special Rule for Fraud, Intentional Misrepresentation and Willful Misconduct	A-65
8.5 Notice and Defense of Third-Party Claims	A-66
8.6 Notice of Non-Third-Party Claims	A-67
8.7 Manner of Payment.	A-67
8.8 Determination of Loss Amount.	A-68
8.9 Exclusive Remedy	A-69
ARTICLE IX TERMINATION	A-70
9.1 Termination	A-70
9.2 Effect of Termination	A-72
9.3 Seller Parties Termination Fee.	A-72

ARTICLE X DEFINITIONS	A-74
10.1 Interpretation	A-74
10.2 Certain Definitions.	A-74
10.3 Additional Definitions.	A-83
ARTICLE XI MISCELLANEOUS	A-86
11.1 No Third-Party Beneficiaries.	A-86
11.2 Entire Agreement	A-86
11.3 Successors and Assigns	A-86
11.4 Counterparts	A-87
11.5 Titles	A-87
11.6 Notices	A-87
11.7 Governing Law	A-88
11.8 Consent to Jurisdiction	A-88
11.9 Waiver of Trial by Jury.	A-89
11.10 Amendment or Modification	A-89
11.11 Waivers	A-90
11.12 Specific Performance	A-90
11.13 Cumulative Remedies	A-90
11.14 Press Releases	A-90
11.15 Expenses	A-91
11.16 Construction.	A-91
11.17 Severability of Provisions	A-91
11.18 Release of the Acquired Entities.	A-92
11.19 Representation by Counsel	A-92

Exhibit A Warrant Terms

Exhibit B Form of Assignment

Exhibit C Form of FIRPTA Certificate

Exhibit D Form of IP Assignment Agreement

Exhibit E Form of Meridian Shareholder Consent

EQUITY SECURITIES PURCHASE AGREEMENT

THIS EQUITY SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of February 20, 2018 by and among Meridian Waste Operations, Inc., a New York corporation (the “Seller”), Meridian Waste Solutions, Inc., a New York corporation (“Meridian” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”), Meridian Waste Acquisitions, LLC, a Delaware limited liability company (the “Buyer”) and, solely for purposes of Section 6.4, Section 6.7 and Section 11.18, Jeffrey S. Cosman (“Cosman”). Each of the Buyer, the Seller and Meridian are referred to herein sometimes as a “Party” and together as the “Parties”. Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in ARTICLE X.

RECITALS

A.   The Seller is a wholly-owned subsidiary of Meridian.

B.   The Seller owns all of the issued and outstanding limited liability company interests (the “Membership Interests”) of each of (i) Meridian Waste Missouri, LLC, a Missouri limited liability company (“Meridian Missouri”), (ii) Meridian Waste Georgia, LLC, a Georgia limited liability company (“Meridian Georgia”), (iii) Meridian Waste Virginia, LLC, a Virginia limited liability company (“Meridian Virginia”), and (iv) Meridian Waste Maryland, LLC, a Maryland limited liability company (“Meridian Maryland” and, together with Meridian Missouri, Meridian Georgia and Meridian Virginia, the “Acquired Parent Entities” and each, an “Acquired Parent Entity”).

C.   The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Seller’s right, title and interest in and to the Membership Interests, after which the Acquired Parent Entities will become wholly-owned subsidiaries of the Buyer.

D.   The Buyer desires to purchase from Meridian, and Meridian desires to issue to the Buyer, a warrant (the “Meridian Warrant” and, together with the Membership Interests, the “Purchased Equity Securities”) to purchase shares of common stock, par value $0.025 of Meridian, substantially on such terms set forth on Exhibit A hereto.

E.   As consideration for the Membership Interests (i) the Buyer will pay the Cash Consideration to the Seller, (ii) the Acquired Entities will assume or retain the Assumed Obligations (as defined below), as applicable, and (iii) the Buyer or the Acquired Entities will satisfy the Closing Date Satisfied Obligations (as defined below), in each case on the terms set forth herein.

F.   As consideration for the Meridian Warrant, the Buyer will pay Meridian $100,000 subject to, and in accordance with, the terms of this Agreement (the “Warrant Consideration”).

G.   Prior to the Closing, the Seller Parties shall have delivered to the Buyer executed copies of the amendments to the employment agreements between each of the parties set forth on Schedule G hereto (collectively, the “Employment Agreement Amendments”).

AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1   Delivery of Closing Payment Certificate; Calculation of Purchase Price.

(a)   Not more than five (5) Business Days (but at least two (2) Business Days) prior to the Closing Date, the Seller shall prepare in good faith and deliver to the Buyer a certificate, in form and substance reasonably satisfactory to the Buyer (the “Closing Payment Certificate”), setting forth (i) the Indebtedness Amount and (ii) the amount of the Acquired Entities Transaction Expenses.

(b)   For purposes of this Agreement, the “Purchase Price” means an amount equal to (i) the Cash Consideration; plus (ii) the Indebtedness Amount; plus (iii) the amount of the Warrant Consideration.

1.2   Purchase and Sale.

(a)   Membership Interests. Pursuant to the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all right title and interest in and to the Membership Interests, free and clear of all Liens.

(b)   Meridian Warrant. Pursuant to the terms and subject to the conditions set forth herein, at the Closing, Meridian shall issue and sell to the Buyer, and the Buyer shall purchase, acquire an accept from Meridian, all right title and interest in and to the Meridian Warrant.

1.3   The Closing; Closing Deliverables.

(a)   The closing of the transactions contemplated by Section 1.2 (the “Closing”) shall take place at the offices of Akerman LLP, 420 South Orange Avenue, Suite 1200, Orlando, Florida, 32801 at 10:00 a.m. Eastern Time on the second Business Day following the satisfaction or waiver of all of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing), or at such other place or on such other date as is mutually acceptable to the Buyer and the Seller Parties. The date of the Closing hereunder is referred to herein as the “Closing Date” and the Closing will be deemed to have occurred at 12:01 a.m. on the date upon which the Closing occurs.

(b)   Seller Parties Closing Deliverables. Subject to the terms and conditions set forth herein, and on the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing the Seller Parties shall deliver (or cause to be delivered) the following:

(i)   an assignment in the form of Exhibit B executed by the Seller pursuant to which all of the Membership Interests shall be assigned to the Buyer (the “Assignment”) free and clear of all Liens;

(ii)   a copy of the Meridian Warrant executed by Meridian;

(iii)   a certificate duly executed by Cosman, dated as of the Closing, certifying that each of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) have been fully satisfied;

(iv)   one or more estoppel letters and consents to the transactions contemplated by this Agreement, together with releases of all obligors thereto other than the Acquired Entities, in each case in form and substance satisfactory to the Buyer, from each of the counterparties to the agreements set forth on Schedule 1.3(b)(iv) (the “Assumed Obligations”);

(v)   one or more payoff letters or similar documentation (or, in the case of the GSSLG Credit Facility, an estoppel letter and consent or other documentation establishing a release price in respect of the transactions contemplated hereby of $75,800,000), duly executed by the applicable creditors, with respect to all Indebtedness of the Acquired Entities, including the Indebtedness set forth on Schedule 1.3(b)(v), other than the Assumed Obligations (the “Closing Date Satisfied Obligations”), accompanied by UCC termination statements, releases of the Acquired Entities (which releases shall be full and absolute releases of any and all obligations, whether or not contingent, known or unknown, and whether or not arisen, or based on facts arising on, prior or subsequent to the Closing Date, and shall include releases of all obligations that would otherwise by their terms survive a termination of the underlying agreement) and any other documentation reasonably requested by the Buyer to evidence the satisfaction in full of such Indebtedness (or in the case of the GSSLG Credit Facility, the consent to the transactions contemplated hereby), and the release of the Acquired Entities in connection therewith, and the release of any and all Liens upon the equity in any Acquired Entity, which, for the avoidance of doubt, shall not be subject to any Liens whatsoever, and any and all Liens, other than Permitted Liens, relating to the assets and property of the Acquired Entities, in each case, in form and substance satisfactory to the Buyer;

(vi)   the original Master Intercompany Promissory Note dated as of December 22, 2015, by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgina Waste Division, LLC, Meridian Land Company, LLC, Brooklyn Cheesecake & Dessert Acquisition Corp, Christian Disposal, LLC, FWCD, LLC and Meridian Waste Solutions, Inc., together with the Joinder thereto from the CFS Group, LLC, the CFS Group Disposal & Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC and Meridian Innovations, LLC, marked cancelled;

(vii)   invoices or other supporting documentation needed to reasonably evidence the Acquired Entities Transaction Expenses set forth on the Closing Payment Certificate;

(viii)   a certificate of non-foreign status as described in Treasury Regulation §1.1445-2(b)(2), substantially in the form attached hereto as Exhibit C;

(ix)   if requested by the Buyer, a copy of a shared services agreement, in a form reasonably prescribed by the Buyer, which will provide that (i) the Seller, Meridian and certain of their Affiliates will provide certain services to the Buyer and the Acquired Entities for an initial term not to exceed 120 days and (ii) the use of Meridian’s office space at One Glenlake Parkway NE, Suite 900, Atlanta, GA 30328 (the “Shared Services Agreement”), executed by each Seller Party;

(x)   a copy of an employment agreement with Wally Hall, in a form to be mutually agreed between the Buyer and Wally Hall (the “Hall Employment Agreement”), executed by Wally Hall and a written resignation letter by Mr. Hall from all director, manager, officer or similar positions with the Seller Parties and their Affiliates;

(xi)   certified copies of the resolutions duly adopted by the Meridian Board and the special transaction committee of the Meridian Board (the “Special Committee”) and the board of directors of the Seller authorizing such Seller Party’s execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller Party is a party and the transactions contemplated by the Transaction Documents to which such Seller Party is a party;

(xii)   the respective good standing certificates (or equivalent document) for the Acquired Entities in each of their respective jurisdictions of organization and in each jurisdiction where each such Acquired Entity is qualified to do business as a foreign organization, in each case dated within a reasonable period prior to the Closing Date;

(xiii)   duly executed letters of resignation, in form and substance satisfactory to the Buyer and effective as of the Closing, of each of the officers, managers and directors of the Acquired Entities listed on Schedule 1.3(b)(xiii) resigning from the positions held by such individual as set forth opposite such individual’s name thereon;

(xiv)   a Disclosure Schedule Supplement, if any;

(xv)   a copy of the intellectual property assignment agreement substantially in the form attached hereto as Exhibit D (the “IP Assignment Agreement”) executed by the Seller Parties and their applicable Affiliates;

(xvi)   a release executed by Garden State Securities Inc. (“Garden”) in form and substance reasonably satisfactory to the Buyer, releasing the Acquired Entities from any obligation or liability arising out of or relating to that certain Engagement Letter, dated as of January 14, 2015, by and between Garden and Meridian, as last amended pursuant that that certain Engagement Agreement Amendment VII, dated as of January 3, 2018;

(xvii)   such other documents or instruments as the Buyer may reasonably request or may be required to effect the transactions contemplated by this Agreement;

(xviii)   evidence of endorsement of the Current D&O Policy providing the coverage set forth in Section 6.3(b) and written confirmation from the provider of the Current D&O Policy reasonably satisfactory to the Buyer that such endorsement will be attached to the Current D&O Policy at the Closing; and

(xix)   a release by the Seller Parties of the Releasees, containing substantially the same language set forth in Section 11.18 and with respect to the period between the date hereof and the Closing Date.

(c)   Buyer Closing Deliverables. Subject to the terms and conditions set forth herein, and on the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing the Buyer shall deliver the following:

(i)   a cash payment by wire transfer of immediately available funds in an amount equal to the Cash Consideration to the account(s) designated by the Seller in the Closing Payment Certificate;

(ii)   a cash payment by wire transfer of immediately available funds in an amount equal to the Warrant Consideration to the account(s) designated by Meridian in the Closing Payment Certificate;

(iii)   cash payments by wire transfer of immediately available funds in an amount equal to the Closing Date Satisfied Obligations, in each case, in accordance with any payoff letters (or consent and estoppel letter in the case of the GSSLG Credit Facility) executed by the applicable lender with respect thereto and delivered to the Buyer pursuant to Section 1.3(b)(iv) and to the account(s) designated in such payoff letters;

(iv)   a cash payment by wire transfer of immediately available funds in an amount equal to those Acquired Entities Transaction Expenses required to be paid at Closing to the account(s) specified by the Seller in the Closing Payment Certificate;

(v)   a copy of the Assignment, the Meridian Warrant, the IP Assignment Agreement and the Shared Services Agreement, each executed by the Buyer;

(vi)   documentation reasonably requested with reasonable anticipation to confirm assumption of the Assumed Obligations by the Buyer to the extent not assumed by the Acquired Entities prior to the Closing; and

(vii)   a certificate duly executed by the Chief Executive Officer of the Buyer, dated as of the Closing, certifying that each of the conditions specified in Sections 7.2(a) and 7.2(b) have been fully satisfied.

1.4   Withholding. Notwithstanding anything to the contrary in this Agreement, the Buyer and the Acquired Entities (and any other Person that has a withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld under the Code (or any provision of applicable Law with respect to the making of such payment) with respect to such payment. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of whom such deduction and withholding were made. Buyer and Seller shall cooperate in good faith prior to the making of such deductions and withholding payments to Seller to determine whether any such deductions or withholding payments are required under applicable Tax Law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Except as set forth in the correspondingly numbered schedule of the disclosure schedules dated as of the date of this Agreement and delivered to the Buyer herewith (the “Signing Disclosure Schedules”), the Seller Parties hereby represent and warrant to the Buyer that the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. Notwithstanding the foregoing, at least two (2) Business Days prior to the Closing, the Seller Parties shall deliver to the Buyer a supplemental disclosure schedule (the “Disclosure Schedule Supplement” and together with the Signing Disclosure Schedules, the “Disclosure Schedules”) setting forth any supplemental disclosures reflecting new events and circumstances arising after the date hereof but prior to the delivery of such Disclosure Schedule Supplement correspondingly numbered and related solely to the representations and warranties regarding the Seller Parties, other than the Seller Parties Fundamental Representations.

2.1   Organization and Corporate Power. Each Seller Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and all other jurisdictions in which such Seller Party’s ownership of property or conduct of business requires it to be qualified. Each Seller Party has all necessary corporate power and authority to carry on the businesses in which it is engaged as they are presently conducted and to own, operate and use the properties owned and used by it.

2.2   Power; Authorization. Each Seller Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. All organizational actions and proceedings required to be taken by or on the part of such Seller Party to authorize and permit the execution, delivery and performance by such Seller Party of this Agreement and the other Transaction Documents to which it is a party, and the compliance by such Seller Party with the provisions of this Agreement and the provisions of the other Transaction Documents to which it is a party, have been duly and validly taken. This Agreement and the other Transaction Documents to which such Seller Party is a party to have been or will be duly executed and delivered by such Seller Party. This Agreement and the other Transaction Documents to which such Seller Party is party constitute a legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, in each case subject to the effect of any applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

2.3   Meridian and Seller Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a)   Meridian Board Approval. The Meridian Board and Special Committee, by resolutions duly adopted, have (i) determined that it is in the best interests of, and fair to Meridian and the Meridian Shareholders, and declared it advisable, to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereunder and thereunder upon the terms and subject to the conditions set forth herein and therein; (ii) approved the execution and delivery of this Agreement and the other Transaction Documents by the Seller Parties, the performance by the Seller Parties of their covenants and other obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder upon the terms and conditions set forth herein and therein; (iii) recommended that the Meridian Shareholders approve the sale of the Membership Interests pursuant to this Agreement and (iv) recommended that the Meridian Shareholders approve the issuance of the Meridian Warrant (collectively, the foregoing clauses (i) through (iv), the “Meridian Board Recommendation”) and directed that the sale of the Membership Interests pursuant to this Agreement be submitted to the Meridian Shareholders for purposes of obtaining the Meridian Shareholder Approval (as defined below) in compliance with applicable Law and the organizational documents of Meridian. As of the date of this Agreement, the Meridian Board Recommendation has not been withdrawn, rescinded or modified in any way.

(b)   Fairness Opinion. The Special Committee has received the written opinion of its financial advisor, The Benchmark Company, LLC (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by the Seller Parties in exchange for the Membership Interests and the Meridian Warrant pursuant to this Agreement, is fair from a financial point of view to Meridian’s unaffiliated shareholders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. A copy of such written opinion from the Advisor has been delivered to the Buyer by the Seller Parties.

(c)   Anti-Takeover Laws. Except for the Meridian Shareholder Approval, the Meridian Board has taken all necessary actions so that any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar applicable “anti-takeover” Law will not be applicable to the transactions contemplated by this Agreement; provided that, for the avoidance of doubt, nothing in this Section 2.3(c) is intended to relate to the right of Meridian Shareholders to receive fair payment pursuant to Sections 623 and 910 of the New York Business Corporation Law, as amended.

(d)   Seller Board Approval. The Board of Directors of the Seller, by resolutions duly adopted, has (i) determined that it is in the best interests of, and fair to Seller and the holder of shares of capital stock of Seller (the “Seller Shareholder”), and declared it advisable, to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereunder and thereunder upon the terms and subject to the conditions set forth herein and therein; (ii) approved the execution and delivery of this Agreement and the other Transaction Documents by the Seller Parties, the performance by the Seller Parties of their covenants and other obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder upon the terms and conditions set forth herein and therein; and (iii) recommended that the Seller Shareholder approve the sale of the Membership Interests pursuant to this Agreement (collectively, the foregoing clauses (i) through (iii), the “Seller Board Recommendation”) and directed that the sale of the Membership Interests pursuant to this Agreement be submitted to the Seller Shareholder for purposes of obtaining the approval of the Seller Shareholder (the “Seller Shareholder Approval”) in compliance with applicable Law and the organizational documents of Seller. As of the date of this Agreement, the Seller Board Recommendation has not been withdrawn, rescinded or modified in any way.

2.4   Title to Membership Interests. The Seller is the record and beneficial owner of the Membership Interests, free and clear of all Liens (other than Liens pursuant to the GSSLG Credit Facility) or any other restrictions on transfer other than restrictions on transfer arising under applicable federal and state securities Laws. The Seller has all requisite power and authority to sell, transfer, assign and deliver the Membership Interests as provided herein, and at the Closing, the Seller shall transfer to the Buyer good and marketable title to the Membership Interests, free and clear of all Liens or any other restrictions on transfer other than restrictions on transfer arising under applicable federal and state securities Laws. Other than this Agreement, the Membership Interests are not subject to any voting trust agreement or any other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Membership Interests. Seller does not own any assets other than the Membership Interests.

2.5   No Conflict; Required Filings and Consents.

(a)   The execution and delivery by each Seller Party of this Agreement and the other Transaction Documents to which it is a party does not, and the performance by each Seller Party of this Agreement and the other Transaction Documents to which it is a party will not, (i) conflict with or violate any provision of the organizational documents of such Seller Party or any Acquired Entity; (ii) assuming compliance with the matters referred to in Schedule 2.5(a), conflict with or violate any Law applicable to such Seller Party, Acquired Entity or any of their Affiliates or by which any property or asset of such Seller Party, Acquired Entity or their Affiliates is bound by or affected; (iii) assuming compliance with the matters referred to in Schedule 2.5(a), violate the rules and regulations of NASDAQ (excepting out any listing requirement related to share price or market value); (iv) assuming compliance with the matters referred to in Schedule 2.5(a), (A) require any consent or approval under, (B) result in any breach of or any loss of any benefit under, (C) constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or (D), give to others any right of termination, vesting, amendment, acceleration or cancellation of, any obligation or right under any material Contract or Permit to which such Seller Party or Acquired Entity is a party or to which any of its property or assets is subject; except for the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of Meridian entitled to vote and any vote required by the Meridian Shareholders for the issuance of the Meridian Warrant (collectively, the “Meridian Shareholder Approval”) (for determining the date of the Meridian Shareholder Approval, such date shall be the date of the Meridian Shareholder Meeting if the approval was obtained at a meeting, or, if the Meridian Shareholder Approval is obtained by means of a Meridian Shareholder Consent, then the date the Meridian Shareholder Consent is delivered to Meridian; provided however, that the actions authorized by the Meridian Shareholder Consent may not be taken until the twentieth (20th) day after the Information Statement shall have been mailed to the Meridian Shareholders in accordance with the terms of this Agreement) and as required by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”); or (v) result in the creation of a Lien on any property or asset of such Seller Party (including any Membership Interests) or any of its Affiliates.

(b)   Except as set forth on Schedule 2.5(b), the execution and delivery by each Seller Party of this Agreement and the other Transaction Documents to which it is a party does not and will not, and the performance of this Agreement and the other Transaction Documents to which it is a party by such Seller Party will not, require any consent, approval, Order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity.

2.6   Legal Proceedings; Orders. There are no Actions or Orders pending or, to the Seller Parties’ Knowledge, threatened against or affecting any Seller Party, that (a) would reasonably be expected to adversely affect the ability of either Seller Party to consummate the transactions contemplated by this Agreement or the other Transaction Documents or (b) challenge or that would reasonably be expected to prevent, impede, hinder, delay, make illegal, impose limitations or conditions on, or otherwise interfere with, any of the transactions contemplated by this Agreement or the other Transaction Documents. The Seller Parties are not subject to any Order that relates to the Business of, or any assets owned or used by, any Acquired Entity.

2.7   Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any Contract to which a Seller Party is a party or that is otherwise binding upon a Seller Party and no Person is entitled to any fee or commission or like payment in respect thereof. All fees, commissions or like payments to any Person listed on Schedule 2.7 (or pursuant to the agreement(s) listed therein) shall be paid at the Closing and, following the Closing, none of the Acquired Entities, the Buyer or any of their respective Affiliates will have any obligation of any kind with respect to the matters or agreements listed on Schedule 2.7.

2.8   Solvency. Upon the consummation of the transactions contemplated by this Agreement, including payment of the Closing Date Payments, at and immediately after the Closing the Seller Parties will (a) be able to pay their respective debts as they become due; (b) own property which has a fair saleable value greater than the amounts required to pay its respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business as presently conducted (other than the Business).

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED ENTITIES

Except as set forth in the correspondingly numbered Schedule of the Disclosure Schedules, the Seller Parties hereby represent and warrant to the Buyer on a joint and several basis that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. Notwithstanding the foregoing, two (2) Business Days prior to the Closing the Seller Parties shall deliver to the Buyer a Disclosure Schedule Supplement setting forth any supplemental disclosures correspondingly numbered and related solely to the representations and warranties regarding the Acquired Entities, other than the Seller Parties Fundamental Representations.

3.1   Organization; Corporate Power.

(a) Each Acquired Parent Entity is a duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified except where such qualification would not have a Material Adverse Effect on the Acquired Parent Entities taken as a whole. Each Acquired Parent Entity possesses all requisite limited liability company power and authority necessary to own, operate, lease and license its properties and to carry on its business as now conducted. True, correct and complete copies of each Acquired Parent Entity’s organizational documents currently in effect have been provided to the Buyer and reflect all amendments made thereto at any time prior to the Closing Date.

3.2   Capitalization and Related Matters.

(a)   Schedule 3.2(a) sets forth a true, correct and complete list of each Acquired Parent Entity, including each Acquired Parent Entity’s name, type of entity, jurisdiction and date of formation, Membership Interests, authorized membership capital, the number and type of its issued and outstanding membership interests, and the current ownership of such membership interests. The Membership Interests of each Acquired Parent Entity constitute all of the authorized, issued and outstanding limited liability company interests of such Acquired Parent Entity.

(b)   All of the Membership Interests have been duly authorized and validly issued. Immediately after the Closing, the Buyer shall own all of the Membership Interests, free and clear of any Liens (other than Liens in favor of the lender as contemplated by the Debt Financing Terms) or any other restrictions on transfer, other than restrictions on transfer arising under applicable federal and state securities Laws. Except for the Membership Interests, there are no issued, reserved for issuance or outstanding (i) limited liability company interests or other equity or voting interests in, the Acquired Parent Entities; (ii) securities of the Acquired Parent Entities convertible into or exchangeable or exercisable for limited liability company interests, or other equity or voting interests in, the Acquired Parent Entities or containing any profit participation features; or (iii) options, warrants, equity appreciation rights, phantom equity, calls, subscriptions or other rights to acquire from the Acquired Parent Entities or other obligations of the Acquired Parent Entities to issue or allot, any limited liability company interests or securities convertible into, or exchangeable or exercisable for, or evidencing the right to subscribe for, limited liability company interests of, or other equity or voting interests in, the Acquired Parent Entities or any equity appreciation rights or phantom equity plans. There are no outstanding obligations of the Acquired Parent Entities to repurchase, redeem or otherwise acquire or retire for value any Membership Interests. There are no statutory or contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights with respect to the Membership Interests. There are no agreements with respect to the voting or transfer of the Membership Interests to which the Acquired Parent Entities or any of their respective Subsidiaries are a party or to which the Seller Parties are a party. The Acquired Parent Entities has not violated any applicable federal or state securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale, issuance or allotment of any of the Membership Interests. The Acquired Parent Entities have no liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated, and there are no restrictions of any kind which prevent the payment of the foregoing by the Acquired Parent Entities.

3.3   Subsidiaries; Investments.

(a)   Schedule 3.3(a) sets forth a true, correct and complete list of all direct and indirect Subsidiaries of the Acquired Parent Entities (the “Acquired Subsidiary Entities” and each, an “Acquired Subsidiary Entity”), including each Acquired Entity Subsidiary’s name, type of entity, jurisdiction and date of incorporation or organization, authorized capital stock, partnership or membership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership or membership interests or similar ownership interests, and the current ownership of such shares, partnership or membership interests or similar ownership interests.

(b)   Except for the Acquired Subsidiary Entities and as set forth on Schedule 3.3(b), neither the Acquired Parent Entities nor any Acquired Subsidiary Entity owns, of record or beneficially, any direct or indirect equity or other ownership, capital, voting or participation interest or any right (contingent or otherwise) to acquire the same in any Person.

(c)   Each Acquired Subsidiary Entity (i) is duly organized, validly existing and in good standing (or its equivalent) under the Laws of its jurisdiction of organization and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified , and (ii) possesses all requisite organizational power and authority to own, operate, lease and license its properties, to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement except where such qualification would not have a Material Adverse Effect on the Acquired Entities taken as a whole. True, correct and complete copies of each Acquired Subsidiary Entity’s organizational documents have been provided to the Buyer and reflect all amendments made thereto at any time prior to the Closing Date.

(d)   All of the issued and outstanding shares of capital stock, partnership or membership interests or other similar ownership interests of each Acquired Subsidiary Entity (“Acquired Subsidiary Equity Interests”) have been duly authorized and validly issued, and are fully paid and non-assessable. The Acquired Parent Entities or one or more Acquired Subsidiary Entities owns (beneficially and of record) all of the outstanding Acquired Subsidiary Equity Interests, free and clear of any Liens, other than restrictions on transfer arising under applicable federal and state securities Laws. Except as set forth on Schedule 3.3(d), there are no issued, reserved for issuance or outstanding (i) Acquired Subsidiary Equity Interests; (ii) securities convertible into or exchangeable for Acquired Subsidiary Equity Interests or containing any profit participation features; or (iii) options, warrants, stock appreciation rights, phantom stock, calls, subscriptions or other rights to acquire, or obligations to issue or allot, Acquired Subsidiary Equity Interests or any equity appreciation rights or phantom equity plans. There are no outstanding obligations of any Acquired Entity to repurchase, redeem or otherwise acquire or retire for value any Acquired Subsidiary Equity Interests. There are no statutory or contractual equityholder preemptive or similar rights, rights of first refusal or registration rights with respect to any security of any Acquired Subsidiary Entity. There are no agreements with respect to the voting or transfer of any security of any Acquired Subsidiary Entity. No Acquired Subsidiary Entity has violated any applicable federal or state securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale, issuance or allotment of any security of any Acquired Subsidiary Entity. No Acquired Subsidiary Entity has any liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated, and there are no restrictions of any kind which prevent the payment of the foregoing by any Acquired Subsidiary Entity.

3.4   Financial Statements.

(a)   Schedule 3.4(a) sets forth true, correct and complete copies of the Seller’s and the Acquired Entities’ (i) unaudited consolidated and consolidating balance sheets as of December 31, 2017 (the “Latest Balance Sheet”) and the related unaudited consolidated and consolidating statements of income, changes in shareholders’ equity and cash flow for the twelve-month period ended December 31, 2017 (the “Interim Financial Statements”) and (ii) unaudited consolidated and consolidating balance sheets and related unaudited consolidated and consolidating statements of income, changes in shareholders’ equity, and cash flow for the fiscal year ended December 31, 2016 (the “Year-end Financial Statements” and, together with the Interim Financial Statements, the “Financial Statements”). Each of the Financial Statements (including in all cases the notes and schedules thereto, if any) (i) was prepared from, and is consistent with, the books and records of the Acquired Entities, (ii) has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) fairly presents in all material respects the financial condition, results of operations, shareholders’ equity and cash flow of the Seller and the Acquired Entities as of the dates and for the periods referred to therein, subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments (none of which would be material, individually or in the aggregate) and the absence of notes (that, if presented, would not differ materially from those included in the Year-end Financial Statements). No financial statements of any Person other than the Seller and the Acquired Entities are required by GAAP to be included or reflected in any of the foregoing Financial Statements.

(b)   The Seller and the Acquired Entities maintain accurate books and records reflecting their assets and liabilities and maintain proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to prepare the consolidated financial statements of Seller and the Acquired Entities and to maintain accountability for the Seller and the Acquired Entities’ consolidated assets; (iii) access to the Seller and the Acquired Entities’ assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Seller and the Acquired Entities’ assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. To the Seller Parties’ Knowledge, there are no significant deficiencies, including material weaknesses, in the design or operation of the internal control over financial reporting that would reasonably be expected to adversely affect the Seller or the Acquired Entities’ ability to initiate, authorize, record, process, or report external financial data in accordance with GAAP such that there is more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. To the Seller Parties’ Knowledge, there is no fraud, suspected fraud or allegation of fraud affecting the Seller or the Acquired Entities by management of the Seller or the Acquired Entities, employees who have significant roles in the Seller’s or the Acquired Entities’ internal controls or other employees of the Sellers or the Acquired Entities whose fraud could have a material effect on the financial statements.

3.5   No Undisclosed Liabilities. None of the Acquired Entities have any Liability and there is no basis for any Action with respect to any Liability (and, solely with respect to Liabilities arising out of unasserted claims, of the type required to be reflected on a balance sheet in accordance with GAAP) except for Liabilities (a) set forth on the face of the Latest Balance Sheet or described on Schedule 3.5(a); (b) incurred in connection with the execution of this Agreement; (c) which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or Liability under any Law or any Action and none of which are material individually or in the aggregate), which, for the avoidance of doubt, includes, but is not limited to, any Liability arising in the ordinary course of business under any Contract entered into in the ordinary course of business, regardless of whether such Liability has been asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due; or (d) that individually or in the aggregate do not exceed $100,000. None of the Acquired Entities maintain any “off-balance sheet arrangement” within the meaning of Item 303(a)(4)(ii) of Regulation S-K of the SEC. All Contracts evidencing any Indebtedness of the Acquired Entities are described on Schedules 1.3(b)(iv) and 1.3(b)(v) hereto, along with the amount of Indebtedness associated with each such listed Contract.

3.6   Absence of Certain Developments.

(a) Since the date of the Latest Balance Sheet, the Acquired Parent Entities have conducted the Business in the ordinary course of business in all material respects and there has not occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.6(a), since the date of the Latest Balance Sheet, none of the Acquired Entities have taken any action that would be prohibited by Section 5.1 if taken or proposed to be taken after the date of this Agreement.

(b)   Since December 31, 2017, (i) none of the Acquired Entities have made any cash distributions to the Seller Parties or any other Person except for distributions to the Seller Parties for payments required to be made by a Seller Party pursuant to the GSSLG Credit Facility or as expressly permitted by the terms of this Agreement and (ii) none of the Seller Parties or the Acquired Entities have paid any Acquired Entities Transaction Expenses with cash held by any of the Acquired Entities or generated by the Business.

3.7   Assets. Except as set forth on Schedule 3.7, the Acquired Entities have good and marketable title to, a valid leasehold interest in or a valid license to use, all the material tangible properties and assets used by them, located on their premises, or shown on the Latest Balance Sheet or acquired thereafter (the “Tangible Assets”), free and clear of all Liens, other than Permitted Liens. The Tangible Assets are in good operating condition (normal wear and tear excepted), and are fit in all material respects for use in the ordinary course of business. Except as set forth on Schedule 3.7, the Tangible Assets are all the tangible properties and assets necessary or desirable for the current and proposed operation of the Business in all material respects, and the Tangible Assets, together with any and all intangible assets of the Acquired Entities, including the Business IP (as defined below), are sufficient for the current and proposed operation of the Business and to have achieved the financial results set forth in Financial Statements.

3.8   Intellectual Property.

(a)   Schedule 3.8(a) sets forth a list of all material Registered IP. Except as otherwise indicated on Schedule 3.8(a), the Registered IP listed on Schedule 3.8(a) is solely owned by the Acquired Entities. All registrations and applications for the Registered IP are in the name of the Acquired Entities except as otherwise indicated on Schedule 3.8(a). All necessary registration and renewal fees due prior to, or within 60 days after, the Closing in connection with such registrations in the jurisdictions set forth on Schedule 3.8(a) have been made. No registration of or application for any of the Registered IP is or has been the subject of any opposition, interference, cancellation, or other proceeding pending before any Governmental Entity. All works encompassed by Registered IP have been marked with the proper registration notices.

(b)   The Acquired Entities exclusively own all Intellectual Property used in the Business (the “Business IP”), free and clear of all Liens other than Permitted Liens. No Business IP is subject to any Action or outstanding Order or settlement agreement or stipulation in any Action to which any Acquired Entity is a party that restricts the transfer, assignment or licensing thereof by any Acquired Entity or the enforceability of such Business IP. Schedule 3.8(b) sets forth a list of all material Business IP that is not already included in Schedule 3.8(a).

(c)   To the Seller Parties’ Knowledge, the operation of the Business by the Acquired Entities does not infringe, misappropriate or otherwise violate any Intellectual Property owned by a third Person. None of the Acquired Entities have received notice from a third Person claiming the operation of the Business of the Acquired Entities infringes, misappropriates or otherwise violates any Intellectual Property of a third Person.

(d)   To the Seller Parties’ Knowledge, no third Person is infringing, misappropriating or otherwise violating any of the Business IP. No Actions have been brought or threatened against any Person by the Acquired Entities in the three (3) years preceding the date hereof alleging that such Person is infringing, misappropriating or otherwise violating any Business IP.

(e)   The Acquired Entities have taken commercially reasonable measures to protect as confidential those trade secrets included in the Business IP. Each employee of the Acquired Entities who has made any material contributions to the creation or development of any Business IP the rights in which are not otherwise vested in the Acquired Entities by operation of Law or Contract has executed a proprietary information and inventions agreement substantially in the form(s) provided to the Buyer.

(f)   Schedule 3.8(f) contains a complete list of all material licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which any of the Acquired Entities is a party, beneficiary or otherwise bound (“IP Agreements”). Each IP Agreement is valid and binding and is in full force and effect. No party to an IP Agreement is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any IP Agreement.

(g)   The computer, information technology and data processing systems and services used by the Acquired Entities (collectively, including software, “Systems”), are (i) to the Seller Parties’ Knowledge, free from all material defects in design, workmanship and materials and conform in all material respects to the written documentation and specifications therefor and (ii) sufficient for the needs of the Acquired Entities, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. The Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the Acquired Entities. After giving effect to the Shared Services Agreement, from and after the Closing, the Buyer will have and be permitted to exercise the same rights with respect to the Systems as the Acquired Entities exercised prior to the Closing, without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which an Acquired Entity would otherwise have been required to pay. In the last three (3) years from the date hereof, there have been no (A) material failures, breakdowns, continued substandard performance or other adverse events affecting any Systems or (B) breaches of the security of, or other unauthorized access to, the Systems (including any data stored thereon) or any confidential, personal or other sensitive information under the control, or in the possession, of an Acquired Entity.

3.9   Real Property

(a)   Schedule 3.9(a) sets forth a true, correct and complete list of all the addresses and corresponding legal descriptions for real property and interests in real property owned in fee by any Acquired Entity (individually, an “Owned Property” and, collectively, the “Owned Properties”) and identifies any reciprocal easement or operating agreements relating thereto. The relevant Acquired Entity has good, marketable and insurable fee simple title to each Owned Property, subject only to Permitted Liens. The Seller Parties have previously delivered or caused the Acquired Entities to deliver to the Buyer or its counsel true, correct and complete copies of all vesting deeds, title insurance reports, commitments and policies, and surveys for the Owned Properties. No Owned Property is presently being marketed for sale, or is under contract to be sold. Schedule 3.9(a) also sets forth a true, correct and complete list of any lease, sublease, license or similar agreement that grants to any other Person any right to acquire, lease, use or occupy any Owned Property or any portion thereof (any such lease, sublease, license or similar agreement, an “Owned Property Occupancy Agreement”). The Seller Parties have previously delivered or caused the Acquired Entities to deliver or provide to the Buyer or its counsel true, correct and complete copies of each Owned Property Occupancy Agreement, together with all amendments, modifications, supplements, waivers and side letters related thereto. With respect to each Owned Property Occupancy Agreement: (i) the Owned Property Occupancy Agreement is legal, valid, binding, enforceable and in full force and effect; (ii) none of the Acquired Entities or, to the Seller Parties’ Knowledge, any other party to the Owned Property Occupancy Agreement is in material breach or default thereunder and, to the Seller Parties’ Knowledge, collectively, no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Owned Property Occupancy Agreement; (iii) no party to the Owned Property Occupancy Agreement has repudiated any provision thereof; (iv) Seller Parties have not received written notice of any, and to the Knowledge of the Seller Parties, there are no, disputes, oral agreements or forbearance programs in effect as to the Owned Property Occupancy Agreement; and (v) the Owned Property Occupancy Agreement has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Buyer.

(b)   Schedule 3.9(b) sets forth a true, correct and complete list of all real property and interests in real property leased, licensed, subleased or occupied by any Acquired Entity as lessee, licensee, sublessee or occupant (individually, a “Leased Property” and, collectively, the “Leased Properties”; each Owned Property and Leased Property is sometimes referred to herein individually as a “Acquired Entities Property” and collectively as the “Acquired Entities Properties”) and identifies for each lease of Leased Property (individually, a “Lease” and, collectively, the “Leases”) the parties thereto, the address of the property subject thereto (and the corresponding legal description, where available), the rent payable thereunder, the terms of any renewal options, the substance of any amendments or modifications thereto and any reciprocal easement or operating agreements relating thereto. The relevant Acquired Entity has a good, marketable and valid leasehold interest in each Leased Property, subject only to Permitted Liens. The Seller Parties have previously delivered to the Buyer or its counsel true, correct and complete copies of each Lease, together with all amendments, modifications, supplements, waivers and side letters related thereto. With respect to each Lease: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) none of the Acquired Entities or, to the Seller Parties’ Knowledge, any other party to the Lease is in material breach or default thereunder and, to the Seller Parties’ Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iii) no party to the Lease has repudiated any provision thereof; (iv) Seller Parties have not received written notice of any, and to the Knowledge of the Seller Parties, there are no, material disputes, oral agreements or forbearance programs in effect as to the Lease; (v) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Buyer; (vi) none of the Acquired Entities have assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease; and (vii) the Lease covers the entire estate it purports to cover.

(c)   With respect to each Acquired Entities Property: (i) the current use of such Acquired Entities Property and the operation of the Acquired Entities’ business thereon does not violate in any material respect any instrument of record or Contract affecting such Acquired Entities Property, as applicable, or any applicable Law in any material respect (without any fines or monetary Liabilities attached); (ii) except for the Owned Property Occupancy Agreements and the Leases, there are no leases, subleases, licenses, occupancy, concessions or other Contracts, written or oral, granting to any Person the right of use or occupancy of any portion of such Acquired Entities Property except in favor of the Acquired Entities; and (iii) except pursuant to an Owned Property Occupancy Agreement, there are no Persons in possession of such Acquired Entities Property except the Acquired Entities.

(d)   Except as set forth on Schedule 3.9(d), with respect to those Leases that were assigned or subleased to the Acquired Entities by a third party, all necessary consents to such assignments or subleases have been obtained. None of the rights of the relevant Acquired Entity under any of the Leases will be subject to termination or modification as the result of the transactions contemplated by this Agreement.

(e)   The Acquired Entities have not received any written notice of violation of any Law with respect to any Acquired Entities Property, and to the Seller Parties’ Knowledge, no notice of violation of any Law has been issued by any Governmental Entity with respect to any Acquired Entities Property. Each of the Acquired Parent Entities Properties is in compliance with all applicable Laws.

(f)   The Acquired Entities have all material certificates of occupancy and Permits of any Governmental Entity necessary for the current use and operation of each Acquired Entities Property. Such Permits have been validly issued by the appropriate Governmental Entity in compliance with all applicable Laws, and the Acquired Entities have fully complied with all material conditions of the Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any Permit. All material Permits are in full force and effect without further consent or approval of any Person.

(g)   No part of any Acquired Entities Property is subject to any building or use restrictions that would materially restrict or prevent the present use and operation of such Acquired Entities Property, and each Acquired Entities Property is properly and duly zoned for its current use, and such current use is in all respects a conforming use. No Governmental Entity having jurisdiction over any Acquired Entities Property has issued or, to the Seller Parties’ Knowledge, threatened in writing to issue any notice or Order, injunction, judgment, decree, ruling, writ or arbitration award that adversely affects the use or operation of any Acquired Entities Property, or requires, as of the date hereof or a specified date in the future, any repairs or alterations or additions or improvements thereto, or the payment or deduction of any money, fee, exaction or property.

(h)   There does not exist any actual or, to the Seller Parties’ Knowledge, threatened or contemplated condemnation or eminent domain proceedings that affect any Acquired Entities Property or any part thereof, and none of the Acquired Entities have received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use any Acquired Entities Property or any part thereof.

(i)   None of the Acquired Entities know of any actual or pending imposition of any assessments for public improvements with respect to any Acquired Entities Property and, to the Seller Parties’ Knowledge, no such improvements have been constructed or planned that would be paid for by means of assessments upon any Acquired Entities Property.

(j)   No improvements constituting a part of any Acquired Entities Property encroach onto real property not owned or leased by any Acquired Entity to the extent that removal of such encroachment would materially impair the manner and extent of the current use, occupancy and operation of such improvements or cost Seller Parties (or after Closing, Buyer) as the responsible party in excess of $50,000 to remove. Further, no improvements of third parties encroach on any portion of the Acquired Entities Property.

(k)   All improvements located on each Acquired Entities Property, and all systems and utilities serving each Acquired Entities Property, are in good condition, working order and repair (ordinary wear and tear excepted), and are available and sufficient to enable the Acquired Entities Properties to continue to be used, occupied and operated in the manner currently using used, occupied and operated. No Acquired Entities Property is dependent on any other property for access, operation, utility or use which is not a part of such Acquired Entities Property. No Acquired Entities Property or part thereof has suffered any damage by fire or other casualty that has not heretofore been restored. No portion of the Acquired Entities Property is located in a special flood hazard area as designated by any Governmental Entity.

(l)   None of the Acquired Entities have received any written notice from any insurance company that has issued a policy with respect to any Acquired Entities Property requesting performance of any structural or other repairs or alterations to such Acquired Entities Property that have not been heretofore completed by any Acquired Entity.

(m)   No work has been performed during the past year or is in progress by the Seller Parties, the Acquired Entities or any third party on any Acquired Entities Property which might give rise to a valid mechanic’s, materialman’s or other lien against such parcels or any portion thereof, and no materials have been furnished to any such parcels or any portion hereof which might give rise to a valid mechanic’s, materialman’s or other lien against such parcels or any portion thereof.

(n)   Except as set forth in Schedule 3.9(n), none of the Acquired Entities owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

3.10   Contracts.

(a)   Except as set forth on Schedule 3.10, none of the Acquired Entities are a party to or bound by any written or oral:

(i)   collective bargaining agreement or other Contract with any labor union;

(ii)   management agreement or other Contract (1) for the employment or consultancy of any officer, individual employee or other Person on a full time, part-time or consulting basis (other than at-will employment agreements with its employees which do not commit any Acquired Entity to severance, termination or other similar payments or benefits and which are terminable without prior notice without penalty or adverse consequence) or (2) providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of its assets or a change of control or (3) otherwise restricting its ability to terminate the employment or services of any officer, individual employee or other Person at any time without penalty or liability, or (4) providing for profit sharing or any other material plan or arrangement for the benefit of current or former directors, officers, employees or other service providers or (5) providing for or granting stock options, stock purchase rights, stock appreciation rights, deferred compensation to any current or former directors, officers, employees or other service providers;

(iii)   Contract relating to Indebtedness or to the mortgaging or pledging of, or otherwise placing a Lien on, any of its assets or any of its securities;

(iv)   Contract (or group of related Contracts) for the purchase, sale, distribution or marketing of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which (A) calls for performance over a period of more than one year, (B) involves consideration in excess of $50,000 in the aggregate, or (C) would be reasonably expected to result in a material loss to any Acquired Entity;

(v)   Contract containing covenants that in any way purport to restrict the right or freedom of the Acquired Entities or any other Person for the benefit of any of them to (A) engage in any business activity, (B) engage in any line of business or compete with any Person, (C) conduct any activity in any geographic area, (D) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person, (E) sell, transfer or place a Lien on any of its assets, (F) make any dividend or distribution, or (G) amend or modify any of its organizational documents;

(vi)   Contract under which it has advanced or loaned (or committed to loan) or provided credit support (or committed to provide credit support) to other Person any amounts;

(vii)   Contract under which it is lessee of or holds or operates any property, real or personal, owned by any other Person, which involves annual rental payments of greater than $10,000 or group of such Contracts with the same Person which involve consideration in excess of $25,000 in the aggregate;

(viii)   Contract under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it which involves consideration in excess of $10,000 or group of such Contracts with the same Person which involve consideration in excess of $25,000 in the aggregate;

(ix)   license or other Contract with respect to any Intellectual Property to which any Acquired Entity is party as licensor, licensee or otherwise, other than licenses to any Acquired Entity of unmodified, off-the-shelf software in each case identifying the subject Intellectual Property;

(x)   Contract requiring any Acquired Entity to indemnify or hold harmless any Person under which there is a current factual basis for the Company to have Knowledge that any Acquired Entity is reasonably likely to be responsible for indemnification obligations in excess of $100,000;

(xi)   warranty Contract with respect to its services rendered or its products sold, leased or licensed;

(xii)   any Contract between either Seller Party or their respective Affiliates, on the one hand, and the Acquired Entities or their respective Affiliates, on the other hand;

(xiii)   Contract that provides any customer with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers of the Acquired Entities, including any Contract which contains a “most favored nation” provision;

(xiv)   Contract which contains performance guarantees;

(xv)   Contract involving the settlement of any Action or threatened Action (A) which will (i) involve payments after the date of the Latest Balance Sheet of consideration in excess of $20,000 or (ii) impose monitoring or reporting obligations to any other Person outside the ordinary course of business or (B) with respect to which conditions precedent to the settlement have not been satisfied;

(xvi)   Contract relating to the acquisition or sale of the Business (or any material portion thereof), whether or not consummated;

(xvii)   Contract with any Governmental Entity;

(xviii)   partnership, joint venture or other similar Contract involving a share of profits, losses, costs, or liabilities with any other Person;

(xix)   (A) Contract (or group of related Contracts) the performance of which involves consideration in excess of $50,000 per year or $100,000 in the aggregate or which cannot be canceled by the Acquired Entities upon thirty (30) days’ notice without premium or penalty or (B) any Contract with a Material Customer;

(xx)   Contract that purports to bind or restrict, or to be enforceable against, any Affiliate of the Acquired Entities (other than other Acquired Entities) or that would bind or restrict, or be enforceable against, the Buyer or any of its Affiliates (other than the Acquired Entities) after the Closing; or

(xxi)   other Contract material to any Acquired Entity, whether or not entered into in the ordinary course of business.

(b)   All of the Contracts set forth or required to be set forth on Schedule 3.10 (each, together with all amendments thereto, a “Material Contract”) are valid, binding and enforceable against the Acquired Entities (to the extent party thereto) and enforceable by the Acquired Entities (to the extent party thereto) against the other parties thereto, in accordance with their respective terms, in each case, subject to the Enforceability Exceptions. The Acquired Entities (to the extent party thereto) have properly conducted and paid all amounts to be paid by any Acquired Entity and otherwise performed all material obligations required to be performed by them under such Contracts and none of the Acquired Entities have received any notice that it such Acquired Entity in default under or in breach of any such Contract. To the Seller Parties’ Knowledge, (i) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by any Acquired Entity under any such Contract; (ii) no other party to any such Contract is in breach thereof or default thereunder and none of the Acquired Entities or Seller Parties have received any notice of termination, cancellation, breach or default under any such Contract; (iii) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Entity under any of the Material Contracts with any Person and no such Person has made written demand for such renegotiation; and (iv) with respect to the performance bonds set forth in subsection (iii) of Schedule 3.10, there have been no claims by the beneficiary thereof, and there are no facts which could reasonably likely lead to the beneficiary thereof to assert a claim under such performance bonds. The Acquired Entities (to the extent party thereto) shall have the benefit of each Material Contract and, subject to the Enforceability Exceptions, shall be entitled to enforce each such Contract immediately following the Closing. Each Material Contract relating to the sale, design, manufacture, or provision of products or services has been entered into by the Acquired Entities in the ordinary course of business and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, in violation of any Law. The completion or performance of each Material Contract relating to the sale, design, manufacture, or provision of products or services by the Acquired Entities would not reasonably expected to result in less than normal profit margins, or otherwise result in a loss, to the Acquired Entities. A true, correct and complete copy of each written Material Contract and an accurate written description setting forth the terms and conditions of each oral Material Contract have been delivered or made available to the Buyer.

3.11   Insurance. Schedule 3.11 sets forth (a) all insurance policies to which any Acquired Entity is a party, an insured, or a beneficiary, or under which any of them, or any director, officer, or manager of any of them in his or her capacity as such, is or has been covered at any time since January 1, 2015 (or such later date if the Acquired Entity has not been controlled by Meridian since January 1, 2015) , (b) a brief description of all claims of the Acquired Entities that are currently pending, (c) a brief description of any self-insurance, co-insurance or retention arrangement by or affecting any Acquired Entity, including any reserves established thereunder, (d) a brief description of all obligations of any Acquired Entity to third parties with respect to insurance coverage (including such obligations under leases and service agreements) and identifying the policy under which such coverage is provided and (e) a brief description of each such policy including the names of policies, insurers, insureds, jurisdiction(s) in which coverage is applicable, policy limits, policy periods and premiums. All of the insurance policies identified on Schedule 3.11 are in full force and effect and, subject to the assignment of such policies as set forth on Schedule 7.1(l), will continue in full force and effect following the consummation of the transactions contemplated by this Agreement, subject to the Enforceability Exceptions. Such insurance policies (i) collectively provide adequate insurance coverage for the assets and operations of the Acquired Entities; (ii) collectively are sufficient for compliance with all requirements of Law and all Contracts to which any Acquired Entity is a party or is otherwise bound; (iii) are issued by an insurer that Meridian reasonably believes is financially sound and reputable; and (iv) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any Acquired Entity. All premiums due and payable under all such policies have been paid and none of the Acquired Entities have received any notification of cancellation of any such insurance policies. There are no pending claims by any Acquired Entity to which the insurers have denied coverage or otherwise reserved rights. Since January 1, 2015, none of the Acquired Entities have been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance.

3.12   Legal Proceedings; Orders.

(a)   There are no, and since January 1, 2013 there have not been any, Actions pending or, to the Seller Parties’ Knowledge, threatened against or affecting the Acquired Entities, any of their respective officers, managers or directors (in their capacities as such or otherwise with respect to the Business) or any of the assets owned or used by any Acquired Entity that, individually or in the aggregate (x) would be material to the Acquired Entities or the Business, or (y) challenges, or that could have the effect of preventing, impeding, hindering, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any of the transactions contemplated by this Agreement. There are no Actions pending or threatened by any Acquired Entity against any Person. To the Seller Parties’ Knowledge, there is no valid basis for any of the foregoing.

(b)   To the Seller Parties’ Knowledge, none of the Acquired Entities are the subject of any governmental investigation or inquiry and, to the Seller Parties’ Knowledge, there is no valid basis for any of the foregoing. None of the Acquired Entities, or any assets owned or used by any of them, is subject to any Order. Each of the Acquired Entities has at all times been in material compliance with each Order to which it, or any assets owned or used by it, is or has been subject. No event has occurred or circumstance exists that could constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which any Acquired Entity, or any assets owned or used by any of them, is subject. Since January 1, 2012 none of the Acquired Entities has at any time received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, or potential material violation of, or material failure to comply with, any Order to which any Acquired Entity, or any assets owned or used by any of them, is subject. The Acquired Entities are fully insured with respect to each of the matters set forth on Schedule 3.12.

3.13   Tax Matters.

(a)   Except as set forth in Schedule 3.13(a), all Tax Returns required to be filed by, or behalf of, any Acquired Entity have been timely filed. Such Tax Returns are true, complete and correct in all material respects. All material Taxes due and owing by any Acquired Entity (whether or not shown on any Tax Return) have been timely paid.

(b)   Each Acquired Entity has withheld and paid to the applicable Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other Person, and each Acquired Entity has complied in all material respects with all information reporting and backup withholding provisions of applicable Law.

(c)   No claim has been made by any Taxing Authority in writing in any jurisdiction where an Acquired Entity does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction which has not been settled or resolved.

(d)   No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the any Acquired Entity that are in force or pending.

(e)   All deficiencies asserted, or assessments made, against any Acquired Entity as a result of any examinations by any Taxing Authority have been fully paid.

(f)   No Acquired Entity is a party to any Action by any Taxing Authority. There are no pending or, to the Knowledge of the Seller Parties, threatened Actions by any Taxing Authority against any of the Acquired Entities.

(g)   There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Acquired Entity.

(h)   Except as set forth in Schedule 3.13(h), no Acquired Entity is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement, the principal purpose of which is to provide for the payment of Taxes of a Person other than an Acquired Entity.

(i)   No Acquired Entity has been a member of an Affiliated Group or is a party to, or bound by, any closing agreement or offer in compromise with any Taxing Authority.

(j)   No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Taxing Authority with respect to an Acquired Entity.

(k)   No Acquired Entity has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. No Acquired Entity has any Liability for Taxes of any Person (other than an Acquired Entity) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(l)   No Acquired Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any of the following: (i) a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) a “closing agreement” as described in Section 7121 of the Code executed on or prior to the Closing Date; (iii) an installment sale or open transaction executed on or prior to the Closing Date; (iv) receipt of a prepaid amount prior to the Closing Date; (v) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (vi) the utilization of any method of accounting other than the accrual method; or (vii) election under Section 108(i) of the Code.

(m)   Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(n)   No Acquired Entity has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code within the past five (5) years.

(o)   No Acquired Entity is, or has been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(p)   No Acquired Entity is subject to Tax or has a permanent establishment in any foreign jurisdiction.

(q)   None of the assets of the Acquired Entities constitute property that the Acquired Entities are required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

(r)   Each Acquired Entity is and at all times since its respective date of formation has been, properly classified as an entity disregarded as separate from its owner, Seller, within the meaning of Treasury Regulation Sections 301.7701-2(c)(2)(i) and 301.7701-3(b)(1)(ii) for U.S. federal (and applicable state) income Tax purposes, and none of any Seller Party or Acquired Entity nor any Person on behalf of any Acquired Entity has made any election to change the default classification of any Acquired Entity under Treasury Regulation Section 301.7701-3(b)(1).

3.14   Compliance with Laws; Permits.

(a)   Except as set forth in Schedule 3.14(a), since January 1, 2013 (i) the Acquired Entities have conducted the Business in material compliance with all Laws relating to the operation and conduct of the Business or any of its properties or facilities in all material respects; and (ii) none of the Acquired Entities have received (x) written notice of any violation, alleged violation or potential violation of any such Laws, (y) to the Seller Parties’ Knowledge, any non-written notice of any violation, alleged violation or potential violation of any such Laws that would, individually or in the aggregate, reasonably be expected to be material to the Business, or (z) any actual, alleged, or potential obligation on the part of any Acquired Entity to undertake, or to bear all or any portion of the cost of, any remedial action that would, individually or in the aggregate, reasonably be expected to be material to the Business.

(b)   No event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in (x) a material violation by any Acquired Entity of, or a failure on the part of any Acquired Entity to comply with, any Law relating to the operation and conduct of the Business or any of its properties or facilities or (y) any obligation on the part of any Acquired Entity to undertake, or to bear all or any portion of the cost of, any remedial action that would, individually or in the aggregate, reasonably be expected to be material to the Business.

(c)   None of the Acquired Entities or any director, officer, agent, employee or other Person acting on behalf of any of the Acquired Entities (in their capacity as director, officer, agent, or employee), has at any time since January 1, 2013: (i) used any corporate funds of the Acquired Parent Entities or any Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business, or failed to disclose fully any such contribution in violation of applicable laws; (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (iii) made any unlawful payment or given any other unlawful consideration to any customer, agent, distributor or supplier of the Acquired Entities or any director, officer, agent, or employee of such customer or supplier.

(d)   The Acquired Entities are in possession of all Permits necessary for the Acquired Entities to own, lease and operate their respective properties, other than those Permits set forth on Schedule 3.14(d) that are not material to the Business, or to conduct the Business consistent with past practice. All applications for or renewals of all such material Permits have been timely filed and made and no such Permit will expire or be terminated as a result of the consummation of the transactions contemplated by this Agreement. All of such Permits are in full force and effect and will remain in full force and effect immediately following the Closing, and the Acquired Entities are in compliance with the foregoing in all material respects without any conflict with the valid rights of others. There is no Action pending, or to the Seller Parties’ Knowledge, threatened, nor has any Acquired Entity received any notice (written or non-written) from any Governmental Entity, to revoke, cancel, refuse to renew or adversely modify any such material Permit.

3.15   Employees.

(a)   Schedule 3.15(a) sets forth a true, correct and complete list of all employees, independent contractors and consultants of the Acquired Entities as of the date of this Agreement, and shows, with respect to each such individual, the following: name; position; location; base salary, hourly wage rate or other type of compensation; and bonus, commission or other incentive opportunity for the Acquired Entities’ current fiscal year, as applicable.

(b)   None of the Acquired Entities are party to a collective bargaining Contract and, to the Seller Parties’ Knowledge, none of the Acquired Entities’ personnel are represented by a labor organization. There are no pending or, to the Seller Parties’ Knowledge, threatened against the Acquired Entities, labor disputes, strikes, work stoppages, organizational activities, requests for representation, pickets or work slow-downs, nor has any such event occurred within the past three (3) years from the date hereof.

(c)   The Acquired Entities are in compliance in all material respects with all applicable Laws regarding employees, including those relating to employment and employment practices, terms and conditions of employment, wages, hours of work, plant closing and occupational safety and health, and there is no unfair labor practice charge or complaint or any other Action, against any Acquired Entity pending or, to the Seller Parties’ Knowledge, threatened before the National Labor Relations Board, an arbitrator, or any Governmental Entity brought by or on behalf of any individual employee, a group consisting of more than one (1) employee, or on a class or collective action basis.

(d)   In the three (3) years prior to the date of this Agreement, none of the Acquired Entities have effectuated (i) a “plant closing” (as defined in the WARN Act or any similar state, local or foreign law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Acquired Entity or (ii) a “mass layoff” (as defined in the WARN Act, or any similar state, local or foreign law) affecting any site of employment or facility of the Acquired Entities.

3.16   Employee Benefits.

(a)   Schedule 3.16(a) includes a list of each Benefit Plan.

(b)   With respect to each Benefit Plan, the Seller Parties have made available to the Buyer true and complete copies of (i) each Benefit Plan (or, if not written, a written summary of its material terms), including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications (iii) the three (3) most recent annual reports (Form 5500 series) filed with the Department of Labor (with all schedules and attachments), (iv) the three (3) most recent actuarial reports or other financial statements relating to such Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service and any pending request for such a letter, (vi) the three (3) most recent nondiscrimination tests performed under the Code, (vii) all agreements or contracts with any service provider with respect to any Benefit Plan and (viii) all filings made with any Governmental Entity, including but not limited to any filings under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program.

(c)   Except as set forth on Schedule 3.16(c), each Benefit Plan complies in all respects in form, and has in operation been administered in all material respects in accordance with, its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made under the terms of any Benefit Plan as of the date of this Agreement have been timely made or, if required but not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Acquired Entities’ financial statements prior to the date of this Agreement. Except as set forth on Schedule 3.16(c), with respect to each Benefit Plan, all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all material notices and disclosures have been timely provided to participants. With respect to the Benefit Plans, no event has occurred and, to the Seller Parties’ Knowledge, there exists no condition or set of circumstances in connection with which the Acquired Entities could be subject to any material Liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Benefit Plans, ERISA, the Code or any other applicable Law. There are no pending audits or investigations by any Governmental Entity involving any Benefit Plan, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto. Neither the Acquired Entities nor any ERISA Affiliate has any Liability under Section 502 of ERISA. All contributions and payments to such Benefit Plan are deductible under Sections 162 or 404 of the Code. No Benefit Plan is, and neither the Acquired Entities nor any of its ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to, or has, sponsored, maintained, contributed to or had any obligation to contribute to a (i) “pension plan” under Section 3(2) of ERISA that is subject to Title IV of ERISA, (ii) a Multiemployer Plan, (iii) a “multiple employer plan” within the meaning of ERISA or an employee benefit plan subject to Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d)   Each Benefit Plan which is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the Internal Revenue Service as to its qualified status, or (ii) may rely upon a favorable prototype opinion letter from the Internal Revenue Service, and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. To the Seller Parties’ Knowledge, no fact or event has occurred that could cause the loss of the qualified status of any such Benefit Plan or the exempt status of any such trust.

(e)   Each Benefit Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without Liability (other than Liability for ordinary administrative expenses typically incurred in a termination event). Neither the Acquired Entities, nor to the Seller Parties’ Knowledge, any other person or entity has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or a merger or termination for the purpose of consolidating benefit programs onto a single employee benefit plan.

(f)   Except as provided on Schedule 3.16(f), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, will (i) entitle any current or former employee, consultant or director of any Acquired Entity or any group of such employees, consultants or directors to any payment of compensation; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit. Except as provided on Schedule 3.16(f), no amount that could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) or by any of the Transaction Documents, by any employee, officer, director or other service provider of any Acquired Entity who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(g)   Except as required by applicable Law and as set forth on Schedule 3.16(g), no Benefit Plan, except those set forth on Schedule 3.16(g), provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits.

(h)   The Acquired Entities have not entered into any contract, agreement or arrangement covering any employee that gives rise to the payment of any amount that would not be deductible during tax years ended prior to December 31, 2017 pursuant to the terms of Section 162(m) of the Code. Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code), if any, has been maintained and operated in documentary and operational compliance with Section 409A of the Code. No payment pursuant to any Benefit Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code) would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to this Agreement or otherwise.

(i)   None of the Acquired Entities have sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain or contribute to any employee benefit plan, program or arrangement which is subject to the Laws of any jurisdiction other than the United States.

3.17   Affiliated Transactions. Except as set forth on Schedule 3.17, no Related Party (a) is a party to any Contract with any Acquired Entity; (b) has any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of any Acquired Entity (it being agreed, however, that the passive ownership of securities listed on any national securities exchange representing no more than five percent of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person); (c) has any interest in any property, asset or right used by any Acquired Entity or necessary for the Business; (d) has outstanding any Indebtedness owed to any Acquired Entity; or (e) has received any funds from any Acquired Entity since the date of the Latest Balance Sheet, or is the obligee or beneficiary of any Liability of any Acquired Entity, in each case, except for employment-related compensation or Liabilities therefor received or payable in the ordinary course of business. None of the Acquired Entities are responsible for, or are bound by, any obligations of the Seller Parties or their Affiliates (other than other Acquired Entities). None of the Seller Parties or their Affiliates (other than the Acquired Entities) owns or has any rights to any material assets used in connection with the Business.

3.18   Environmental Matters. Except as set forth on Schedule 3.18, (a) each of the Acquired Entities (which shall include, for purposes of this Section 3.18, the Acquired Entities’ predecessors) is now and has always been in material compliance with all Environmental Laws and each has all environmental Permits necessary for the conduct and operation of the Business as now being conducted, and all such environmental Permits are in good standing; (b) there is not now and has not been any Hazardous Substances manufactured, used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the Acquired Entities, or any property previously owned, leased or operated by the Acquired Entities, except in material compliance with all applicable Environmental Laws; (c) the Acquired Entities have not received any notice of alleged, actual or potential responsibility or liability for, or any inquiry or investigation regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor is the Acquired Entities aware of any information which might form the basis of any such notice or claim; (d) there is no site to which the Acquired Entities has transported or arranged for the transport of Hazardous Substances which is or may become the subject of any environmental action; (e) there is not now nor has there ever been any underground or aboveground storage tank at any property currently owned, leased or operated by the Acquired Entities or at any property previously owned, leased or operated by the Acquired Entities; (f) the Acquired Entities have not released any other Person from claims or liability under any Environmental Law nor has waived any rights concerning any claims under any Environmental Law; (g) none of the Acquired Entities are indemnitors in connection with any potential or actual claim for any liability or responsibility under any Environmental Law, (h) none of the Acquired Entities have entered into or agreed to any consent order or decree, or contract, or is subject to any judgment, settlement, order, or agreement relating to, compliance with, or liability under, any Environmental Law, environmental Permit, or the assessment, investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, or any liabilities for personal injury or threatened personal injury, or injury or threatened injury to property or natural resources, (i) the Acquired Entities have provided true, complete and correct copies of all environmental insurance policies to the Buyer, and (j) true, complete and correct copies, in the Acquired Entities’ possession or control, of all sampling results, environmental or safety audits or inspections, or other written reports or correspondence concerning environmental, health or safety issues, pertaining to any current or former operations of the Acquired Entities or property currently or formerly owned, leased or operated by the Acquired Entities, have been provided to the Buyer.

3.19   Customers.

(a)   Schedule 3.19(a) sets forth the top ten (10) customers of the Acquired Entities (including distributors) (each, a “Material Customer”), based on the dollar amount of consolidated revenues earned by the Acquired Entities for each of the two (2) most recent fiscal years and the revenue generated from such customers.

(b)   No Material Customer has given the Seller Parties or the Acquired Entities or any of their respective Affiliates, officers, directors, employees, agents or representatives, notice that it intends to stop or materially alter its business relationship with any Acquired Entity (whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise), or has during the past twelve (12) months decreased materially, or threatened to decrease or limit materially, its supply of services or products to any Acquired Entity. To the Seller Parties’ Knowledge, (i) no Material Customer intends to cancel or otherwise substantially modify its relationship with any Acquired Entity or to decrease or limit materially, its purchase of products or services from, any Acquired Entity, (ii) no Material Customer has advised any Acquired Entity of any material problem or dispute with any Material Customer and (iii) no such Material Customer is or will be the subject of any voluntary or involuntary bankruptcy, solvency or other similar proceeding.

3.20   Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract to which any Acquired Entity is a party or that is otherwise binding upon any Acquired Entity and no Person is entitled to any fee or commission or like payment in respect thereof. All fees, commissions or like payments to any Person listed on Schedule 3.20 (or pursuant to the agreements listed therein) shall be paid at Closing, and following the Closing, none of the Acquired Entities, the Buyer or any of their respective Affiliates will have any obligation of any kind with respect to the matters or agreements listed on Schedule 3.20.

3.21   Information Security and Data Privacy Laws.

(a)   Compliance with Information Security and Data Privacy Laws. The Acquired Entities are, and have been for the past three (3) years in compliance, in all material respects, with the following laws, to the extent applicable to the Acquired Entities and solely to the extent related to the collection, use, disclosure, and protection of personal data by the Acquired Entities: (i) the Fair Credit Reporting Act (FCRA) of 1970, as amended; (ii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM); (iii) the Privacy Act of 1974, as amended; (iv) the Right to Financial Privacy Act of 1978, as amended; (v) the Privacy Protection Act of 1980, as amended; (vi) the Electronic Communications Privacy Act (ECPA) of 1986, as amended; (vii) the Video Privacy Protection Act (VPPA) of 1988, as amended; (viii) the Telephone Consumer Protection Act (TCPA) of 1991, as amended; (ix) the Telecommunications Act of 1996, as amended; (x) HIPAA; (xi) the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended; (xii) the Financial Modernization Act (Graham-Leach-Bliley Act (GLBA)) of 2000, as amended; (xiii) state Laws governing the use of electronic communications, e.g., email, text messaging, telephone, paging and faxing; (xiv) state Laws governing the use of information collected online, state Laws requiring privacy disclosures to consumers, state data breach notification Laws, state Laws investing individuals with rights in or regarding data about such individuals and the use of such data, and any state Laws regarding the safeguarding of data, including encryption; and (xv) any relevant Federal or state guidelines or recommended best practices for information security and data privacy, including, but not limited to, the National Institute of Standards and Technology (NIST) Framework for Improving Critical Infrastructure Cybersecurity (Cybersecurity Framework) and Federal Trade Commission (FTC) privacy guidelines (collectively, “Information Security and Data Privacy Laws”).

(b)   Information Security and Data Privacy Complaints and Investigations. To the Seller Parties’ Knowledge, there are no pending, or threatened in writing, Actions against any Acquired Entity that allege either (i) a material security breach of any information security, including, but not limited to, a network intrusion, incident involving the Acquired Entities’ systems related to Personal Information, or data breach of the Acquired Entities’ Systems; or (ii) a violation of any person’s privacy, personal or confidential rights by the Acquired Entities under the Acquired Entities’ information security or data privacy practices or any Information Security and Data Privacy Laws.

(c)   Security Breaches and Unauthorized Access. Since January 1, 2015 to the date hereof, to the Seller Parties’ Knowledge there has been no breach of the Acquired Entities’ Systems or security of any personally identifiable or confidential data, including any unauthorized access to, acquisition of, disclosure of, or loss of data possessed or controlled by the Acquired Entities, including through any of its third-party vendors, and none of the Acquired Entities have received any written notices or complaints from any Person with respect thereto.

(d)   Effect of the Transaction on Personal Information. Neither (i) the execution, delivery, or performance of this Agreement and the other Transaction Documents by the Seller Entities, (ii) the consummation of any of the transactions contemplated hereby or thereby, or (iii) the Buyer’s possession or use of the Personal Information or any data or information in the Acquired Entities’ possession, will result in any material breach or violation of any internal privacy policy of the Acquired Entities, Contract, or any Information Security and Data Privacy Laws pertaining to the collection, use, disclosure, or protection of Personal Information, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon the Closing, the Acquired Entities will continue to have the right to use such Personal Information on identical terms and conditions as Acquired Entities’ enjoyed immediately prior to the Closing.

3.22   No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE II AND THIS ARTICLE III (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES, INCLUDING THE DISCLOSURE SCHEDULE SUPPLEMENT) AND IN ANY OTHER TRANSACTION DOCUMENT OR CERTIFICATE DELIVERED BY OR ON BEHALF OF THE SELLER PARTIES HEREUNDER OR THEREUNDER, THE SELLER PARTIES MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLER PARTIES OR THE ACQUIRED ENTITIES, AND THE SELLER PARTIES HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in the correspondingly numbered Schedule of the disclosure schedules dated as of the date of this Agreement and delivered to the Seller Parties herewith (the “Buyer Disclosure Schedules”), the Buyer represents and warrants to the Seller Parties that the statements contained in this ARTICLE IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing.

4.1   Organization; Power. The Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified. The Buyer possesses all requisite organizational power and authority necessary to own, operate and lease and license its properties, to carry on its business as now conducted and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder.

4.2   Authorization. The Buyer has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. All organizational actions and proceedings required to be taken by or on the part of the Buyer to authorize and permit the execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party and the compliance by the Buyer with the provisions of this Agreement and the other Transaction Documents to which it is a party have been duly and validly taken. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Buyer. This Agreement and the other Transaction Documents to which it is a party constitute a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, in each case subject to Enforceability Exceptions.

4.3   No Conflict; Required Filings and Consents.

(a)   The execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which it is a party does not, and the performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party will not, (i) conflict with or violate any provision of the organizational documents of the Buyer; (ii) assuming compliance with any matters referred to in Schedule 4.3(a), conflict with or violate any Law applicable to the Buyer or by which any property or asset of the Buyer is bound by or affected; (iii) assuming compliance with any matters referred to in Schedule 4.3(a), (A) require any consent or approval under, (B) result in any breach of or any loss of any benefit under, (C) constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or (D) give to others any right of termination, vesting, amendment, acceleration or cancellation of, any material Contract or Permit; or (iv) result in the creation of a Lien on any property or asset of the Buyer.

(b)   The execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which it is a party does not and will not, and the performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party will not require any consent, approval, Order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity.

4.4   Availability of Funds. On the Closing Date and subject to receipt of the proceeds of the Debt Financing, the Buyer will have available all the funds necessary to pay the Closing Date Payments.

4.5   Legal Proceedings. There are no Actions pending or, to the Buyer’s Knowledge, threatened against or affecting the Buyer or any of its officers, managers or directors (in their capacities as such) or any of the assets owned or used by the Buyer that, individually or in the aggregate, challenges, or that could have the effect of preventing, delaying, hindering, impeding, making illegal, imposing limitations or conditions on, or otherwise interfering with, any of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

4.6   Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party based on any Contract to which the Buyer is a party or that is otherwise binding upon the Buyer and no Person is entitled to any fee or commission or like payment in respect thereof.

4.7   No Other Representation or Warranty. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS MODIFIED BY THE BUYER DISCLOSURE SCHEDULES) AND IN ANY OTHER TRANSACTION DOCUMENT TO WHICH THE BUYER IS A PARTY OR CERTIFICATE DELIVERED BY OR ON BEHALF OF THE BUYER HEREUNDER OR THEREUNDER, THE BUYER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

ARTICLE V
PRE-CLOSING COVENANTS

5.1   Conduct of Business by the Acquired Entities. From the date of this Agreement until the Closing, unless the Buyer otherwise agrees in writing, the Seller Parties shall cause each Acquired Entity to (a) conduct its businesses and operations in the ordinary course of business; (b) preserve intact its corporate existence and business organization; (c) use its commercially reasonable best efforts to preserve the goodwill and present business relationships (contractual or otherwise) with all customers, suppliers, resellers, employees, licensors, distributors and others having business relationships with it; (d) use its commercially reasonable best efforts to keep available the services of its current officers, directors, employees and consultants; (e) use its commercially reasonable best efforts to preserve in all material respects its present properties and its tangible and intangible assets; (f) comply in all material respects with all applicable Laws and Material Contracts; (g) pay all applicable Taxes as such Taxes become due and payable; and (h) maintain all existing licenses and permits applicable to its operations and businesses. Without limiting the foregoing, and as an extension thereof, except as set forth on Schedule 5.1 or as expressly permitted by any other provision of this Agreement, the Seller Parties will cause the Acquired Entities not to, from the date of this Agreement until the Closing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Buyer:

(i)   sell, lease, license (as licensor), assign, dispose of or transfer (including transfers to any non-wholly owned Acquired Subsidiary Entity or any of the Acquired Entities’ respective employees or Affiliates) any of its assets (whether tangible or intangible), except for sales of inventory in the ordinary course of business and sales of other assets not in excess of $100,000 in the aggregate;

(ii)   mortgage, pledge or subject to any Lien any portion of its properties or assets, other than Permitted Liens and Liens identified on Schedule 5.1(ii) related to the existing indebtedness of the Acquired Entities;

(iii)   make, commit to make or authorize any capital expenditure by an Acquired Entity, other than capital expenditures not in excess of $150,000 in the aggregate or fail to make capital expenditures contemplated to be made by an Acquired Entity in accordance with past practices;

(iv)   acquire (including by merger, consolidation, license or sublicense) any interest in any Person or substantial portion of the assets or business of any Person, or otherwise acquire any material assets of any Person other than assets acquired in the ordinary course of business;

(v)   incur any additional Indebtedness or assume, guarantee or endorse the obligations of any Person, except for (a) Indebtedness incurred in the ordinary course of business, with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $200,000 for the Acquired Entities taken as a whole, (b) Indebtedness existing on the date hereof or (c) Indebtedness arising from revolving credit facility draws under the GSSLG Credit Facility in a principal amount not in excess of $3,000,000;

(vi)   enter into, amend, modify, accelerate, renew or terminate any Material Contract other than in the ordinary course of business or as otherwise necessary for the consummation of this Agreement; provided the Seller Parties shall promptly provide the Buyer with written notice to such effect and a copy of the documents evidencing such Contract, amendment, modification, acceleration, renewal or termination;

(vii)   issue, sell, pledge, dispose of, encumber or transfer any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of any Acquired Entity;

(viii)   (A) declare, set aside, or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof and including, for the avoidance of doubt, to any Seller Party or any of its Subsidiaries or Affiliates (other than the Acquired Entities)), or enter into any agreement with respect to the voting of its capital stock (or other equity securities) of any Acquired Entity or (B) pay any of the Acquired Entities Transaction Expenses with cash held by any of the Acquired Entities or generated by the Business;

(ix)   reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (or other equity securities) of any Acquired Entity;

(x)   waive, release, assign, settle or compromise any material rights or claims, or any material litigation or arbitration of any Acquired Entity;

(xi)   (A) increase the compensation or benefits payable or to become payable to any director, officer, employee or consultant of any Acquired Entity (other than in the ordinary course of business consistent with past practice); (B) grant or increase any rights to change in control, severance or termination payments or benefits to, or enter into any change in control, employment, consulting or severance agreement with, any director, officer, employee or consultant of any Acquired Entity; (C) establish, adopt, enter into, amend, modify or terminate any Benefit Plan, except to the extent required by applicable Law (other than in the ordinary course of business consistent with past practice); or (D) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan of any Acquired Entity;

(xii)   make loans or advances to, guarantees for the benefit of, or any investments in, any Person in excess of $50,000 in the aggregate;

(xiii)   make any change in accounting policies, practices, principles, methods or procedures for any Acquired Entity, other than as required by GAAP or by a Governmental Entity;

(xiv)   (A) accelerate or delay collection of notes or accounts receivable of any Acquired Entity in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business; (B) delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business; or (C) delay or postpone the repair or maintenance of their properties;

(xv)   write up, write down or write off the book value of any assets, individually or in the aggregate, for the Acquired Entities taken as a whole, in excess of $50,000, except for depreciation and amortization in accordance with GAAP consistently applied;

(xvi)   (A) make any new or rescind any Tax election of any Acquired Entity; (B) enter into a settlement or compromise of any claim, notice, audit report or assessment in respect of any Taxes for any Acquired Entity; (C) change any annual Tax accounting period for any Acquired Entity; (D) adopt or change any method of Tax accounting for any Acquired Entity, (E) file any amended Tax return; (F) enter into any Tax allocation agreement, Tax sharing agreement or closing agreement relating to any Tax; (G) surrender any right to claim a Tax refund of any Acquired Entity or (H) consent to any extension or waiver of the statute of limitations period applicable to any pending Tax claim or assessment for any Acquired Entity;

(xvii)   sell, transfer, assign or grant any license or sublicense of any material rights under or with respect to any Business IP (other than in the ordinary course of business consistent with past practice);

(xviii)   take any action for the winding up, liquidation, dissolution or reorganization of any Acquired Entity or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues;

(xix)   amend any Acquired Entity’s charter documents, bylaws or similar governing documents;

(xx)   fail to keep in force insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Acquired Entities as are currently in effect;

(xxi)   take, omit to take, or direct or cause any Acquired Entity to take or omit to take, any action that which, individually or in the aggregate, could reasonably be expected to result in any representation or warranty of the Seller Parties to be untrue, result in a breach of any covenant made by the Seller Parties in this Agreement, would require disclosure pursuant to Section 5.5, or could reasonably be expected to result in any condition set forth in Section 7.1 not being satisfied; or

(xxii)   agree or commit to do any of the foregoing.

Additionally, each Seller Party shall not directly or indirectly take any actions with respect to itself or its Subsidiaries inconsistent with the foregoing subsections (ii), (vii)-(ix), (xiii), (xviii)-(xix), or (xxi)-(xxii) (including, for the avoidance of doubt, taking any action described in such subsections with respect to the Acquired Entities).

5.2   Access to Information. From the date of this Agreement until the Closing the Seller Parties will, and will cause the Acquired Entities to, (a) give the Buyer and its Affiliates, counsel, financial advisors, auditors, employees, agents and other representatives, and its financing sources and their representatives, access on reasonable notice during normal business hours to all properties, facilities and offices and true, correct and complete copies of books, records, Tax Returns, commitments and Contracts (including customer and supplier Contracts) and such financial and operating data and other information with respect to the Acquired Entities as such persons may reasonably request, (b) instruct and cause its employees, counsel, accountants, financial advisors and other representatives to cooperate reasonably and promptly with the Buyer in its investigation of the Acquired Entities and (c) provide access to the Buyer to conduct Phase I and Phase II environmental investigations at any properties owned, leased or operated by any of the Acquired Entities (the “Environmental Reports”).

5.3   Consents. From the date of this Agreement until the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 9.1, the Seller Parties shall cause the Acquired Entities to, use commercially reasonable efforts to obtain all authorizations, consents and approvals of, and give all notices to be obtained or given in connection with the transactions contemplated by the Transaction Documents to, (a) all third parties required under the Contracts set forth on Schedule 5.3 and (b) all other third parties reasonably requested by the Buyer.

5.4   Notice of Developments. From the date of this Agreement until the Closing, the Seller Parties shall promptly notify the Buyer in writing of (a) all events, circumstances, facts and occurrences which have resulted in or could be reasonably likely to result in a material breach of a representation, warranty or covenant of the Seller Parties in this Agreement or which could be reasonably likely to have the effect of making any representation or warranty of the Seller Parties in this Agreement untrue in any material respect and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Acquired Entities or the Business; provided that no disclosure by the Seller Parties pursuant to this Section 5.4 shall be deemed to amend or supplement the Disclosure Schedule (except as set forth on the Disclosure Schedule Supplement but excluding any disclosure on the Disclosure Schedule Supplement identifying any breach of any covenant or agreement under this Agreement) to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or to affect the rights of the Buyer under this Agreement, including under Section 8.2.

5.5   No Solicitation

(a)   Cessation of Discussions; No Solicitation or Negotiation. As of the date of this Agreement, the Seller Parties have ceased, and have caused their respective Subsidiaries to (which Subsidiaries shall include, for purposes of this Section 5.5, the Acquired Entities) cease, any and all discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and terminated such Persons’ access to any data room containing the Seller Parties’ or their Subsidiaries’ confidential information. Subject to the terms of this Section 5.5, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Closing, the Seller Parties and their Subsidiaries will not, and will cause their respective Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate or assist, an Acquisition Proposal; (ii) furnish to any Person (other than the Buyer or any designees of the Buyer) any non-public information relating to the Seller Parties or any of their Subsidiaries or afford to any such Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Seller Parties or any of their Subsidiaries, in any such case in connection with the making, submission or announcement of, or knowingly encouraging, facilitating or assisting, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.5); (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, an “Alternative Acquisition Agreement”).

(b)   Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.5, from the date of this Agreement until Meridian’s receipt of the Meridian Shareholder Approval, if the Seller Parties receive from any Person a bona fide, written and unsolicited Acquisition Proposal not resulting from a breach of Section 5.5 of this Agreement or any prior similar agreement with the Buyer or its affiliates, the Meridian Board (or a committee thereof) may, directly or indirectly through one or more of its Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Seller Parties or any of their Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Seller Parties or any of their Subsidiaries pursuant to an Acceptable Confidentiality Agreement to such Person or its Representatives if and only if (i) the Meridian Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (ii) the Meridian Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel) that the failure to take the actions contemplated by this Section 5.5(b) would be inconsistent with its fiduciary duties under applicable Law; and (iii) the Seller Parties have given the Buyer written notice of the identity of such Person, a copy of an Acceptable Confidentiality Agreement entered into with such Person, a copy of any written materials reflecting the terms of the Acquisition Proposal, a summary of the material terms of such Acquisition Proposal to the extent not reflected in such written materials, and notice of the Seller Parties’ intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person; and provided further, that the Seller Parties will promptly (and in any event within one Business Day) make available to the Buyer any non-public information concerning the Seller Parties and their Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to the Buyer. Notwithstanding anything to the contrary set forth in this Section 5.5 or elsewhere in this Agreement, prior to the Closing, neither the Seller Parties nor any of their Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than the Buyer) from, any “standstill” or other similar agreement between the Seller or any of their Subsidiaries, on the one hand, and such Person, on the other, unless the Meridian Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(c)   No Change in Meridian Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.5(d), at no time after the date of this Agreement may the Meridian Board (or a committee thereof):

(i)   (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Meridian Board Recommendation in a manner adverse to the Buyer; (B) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Meridian Board Recommendation within ten (10) Business Days after the Buyer so requests in writing with respect to the first request by the Buyer and within five (5) Business Days after the Buyer so requests in writing thereafter; (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Meridian Board (or a committee thereof) to Meridian’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) to the extent applicable, fail to include the Meridian Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Meridian Board Recommendation Change”); provided, however, that for the avoidance of doubt, the determination by the Meridian Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and the delivery by the Seller Parties of any notice contemplated by Section 5.5(b) to the Buyer (or the taking of any other action permitted thereby), will not in and of itself constitute a Meridian Board Recommendation Change; or

(ii)   cause or permit the Seller Parties or any of their Subsidiaries to enter into an Alternative Acquisition Agreement.

(d)   Meridian Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Meridian Shareholder Approval:

(i)   other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Meridian Board (or an authorized committee thereof) may effect a Meridian Board Recommendation Change in response to any material event or material change in circumstances with respect to the Seller Parties that (A) was not known or reasonably foreseeable to the Meridian Board as of the date of this Agreement; and (B) does not relate to any Acquisition Proposal (each such event, an “Intervening Event”; provided that an Intervening Event shall not include any act or omission of the Buyer taken in compliance with the terms of this Agreement), if the Meridian Board (or an authorized committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable Law if and only if:

(A)   the Seller Parties have provided prior written notice to the Buyer at least four (4) Business Days in advance to the effect that the Meridian Board (or an authorized committee thereof) has (A) so determined; and (B) resolved to effect a Meridian Board Recommendation Change pursuant to this Section 5.5(d)(i), which notice will specify the applicable Intervening Event in reasonable detail and the reasons for such Meridian Board Recommendation Change;

(B)   prior to effecting such Meridian Board Recommendation Change, the Seller Parties and their Representatives, during such four (4) Business Day period, must have (A) negotiated with the Buyer and its Representatives in good faith (to the extent that the Buyer desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Meridian Board (or an authorized committee thereof) no longer determines that the failure to make a Meridian Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable Law; and (B) permitted the Buyer and its Representatives to make a presentation to the Meridian Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Buyer requests to make such a presentation); and

(C)   if the Buyer shall have delivered to the Seller Parties during such four (4) Business Day period a written and binding offer to modify the terms of this Agreement, the Meridian Board (or any authorized committee thereof) shall have determined in good faith, after considering the terms of such offer by the Buyer, that the failure to make a Meridian Board Recommendation Change in light of such Intervening Event would still be inconsistent with its fiduciary duties under applicable Law;

(ii)   if the Seller Parties have received an unsolicited, written bona fide Acquisition Proposal not resulting from a breach of Section 5.5 of this Agreement or any prior similar agreement with the Buyer or its affiliates, that the Meridian Board has concluded in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal, then the Meridian Board may (A) effect a Meridian Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Seller Parties to terminate this Agreement in accordance with Section 9.1(h) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, and prior to, or concurrently with, such termination pay the Seller Parties Termination Fee set forth in Section 9.3, in each case if and only if:

(A)   the Meridian Board (or a committee thereof) determines in good faith (after consultation with outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(B)   the Seller Parties have complied with their obligations pursuant to this Section 5.5 with respect to such Acquisition Proposal;

(C)   (i) the Seller Parties have provided prior written notice to the Buyer at least five (5) Business Days in advance (the “Notice Period”) to the effect that the Meridian Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Meridian Board Recommendation Change or to terminate this Agreement in accordance with Section 9.1(h) pursuant to this Section 5.5(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Meridian Board Recommendation Change or termination, including the identity of the Person of “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal (in each case to the extent not previously provided by the Seller Parties to the Buyer); and (ii) prior to effecting such Meridian Board Recommendation Change or termination, the Seller Parties and their Representatives, during the Notice Period, must have (1) negotiated with the Buyer and its Representatives in good faith (to the extent that the Buyer desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted the Buyer and its Representatives to make a presentation to the Meridian Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Buyer requests to make such a presentation); provided, however, that in the event of any material revisions to such Acquisition Proposal, the Seller Parties will be required to deliver a new written notice to the Buyer and to comply again with the requirements of this Section 5.5(d)(ii)(C) with respect to such new written notice (it being understood that the “Notice Period” in respect of any such new written notice will be three Business Days);

(D)   following the end of such Notice Period, the Meridian Board shall have considered in good faith any revisions to this Agreement made in a written offer binding upon the Buyer, and shall have determined in good faith that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with outside counsel, the failure to effect a Meridian Board Recommendation Change or to terminate this Agreement to accept the Alternative Acquisition Agreement would be inconsistent with its fiduciary duties under applicable Law; and

(E)   in the event of any termination of this Agreement in order to cause or permit the Seller Parties or any of their Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Seller Parties will have validly terminated this Agreement in accordance with Section 9.1(h), including paying the Seller Parties Termination Fee in accordance with Section 9.3.

(e)   Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Closing, the Seller Parties will promptly (and, in any event, within 48 hours) notify the Buyer if any director or officer of the Seller Parties or their Subsidiaries acquires actual knowledge of any receipt by the Seller Parties or their Representatives of (i) any Acquisition Proposal, (ii) any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, which notice shall include the identity of the Person making such Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry and any amendments thereto (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such Acquisition Proposal and a written summary of the material terms, if oral). The Seller Parties shall keep the Buyer reasonably informed on a prompt basis (and, in any event, within 48 hours) of the status and terms of any such Acquisition Proposal, request or inquiry.

(f)   Certain Disclosures. Nothing in this Agreement will prohibit the Seller Parties or the Meridian Board (or a committee thereof) from (i) taking and disclosing to the Meridian Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Meridian Board (or a committee thereof) to the Meridian Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) if the Seller Parties determine, after consultation with their outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law; (ii) informing any Person of the terms of this Section 5.5; (iii) making any disclosure to the Meridian Shareholders that the Meridian Board (or a committee thereof) has determined to make in good faith (after consultation with its outside legal counsel) and that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or that the failure to make such disclosure would constitute a violation of applicable Law; provided that, in each case, any such statement(s) or disclosures made by the Meridian Board or any committee thereof will be subject to the terms and conditions of this Agreement, and will not limit or otherwise affect the obligations of the Seller Parties or the Meridian Board and the rights of the Buyer under this Section 5.5.

5.6   Efforts; Cooperation. Unless a different or higher standard is expressly required by this Agreement, the Parties agree to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of the Transaction Documents to which such Party is a party and consummate and make effective the transactions contemplated hereby and thereby. Each Party also agrees to use commercially reasonable efforts to cooperate with such other Parties and their employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be reasonable to timely effectuate the purposes of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Documents.

5.7   Assistance with Financing. The Seller Parties agree to provide such assistance (and to cause the Acquired Entities and its and their respective personnel and advisors to provide such assistance) with the Debt Financing as is reasonably requested by the Buyer. Such assistance shall include, but not be limited to, the following: (i) participation in, and assistance with, the marketing efforts related to the Debt Financing; (ii) participation by senior management of the Seller Parties and the Acquired Entities in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies; (iii) timely delivery to the Buyer and its financing sources of any financial information as may be reasonably requested by the Buyer or its financing sources (the “Financing Information”); (iv) participation by senior management of the Seller Parties and Acquired Entities in the negotiation of the final documentation with respect to the Debt Financing; (v) taking such actions as are reasonably requested by the Buyer or its financing sources to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing; (vi) taking all actions as may be required or reasonably requested by the Buyer or its financing sources in connection with the continuation of the Assumed Indebtedness and the payoff of all other Indebtedness of the Acquired Entities, including the releases contemplated by Sections 1.3(b)(iv) and 1.3(b)(v) hereof, (vii) causing the Seller Parties’ and the Acquired Entities’ independent auditors to cooperate with the Debt Financing, (viii) using its commercially reasonable efforts to ensure that the Debt Financing benefits from the existing lending relationships of the Seller Parties and the Acquired Entities, and (ix) filing such reports under the securities Laws as may be customary or required for transactions of the type contemplated by this Agreement and the Debt Financing Documents or reasonably requested by the Buyer. The Seller Parties will provide to the Buyer and its financing sources such information as may be necessary so that the Financing Information is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The Seller Parties hereby consent to the use of all of their and the Acquired Entities’ logos in connection with the Debt Financing, provided that such logos are used in a manner that is not intended to harm or disparage the Seller Parties or the Acquired Entities or the reputation or goodwill of any of them.

5.8   Debt Financing. Attached hereto as Schedule 5.8 is a copy of the term sheet (the “Debt Term Sheet”) relating to the Debt Financing, which reflects anticipated terms of the Debt Financing (the “Debt Financing Terms”). The Buyer shall use its commercially reasonable efforts to obtain the Debt Financing on the terms and conditions described in the Debt Financing Terms. Nothing in this Section 5.8 or any other provision of this Agreement relating to the Debt Financing shall require, and in no event shall the “commercially reasonable efforts” of the Buyer to obtain the Debt Financing be deemed or construed to require the Buyer (i) to waive any term or condition of this Agreement, (ii) to take any action that would cause any representation or warranty in this Agreement to be breached, or otherwise cause any breach of any covenant or agreement in this Agreement, (iii) to bring any claim, litigation or other legal action against any provider of the Debt Financing, (iv) to pay any fees or economics in excess of those contemplated by the Debt Financing Terms, or (v) to contribute any equity in excess of that contemplated by the Debt Financing Terms.

5.9   Employment of Corporate Employees. The Seller Parties shall use their reasonable best efforts to assist the Buyer in hiring or causing the Acquired Entities to hire the individuals listed in Schedule 5.9, with such hiring to become effective immediately after the Closing and on terms reasonably acceptable to the Buyer.

5.10   Representation and Warranty Insurance Matters.

(a)   In furtherance and not in limitation of the provisions of Section 5.2, for the period preceding the Closing Date, the Seller Parties shall (i) provide or cause the Acquired Entities to provide to Buyer and its counsel, insurance broker, prospective underwriters of the R&W Policy, auditors, employees, agents and other representatives, access to such information and data of the Acquired Entities, including the books and records and employees of the Acquired Entities, and (ii) assist or cause the Acquired Entities to assist the Buyer, including by participating in any due diligence calls and entering into customary amendments to this Agreement, in each case of (i) and (ii), as shall reasonably be necessary and reasonably requested by Buyer in connection with (1) Buyer’s application, in its sole discretion, for an insurance policy to provide coverage for breaches of the representations and warranties of the Seller Parties set forth in ARTICLE II and ARTICLE III hereof (the “R&W Policy”), and (2) the review and evaluation of such information by the provider and underwriters of such R&W Policy in connection with the Buyer’s application for such R&W policy and the underwriting thereof.

(b)   Upon reasonable prior notice from the Buyer, Cosman shall deliver to the Buyer (for disclosure, on the date of issuance of the R&W Policy, to the provider of the R&W policy) a certificate, signed by Cosman on behalf of the Seller Parties, confirming that, as of the date of such certificate, each of the representations and warranties of the Seller Parties set forth in ARTICLE II and ARTICLE III hereof are correct in all respects, except to the extent set forth in any disclosure schedule attached to such certificate (which certificate shall not, for the avoidance of doubt, modify or qualify the representations and warranties set forth in ARTICLE II and ARTICLE III hereof for any purposes hereunder, including for purposes of Section 7.1(a).

(c)   In furtherance of Section 11.15, and for the avoidance of doubt, the parties agree that underwriting, brokerage and premium fees in connection with the R&W Policy are solely incurred by the Buyer. None of the Seller Parties or their Affiliates shall have any obligation or duty to pay to any such fees and the Buyer shall be responsible for such amounts and shall reimburse the Seller Parties to the extent any such Persons are required to pay or bear or discharge any such amounts before or after the Closing.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1   Litigation Support. After the Closing, in the event that, and for so long as, the Buyer or any Acquired Entity is actively contesting or defending against any charge, audit, complaint, action, suit, proceeding, hearing, investigation, grievance, arbitration, claim, or demand in connection with (a) any transaction contemplated by the Transaction Documents or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Acquired Entity, the Seller Parties will reasonably cooperate with such contesting or defending party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Buyer or (at the Buyer’s discretion) any Acquired Entity (unless the Buyer or any Acquired Entity is entitled to indemnification therefor under the provisions of this Agreement), provided that any actions provided by Seller Parties pursuant to clause (a) shall be at Buyer’s sole cost and expense (unless the Buyer or any Acquired Entity is entitled to indemnification therefor under the provisions of this Agreement).

6.2   Tax Matters.

(a)   All excise, sales, use, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, value added and similar Taxes, levies, charges and fees (collectively, “Transfer Taxes”) arising from the transactions contemplated by this Agreement shall be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. The party required by Law to file Tax Returns with respect to such Transfer Taxes shall do so in the time and manner prescribed by Law, and the non-filing parties shall promptly reimburse the filing party for its share of any Transfer Taxes upon receipt of evidence reasonably satisfactory to the non-filing party of the amount of such Transfer Taxes as set forth in this Section 6.2(a). Each of Seller and Buyer shall provide the other with evidence reasonably satisfactory to such other Party that such Transfer Taxes have been paid by Seller or Buyer, as applicable, or if the transactions are exempt from Transfer Taxes upon the filing of an appropriate certificate or other evidence of exemption, Seller or Buyer, as applicable, will timely furnish to the other such certificate or evidence.

(b) Seller shall prepare or cause to be prepared all income Tax Returns, including franchise, capital stock and business privilege Tax Returns taxing income, if any, of the Acquired Entities for all taxable periods ending on or prior to the Closing Date that are filed after the Closing Date in a manner consistent with the past practice of the Acquired Entities, except as otherwise required by applicable Law. To the extent permitted by applicable Law, all deductions and other income Tax benefits related to the payment or accrual of any transaction and bonus arrangements and all other expenses of the Acquired Entities related to the consummation of the transactions contemplated hereby, including Acquired Entities Transaction Expenses, shall be attributable to the Pre-Closing Tax Period and shall be claimed as current deductions on the Tax Returns of Seller for the Pre-Closing Tax Period. Seller shall deliver to Buyer for its review and comment each such Tax Return sufficiently in advance of the due date for filing such Tax Returns (after giving effect to extensions) to provide Buyer with a meaningful opportunity to analyze and reasonably comment on such Tax Returns described in the prior sentence. Seller shall consider any comments provided by Buyer in good faith. Thereafter, Buyer shall cause the Acquired Entities to effectuate timely filing of such Tax Returns as prepared by Seller. Seller shall pay to Buyer an amount equal to all Taxes due on such Tax Returns prepared pursuant to this Section 6.2(b) that are required to be reimbursed to Buyer by Seller pursuant to Section 6.2(f) no later than ten (10) days before the date on which Buyer or the Acquired Entities are required to pay such Taxes. Buyer shall cause the Acquired Entities to pay all Taxes shown as due and owing on such Tax Returns subject to any required reimbursement by Seller pursuant to Section 6.2(f) hereof.

(c) Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Acquired Entities for any Straddle Period and any non-income Tax Returns of the Acquired Entities for all taxable periods ending on or prior to the Closing Date that are filed after the Closing Date in a manner consistent with the past practice of the Acquired Entities, except as otherwise required by applicable Law. Buyer shall deliver or cause to be delivered to Seller for Seller’s review and approval each such income Tax Return (including an allocation of the Taxes with respect to any Straddle Period), sufficiently in advance of the due date for filing such Tax Returns (after giving effect to extensions) to provide Seller with a meaningful opportunity to analyze and comment on such Tax Returns before filing, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer shall consider in good faith such changes and revisions to such Tax Returns as reasonably requested by Seller to the extent such changes and revisions relate to Taxes attributable to a Pre-Closing Tax Period, provided that such changes and revisions are consistent with applicable Law. Seller shall pay to Buyer an amount equal to all Taxes due with any Tax Return prepared pursuant to this Section 6.2(c) that are required to be reimbursed to Buyer by Seller pursuant to Section 6.2(f) no later than ten (10) days before the date on which Buyer or the Acquired Entities is require to pay such Taxes. Buyer shall cause the Acquired Entities to pay all Taxes imposed on the Acquired Entities shown as due and owing on such Tax Returns subject to any required reimbursement by Seller pursuant to Section 6.2(f) hereof.

(d) Except as required by applicable Law and only to the extent Seller has liability for Taxes under this Agreement relating to the relevant Tax Return, Buyer shall not (and shall neither cause nor permit any Acquired Entity) to file, amend, re-file or otherwise modify any Tax Return previously filed with any Taxing Authority relating in whole or part to the Acquired Entity with respect to any Pre-Closing Tax Period or Straddle Period without the written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed).

(e) Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon any Acquired Entity shall be terminated as of the Closing Date.

(f) Tax Indemnification. The Seller Parties shall indemnify the Acquired Entities, the Buyer, and each Buyer Indemnified Party and hold them harmless, on a joint and several basis, from and against (i) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.13; (ii) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Section 6.2; (iii) all Taxes of the Acquired Entities or relating to the business of the Acquired Entities for all Pre-Closing Tax Periods; (iv) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the any Acquired Entity (or any predecessors thereof) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; (v) any and all Taxes of any person imposed on any Acquired Entity arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring on or before the Closing Date and (vi) the employer portion of any employment Taxes owed with respect to any compensatory payments made pursuant to this Agreement or the Transaction Documents; provided, however, that the Seller Parties shall not be liable for, nor shall be required to indemnify the Acquired Entities, the Buyer or any Buyer Indemnified Party or hold them harmless from and against (x) Taxes that arise from or in connection with any event, election or transaction on the Closing Date after the Closing effected by an Acquired Entity, Buyer or any of Buyer’s Affiliates which are not in the ordinary course of business or contemplated by this Agreement (“Buyer Taxes”) or (y) Transfer Taxes that Buyer is responsible to pay pursuant to Section 6.2(a). In each of the above cases, Losses shall include any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Except as otherwise provided herein, the Seller Parties shall reimburse the Buyer for any Taxes of the Acquired Entities that are the responsibility of Seller Parties pursuant to this Section 6.2(f) within ten Business Days after the later of (i) the date such Taxes are due or (ii) payment of such Taxes by Buyer or the Acquired Parent Entities to the applicable Taxing Authority.

(g) Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Taxes for Pre-Closing Tax Periods for purposes of this Agreement shall be:

(i) in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(ii) in the case of other Taxes (such as property Taxes), deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the day immediately preceding the Closing Date and the denominator of which is the number of days in the entire period.

(h) Contests. Buyer shall promptly notify Seller Parties in writing upon receipt by the Acquired Entities, Buyer or any of Buyer’s Affiliates of notice of any Tax Proceeding in respect of any of the Acquired Entities relating to any (i) Pre-Closing Tax Period or (ii) Straddle Period, provided that the failure of Buyer to give notice of a Tax Proceeding as provided in this Section 6.2(h) shall not relieve Seller of its obligations under Section 6.2 except to the extent Seller is materially prejudiced thereby. Such notification shall specify in reasonable detail the basis for such Tax Proceeding and shall include a copy of the relevant portion of any correspondence received from the Taxing Authority.

(i) Seller shall have the right to control any Tax Proceeding relating to income Taxes in respect of an Acquired Entity for any Pre-Closing Tax Period; provided, however, that (i) Buyer shall have the right, at its sole cost and expense, to participate in any such Tax Proceeding, (ii) Seller shall provide Buyer with a timely and reasonably detailed account of each stage of such Tax Proceeding, (iii) Seller shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that Buyer, at its own cost and expense, may control and contest any Tax Proceeding for which Seller would otherwise have the right to control under this Section 6.2(h)(i) if Seller declines or fails to control such Tax Proceeding; provided, further, however, that if Buyer exercises its right to control any Tax Proceeding under the preceding clause, Buyer shall (A) provide Seller with a timely and reasonably detailed account of each stage of such Tax Proceeding, (B) not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, and (C) consult with Seller in good faith concerning the appropriate strategy for contesting such Tax Proceeding.

(ii) Buyer shall have the right to control, at its own expense, any Tax Proceeding in respect of an Acquired Entity for any Pre-Closing Tax Period other than related to income Taxes and for any Straddle Period; provided, however, that (i) Seller shall have the right to participate in any such Tax Proceeding, (ii) Buyer shall provide Seller with a timely and reasonably detailed account of each stage of such Tax Proceeding and consult in good faith concerning the appropriate strategy for contesting the Tax Proceeding, and (iii) Buyer shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, if such settlement, compromise or abandonment could affect Seller’s or any of its owners’ liability for Taxes.

(i) Tax Refunds. For so long as Seller has liability for such Taxes under this Agreement, Seller shall be entitled to receive all refunds of or amounts credited against Taxes of the Acquired Entities (or Taxes paid by the Acquired Entities on behalf of Seller) for all Pre-Closing Taxable Periods including any Straddle Period attributable to the period ending as of or before the Closing Date. Buyer shall pay or cause to be paid to Seller any such refund or the amount of any such credit within ten (10) days after receipt or entitlement by Buyer or the Acquired Entities. Buyer shall reasonably cooperate with Seller in obtaining any refund to which Seller is entitled under this Section 6.2(i), including the filing of a claim of refund of any Taxes.

(j) Cooperation and Exchange of Information. The Seller Parties and the Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Section 6.2 or in connection with any audit or other proceeding in respect of Taxes of the Acquired Entities. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Seller Parties and the Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Acquired Entities for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Acquired Entities for any taxable period beginning before the Closing Date, the Seller Parties or the Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

(k) Tax Treatment; Allocation of Purchase Price. For federal income Tax purposes (and for applicable state and local income Taxes), the Parties agree and acknowledge that purchase and sale of the Membership Interests shall be treated as a taxable purchase and sale of the assets of the Acquired Entities. The Purchase Price (plus the value of the liabilities assumed together with any other amounts included in purchase price for income Tax purposes) shall be allocated among the assets of Acquired Entities for Tax purposes in accordance with the allocation methodology set forth in Schedule 6.2(k), which schedule shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provisions of state, local or foreign Law). Within ninety (90) days after the Closing Date, the Buyer shall provide the Seller Parties with a purchase price allocation consistent with the methodology set forth on Schedule 6.2(k) (“Allocation”). The Seller Parties shall review such Allocation and provide any proposed revisions to Buyer within thirty (30) days following receipt by the Seller Parties. The Parties shall use good faith reasonable efforts to negotiate with respect to such proposed revisions. If the Parties are unable to reach agreement with respect to such Allocation within sixty (60) days after delivery by the Seller Parties of its proposed revisions, any disputed items shall be resolved by RSM US LLC or another independent accounting firm reasonably satisfactory to the Buyer and the Seller Parties (the “Independent Accountant”). The costs and expenses of the Independent Accountant shall be borne 50% by the Seller Parties and 50% by the Buyer. The Allocation, including all information that has been agreed to or finally determined by the Independent Accountant, shall be referred to as the “Final Allocation.” Any adjustments to the Purchase Price after the date the allocation is determined pursuant to this Section 6.2(k) shall also be allocated among the Acquired Entities’ assets in a manner consistent with this Section 6.2(k). The Final Allocation shall be binding upon the Parties and their Affiliates for all Tax purposes, and each (i) shall file, or cause to be filed, all applicable Tax Returns, in accordance with such Final Allocation (including on Form 8594) and (ii) shall not take or permit its Affiliates to take any Tax position that is inconsistent with such Final Allocation unless required to do so by a Taxing Authority. Buyer and Seller shall promptly advise each other of any Tax audit or other legal proceeding relating to the tax characterization set forth in this Section 6.2(k).

(l) Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Section 6.2 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by applicable Law.

(m) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.13 and this Section 6.2 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

(n) Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VIII may overlap with an obligation or responsibility pursuant to this Section 6.2, the provisions of this Section 6.2 shall govern.

6.3 Directors’ and Officers’ Liability.

(a) The Buyer agrees that the indemnification obligations set forth in the Acquired Entities’ organizational documents shall survive the Closing and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing in any manner that would adversely affect the rights thereunder of any Person who on or prior to the Closing was a director or officer.

(b) The Seller Parties shall (i) maintain the current or substantially equivalent policies of the directors’ and officers’ liability insurance (collectively, the “Current D&O Policy”; true and complete copies which have been previously provided to the Buyer) for six (6) years from the Closing Date covering each Person in the Acquired Entities covered by the Current D&O Policy for matters occurring prior to the Closing or, if substantially equivalent insurance coverage is unavailable, the best available coverage and (ii) if such coverage described in Section 6.3(b)(i) above is no longer maintained by the Seller Parties, then the Seller Parties shall obtain a prepaid insurance and indemnification policy (i.e., tail coverage) with a term of the balance of such six (6) years covering each Person covered by the Current D&O Policy maintained by the Acquired Entities that provides coverage for matters occurring prior to the Closing (the “D&O Tail Policy”) that is no less favorable than the Acquired Entities’ existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage and shall provide the Buyer with written notice containing a copy of such D&O Tail Policy; provided, however, that if the Seller Parties demonstrate to the Buyer that they have been unable to obtain the D&O Tail Policy at commercially reasonable rates despite using commercially reasonable efforts for a reasonable period of time, the Buyer shall be responsible for the cost of the D&O Tail Policy that is in excess of commercially reasonable rates (or Buyer may, at its option, waive the requirement for such policy).

6.4 Confidentiality; Nondisparagement. In further consideration for the payment of the Purchase Price and the Warrant Consideration and in order to protect the value of the Membership Interests purchased by the Buyer (including the goodwill inherent in the Acquired Entities as of the Closing), upon the Closing of the transactions contemplated by this Agreement, the Seller Parties and Cosman agree as follows:

(a) With respect to the Seller Parties, as the owners (directly or indirectly), of the Membership Interests, and, with respect to Cosman, as a shareholder of Meridian (solely for purposes of this Section 6.4, the Seller Parties and Cosman are referred to herein as the “Restricted Parties” and each, a “Restricted Party”), the Restricted Parties have had access to and contributed to information and materials of a highly sensitive nature (including Confidential Information) of the Acquired Entities, their current and future, direct and indirect, subsidiaries, parents (including, without limitation, the Buyer), and related entities (each of the foregoing, a “Acquired Entities Person,” and collectively, the “Acquired Entities Group”). The Restricted Parties agree that unless such Restricted Party first secures the written consent of an authorized representative of the Buyer, such Restricted Party shall not use for itself or anyone else, and shall not disclose to others, any Confidential Information, except to the extent such use or disclosure is required by applicable Law or any Order (in which event the applicable Restricted Party, shall, to the extent practicable, inform the Buyer in advance of any such required disclosure, shall cooperate with the Buyer in all reasonable ways in obtaining a protective order or other protection in respect of such required disclosure, and shall limit such disclosure to the extent reasonably possible while still complying with such requirements). The Restricted Parties shall use all reasonable care to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

(b) The Restricted Parties further agree that promptly after the Closing, the Restricted Parties shall deliver to the Acquired Entities (or, at the Buyer’s request, destroy) all Confidential Information and other Intellectual Property of the Acquired Entities Group in the such Restricted Party’s possession and control, in whatever form or medium. If a Restricted Party destroys such Confidential Information, such Restricted Party shall promptly provide written confirmation and certification that they destroyed all such materials.

(c) The Restricted Parties acknowledge that they have become, and following the date hereof shall continue to be, familiar with Confidential Information concerning the Acquired Entities Group and that their services have been, and following the date hereof shall continue to be, of special, unique and extraordinary value to the Acquired Entities Group. Therefore, the Restricted Parties agree that during the period beginning on the Closing Date and ending on the five (5) year anniversary of the Closing Date (the “Noncompete Period”), they shall not and shall not permit any of their Subsidiaries or Affiliates to (and shall not take any steps toward or preparations in respect of), directly or indirectly, either for themselves or for any other Person, own, manage, control, participate in, consult with, render services for, permit their names to be used or in any other manner engage in all or any portion of the Business. For purposes of this Section 6.4, the term “participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, seller, franchisor, franchisee, creditor, or owner; provided that the foregoing activities shall not include passive ownership of less than two percent of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over the counter market. During the Noncompete Period, the Restricted Parties shall not, directly or indirectly, and shall not permit any of their Subsidiaries or Affiliates to, directly or indirectly, for themselves or for any other Person (i) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation of the Acquired Entities Group (a “Business Client”) with respect to products or services that have been provided by the Acquired Entities Group, are currently being provided by the Acquired Entities Group or which the Acquired Entities Group is currently in the process of developing; or (ii) encourage, induce or solicit, or attempt to encourage, induce or solicit, any Business Client to cease doing business with the Acquired Entities Group.

(d) During the Noncompete Period, the Restricted Parties shall not, directly or indirectly through another Person, for themselves or for any other Person (i) encourage, induce, solicit or attempt to encourage, induce or solicit any officer, director or employee of the Acquired Entities Group to leave the employ of the Acquired Entities Group; or (ii) hire or employ any Person who was an officer, director or employee of the Acquired Entities Group at any time during the six month period immediately prior to the date of this Agreement; provided, however, that this Section 6.4(d) shall not preclude the Restricted Parties or, to the extent applicable, their direct and indirect controlled Subsidiaries from (i) hiring any employee who has not been employed by any member of the Acquired Entities Group for at least nine (9) months, or (ii) placing general solicitations not specifically directed at any of the officers, directors or employees of the Acquired Entities Group.

(e) The Restricted Parties acknowledge and represent that: (i) sufficient consideration has been given by and to such Restricted Parties; (ii) the Restricted Parties have consulted with independent legal counsel regarding its rights and obligations under this Section 6.4; (iii) the Restricted Parties fully understand the terms and conditions contained herein; (iv) the scope of the business of the Acquired Entities Group is independent of location (such that it is not practical to limit the restrictions contained in this Section 6.4 to a specified state, city or part thereof in the United States); (v) the restrictions and agreements in this Section 6.4 are reasonable in all respects and necessary for the protection of the members of the Acquired Entities Group and their Confidential Information and goodwill and that, without such protection, the Acquired Entities Group customer and client relationships and competitive advantage would be materially adversely affected; (vi) the agreements in this Section 6.4 are an essential inducement to the Buyer to enter into this Agreement and they are in addition to, rather than in lieu of, any similar or related covenants to which the Restricted Parties are party or by which they are bound; and (vii) the Restricted Parties are not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any Person other than the Buyer.

(f) If at any time a court or arbitrator’s award holds that the restrictions in this Section 6.4 are unreasonable under circumstances then existing, the Restricted Parties and the other Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The Restricted Parties and the other Parties agree that any breach of the provisions contained in this Section 6.4 will result in serious and irreparable injury and therefore money damages would not be an adequate remedy for any such breach. Therefore, in the event of a breach or threatened breach of any provisions of this Section 6.4 that is continuing, the Acquired Entities, their successors and assigns and any third-party beneficiary to this Agreement, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by a Seller Party of this Section 6.4, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

(g) From and after the date of this Agreement (both before and after the Closing or termination of this Agreement), the officers and directors of the Restricted Parties and Cosman will not, and will cause their Affiliates not to, directly or indirectly, alone or in connection with any Person, engage in any conduct or make any statement, whether in commercial or noncommercial speech, that disparages, criticizes or is injurious to the reputation of the Buyer or any of its Affiliates (including the Acquired Entities after the Closing), shareholders, partners, members, investors or representatives, including (a) inducing or encouraging others to disparage the Buyer, any of its Affiliates, or any of its shareholders, partners, members, investors or representatives, and (b) making or causing to be made any statement that maligns the business, goodwill, personal or professional reputation of the Buyer, its Affiliates, or any of its respective shareholders, partners, members, investors or representatives.

6.5 Confidentiality of Debt Financing Terms. Except as contemplated by the Debt Financing Terms and by Section 6.8(c) hereof, the Seller Parties will, and will cause the Acquired Entities (prior to Closing) and their Affiliates to, keep confidential the Debt Financing Terms and the identity of the financing sources, arrangers and agents under the Debt Term Sheet.

6.6 Use of Corporate Name or Trade Name.

(a) After the Closing, the Seller Parties acknowledge that no rights in the name “Meridian”, “Meridian Waste Solutions, Inc.”, “Meridian Waste Operations, Inc.”, or any trademark, service mark or trade name included within the Business IP, or any derivative or variation thereof or any name similar thereto will be retained by the Seller Parties or their Affiliates. The Seller Parties may only use or refer to the foregoing names (i) in connection with the performance of their post-closing employment obligations with the Acquired Entities and the Buyer, (ii) to identify the fact that it had been the sole owner of the Acquired Entities, (iii) as required by applicable Law or any governmental authority or regulatory agency, or in any filings required thereby, whether public or private in nature or (iv) in public announcements permitted under this Agreement.

(b) Within sixty (60) days following the Closing, the Seller Parties shall, and shall cause their respective Affiliates and Subsidiaries to, amend their respective organizational documents to include a name for such Person that does not include “Meridian”, “Meridian Waste Solutions, Inc.”, “Meridian Waste Operations, Inc.” or any derivative or variation thereof, and to take all other actions reasonably necessary to effectuate any such name change.

6.7 Further Actions. In case at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each Party will take such further actions (including the execution and delivery of such further instruments and documents) as any other such party may reasonably request, all at the sole cost and expense of the requesting party. The Seller Parties acknowledge and agree that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to any Acquired Entity. In furtherance of the foregoing, in the event that the Buyer discovers that after the Closing any of the Seller Parties or their Subsidiaries own or have the right to use any assets necessary for the operation of, or which comprise part of, the Business, then the Seller Parties shall take all necessary and reasonable actions (at their sole cost, notwithstanding anything herein to the contrary) to transfer ownership and use of such assets to the Buyer and its Subsidiaries, as reasonably requested by the Buyer. The Buyer acknowledges and agrees that from and after the Closing, the Buyer will own and operate the Acquired Entities and be obligated for the Assumed Obligations. As such, the Buyer will benefit from any of the assets of the Acquired Entities, the Business and the Assumed Obligations. In furtherance of the foregoing, following the Closing, the Buyer will take all commercially reasonable actions to have removed, terminated or extinguished any or all guaranties or similar obligations that Meridian, the Seller or Cosman (including members of his immediate family) have to unaffiliated third parties related to the Acquired Entities, their assets, the Business and the Assumed Obligations as set forth on Schedule 1.3(b)(iv) or Schedule 7.1(l); provided however that neither the Buyer, nor, following the Closing, the Acquired Entitles, shall be required to commit or pay any funds or post any security in connection with the removal, termination or extinguishment of any such obligation.

6.8 Shareholder Consent; Information Statement; Proxy Statement.

(a) Information Statement; Proxy Statement. Promptly following the date of this Agreement and, in any event within ten (10) days following the date of this Agreement, the Seller Parties shall, with the cooperation of and in consultation with the Buyer, (i) in the event that a Meridian Shareholder Consent is delivered to the Seller Parties, prepare and file with the SEC a preliminary information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the transactions contemplated herein and this Agreement (as amended or supplemented from time to time, the “Information Statement”), or (ii) in the event that a Meridian Shareholder Consent is not delivered to the Seller Parties and this Agreement is not terminated by the Buyer pursuant to Section 9.1(f), prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Meridian Shareholder Meeting. Subject to Section 5.5, to the extent the Proxy Statement will be filed with the SEC in accordance with this Section 6.8(a), Seller Parties must include the Meridian Board Recommendation in the Proxy Statement. The Seller Parties shall use their commercially reasonable best efforts to have the Information Statement or Proxy Statement, as applicable, cleared by the SEC as promptly as practicable after such filing (including by promptly responding to comments of the SEC).

(b) Shareholder Consent. The Seller Parties shall use their best efforts to obtain the Meridian Shareholder Consent and deliver the Meridian Shareholder Consent to the Buyer by 12:00 p.m. Eastern Time on the third Business Day immediately following the date of this Agreement. The Seller Parties shall take no action to prohibit any Meridian Shareholder from soliciting a Meridian Shareholder Consent, the form of such written consent is attached hereto as Exhibit E, from any Meridian Shareholder in compliance with applicable Law and the organizational documents of the Seller Parties. If a Meridian Shareholder Consent is received by the Seller Parties, promptly upon receipt of such Meridian Shareholder Consent, the Seller Parties will provide the Buyer with a pdf copy of such Meridian Shareholder Consent, and, within five (5) Business Days, will provide the Buyer with a certificate, certifying such Meridian Shareholder Consent as true and complete (including that the shareholdings included therein are in accordance with the Seller Parties’ books and records and that the Meridian Shareholder Consent constitutes the Meridian Shareholder Approval) and executed by an executive officer of Meridian.

(c) Contents of Filings. The Seller Parties will use their commercially reasonable best efforts to cause the Information Statement or Proxy Statement, as applicable, to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC and NASDAQ. The Seller Parties may not file the Information Statement or Proxy Statement, as applicable, with the SEC without first providing the Buyer and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by the Seller Parties in good faith. On the date of filing, the date of mailing to the Meridian Shareholders (if applicable) and at the time of the Meridian Shareholder Meeting, as applicable, none of the Information Statement or Proxy Statement, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no covenant is made by the Seller Parties with respect to any information supplied by the Buyer or any of its Affiliates for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable. The information supplied by the Buyer or its Affiliates for inclusion or incorporation by reference in the Information Statement or Proxy Statement will not, at the time that the Information Statement or Proxy Statement, as applicable, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything herein to the contrary, Seller Parties will not attach the Debt Term Sheet to the Information Statement or the Proxy Statement, or to any other filing required under the Exchange Act, applicable law or applicable regulatory authority rules and regulations. In the event the SEC Staff or applicable regulatory authority requests a copy of the Debt Term Sheet, Seller Parties will promptly provide a copy of such request to Buyer and its counsel, and will consult with Buyer and its counsel concerning Seller Parties’ response thereto, provided that notwithstanding the foregoing, Seller Parties shall use all reasonable efforts to require that the recipient thereof maintain the confidentiality of such information pursuant to applicable law, rules and regulations.

(d) Furnishing Information. Each of the Seller Parties will, and will cause the Acquired Entities to, on the one hand, and the Buyer, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Information Statement or Proxy Statement, as applicable. As promptly as practicable after the Information Statement or Proxy Statement, as applicable, shall have been cleared by the SEC (such date, the “SEC Clearance Date”; provided that if ten (10) days have passed since the filing of the preliminary Information Statement or the preliminary Proxy Statement with the SEC without notice from the SEC of its intent to review the Information Statement or the Proxy Statement, as applicable, then such date shall be the SEC Clearance Date), the Seller Parties shall cause the Information Statement or Proxy Statement, as applicable, to be mailed to the Meridian Shareholders within three (3) Business Days and to be filed as required. Notwithstanding the foregoing, prior to filing and mailing the Information Statement or Proxy Statement, as applicable (or any amendment or supplement thereto, as applicable) or responding to any comments of the SEC with respect thereto, the Seller Parties shall provide the Buyer a reasonable opportunity to review and comment on such document or response. If any information relating to the Seller Parties, the Acquired Entities, the Buyer or any of their respective Affiliates should be discovered by the Seller Parties or the Acquired Entities, on the one hand, or the Buyer, on the other hand, that should be set forth in an amendment or supplement to the Information Statement or Proxy Statement, as applicable, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Meridian Shareholders.

(e) Consultation Prior to Certain Communications. The Seller Parties, the Acquired Entities and their Affiliates, on the one hand, and the Buyer and its Affiliates, on the other hand, may not engage in any substantive communications with the SEC or its staff with respect to the Information Statement or Proxy Statement, without first providing the other Party a reasonable opportunity to review and comment on or participate in such communication, which comments shall be considered by the filing party in good faith.

(f) Notices. The Seller Parties will, or will cause the Acquired Entities to, on the one hand, and the Buyer, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Information Statement or Proxy Statement, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Information Statement or Proxy Statement, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Information Statement or Proxy Statement. Subject to applicable Law, the Seller Parties will use their commercially reasonable efforts to cause the Information Statement or Proxy Statement, as applicable, to be disseminated to the Meridian Shareholders as promptly as reasonably practicable following the filing thereof with the SEC and in any event within three (3) Business Days following the SEC Clearance Date.

6.9 Meridian Shareholder Meeting.

(a) Call of Meridian Shareholder Meeting. In the event that a Meridian Shareholder Consent is not delivered to the Seller and this Agreement is not terminated by the Buyer pursuant to Section 9.1(f), unless the Meridian Board has made a Meridian Board Recommendation Change, (i) the Meridian Board Recommendation shall be included in the Proxy Statement and (ii) the Seller Parties shall take all action necessary in accordance with applicable Law, its organizational documents and the rules of NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Meridian Shareholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Meridian Shareholders for the purpose of obtaining the Meridian Shareholder Approval. Once the Seller Parties have established the record date for the Meridian Shareholder Meeting, the Seller Parties shall not change such record date without the prior written consent of the Buyer, unless required by applicable Law. Without limiting the generality of the foregoing, the Seller Parties shall hold the Meridian Shareholder Meeting no later than 45 days after the SEC Clearance Date. Subject to Section 5.5 and applicable Law, and unless there has been a Meridian Board Recommendation Change in accordance with Section 5.5, the Seller Parties will use their commercially reasonable best efforts to solicit proxies to obtain the Meridian Shareholder Approval. Without the prior written consent of the Buyer, the approval of the sale of the Membership Interests shall be the only matter (other than procedure matters) which the Seller Parties shall propose to be acted on by the Meridian Shareholders at the Meridian Shareholders Meeting.

(b) Adjournment of Meridian Shareholder Meeting. The Seller Parties shall not postpone or adjourn the Meridian Shareholder Meeting without the prior written consent of the Buyer; provided that nothing will prevent the Seller Parties from postponing or adjourning the Meridian Shareholder Meeting if (i) there are holders of an insufficient shares of the Meridian’s capital stock present or represented by proxy at the Meridian Shareholder Meeting to constitute a quorum at the Meridian Shareholder Meeting; or (ii) the Seller Parties are required to postpone or adjourn the Meridian Shareholder Meeting by applicable Law, Order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 9.1, the Seller Parties will submit the sale of the Membership Interests pursuant to this Agreement to its shareholders at the Meridian Shareholder Meeting even if the Meridian Board (or a committee thereof) has effected a Meridian Board Recommendation Change.

6.10 COBRA Coverage. The Seller Parties shall maintain a health plan from the Closing Date until the one year anniversary of the Closing Date, for all employees of the Seller Parties and its Subsidiaries not employed by the Buyer after the Closing (and their respective covered dependents). To the extent that legally sufficient continuation health coverage is not provided under any health insurance plan or policy assumed by the Buyer, the Seller Parties shall assume all responsibilities and liabilities for providing continued health plan coverage under Part 6, Title I of ERISA and Section 4980B of the Code and similar provisions of state or local Law (“COBRA Coverage”) with respect to the individuals (and their respective covered dependents) that (a) as of the Closing Date are currently receiving COBRA Coverage under any health plan maintained by the Seller Parties prior to the Closing Date, (b) are eligible for COBRA Coverage under any health plan maintained by the Seller Parties prior to the Closing Date as a result of a qualifying event that occurred prior to the Closing Date, and (c) are not employed by Buyer as of the Closing Date and become eligible for COBRA Coverage. Buyer does not intend to terminate any employees of the Acquired Entities in connection with, and as a result of, the transactions contemplated by this Agreement.

ARTICLE VII
CONDITIONS

7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction of each of the following conditions as of the Closing (and for purposes of this Section 7.1 and notwithstanding anything herein to the contrary, any Disclosure Schedule Supplement shall be disregarded and shall not be deemed to cure any failure of any of the following conditions, including any failure of any representation or warranty to be true and correct):

(a) Representations and Warranties. Each of the representations and warranties of the Seller Parties contained herein, including in ARTICLE II and ARTICLE III (i) that are not qualified by materiality, Material Adverse Effect or similar phrases shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all material respects on and as of such dates) and (ii) that are qualified by materiality, Material Adverse Effect, or similar phrases shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all respects on and as of such dates).

(b) Performance of Covenants. The Seller Parties shall have performed and complied, or shall have caused the Acquired Entities to perform and comply, in all material respects with all of their covenants and agreements required to be performed by them pursuant to this Agreement prior to the Closing Date.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall have been no change, event, occurrence or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The consummation of the transactions contemplated by this Agreement or the other Transaction Documents will not be prohibited by any Law or subject the Buyer (or, as of immediately after the Closing or thereafter, any Acquired Entity) to any material penalty or Liability (other than obligations of the Buyer (or any post-Closing obligations of any Acquired Entity) specifically set forth in this Agreement) or other onerous conditions arising under any Law or imposed by any Governmental Entity.

(e) Proceedings; Orders. (i) No Action shall be pending or threatened in writing before any Governmental Entity in which it is sought to restrain or prohibit or to obtain material damages or other relief (including rescission) in connection with the transactions contemplated by this Agreement and the other Transaction Documents; (ii) no investigation that could reasonably be expected to result in any such Action or proceeding shall be pending; and (iii) no such Action has been entered and not subsequently dismissed or discharged with prejudice. There shall not be in effect any material Order by a Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

(f) Governmental Approvals; Consents. All material filings, notices, licenses, permits, approvals or other Consents of, to or with (i) any Governmental Entity, including those listed on Schedule 7.1(f)(i), and (ii) any Person (other than a Governmental Entity), including those listed on Schedule 7.1(f)(ii), in each case, as required in connection with the transactions contemplated hereby, shall have been duly made or obtained and shall be in full force and effect as of the Closing, each in form and substance reasonably satisfactory to the Buyer.

(g) Meridian Shareholder Approval and Seller Shareholder Approval. The Meridian Shareholder Approval and Seller Shareholder Approval shall have been obtained and remain effective.

(h) Information Statement. If the Meridian Shareholder Approval is obtained by means of a Meridian Shareholder Consent, then the Information Statement shall have been mailed to the Meridian Shareholders in accordance with Section 6.8(a) and Section 14C of the Exchange Act at least twenty (20) days prior to the Closing Date.

(i) Termination of Related-Party Agreements. The Seller Parties shall have delivered, or caused to be delivered, to the Buyer, written evidence, in form and substance satisfactory to the Buyer, evidencing the termination of the Contracts listed on Schedule 7.1(i).

(j) Financing. The Buyer shall have received the proceeds of the Debt Financing.

(k) Employment Agreement Amendments. The Seller Parties shall have delivered the Employment Agreement Amendments duly executed by each of the parties thereto in substantially in the forms attached hereto as Schedule G, with any modifications thereto as may be reasonably requested by or acceptable to the Buyer, and such Employment Agreement Amendments shall be in full force and effect as of the Closing Date.

(l) Assignment of Assets and Contracts. The Seller Parties shall have transferred and assigned, and shall have obtained any consents or provided any notices to any Person as may be necessary for such transfer and assignment of, all material assets and Contracts used by, or related to the Business which are not held by the Acquired Entities, including as set forth on Schedule 7.1(l), to the Acquired Entities and in each case pursuant to documentation in form and substance acceptable to the Buyer.

(m) Assignment of Benefit Plans. The Seller Parties shall have transferred and assigned, and shall have obtained any consents or provided any notices to any Person as may be necessary for such transfer and assignment of the sponsorship of the Benefit Plans set forth on Schedule 7.1(m) to the Acquired Entities, and in each case pursuant to documentation in form and substance acceptable to the Buyer, and in accordance with the underlying Benefit Plan documents.  In addition, such Benefit Plans shall be have been amended as necessary so that effective immediately prior to the Closing, the Seller Parties and all of its Subsidiaries and Affiliates (other than the Acquired Entities) shall no longer be participating employers in such Benefit Plans, and in each case pursuant to documentation in form and substance acceptable to the Buyer, and in accordance with the underlying Benefit Plan documents.

(n) DOL Filings. The Seller Parties shall have made all necessary filings and paid all fees and penalties associated with the U.S. Department of Labor’s Delinquent Filer Voluntary Compliance Program (the “DOL DFVCP”) to retroactively file separate Forms 5500 for each of the Benefit Plans set forth on Schedule 7.1(n) with respect to fiscal year 2016 and shall have provided evidence of such filings to the Buyer.

(o) Real Property Matters. The Seller Parties, as applicable, shall have executed and delivered to the Buyer (i) title affidavits, non-imputation affidavits, and survey affidavits (re: no change) and other documents and instruments reasonably requested by the Buyer in form sufficient to permit the Buyer’s title insurance company, First American Title Insurance Company, to insure the Buyer’s title to each of the Acquired Entities Properties for which the Buyer or the Buyer’s lender has obtained title insurance in the manner and form requested by the Buyer or the Buyer’s lender and to otherwise satisfy each of the requirements set forth therein and permit deletion of each of the standard exceptions set forth therein (except that real property taxes shall be limited to the year in which Closing occurs) (and expressly provided that each such title insurance policy shall have the arbitration provision deleted and shall have any endorsements, modifications or additional title insurance coverage reasonably requested by Buyer), (ii) written leases and/or written terminations of lease for any and all internal leases of the Seller Parties and their Affiliates requested to be terminated by the Buyer, (iii) assignments of lease for each assigned Lease, and, if requested, memoranda of Lease for each assigned Lease, (iv) an estoppel certificate from the tenant and landlord of each third party Lease party (other than the Seller Parties), and, if applicable, a subordination, non-disturbance and attornment agreement from each such Lease third party lender, and (v) such other documents and instruments as the Buyer or the Buyer’s title company may reasonably request.

(p) Delivery of Seller Parties Closing Deliveries. The Seller Parties shall have delivered all items required to be delivered by the Seller Parties pursuant to Section 1.3(b).

The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing; provided that such waiver shall not act to restrict or otherwise affect the rights of the Buyer under this Agreement, including under Section 8.2.

7.2 Conditions to Obligation of the Seller Parties.

The obligation of the Seller Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of each of the following conditions as of the Closing:

(a) Representations and Warranties. Each of the representations and warranties of the Buyer contained herein (i) that are not qualified by materiality, material adverse effect or similar phrases shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all material respects on and as of such dates) and (ii) that are qualified by materiality, material adverse effect, or similar phrases shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all respects on and as of such dates).

(b) Performance of Covenants. The Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it pursuant to this Agreement on or prior to the Closing Date.

(c) Compliance with Laws. The consummation of the transactions contemplated by this Agreement or the other Transaction Documents will not be prohibited by any Law, or subject the Seller Parties to any penalty or Liability (other than obligations of the Seller Parties specifically set forth in this Agreement) or other onerous conditions arising under any Law or imposed by any Governmental Entity.

(d) Delivery of Buyer Closing Deliveries. The Buyer shall have delivered all items required to be delivered by the Buyer pursuant to Section 1.3(c).

The Seller Parties may waive any condition specified in this Section 7.2 if either Seller Party executes a writing so stating at or prior to the Closing; provided that such waiver shall not act to restrict or otherwise affect the rights of the Seller Parties under this Agreement, including under Section 8.3.

ARTICLE VIII
INDEMNIFICATION

8.1 Survival Periods. Subject to the limitations contained in this ARTICLE VIII, all representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the Survival Date. Notwithstanding anything herein to the contrary, the Seller Parties will not be liable with respect to any claim for indemnification pursuant to Section 8.2(a)(i) and the Buyer will not be liable with respect to any claim for indemnification pursuant to Section 8.3(a)(i), unless written notice of such claim is delivered to the Seller Parties or the Buyer, as the case may be, prior to the applicable Survival Date (if any). For purposes of this Agreement, the term “Survival Date” shall mean such date which is fifteen (15) months after the Closing; provided that:

(a) with respect to the representations and warranties set forth in Sections 3.13 (Tax Matters), 3.16 (Employee Benefits), and 3.18 (Environmental Matters), the Survival Date shall be the thirtieth (30th) day after the expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled);

(b) with respect to the representations and warranties set forth in Sections 2.1 (Organization; Corporate Power), 2.2 (Authorization), 2.4 (Title to Membership Interests), 2.7 (Brokerage), 2.8 (Solvency), 3.1 (Organization; Corporate Power), 3.2 (Capitalization and Related Matters), 3.3 (Subsidiaries; Investments), Section 3.6(b) (Absence of Certain Changes), Section 3.7 (Assets), 3.17 (Affiliate Transactions), and 3.20 (Brokerage), (such representations, together with the representations referenced in Section 8.1(a), collectively, the “Seller Parties Fundamental Representations”), there shall be no Survival Date and such representations and warranties shall survive the Closing indefinitely;

(c) with respect to the representations and warranties set forth in Sections 4.1 (Organization; Power), 4.2 (Authorization) and 4.6 (Brokerage) (such representations, collectively, the “Buyer Fundamental Representations”), there shall be no Survival Date and such representations and warranties shall survive the Closing indefinitely; and

(d) covenants and agreements shall survive the Closing until fully performed or observed in accordance with their terms and the Survival Date shall be the date of such performance or observance.

The Parties agree that so long as written notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is finally resolved.

8.2 Indemnification of the Buyer Indemnified Parties by the Seller Parties.

(a) Obligations of the Seller Parties. Subject to the limitations set forth in this Section 8.2, the Seller Parties hereby agree to indemnify the Buyer and its Affiliates (including the Acquired Entities after the Closing) and each of their respective officers, directors, stockholders, managers, members, partners, employees, agents, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) on a joint and several basis and hold each of them harmless from and against and pay on behalf of or reimburse any such Buyer Indemnified Party in respect of the entirety of any Loss which such Buyer Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

(i) the breach or inaccuracy of any representation or warranty of the Seller Parties contained in this Agreement or in any certificate delivered pursuant hereto, in each case, without giving effect to any limitation or qualification as to “materiality,” “material,” “Material Adverse Effect” or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach;

(ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Seller Parties contained in this Agreement;

(iii) any claim by any officer or director of the Acquired Entities to indemnification or reimbursement by the Acquired Entities in connection with any Losses arising out of or pertaining to matters existing or occurring at or prior to the Closing;

(iv) any outstanding Indebtedness in existence as of the Closing to the extent such Indebtedness was not included in the calculation of the Indebtedness Amount as set forth on Schedules 1.3(b)(iv) or 1.3(b)(v) or in the Closing Payment Certificate;

(v) any Acquired Entities Transaction Expenses to the extent such Acquired Entities Transaction Expenses were not set forth in the Closing Payment Certificate;

(vi) any Liabilities of the Seller Parties or their Subsidiaries other than the Acquired Entities; or

(vii) the matter referenced in item 10 of Schedule 3.12.

(b) Limitations. No amount shall be payable to the Buyer Indemnified Parties in satisfaction of claims for indemnification pursuant to Section 8.2(a)(i) unless and until the aggregate amount of all Losses of the Buyer Indemnified Parties arising therefrom exceeds $750,000 (the “Threshold”), at which time the Seller Parties shall indemnify the Buyer Indemnified Parties for the full amount of all such Losses from and including the first dollar of all such Losses up to an amount not to exceed $10,000,000 (the “Cap”); provided that the Threshold and the Cap shall not apply with respect to any Losses resulting from, arising out of or relating to breaches of the Seller Parties Fundamental Representations, and none of such Losses shall count towards the satisfaction of the Threshold or the Cap.

8.3 Indemnification of the Seller Parties Indemnified Parties by the Buyer.

(a) Obligation. The Buyer agrees to indemnify the Seller Parties and their Affiliates and each of their respective officers, directors, shareholders, managers, members, partners, employees, agents, representatives, successors and assigns (collectively, the “Seller Parties Indemnified Parties”) and hold each of them harmless against any Losses which any of them may suffer, sustain or become subject to, as the result of, arising out of, relating to or in connection with:

(i) the breach or inaccuracy by the Buyer of any representation or warranty of the Buyer contained in this Agreement or in any certificate delivered pursuant hereto, without giving effect to any limitation or qualification as to “materiality,” “material,” “Material Adverse Effect” or similar qualifiers or monetary qualifiers to similar effect set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach; or

(ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Buyer contained in this Agreement.

(b) Limitations. No amount shall be payable to the Seller Parties in satisfaction of claims for indemnification pursuant to Section 8.3(a)(i) unless and until the aggregate amount of all Losses of the Seller Parties arising therefrom exceeds the Threshold, at which time the Buyer shall indemnify the Seller Parties for the full amount of all such Losses from and including the first dollar of all such Losses up to an amount not to exceed the Cap; provided that the Threshold and the Cap shall not apply with respect to any Losses resulting from, arising out of or relating to breaches of Buyer Fundamental Representations, and none of such Losses shall count towards the satisfaction of the Threshold or the Cap.

8.4 Special Rule for Fraud, Intentional Misrepresentation and Willful Misconduct. Notwithstanding anything in this ARTICLE VIII to the contrary, in the event of any breach of a representation, warranty, covenant, agreement or obligation in this Agreement or any Transaction Document by any Party that results from intentional misrepresentation or willful misconduct or constitutes fraud, by or on behalf of (x) the Seller Parties (including any intentional misrepresentation, willful misconduct or fraudulent act committed by any Affiliate, officer, director, employee or agent of the Seller Parties, any Acquired Entity in connection with the consummation of the transactions contemplated by this Agreement) or (y) the Buyer (including any intentional misrepresentation, willful misconduct or fraudulent act committed by any Affiliate, officer, director, employee or agent of the Buyer or any willful misconduct on the part of any of them in connection with the consummation of the transactions contemplated by this Agreement), then (a) such representation, warranty, covenant, agreement or obligation will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect for the period of the applicable statute of limitations without regard to any Survival Date, (b) the limitations set forth in this ARTICLE VIII shall not apply to any Loss that the Buyer Indemnified Parties or the Seller Parties Indemnified Parties, respectively, may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach, and (c) none of such Losses shall be subject to or shall count towards the satisfaction of the Threshold or the Cap.

8.5 Notice and Defense of Third-Party Claims.

(a) If a Party seeks indemnification under this Article VIII with respect to any action, lawsuit, proceeding, investigation or other claim brought against it by a third party (a “Third-Party Claim”), such Party (the “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) after receiving written notice of such Third-Party Claim, describing the Third-Party Claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that any failure to so notify or any delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. With respect to any Third-Party Claim which, if adversely determined, would entitle the Indemnified Party to indemnification pursuant to this Article VIII, the Indemnifying Party shall be entitled, at its sole cost and expense, (i) to participate in the defense of such Third-Party Claim giving rise to the Indemnified Party’s claim for indemnification or (ii) at its option (subject to the limitations set forth below), to assume control of such defense and appoint lead counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, it must first: notify the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses (without any limitations) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim in accordance with the terms of this Agreement (including the limitations set forth in Sections 8.2(b) and 8.3(b)). Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume control of such defense if the Third-Party Claim which the Indemnifying Party seeks to assume control (I) seeks non-monetary relief, (II) involves criminal or quasi-criminal allegations, (III) involves a claim which, if adversely, determined, would be reasonably expected, in the good faith judgment of the Indemnified Party, to establish a precedent, custom or practice materially adverse to the continuing business interests or prospects of the Indemnified Party or the Acquired Entities, (IV) seeks Losses in excess of the Cap or (V) involves a claim that, in the good faith judgment of the Indemnified Party, the Indemnifying Party failed or is failing to vigorously prosecute or defend (each of the foregoing, an “Exception Claim”).

(b) In the event that (i) the Indemnifying Party fails to elect to assume control of the defense of any Third-Party Claim in the manner set forth in Section 8.5(a) or such Third-Party Claim is or at any time becomes, an Exception Claim, the Indemnified Party may defend against, and, subject to the consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim.

(c) If the Indemnifying Party is controlling the defense of any Third-Party Claim in accordance with Section 8.5(a), (i) the Indemnified Party shall nonetheless have the right to participate in the defense of such Third-Party Claim giving rise to the Indemnified Party’s claim for indemnification at the Indemnifying Party’s sole cost and expense, (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to or cease to defend such Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be withheld unreasonably); provided that the Indemnified Party shall have no obligation of any kind to consent to the entrance of any judgment or into any settlement unless such judgment or settlement (A) is for only money damages, the full amount of which shall be paid by the Indemnifying Party and (B) includes, as a condition thereof, an express, unconditional release of the Indemnified Party from any liability or obligation with respect to such Third-Party Claim.

(d) Irrespective of which party controls the defense of any Third-Party Claim, the other Parties will, and will cause any non-party Affiliate to, cooperate with the controlling Party in such defense and make available to the controlling Party all witnesses, pertinent records, materials and information in such non-controlling Party’s possession or under its control relating thereto as is reasonably required by the controlling Party. The Parties agree that all communications between any Party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

8.6 Notice of Non-Third-Party Claims. If an Indemnified Party seeks indemnification under this ARTICLE VIII with respect to any matter which does not involve a Third-Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party promptly after discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the nature of the claim in reasonable detail, the amount thereof (if known and quantifiable), and the basis thereof; provided that any failure to so notify or any delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days from its receipt of the indemnity notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed to indemnify the Indemnified Party from and against the entirety of any Losses described in the indemnity notice. If the Indemnifying Party has delivered an indemnity dispute notice to the Indemnified Party, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute within thirty (30) days after delivery of the indemnity dispute notice, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with Sections 11.7 and 11.8.

8.7 Manner of Payment.

(a) Any indemnification payment pursuant to this ARTICLE VIII shall be effected by wire transfer of immediately available funds to an account designated by the Seller Parties or the Buyer, as the case may be, within five (5) Business Days after the determination of the amount thereof, whether pursuant to a final judgment, settlement or agreement among the Parties.

(b) Any such indemnification payments shall include interest at the lesser of (i) ten percent (10%) per annum and (ii) the maximum rate per annum permitted by applicable usury Laws, from the date any such Loss is suffered or sustained to the date of payment thereof. Interest on such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. All indemnification payments to or for the benefit of the Buyer Indemnified Parties under this ARTICLE VIII shall be deemed adjustments to the Purchase Price for Tax purposes.

8.8 Determination of Loss Amount.

(a) The amount of Losses subject to indemnification pursuant to Section 8.2(a), shall be reduced by (i) any insurance proceeds previously received by the Acquired Entities with respect to such Losses (net of any deductible or co-payment, the Buyer’s reasonable estimate of any increase in insurance premiums attributable to such recovery and all out of pocket costs related to such recovery) from any insurance carrier pursuant to any insurance coverage in place as of the date of this Agreement and (ii) the amount of any Tax benefit recognized by the Acquired Entities, Buyer or any of Buyer’s Affiliates in, or prior to, or within the first two (2) Tax years following the Tax year in which the indemnification payment related to such Losses is first required to be made (but, for the avoidance of doubt, future Tax benefit shall not delay any indemnification payment). For purposes of this Section 8.8(a), Buyer or any of Buyer’s Affiliates shall be deemed to recognize a Tax benefit in a Tax year related to Losses to the extent that (A) their actual Tax liability for such Tax year determined without taking such Losses and all Tax consequences of the related indemnification payment into account is greater than (B) their actual Tax liability for such Tax year. If any insurance proceeds are subsequently recovered by the Acquired Entities from an insurance carrier after payment has been made by the Seller Parties to the Buyer Indemnified Parties in accordance with this ARTICLE VIII with respect to the Losses to which such insurance recoveries relate, then the Buyer shall promptly cause the Acquired Entities to remit to the Seller Parties such insurance recoveries (net of any deductible or co-payment, Buyer’s reasonable estimate of any increase in insurance premiums attributable to such recovery and all out of pocket costs related to such recovery); provided that in no event shall the Buyer have any obligation hereunder to cause the Acquired Entities to remit to the Seller Parties any portion of such insurance recoveries in excess of the indemnification payment or payments actually received from the Seller Parties with respect to such Losses.

(b) To the extent that any Seller Party has an indemnification obligation pursuant to this ARTICLE VIII which is not paid within five (5) Business Days pursuant to the terms of Section 8.7(a), any of the Buyer Indemnified Parties may, in its sole discretion, elect to set off the amount of such indemnification against any or all amounts then due and unpaid to the Seller Parties by any of the Buyer Indemnified Parties within the time period allowed for payment to the Seller Parties. For clarity, the right of setoff provided for above is only security for the Seller Parties’ indemnification obligations hereunder and such indemnification obligations are not in any way limited to such security. If at any time the Buyer Indemnified Parties elect to set off pursuant to the terms above, the Buyer Indemnified Parties shall provide the Seller Parties with written notice of such election.

(c) To the extent that Buyer has an indemnification obligation pursuant to this ARTICLE VIII which is not paid within five (5) Business Days pursuant to the terms of Section 8.7(a), the Seller Parties may set off the amount of such indemnification against any amounts then due and unpaid to any of the Buyer Indemnified Parties by the Seller Parties within the time period allowed for payment to such Buyer Indemnified Party.

(d) In the event that the Closing occurs, the Seller Parties will not seek, nor will the Seller Parties be entitled to, reimbursement or contribution from, subrogation to, or indemnification by the Acquired Entities, under their organizational documents, this Agreement, applicable corporate Laws or otherwise, in respect of any amounts due from the Seller Parties to any Buyer Indemnified Party under this ARTICLE VIII or otherwise in connection with this Agreement.

(e) The right to indemnification and the payment of Losses of any Buyer Indemnified Party pursuant to this ARTICLE VIII, or the availability of any other remedies contemplated hereby or otherwise available to the Buyer Indemnified Parties at law or in equity, based upon any representation, warranty, covenant, agreement or obligation of the Seller Parties contained in or made pursuant to this Agreement will not be affected by any investigation made by or on behalf of any Buyer Indemnified Party or its Affiliates, or the knowledge of any such Buyer Indemnified Party’s (or its Affiliates’) officers, directors, stockholders, managers, members, partners, employees or agents, with respect to the accuracy or inaccuracy of, or compliance or non-compliance with, any such representation, warranty, covenant, agreement or obligation at any time prior to or following the Party’s entrance into this Agreement.

(f) In no event shall any Indemnifying Party be liable to any Indemnified Party for punitive damages, except to the extent that the Indemnified Party must pay punitive damages to a third party.

8.9 Exclusive Remedy. The Parties hereby agree that, from and after the Closing Date, the indemnification provisions set forth in this ARTICLE VIII are the exclusive provisions in this Agreement with respect to the liability of the Seller Parties or the Buyer for the breach, inaccuracy or nonfulfillment of any representation or warranty or any pre-Closing covenants, agreements or other pre-Closing obligations contained in this Agreement and the sole remedy of the Buyer Indemnified Parties and the Seller Parties Indemnified Parties for any claims for breach of representation or warranty or pre-Closing covenants, agreements or other pre-Closing obligations arising out of this Agreement or any law or legal theory applicable thereto; provided that nothing herein shall preclude any party from (a) seeking any remedy based upon fraud, intentional misrepresentation or willful or criminal misconduct by any other Party (including, without limitation, any fraud, intentional misrepresentation or willful or criminal misconduct committed by any officer, director, employee or agent of the Seller Parties, any Acquired Entity in connection with the consummation of the transactions contemplated by this Agreement) or (b) enforcing its right to specific performance of post-Closing covenants, agreements or other post-Closing obligations pursuant to Section 11.12.

ARTICLE IX
TERMINATION

9.1 Termination. Without prejudice to other remedies which may be available to the Parties pursuant to this Agreement, this Agreement may only be terminated and the transactions contemplated hereby may only be abandoned as follows:

(a) Mutual Consent. At any time prior to the Closing (whether prior to or after the receipt of the Meridian Shareholder Consent) by mutual written consent of the Buyer and the Seller Parties.

(b) Breach of Representations, Warranties, Covenants or Agreements.

(i) At any time prior to the Closing (whether prior to or after the receipt of the Meridian Shareholder Consent) by the Buyer upon delivery of written notice to the Seller Parties, if there has been a material breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1 and (ii) (x) cannot be cured by the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from the Buyer of such breach or (2) the date that is three (3) calendar days prior to the End Date; provided that, for purposes of this Section 9.1(b) and notwithstanding anything herein to the contrary, any Disclosure Schedule Supplement shall be disregarded and shall not be deemed to cure any such breach.

(ii) At any time prior to the Closing (whether prior to or after the receipt of the Meridian Shareholder Consent) by the Seller Parties upon delivery of written notice to the Buyer, if there has been a material breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.2 and (ii)(x) cannot be cured prior to the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from the Seller Parties of such breach or (2) the date that is three (3) calendar days prior to the End Date (and for the avoidance of doubt, the Buyer’s failure to obtain the Debt Financing shall not constitute such a material breach of Buyer);

(c) End Date. By either the Buyer or the Seller Parties upon delivery of written notice to the other if the Closing has not occurred on or before 5:00 p.m., Eastern time, on April 30, 2018 (the “End Date”); provided that neither the Buyer nor the Seller Parties will be entitled to terminate this Agreement pursuant to this Section 9.1(c) if such Person’s (or, in the case of the Seller Parties, any Seller Party’s) material breach of, or material failure to fulfill any obligation under, this Agreement has been the principal cause of, or primarily resulted in, the failure of the Closing to occur on or prior to such time on the End Date (and for the avoidance of doubt, the Buyer’s failure to obtain the Debt Financing shall not constitute such a material breach or material failure of Buyer).

(d) Orders; Laws. At any time prior to the Closing (whether prior to or after the receipt of the Meridian Shareholder Consent) by either the Buyer or the Seller Parties upon delivery of written notice to the other if any Governmental Entity shall have issued or entered any judgment, Order or decree, enacted any Law or taken any other action which, in any such case, (i) permanently restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or (ii) has had or would reasonably be expected to have a Material Adverse Effect; provided, that neither the Buyer nor the Seller Parties will be entitled to terminate this Agreement pursuant to this Section 9.1(d) if (x) the issuance or entry of such judgment, Order or decree is the principal result of such Person’s (or, in the case of the Seller Parties, any Seller Party’s), material breach of, or material failure to fulfill any obligation under, this Agreement.

(e) Material Adverse Effect. At any time prior to the Closing (whether prior to or after the receipt of the Meridian Shareholder Consent) by the Buyer upon delivery of written notice to the Seller Parties if there shall have occurred a Material Adverse Effect.

(f) Failure to Obtain Shareholder Consent. By (i) the Buyer at any time prior to the Closing if the Meridian Shareholder Consent and the Seller Shareholder Consent shall not have been delivered to the Buyer and the Seller Parties by 12:00 p.m. Eastern Time on the third Business Day immediately following the date of this Agreement, or (ii) either the Buyer or the Seller Parties at any time prior to the Closing, if the Seller Parties fail to obtain the Meridian Shareholder Approval at the Meridian Shareholder Meeting (or an adjournment or postponement thereof in accordance with Section 6.9(b)) at which a vote is taken on the sale of the Membership Interests pursuant to this Agreement.

(g) Meridian Board Recommendation Change. By the Buyer at any time prior to the delivery of the Meridian Shareholder Approval to the Buyer, if at any time the Meridian Board (or a committee thereof) has effected the Meridian Board Recommendation Change.

(h) Receipt of Superior Proposal. By the Seller Parties, at any time prior to receiving the Meridian Shareholder Approval if (i) the Seller Parties have received a Superior Proposal not resulting from a breach of Section 5.5 of this Agreement, (ii) the Meridian Board (or a committee thereof) has authorized the Seller Parties to enter into an Alternative Acquisition Agreement to consummate Acquisition Transaction contemplated by the Superior Proposal; and (iii) the Seller Parties have complied with Section 5.5 with respect to such Superior Proposal and prior to, or concurrently with, such termination and entry into such Alternative Acquisition Agreement, and paid the Seller Parties Termination Fee set forth in Section 9.3.

(i) Due Diligence. By the Buyer, at any time prior to the 21st day from the date hereof, if the Buyer shall have discovered any matter, condition, or circumstance with respect to the Acquired Entities or the Business during its due diligence investigation that has a material effect, in the Buyer’s sole discretion, on the Buyer’s willingness to proceed with the transactions contemplated herein and in the other Transaction Documents under the terms and conditions set forth herein or therein.

9.2 Effect of Termination. Subject to the provisions of this Section 9.2, the rights of termination set forth above are in addition to any other rights a terminating Party may have under this Agreement, and the exercise of a right of termination will not be an election of remedies. Notwithstanding the foregoing sentence, in the event of any termination of this Agreement by either the Buyer or the Seller Parties as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or any of its or their Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement except that (i) nothing in this Agreement will relieve any party from any liability with respect to any material or willful breach of this Agreement prior to or in connection with such termination or for fraud and (ii) Section 6.4(a)-(b) (Confidentiality), Section 6.5 (Confidentiality of the Terms of the Transaction, Etc.) and ARTICLE XI (Miscellaneous) and any pre-termination breaches of such provisions shall survive any termination of this Agreement and each party shall be entitled to all remedies available at law or in equity in connection with any past or future breach of any such provision.

9.3 Seller Parties Termination Fee.

(a) If (i) this Agreement is terminated pursuant to Section 9.1(b)(i), (ii) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 9.1(b)(i), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not publicly withdrawn or otherwise publicly abandoned; and (iii) within twelve (12) months following the termination of this Agreement pursuant to 9.1(b)(i), either Seller Party or its applicable Affiliate enters into a definitive agreement with respect to such Acquisition Transaction, and such Acquisition Transaction is subsequently consummated, then the Seller Parties will promptly (and in any event within two Business Days) following consummation of such Acquisition Transaction pay to the Buyer an amount equal to $3,500,000 (the “Seller Parties Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Buyer. For purposes of this Section 9.3, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(b) If this Agreement is terminated pursuant to Section 9.1(g) or Section 9.1(h), then the Seller Parties must pay to the Buyer the Seller Parties Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Buyer (i) in the case of 9.1(g) within two (2) Business Days following such termination and (B) in the case of Section 9.1(h), on the date of such termination and as a condition to the effectiveness of such termination.

(c) If this Agreement is terminated pursuant to Section 9.1(f), then the Seller Parties must pay to the Buyer an amount equal to $1,000,000 by wire transfer of immediately available funds to an account or accounts designated in writing by the Buyer. Such payment shall be made in four equal installments of $250,000 each, on or before the 60th day, 120th day, 180th day and 240th day anniversaries from the date of such termination. Notwithstanding the foregoing, in the event that within twelve (12) months following the termination of this Agreement pursuant to Section 9.1(f) either Seller Party or its applicable Affiliate enters into a definitive agreement with respect to an Acquisition Transaction, and such Acquisition Transaction is subsequently consummated, then the Seller Parties will promptly (and in any event within two Business Days) following consummation of such Acquisition Transaction pay to the Buyer an amount equal to $2,500,000 by wire transfer of immediately available funds to an account or accounts designated in writing by the Buyer; which sum shall be, for the avoidance of doubt, in addition to and not in lieu of, the amounts payable by the Seller Parties pursuant to the first sentence of this Section 9.3(c).

(d) In the event this Agreement is terminated pursuant to Section 9.1(b)(i), Section 9.1(g) or Section 9.1(h), then the Seller Parties shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, at the direction of the Buyer, the Buyer’s and its affiliates’ reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by the Buyer and its affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (the “Buyer Expenses”).

(e) In the event this Agreement is terminated pursuant to Section 9.1(f), then the Seller Parties shall, following receipt of an invoice therefor, no later than fourteen (14) days after the date of such termination, pay, or cause to be paid, at the direction of the Buyer, the Buyer Expenses.

(f) Single Payment Only. The Parties acknowledge and agree that in no event will the Seller Parties be required to pay the Seller Parties Termination Fee or the Buyer Expenses on more than one occasion, whether or not the Seller Parties Termination Fee or Buyer Expenses may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Seller Parties fail to promptly pay any amount due pursuant to Section 9.3 and, in order to obtain such payment, the Buyer commences an Action that results in a judgment against the Seller Parties for the amount set forth in Section 9.3 or any portion thereof the Seller Parties will pay to the Buyer its out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Action, together with interest on such amount or portion thereof at the annual rate of four percent (4%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law, and the term “Seller Parties Termination Fee” shall be increased to include any such additional amounts owed pursuant to this Section 9.3(f).

ARTICLE X
DEFINITIONS

10.1 Interpretation. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if’ and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date this Agreement was first signed. The term “or” shall be deemed to mean “and/or.” Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto. The phrases “delivered”, “provided” or “made available” (or variants thereof) shall mean that the information referred to has been physically or electronically delivered to the relevant parties, including information posted to the electronic data site hosted by Dropbox, Cobox, or Sharefile established by the Seller Parties for the purpose of providing due diligence materials and information to Buyer (and its agents, employees, and advisors). For the avoidance of doubt, information shall not be deemed “delivered”, “provided” or “made available” (or variants thereof) solely by fact of being publicly available.

10.2 Certain Definitions.

“Acceptable Confidentiality Agreement” means an agreement with either Seller Parties or any Acquired Entity that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to the Seller Parties or the Acquired Entities to keep such information confidential and use such information only in connection with the evaluation of a negotiated transaction; provided that the provisions thereof are no less restrictive in the aggregate to such counterparty (and any of its Affiliates and Representatives named therein) than the terms of the Confidentiality Agreement.

“Acquired Entities” or “Acquired Entity” means the Acquired Parent Entities and the Acquired Subsidiary Entities or any of the foregoing.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer or its Affiliates) to engage in, or otherwise that would reasonably be expected to lead to, an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Transaction Documents) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Seller Parties, the Acquired Entities or any other Person(s), of securities representing more than 20% of the total outstanding, direct or indirect, voting power of either Seller Entity or the Acquired Parent Entities after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding, direct or indirect, voting power of either Seller Party or the Acquired Parent Entities after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or “group” of Persons of assets (including equity securities of any of the Seller Entities’ or the Acquired Entities) constituting or accounting for more than 20% of the consolidated assets, revenue or net income of either Seller Party and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, winding up of either Seller Party or the Acquired Parent Entities or other transaction involving either Seller Party or the Acquired Parent Entities pursuant to which any Person or “group” of Persons would hold securities representing more than 20% of the total outstanding, direct or indirect, voting power of either Seller Party or the Acquired Parent Entities outstanding after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

“Action” means any action, arbitration, charge, claim, complaint, demand, dispute, governmental audit, grievance, hearing, inquiry, investigation, litigations, proceeding, qui tam action, suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator, whether at law or in equity.

“Acquired Entities Transaction Expenses” means (a) all fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred by the Acquired Entities or either Seller Party (to the extent that any Acquired Entity is responsible for the payment thereof) in connection with the negotiation and execution of this Agreement and the Transaction Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, any such amounts required to be paid to any third party in connection with obtaining any consent, waiver or approval required to be obtained in connection with the consummation of the transactions contemplated hereby or thereby); and (b) all amounts (plus any associated withholding taxes or any Taxes required to be paid by the Acquired Entities) payable by any Acquired Entity, whether immediately or in the future, under any “change of control,” retention, incentive, termination, compensation, severance or other similar arrangements as a result of the consummation of the transactions contemplated hereby (including, without limitation, any such amounts payable to any employee, director or consultant (as applicable) of the Acquired Entities at the election of such employee, director or consultant (as applicable) pursuant to any such arrangements), in the case of each of clauses (a) and (b), to the extent unpaid prior to the Closing Date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, (including, but not limited to, all directors and officers of such Person) controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliated Group” means an affiliated group of corporations as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which an Acquired Entity is or has been a member.

“Agent” has the meaning set forth in the Debt Term Sheet.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and each other plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Acquired Entities or any ERISA Affiliate, which is or has been maintained, sponsored or contributed to by the Acquired Entities or any ERISA Affiliate, or under which the Acquired Entities or any ERISA Affiliate has or may have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, employment, consulting, deferred compensation, severance, change in control, retirement, vacation, holiday, fringe benefit, cafeteria, medical, disability, stock purchase, sick leave, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

“Business” means providing non-hazardous solid waste collection, transfer and disposal services within Missouri and Virginia of the type currently conducted by the Acquired Entities, and does not include (a) medical waste disposal, collection or handling and/or (b) any line of business of Meridian or its Subsidiaries not being purchased hereunder or that Meridian has publicly announced it intends to conduct in the future.

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by applicable Law to close in the State of Delaware.

“Cash Consideration” means (i) $3,000,000 minus (ii) the amount of the Acquired Entities Transaction Expenses (to the extent not paid prior to the Closing Date) minus (iii) the Warrant Consideration.

“Closing Date Payments” means (a) the payment in full, in cash, of the aggregate Cash Consideration, the Warrant Consideration and any other amounts required to be paid by the Buyer under ARTICLE I on the Closing Date and (b) the payment of all costs, fees and expenses payable by the Buyer in connection therewith.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Confidential Information” means all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, the Acquired Entities or a Seller Party as an owner, directly or indirectly, of the Membership Interests, as the case may be, in the performance of duties for, or on behalf of, any Acquired Entities Person or that relates to the business, products, services or research of any Acquired Entities Person or any of their investors, partners, affiliates, strategic alliance participants, officers, directors, employees or shareholders or their respective Affiliates, including, without limitation: (a) internal business information of any Acquired Entities Person (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, any Acquired Entities Person, its Affiliates, their respective customers and their respective confidential information; (c) any confidential or proprietary information of any third party that any Acquired Entity has a duty to maintain confidentiality of, or use only for certain limited purposes; (d) industry research compiled by, or on behalf of any Acquired Entities Person, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, any Acquired Entities Person; (e) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; (f) information related to the Entities’ Business IP and updates of any of the foregoing; or (g) information obtained in connection with Section 8.5 during the prosecution or defense of any Third-Party Claim; provided that “Confidential Information” shall not include any information that the Seller Parties can demonstrate has become generally known to and widely available for use within the industry other than as a result of the acts or omissions of the Seller Parties or a Person that the Seller Parties have direct control over.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of July 18, 2017, by and between Meridian and Warren Equity Partners, LLC.

“Contract” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding (and all amendments, side letters, modifications and supplements thereto) between parties or by one party in favor of another party, whether written or oral.

“Debt Financing” means debt financing obtained by the Buyer in an amount, which, together with the equity to be contributed by the Buyer at the Closing, is sufficient to make the Closing Date Payments and consummate the transactions contemplated hereby, which financing shall be provided in accordance with the Debt Financing Terms.

“Environmental Law” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, Orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or remediation or cleanup of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, surface and groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other law of similar effect, in effect at any time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Acquired Entities that is required to be treated along with the Acquired Entities as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force.

“Final and Binding” means, with respect to any calculation or determination, that such calculation or determination shall have the same preclusive effect for all purposes as if such calculation or determination had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any (a) province, region, state, county, city, town, village, district or other jurisdiction; (b) federal, provincial, regional, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, commission, department, instrumentality, office, political subdivision or other entity and any court or other tribunal); (d) multinational organization; (e) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature; or (f) official of any of the foregoing.

“GSSLG Credit Facility” means that certain Amended and Restated Credit and Guaranty Agreement dated as of February 15, 2017, as amended, among Here To Serve – Missouri Waste Division, LLC, Here To Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal & Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, Meridian Innovations, LLC, Meridian Waste Solutions, Inc., Goldman Sachs Specialty Lending Group, L.P. and lenders named therein.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, toxic lead, mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“Indebtedness” means, at any specified time, any of the following indebtedness of any Person (whether or not contingent and including, without limitation, any and all principal, accrued and unpaid interest, prepayment premiums or penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations of such Person for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities); (b) any obligations of such Person as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with GAAP; (c) all liabilities of such Person under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations; (d) any obligations of such Person to pay the deferred purchase price of property, goods or services; (e) all liabilities of such Person arising from cash/book overdrafts; (f) all liabilities of such Person under conditional sale or other title retention agreements; (g) all obligations of such Person with respect to vendor advances or any other advances made to such Person; (h) all liabilities of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (i) any liability or obligation of others guaranteed by, or secured by any Lien on the assets of, such Person; (j) the employer portion of any payroll Taxes matched to any compensatory payment contemplated by the Transaction Documents and (k) with respect to any Acquired Entity, the net amount of any obligation or liability of any Acquired Entity to any Seller Party or Affiliate of any Seller Party; provided that with respect to the Acquired Entities, Indebtedness shall not include (i) any payables or loans of any kind or nature solely among any Acquired Entities and/or any of their wholly-owned Subsidiaries or (ii) any guarantees or undrawn letters of credit, performance bonds, sureties or similar obligations issued by any Acquired Entity to customers of the Business in the ordinary course of business securing solely performance obligations of Acquired Entities and/or any of their wholly-owned Subsidiaries, and in each case, as to which no claim thereunder has been made or could reasonably be made as of the date hereof or as of the Closing Date.

“Indebtedness Amount” means the aggregate amount of all Indebtedness of the Acquired Entities outstanding as of immediately prior to the Closing as set forth on Schedules 1.3(b)(iv) and 1.3(b)(v) hereto, which such Schedules shall be updated by the Seller Parties prior to the Closing in connection with the delivery of the Closing Payment Certificate.

“Intellectual Property” means and all intellectual property, industrial property, or proprietary rights arising in any jurisdiction throughout the world, including: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, corporate names, and domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all works of authorship (whether copyrightable or not), all copyrights (registered and unregistered), and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, devices, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) internet domain names and social media account or user names (including “handles”), all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto; (vi) all computer software and code, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), application programming interfaces, firmware, middleware, programming tools, scripts, routines, interfaces, libraries and databases, protocols, and all related specifications and documentation, including developer notes, comments and annotations, user manuals and training materials relating to any of the foregoing; (vii) all other intellectual or industrial property proprietary rights; and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means with respect to any Person the actual knowledge after reasonable inquiry of any director, governing body member or executive officer of such Person; provided that, in the case of the Seller Parties, “Knowledge” means the actual knowledge after reasonable inquiry of Jeffrey S. Cosman, Wally Hall or Christopher C. Diaz.

“Law” means (a) any requirement arising under any constitution, law, statute, code, treaty, decree, rule, ordinance or regulation or any determination or direction of any arbitrator or any Governmental Entity, including common law and any Environmental Law and also including any of the foregoing that relate to data use, privacy or protection, and (b) any Permit held by a Person or its subsidiaries or that otherwise relates to the business of, or to any assets owned or used by, such Person or its subsidiaries.

“Lenders” has the meaning set forth in the Debt Term Sheet.

“Liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action or other Loss (including, without limitation, loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property.

“Losses” means any and all losses, liabilities, actions, causes of action, costs, damages or expenses, whether or not arising from or in connection with any Third-Party Claims (including, without limitation, interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

“Material Adverse Effect” means any change, event, occurrence or circumstance that, individually or in the aggregate with all other changes, events occurrences and circumstances, results in, or would reasonably be expected to result in, a material adverse effect on the business, results of operations, condition (financial or otherwise), prospects, assets, or Liabilities of Acquired Entities, taken as a whole, or on the ability of the Seller Parties to perform their respective obligations hereunder or to consummate the transactions contemplated hereby, except to the extent resulting from (a) changes in general local, domestic, foreign, or international economic conditions, (b) changes affecting generally the industry in which the Acquired Entities operate, (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, (d) any changes in applicable Law or accounting rules or principles, including changes in GAAP, (e) any other action required by this Agreement, (f) the announcement or pendency of the transactions contemplated by this Agreement or (g) any change resulting from compliance by Seller Parties with the terms, or the taking of any action contemplated or permitted by the terms of this Agreement or any Transaction Document, provided that such change, event, occurrence or circumstance does not affect the Acquired Entities, taken as a whole, in a substantially disproportionate manner.

“Meridian Board” means the Board of Directors of Meridian.

“Meridian Shareholder Consent” means a written consent of the holders representing the voting power constituting the Meridian Shareholder Approval, duly executed and delivered by all such record holders, resolving to approve the sale of the Membership Interests pursuant to this Agreement and substantially in the form attached hereto as Exhibit E.

“Meridian Shareholders” means the holders of shares of capital stock of Meridian.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” means the NASDAQ Capital Market and any successor stock exchange or inter-dealer quotation system operated by the Nasdaq Stock Market, LLC or any successor thereto.

“Order” means any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Entity or arbitrator.

“Permit” means any approval, consent, ratification, registration, waiver, authorization, license, permit, certificate or clearance issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Permitted Lien” means (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves by the applicable Acquired Entity have been established in accordance with GAAP; (c) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not yet due and payable and which are not, individually or in the aggregate, material to the business, operations and financial condition of the Acquired Entities Properties so encumbered or the Acquired Entities, taken as a whole; (d) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over any Acquired Entities Property which are not violated by the current use and operation of such Acquired Entities Property; and (e) those Liens set forth on Schedule 10.2.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

“Personal Information” means any information that relates to an identified or identifiable individual, including, name, address, telephone number, email address, username and password, photograph, government-issued identifier, persistent device identifier, or any other data used or intended to be used to precisely identify an individual.

“Pre-Closing Tax Period” means any Tax period or portion thereof ending on or prior to the Closing Date, including the portion of any Straddle Period through the Closing Date.

“Registered IP” means all Intellectual Property in which the Acquired Entities have an ownership interest that is the subject of any application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity, including any domain names

“Related Party” means (a) any officer, director, employee, shareholder or Affiliate of any of the Acquired Entities (Affiliates include the Seller Parties and their respective officers, directors and employees); (b) any individual related by blood, marriage or adoption to any such Person in clause (a); (c) any entity in which any Acquired Entity or any such Person in clause (a) owns any beneficial interest other than an entity registered with the SEC pursuant to Section 12 or 15(d) of the Exchange Act in which such Person owns less than one percent (1%) of the voting equity securities or (d) Jeffrey S. Cosman and any individual related to him by blood, marriage or adoption, but in all cases excluding Goldman Sachs & Co. and its Affiliates.

“Securities Act” means the Security Act of 1933 as amended from time to time, and the rules promulgated thereunder.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member (or has the right to appoint a majority of the manager(s) of such company) and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Meridian Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the likelihood of the consummation of such Acquisition Transaction would be more favorable, from a financial point of view, to the Meridian Shareholders (in their capacity as such) than the transactions contemplated by this Agreement (taking into account any revisions to this Agreement made or proposed in writing by the Buyer pursuant to Section 5.5(d) prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

“Tax” means (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax together with any and all interest, penalties, additions to tax and additional amounts, whether disputed or not, imposed with respect thereto imposed by any Taxing Authority, including (but not limited to) net income, estimated income, gross income, gross receipts, profits, business, license, occupation, franchise, capital stock, property (real, tangible or intangible), sales, use, ad valorem, transfer, value added, built-in gain, registration, escheat, unclaimed property, employment or unemployment, social security, health, payroll, disability, severance, alternative or add-on minimum, customs, excise, stamp, environmental, windfall profit, commercial rent or withholding taxes, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Tax period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person, as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, or by contract or operation of Law.

“Tax Proceeding” means any audit, examination, investigation, assessment, claim or litigation by a Taxing Authority.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, filed or required to be filed in connection with the determination, assessment or collection of Taxes or the administration of any Laws, regulations or administrative requirements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“Transaction Documents” means this Agreement, the Meridian Warrant, and the Contracts and other documents contemplated to be delivered or executed by the Parties or their respective Affiliates in connection herewith.

10.3 Additional Definitions.

Term	Section
Acquired Entities Person	6.4(a)
Acquired Entities Group	6.4(a)
Acquired Entities Property	3.9(b)
Acquired Entities Properties	3.9(b)
Acquired Parent Entities	Preamble
Acquired Parent Entity	Preamble
Acquired Subsidiary Equity Interests	3.3(d)

Term	Section
Acquired Subsidiary Entity	3.3(a)
Acquisition Proposal	5.5(a)
Advisor	2.3(b)
Agreement	Preamble
Allocation	6.2(k)
Alternative Acquisition Agreement	5.5(b)
Assignment	1.3(b)(i)
Assumed Obligations	1.3(b)(iv)
Business Client	6.4(c)
Business IP	3.8(b)
Buyer	Preamble
Buyer Assignee	11.3
Buyer Disclosure Schedules	Article IV
Buyer Fundamental Representations	8.1(c)
Buyer Expenses	9.3(c)
Buyer Indemnified Parties	8.2(a)
Buyer Taxes	6.2(f)
Cap	8.2(b)
Closing	1.3(a)
Closing Date	1.3(a)
Closing Date Satisfied Obligations	1.3(a)(v)
Closing Payment Certificate	1.1(a)
COBRA Coverage	6.10
Cosman	Preamble
Current D&O Policy	6.3(b)
Debt Financing Terms	5.8
Debt Term Sheet	5.8
DOL DFVCP	7.1
D&O Tail Policy	6.3(b)
Disclosure Schedule Supplement	Article II
Disclosure Schedules	Article II
End Date	9.1(c)
Employment Agreement Amendments	Recitals
Enforceability Exceptions	2.2
Environmental Reports	5.2
Exception Claim	8.5(a)
Financial Statements	3.4(a)
Financing Information	5.7
Garden	1.3(b)(xvi)
Hall Employment Agreement	1.3(b)(x)
Indemnified Party	8.5(a)
Indemnifying Party	8.5(a)
Independent Accountant	6.2(k)
Information Security and Data Privacy Laws	3.21(a)
Information Statement	6.8(a)

Term	Section
Interim Financial Statements	3.4(a)
Intervening Event	5.5(d)
IP Agreements	3.8(f)
IP Assignment Agreement	1.3(b)(xv)
Latest Balance Sheet	3.4(a)
Lease	3.9(b)
Leases	3.9(b)
Leased Property	3.9(b)
Leased Properties	3.9(b)
Lease	3.11(b)
Material Contract	3.10(b)
Material Customer	3.19(a)
Membership Interests	Recitals
Meridian Board Recommendation	2.3(a)
Meridian Board Recommendation Change	5.5(c)
Meridian Georgia	Recitals
Meridian Maryland	Recitals
Meridian Missouri	Recitals
Meridian Shareholder Approval	2.5(a)
Meridian Shareholder Meeting	6.9(a)
Meridian Virginia	Recitals
Meridian Warrant	Recitals
Noncompete Period	6.4(c)
Notice Period	5.5(d)
Owned Property	3.9(a)
Owned Property Occupancy Agreement	3.9(a)
Owned Properties	3.9(a)
Parties	Preamble
Party	Preamble
Proxy Statement	6.8(a)
Purchased Equity Securities	Recitals
Purchase Price	1.1(b)
Releasee	11.18
Releasees	11.18
Representatives	5.5(a)
Restricted Parties	6.4(a)
Restricted Party	6.4(a)
R&W Policy	5.10(a)
SEC	2.5(a)
SEC Clearance Date	6.8(d)
Seller	Preamble
Seller Board Recommendation	2.3(d)
Seller Parties	Preamble
Seller Party	Preamble
Seller Parties Fundamental Representation	8.1(b)

Term	Section
Seller Parties Indemnified Parties	8.3(a)
Seller Parties Termination Fee	9.3(a)
Seller Shareholder	2.3(d)
Seller Shareholder Approval	2.3(d)
Shared Services Agreement	1.3(b)(ix)
Signing Disclosure Schedules	Article II
Straddle Period	6.2(g)
Special Committee Survival Date	1.3(b)(xi) 8.1
Systems	3.8(g)
Tangible Assets	3.7
Third-Party Claim	8.5(a)
Threshold	8.2(b)
Transfer Taxes	6.2
Warrant Consideration	Recitals
Year-end Financial Statements	3.4(a)

ARTICLE XI
MISCELLANEOUS

11.1 No Third-Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that any Person that is not a party to this Agreement but, by the terms of Section 6.4 or Article VIII, is entitled to indemnification, shall be considered a third-party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement; provided further than the Lenders shall be express third-party beneficiaries of, and shall be entitled to rely upon, this Section 11.1, Section 11.3, Section 11.8, Section 11.9, Section 11.10 and Section 11.18. Cosman or his estate will have the right to enforce his rights under Section 6.7 in accordance with the terms hereof.

11.2 Entire Agreement. This Agreement, including the exhibits hereto and the Disclosure Schedules, and the other Transaction Documents, constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, whether written or oral, that may have related in any way to the subject matter hereof.

11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of Law, through a change in control or otherwise) by the Seller Parties without the prior written consent of the Buyer, or by the Buyer without the prior written consent of the Seller Parties; provided that the Buyer and its Affiliates shall have the right to assign, without such consent but with prior notice to the Seller Parties, (a) Buyer’s right and obligations to purchase hereunder in whole or in part to a wholly owned subsidiary or Affiliate of the Buyer (a “Buyer Assignee”); and (b) all or any portion of any Transaction Document (including rights thereunder), to any of its or any Buyer Assignee’s (whether prior to or subsequent to the Closing) lenders as collateral security; and (c) after the Closing, all or any portion of its rights and obligations hereunder; provided further that such assignee (other than a Buyer Assignee’s lenders) executes a joinder to and agrees to be bound by this Agreement.

11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.5 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.6 Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered; (ii) when transmitted if transmitted by electronic mail if followed by notice given pursuant to (i) or (iii); (iii) the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and (iv) five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Seller Parties:

Meridian Waste Solutions, Inc.
One Glenlake Parkway, NE Suite 900
Atlanta, GA 30328

Attention: Jeffrey S. Cosman
E-mail: jsc@jscosinc.com

with a copy (which shall not constitute notice) to:

Cozen O’Connor
One Oxford Centre, 301 Grant Street, 26th Floor
Pittsburgh, PA 15219
Attention: Jeremiah G. Garvey
E-mail: jgarvey@cozen.com

and

Lowenstein Sandler LLP
1251 Avenue of the America
New York, NY 10020
Attention: Anthony O. Pergola
E-mail: apergola@lowenstein.com

If to the Buyer:

Warren Equity Partners, LLC

320 1st Street N., Suite #608

Jacksonville Beach, FL 32250

Attention: Henrik Dahlback and Steven Wacaster
E-mail: Wacaster@warrenequity.com and Dahlback@warrenequity.com with a copy (which shall not constitute notice) to:

Akerman LLP

420 South Orange Avenue, Suite 1200

Orlando, FL 32801

Attention: Carl Roston and Nathan Balint
E-mail: Carl.Roston@akerman.com and Nathan.Balint@akerman.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means. Any Party may change the address e-mail address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party notice in the manner herein set forth.

11.7 Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.8 Consent to Jurisdiction. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement delivered in connection therewith or the transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each Party agrees that (i) this Agreement involves at least $100,000.00 and (ii) this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 11.6. Notwithstanding anything to the contrary contained elsewhere herein, the Parties hereby further agree (i) that no Party will bring any legal action or proceeding against any Lender in any way relating to this Agreement, the Debt Financing, or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Term Sheet, Debt Financing Terms or any other letter or agreement related to the Debt Financing, Debt Term Sheet, Debt Financing Terms or the performance thereof, in any forum other than any New York State court sitting in the borough of Manhattan, or, if, under applicable law, exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and each of the parties hereto consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein and (ii) that any claims brought against any Lender will be governed by the Requirements of Law of the State of New York, without regard to the conflict of laws provisions thereof that would cause the laws of another state to apply.

11.9 Waiver of Trial by Jury.

(a) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY LITIGATION OR LEGAL PROCEEDING AGAINST ANY DEBT FINANCING SOURCE OR OTHER AVAILABLE FINANCING SOURCE ARISING OUT OF THIS AGREEMENT, THE DEBT TERM SHEET OR THE DEBT FINANCING TERMS OR ANY OTHER LETTER OR AGREEMENT RELATED TO ANY OTHER ALTERNATIVE DEBT FINANCING. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.

11.10 Amendment or Modification. This Agreement may not be amended except in a written instrument executed by the Buyer and the Seller Parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. To the extent any amendment, supplement, modification or waiver of Section 11.1, Section 11.3, Section 11.8, Section 11.9, this Section 11.10 or Section 11.18 (or any amendment, supplement, modification or waiver of any other provision of this Agreement that would modify the substance of Section 11.1, Section 11.3, Section 11.8, Section 11.9, this Section 11.10 or Section 11.18 in any material respect) is sought that is materially adverse to the rights of the Lenders, the prior written consent of the Agent shall be required before such amendment or waiver is rendered effective against the Agent or the Lenders; provided however that any such amendment, supplement, modification or waiver shall be effective against the Parties in any event whether or not the prior written consent of the Agent is obtained.

11.11 Waivers. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any Party in exercising any right, power or privilege under this Agreement or any Transaction Document shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a Party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

11.12 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that, prior to the valid termination of this Agreement in accordance with ARTICLE IX, (a) each of the Buyer and the Seller Parties shall be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without proof of damages, this being in addition to any other remedy to which the Parties are entitled under this Agreement and (b) the right of specific enforcement in favor of the Buyer and the Seller Parties is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that neither the Buyer nor the Seller Parties, when seeking an injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.12, shall be required to provide any bond or other security in connection with any such Action. The Parties hereto hereby acknowledge that, other than the Buyer and the Seller Parties, no other Party or any of its Affiliates shall be entitled to enforce specifically the terms and provisions of this Agreement.

11.13 Cumulative Remedies. All rights and remedies of any Party are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.14 Press Releases. The timing and content of all press releases and other public announcements to the Acquired Entities’ customers, vendors and employees relating to the transactions contemplated by the Transaction Documents shall be determined jointly by the Buyer and the Seller Parties prior to the Closing Date and thereafter by the Buyer; provided that any Party may make any public disclosure required by applicable Law (in which case the disclosing party will use its commercially reasonable best efforts to advise the other Parties prior to making the disclosure).

11.15 Expenses. Except as otherwise provided in ARTICLE VIII or Section 9.3, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby will be paid by the Party incurring such fees and expenses whether or not such transactions are consummated.

11.16 Construction.

(a) Each Party agrees that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The Parties intend that each representation, warranty, and covenant contained herein, including Section 6.4, shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty, or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant (or is otherwise entitled to indemnification pursuant to a different provision).

(b) The Disclosure Schedules are hereby incorporated by reference into the sections in which they are directly referenced and nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself) and the provision of monetary or other quantitative thresholds for disclosure on the Disclosure Schedules does not and shall not be deemed to create or imply a standard of materiality hereunder. The section headings contained herein are for reference purposes only and do not broaden or otherwise affect any of the provisions of the Agreement.

11.17 Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

11.18 Release of the Acquired Entities.

(a) As a material inducement to the Buyer’s willingness to enter into and perform this Agreement and to purchase the Membership Interests and the Meridian Warrant for the consideration to be paid or provided to the Seller Parties in connection with such purchase, each Seller Party and Cosman, on behalf of itself and each of its Affiliates and Representatives, hereby releases and forever discharges the Acquired Entities and each of their individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, Orders, obligations, Contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller Party or Cosman or any of their respective Representatives now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Acquired Entities, whether pursuant to their organizational documents, Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall (i) operate to release any obligation of the Buyer arising under the Transaction Documents or (ii) release any matter that Cosman or any other officer of an Acquired Entity has rights to with respect to a third party claim to the extent there is (x) insurance coverage for such claim under the Current D&O Policy or the D&O Tail Policy and such claim relates to matters occurring prior to the Closing or (y) a statutory right of indemnification or advancement of expenses to which Cosman is entitled in his capacity as the sole manager of the Acquired Entities or any other officer of an Acquired Entity is entitled to in his capacity as an officer of the Acquired Entities with respect to matters occurring prior to the Closing, except to the extent the Buyer Indemnified Parties are entitled to indemnification hereunder related to such matter.

(b) The Seller Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

(c) Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Seller Parties shall jointly and severally indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Seller Parties or any of their Affiliates or Representatives of any claim or other matter purported to be released pursuant to this Section 11.18 and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Seller Parties or any of their Affiliates or Representatives against such third party of any claims or other matters purported to be released pursuant to this Release.

(d) In the event that any provision of this Section 11.18 is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Section 11.18 will remain in full force and effect. Any provision of this Section 11.18 held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.19 Representation by Counsel. Each Party represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement and the other Transaction Documents in their entirety and have had it fully explained to them by such Party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and the other Transaction Documents to which so Party is party and has executed this Agreement, and the other Transaction Documents to which such Party is a party and executed on the date hereof free from coercion, duress or undue influence.

*      *      *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Its:	Chief Executive Officer

MERIDIAN WASTE OPERATIONS, INC.

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Its:	Chief Executive Officer

By:	/s/ Jeffrey S. Cosman
Jeffrey S. Cosman,
solely for purposes of Section 6.4, Section 6.7 and Section 11.18 and no other purpose

[Signature Page to Equity Securities Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MERIDIAN WASTE ACQUISITIONS, LLC

By:	Meridian Waste Holdings, LLC, its sole member

By:	WEP Solid Waste Investment LLC, its sole member

By:	/s/ Steven Wacaster
Name:	Steven Wacaster
Its:	Manager

[Signature Page to Equity Securities Purchase Agreement]

Annex B

[Letterhead of The Benchmark Company, LLC]

February 19, 2018

STRICTLY CONFIDENTIAL

The Special Committee of the Board of Directors

Meridian Waste Solutions, Inc.

One Glenlake Parkway NE, Suite 900

Atlanta, GA 30328

Dear Special Committee of the Board of Directors:

We understand that Meridian Waste Operations, Inc., a New York corporation (the “Seller”), Meridian Waste Solutions, Inc., a New York corporation (“Meridian”, the “Company”, and together with the Seller, the “Seller Parties” and each a “Seller Party”), and Meridian Waste Acquisitions, a Delaware limited liability company (the “Buyer”) plan to enter into an Equity Securities Purchase Agreement (the “Agreement”) for the purchase and sale of shares (the “Transaction”). Under the terms of the Agreement: (a) the Buyer desires to purchase from the Seller all of the Seller’s right, title and interest in and to all of the issued and outstanding limited liability company interests (the “Membership Interests”) of certain Acquired Entities as defined in the Agreement; (b) the Buyer desires to purchase from Meridian a warrant (the “Meridian Warrant” and, together with the Membership Interests, the “Purchased Equity Securities”) to purchase shares of common stock equivalent to 2.0% of the fully diluted common stock of Meridian; (c) as consideration for the Membership Interests (i) the Buyer will pay a Cash Consideration to the Seller, equal to $3,000,000 minus the amount of the Acquired Entities Transaction Expenses (to the extent not paid prior to the Closing Date), minus the Warrant Consideration (as defined below), (ii) the Acquired Entities will assume or retain the Assumed Obligations, as defined in the Agreement, as applicable, and (iii) the Buyer or the Acquired Entities will satisfy the Closing Date Satisfied Obligations, as defined in the Agreement (which include the Seller Parties delivering or causing to be delivered an estoppel letter and consent or other documentation with respect to the GSSLG Credit Facility establishing a release price of $75,800,000); and (d) as consideration for the Meridian Warrant, the Buyer will pay Meridian $100,000 subject to, and in accordance with, the terms of the Agreement (the “Warrant Consideration”). The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark”) provide a written opinion (the “Opinion”) to the Committee and to the Board as to whether the Consideration to be received by the Company in the Transaction is fair to the Company’s shareholders from a financial point of view.

For our services in rendering this Opinion, the Company has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. The Company has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with the Company. We may seek to provide other financial advisory or investment banking services to the Company and/or its affiliates and other participants in the Transaction in the future for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of, the Committee and the Board (solely in its capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or the Acquired Entities or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Company, the Acquired Entities, the Buyer or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee and the Board, on the assessments by the Committee, the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Acquired Entities and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

●	the draft dated February 19, 2018 of the Agreement and certain draft Schedules and Exhibits to the Agreement;

●	certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the Acquired Entities made available to us by the Company, including a financial model that included actual P&L and balance sheet for 2017, projected annual income statements for the years 2018-2022, and projected capital expenditures for 2018;

●	the latest consolidated balance sheet for the Acquired Entities, as of December 31, 2017, made available to us by the Company;

●	a debt reconciliation schedule made available to us by the Company (titled “Debt Recon January 2018”) showing, among other items, the Company’s debt as of January 18, 2018

●	discussions with certain members of the management of the Company and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of the Company, the Acquired Entities, the Transaction and related matters;

●	reviewed the current and historical market prices for certain of the Company’s publicly traded securities, and the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain other companies that we deemed to be relevant;

●	reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company;

●	the publicly available financial terms of certain transactions that we deemed to be relevant; and

●	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquired Entities, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquired Entities since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at this Opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by the Company. In addition, we have relied upon and assumed, without independent verification, that the final form of the Purchase Agreement will not differ in any respect from the draft of the Purchase Agreement identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company or the Acquired Entities, nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the most recent draft Purchase Agreement provided to us.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or the Acquired Entities or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Transaction. This Opinion is provided for the benefit of the Committee and the Board (solely in their capacities as such) and is not for the benefit of, and may not be used for any other purpose and does not constitute a recommendation to the shareholders of the Company as to how to vote or act with respect to the Transaction or otherwise.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of the Company and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of the Company.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair to the Company’s shareholders from a financial point of view.

Very truly yours,

THE BENCHMARK COMPANY, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director & Head of Investment Banking

Annex C

SECTION 623 AND SECTION 910 OF
NEW YORK BUSINESS CORPORATION LAW

Section 623—Procedure to enforce shareholder’s right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenters rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares: \

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenters rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910—Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i)To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii)To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Annex D

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
MERIDIAN WASTE SOLUTIONS, INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Meridian Waste Solutions, Inc. (the “Corporation”). The name under which it was originally formed is “CIP, Inc.”

SECOND: The certificate of incorporation of the Corporation (such certificate of incorporation, as amended or restated and in effect thereafter, the “Certificate of Incorporation”) was filed by the New York State Department of State on November 12, 1993.

THIRD: The Certificate of Incorporation is hereby amended as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the Corporation is amended to read in its entirety as follows:

The name of the corporation is Attis Industries Inc. (the “Corporation”). The name under which it was originally formed is “CIP, Inc.”

FOURTH: The certificate of amendment was authorized, pursuant to Sections 803(a) and 615(a) of the New York Business Corporation Law, by the vote of the board of directors, followed by the written consent, setting forth the action so taken, of the holders of the required outstanding shares.

Name: Jeffrey S. Cosman Title: Chief Executive Officer

D-1

Annex E

FORM OF

MERIDIAN WASTE SOLUTIONS, INC. (THE “COMPANY”)

WRITTEN CONSENT OF CERTAIN SHAREHOLDERS IN LIEU OF MEETING

PURSUANT TO SECTION 615 OF THE NEW YORK BUSINESS CORPORATION LAW

WHEREAS, the Company has entered into that certain Equity Securities Purchase Agreement by and among the Company, Meridian Waste Operations, Inc., a New York corporation (“Meridian Operations”), Meridian Waste Acquisitions, LLC, a Delaware limited liability company (the “Buyer”), and solely for purposes of Sections 6.4, 6.7 and 11.18 therein, Jeffrey S. Cosman attached hereto as Exhibit A, including all exhibits and schedules attached thereto as may be amended from time to time (the “Purchase Agreement”), pursuant to which the Company will sell, convey and transfer substantially all of its solid waste assets (the “Transaction”) to the Buyer (each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement).

WHEREAS, the Special Committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) deemed the Transaction to be in the best interests of the Company and its Shareholders, has approved the form, terms and provisions of the Purchase Agreement, and the Special Committee recommended that the Board approve the Purchase Agreement and the Transaction.

WHEREAS, the Board has unanimously recommended that the Shareholders approve the Transaction and the execution and consummation of the agreements and transactions contemplated by the Transaction and the Purchase Agreement.

WHEREAS, the assets being sold, conveyed and transferred to the Buyer pursuant to the Purchase Agreement consist of all issued and outstanding limited liability company interests (the “Membership Interests”) of each of the Company’s subsidiaries directly owned by Meridian Operations (as detailed in the Purchase Agreement).

WHEREAS, as part of the Transaction and as contemplated in the Purchase Agreement, the Buyer desires to purchase from the Company a warrant (the “Company Warrant”) to purchase shares of common stock, par value $0.025 of the Company, equal to two percent (2%) of the issued and outstanding shares of capital of the Company on a fully-diluted basis as of the time of the issuance of the Company Warrant, which number of shares is indeterminable as of the date hereof.

WHEREAS, each of the undersigned Shareholders, and those persons approving the execution of this written consent on behalf of such Shareholder, has received and reviewed a copy of the Purchase Agreement, the exhibits and attachments thereto, a summary of the Company Warrant and such other information as it believes necessary to make an informed decision in connection with the Transaction, and each such Shareholder has had the opportunity to consult with its own legal, tax and financial advisors regarding the consequences to it of the Transaction, the Purchase Agreement, the Company Warrant, the execution of this action by written consent and the consummation of the transactions contemplated thereby and hereby.

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WHEREAS, to memorialize the material change in the nature of the Company’s primary business, the Board of Directors has determined it to be in the best interests of the Company to change its name to Attis Industries Inc.

Approval of the Transaction and Purchase Agreement

NOW THEREFORE BE IT RESOLVED, that each undersigned Shareholder votes all of his, her or its shares of the Company’s capital stock held by such Shareholder in favor of the adoption of the Transaction and approves, ratifies and affirms the execution of the Purchase Agreement by the Company and the form, terms and provisions of the Purchase Agreement; provided however that this written consent shall be of no further force or effect following any termination of the Purchase Agreement in accordance with its terms.

RESOLVED, FURTHER, that each undersigned Shareholder agrees that the adoption of the Purchase Agreement and approval of the Transaction by such Shareholder pursuant to this written consent shall constitute approval by such Shareholder of the specific terms of the Transaction, including the issuance of the Company Warrant.

RESOLVED, FURTHER, that the Board of the Company be, and hereby is, authorized and empowered to take all such further action, including authorization of the execution and delivery of all such further agreements, certificates, instruments and documents, in the name and on behalf of the Company, and the payment of any expenses, as the Board shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and that any and all such actions heretofore or hereafter taken by the Board be, and hereby are, adopted, affirmed, approved and ratified in all respects as the acts and deeds of the Company.

RESOLVED, FURTHER, that each undersigned Shareholder hereby affirmatively waives (i) any right of appraisal the undersigned may have arising in connection with the Transaction under the NYBCL and under any other applicable law or regulation granting such Shareholder the right to have such Shareholder’s shares of capital stock of the Company appraised in connection with the Transaction, and (ii) any rights otherwise dissent from the transactions contemplated by the whereas clauses and resolutions set forth herein.

RESOLVED, FURTHER, that each undersigned Shareholder hereby affirmatively waives on its own behalf any notice with respect to the Transaction which such Shareholder may be entitled pursuant to the Certificate of Incorporation, the Bylaws or any agreements between the Company and such Shareholder, each, as in effect as of the date hereof.

RESOLVED FURTHER, that each undersigned Shareholder consents to the Purchase Agreement, as may be amended or modified, so long as the aggregate consideration payable at Closing to the Company or its affiliates is not materially reduced in the aggregate, such that each undersigned Shareholder votes all of his, her or its shares of the Company’s capital stock held by such Shareholder in favor of the adoption of the Transaction (as may be modified by any amendment to the Purchase Agreement) and approves, ratifies and affirms the execution of such Purchase Agreement amendment by the Company; provided however that this written consent shall be of no further force or effect following any termination of the Purchase Agreement in accordance with its terms.

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Approval of Name Change

RESOLVED, that the Company be, and hereby is, authorized and empowered to amend its Certificate of Incorporation to change name of the Corporation to “Attis Industries Inc.”

General Enabling Resolution

RESOLVED, FURTHER, that any actions taken by the Board and any authorized officer prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved in all respects.

RESOLVED, FURTHER, that this written consent may be executed in one or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures transmitted by facsimile or pdf copy shall be original signatures for all purposes and such execution and transmission shall be considered valid, binding and effective for all purposes.

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Annex F

ANNUAL REPORT ON FORM 10-K

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

Amendment No. 1

☑ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2016

☐  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-13984

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	13-3832215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA30004

(Address of principal executive offices)

(678) 871-7457

(Issuer’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Name of each exchange on which registered:
Common Stock, par value $0.025	The NASDAQ Capital Market
Warrant to purchase Common Stock (expiring January 30, 2022)	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   Yes  ☐   No  ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.   Yes  ☐   No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.   Yes   ☑   No  ☐

Indicate by checkmark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes   ☑   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  smaller  reporting  company,  or an emerging  growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging  growth company”  in  Rule  12b-2  of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company,  indicate  by  check mark if  the registrant  has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided  pursuant  to Section  7(a)(2)(B) of  the Securities Act .  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐   No  ☑

The aggregate market value of registrant’s voting and non-voting common equity held by non-affiliates (as defined by Rule 12b-2 of the Exchange Act) computed by reference to the average bid and asked price of such common equity on June 30, 2016, was $18,409,170. As of May 19, 2017, the registrant has one class of common equity, and the number of shares issued and outstanding of such common equity was 7,341,609.

Documents Incorporated By Reference: None.

MERIDIAN WASTE SOLUTIONS, INC.

ANNUAL REPORT ON FORM 10-K

YEAR ENDED DECEMBER 31, 2016

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EXPLANATORY NOTE

On April 17, 2017, Meridian Waste Solutions, Inc, a New York corporation (the “Company”), filed its annual report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”). On May 22, 2017, the Company received comments (the “Comments”) from the U.S. Securities and Exchange Commission (the “Commission”) related to the Company’s Registration Statement on Form S-3 filed with the Commission of March 10, 2017, Amendment No.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2017 and the Annual Report. This amendment to the Annual Report is being filed in response to such comments.

PART I

FORWARD LOOKING STATEMENTS

Except for historical information, this document contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our revenue mix, anticipated costs and expenses, development, relationships with strategic partners and other factors discussed under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These forward-looking statements may include declarations regarding our belief or current expectations of management, such as statements indicating that “we expect,” “we anticipate,” “we intend,” “we believe,” and similar language. We caution that any forward-looking statement made by us in this Form 10-K or in other announcements made by us are further qualified by important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including without limitation the risk factors set forth in this Form 10-K beginning on page 12.

Item 1. Business

As used in this Annual Report, “we,” “us,” “our,” “Meridian,” “Company” or “our Company” refers to Meridian Waste Solutions, Inc.

Our Company

We, through our operating subsidiaries, are an integrated provider of non-hazardous solid waste collection, transfer and disposal services. We currently have all of our operations in Missouri and Virginia but are looking to expand our presence across the Midwest, South and East regions of the United States.

History

Meridian Waste Solutions, Inc. (the “Company”) was incorporated in November 1993 in New York. Prior to October 17, 2014, the Company derived revenue by licensing its trademarks to a third party (the “Legacy Business”).

On October 17, 2014, the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Here to Serve (the “Here to Serve Shareholders”), pursuant to which the Acquisition Corp acquired from Here to Serve all of Here to Serve’s right, title and interest in and to (i) 100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) 100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) 100% of the membership interests of Here to Serve Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”). As consideration for the Membership Interests, on October 31, 2014 (the “Closing Date”) (i) the Company issued to Here to Serve 452,707 shares of the Company’s common stock (the “HTS Common Stock”); (ii) the Company issued to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred Stock”) 51 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”); (iii) the Company issued to the holder of Class B Preferred Stock of Here to Serve (“Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock,” together with the HTS Common Stock and the Series A Preferred Stock, the “Purchase Price Shares”); and (iv) the Company assumed certain liabilities.

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As further consideration, on the Closing Date of the transaction contemplated under the Purchase Agreement, (i) in satisfaction of all accounts payable and shareholder loans, Here to Serve paid to the Company Majority Shareholder $70,000 and (ii) Here to Serve purchased from the Company Majority Shareholder 11,500 shares of the Company’s common stock for a purchase price of $230,000. Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement: (i) shares of common stock of Here to Serve held by the individuals listed on Schedule 2.2 of the Purchase Agreement valued at $2,564,374.95 were cancelled in accordance with such Schedule 2.2; (ii) 50,000 shares of Here to Serve’s Class A Preferred Stock valued at $1,000 were cancelled; and (iii) 71,120 shares of Here to Serve’s Class B Preferred Stock valued at $7,121,000 were cancelled.

The closing of the Purchase Agreement resulted in a change of control of the Company and the Legacy Business was spun out to a shareholder in connection with the same.

On March 27, 2015, the Company filed a Certificate of Amendment of the Certificate of Incorporation to change the name of the Company from Brooklyn Cheesecake & Desserts Company, Inc. to Meridian Waste Solutions, Inc. (the “Name Change”). On April 15, 2015, the Company received approval from FINRA for the Name Change and to change its stock symbol from BCKE to MRDN.

Corporate Structure

Missouri Waste Operations

Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste

Here to Serve – Missouri Waste Division, LLC (“HTS Waste”) is a non-hazardous solid waste management company providing collection services for approximately 45,000 commercial, industrial and residential customers in Missouri. We own one collection operation based out of Bridgeton, Missouri. Approximately 100% of HTS Waste’s 2016 and 2015 revenue was from collection, utilizing over 60 collection vehicles.

HTS Waste began non-hazardous waste collection operations in May 2014 upon the acquisition of nearly all of the assets from Meridian Waste Services, LLC that in turn became the core of our operations. From our formation through today, we have begun to create the infrastructure needed to expand our operations through acquisitions and market development opportunities.

Christian Disposal, LLC; FWCD

Effective December 22, 2015, the Company consummated the closing of the Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, by and among the Company, Timothy M. Drury, Christian Disposal LLC (“Christian Disposal”), FWCD, LLC (“FWCD”), Missouri Waste and Georgia Waste, as amended by that certain First Amendment thereto, dated December 4, 2015, pursuant to which Christian Disposal became a wholly-owned subsidiary of the Company in exchange for: (i) Thirteen Million Dollars ($13,000,000), subject to working capital adjustment, (ii) 87,500 shares of the Company’s Common Stock, (iii) a Convertible Promissory Note in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), bearing interest at 8% per annum and (iv) an additional purchase price of Two Million Dollars ($2,000,000), due upon completion of an extension under a certain contract to which Christian Disposal is party (the “Additional Purchase Price”), each payable to the former stockholders of Christian Disposal. The Additional Purchase Price will not become due, because an extension was not, and will not be, granted in connection with the relevant contract.

Christian Disposal, along with its subsidiary, FWCD, is a non-hazardous solid waste management company providing collection and transfer services for approximately 35,000 commercial, industrial and residential customers in Missouri. Christian Disposal’s collection operation is based out of Winfield, Missouri. Along with operations in Winfield, Christian Disposal operates two transfer stations, in O’Fallon, Missouri and St. Peters, Missouri, and owns one transfer station, in Winfield, Missouri. Almost all of Christian Disposal and FWCD’s 2015 revenue and revenue in 2016 was from collection and transfer, utilizing over 35 collection vehicles.

Christian Disposal began non-hazardous waste collection operations in 1978. Our acquisition of Christian Disposal is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

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Meridian Land Company, LLC (Assets of Eagle Ridge Landfill & Hauling)

Effective December 22, 2015, Meridian Land Company, LLC (“Meridian Land Company”), a wholly-owned subsidiary of the Company, consummated the closing of that certain Asset Purchase Agreement, dated November 13, 2015, by and between Meridian Land Company and Eagle Ridge Landfill, LLC (“Eagle”), as amended by that certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party, pursuant to which the Company, through Meridian Land Company, purchased from Eagle a landfill in Pike County, Missouri (the “Eagle Ridge Landfill”) and substantially all of the assets used by Eagle related to the Eagle Ridge Landfill, including certain debts, in exchange for $9,506,500 in cash, subject to a working capital adjustment.

The Eagle Ridge Landfill is currently permitted to accept municipal solid waste. The Eagle Ridge Landfill is located in Bowling Green, Missouri. Meridian Land Company currently owns 265 acres at Eagle Ridge with 56.7 acres permitted and constructed to receive waste.

In addition to the Eagle Ridge Landfill, the Company operates, through Meridian Land Company, hauling operations in Bowling Green, Missouri, servicing commercial, residential and roll off customers in this market. The Company will be looking to expand its footprint in the market through an aggressive sales and marketing strategy, as well as through additional acquisitions.

Virginia Waste Operations

The CFS Group, LLC; The CFS Disposal & Recycling Services, LLC; RWG5, LLC

On February 15, 2017, the Company consummated the closing of the Membership Interest Purchase Agreement (the “Virginia Purchase Agreement”) by and between the Company and Waste Services Industries, LLC ("Seller"), pursuant to which the Company purchased from Seller 100% of the membership interests of The CFS Group, LLC (“CFS”), The CFS Disposal & Recycling Services, LLC (“CFS Disposal”), RWG5, LLC (“RWG5” and, together with CFS and CFS Disposal, the “CFS Companies”), in exchange for the following: (i) $40,000,000 in cash and assumption of certain capital leases, subject to a working capital adjustment in accordance with Section 2.6 of the Virginia Purchase Agreement and (ii) 500,000 shares of the Company’s common stock.

Collectively, the CFS Companies are non-hazardous solid waste management companies providing collection and transfer services for more than 30,000 commercial, industrial and residential customers in Virginia, with its main facility in Petersburg, Virginia and satellite facilities in Lunenberg, Virginia and Prince George, Virginia. Along with the collection operation in Petersburg, the CFS Companies operate a transfer station, in Lunenberg, and two owned landfills, in Petersburg and Lunenberg. Approximately 81% of the CFS Companies’ 2015 revenue was from collection and transfer, utilizing over 60 collection vehicles.

Our acquisition of the CFS Companies is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

Customers

For the year ended December 31, 2016, the Company had one contract that accounted for approximately 11% of the Company's revenue. This one contract currently runs through March 2019. During the year ended December 31, 2015, the Company had two contracts that accounted for approximately 44% of the Company’s revenues, with one of such contracts accounting for approximately 26% and the other such contract accounting for approximately 18% of the Company’s revenues.

Collection Services

Meridian, through its subsidiaries, provides solid waste collection services to approximately 65,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area, and, recently, approximately 33,000 in Virginia. In 2016, our collection revenue consisted of approximately 14% from services provided to industrial customers, 15% from services provided to commercial customers and 71% from services provided to residential customers.

In our commercial collection operations, we supply our customers with waste containers of various types and sizes. These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility. By using these containers, we can service most of our commercial customers with trucks operated by a single employee. Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options. Fees are generally determined by such considerations as individual market factors, collection frequency, the type of equipment we furnish, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.

Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities. These contracts usually range in duration from one to five years with possible renewal options. Generally, the renewal options are automatic upon the mutual agreement of the municipality and the provider; however, some agreements provide for mandatory re-bidding. Alternatively, residential solid waste collection services may be performed on a subscription basis, in which individual households or homeowners’ or similar associations contract directly with us. In either case, the fees received for residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.

Additionally, we rent waste containers and provide collection services to construction, demolition, and industrial sites and some larger commercial locations. We load the containers onto our vehicles and transport them with the waste to a landfill, a transfer station, or a recycling facility for disposal. We refer to this as “roll-off” collection. Roll-off collection services are generally performed on a contractual basis. Contract terms tend to be shorter in length, in some cases having terms of only six months, and may vary according to the customers’ underlying projects.

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Transfer and Disposal Services

Landfills are the main depository for solid waste in the United States. Solid waste landfills are built, operated, and tied to a state permit under stringent federal, state and local regulations. Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended. We do not operate any hazardous waste landfills, which may be subject to even greater regulations. Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure monitoring. The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other end use purposes.

Access to a disposal facility is a necessity for all solid waste management companies. While access to disposal facilities owned or operated by third parties can be obtained, we believe that it is preferable to internalize the waste streams when possible. Meridian is targeting further geographic, as well as operational expansion, by focusing on markets with transfer stations and landfills available for acquisition.

Our transfer stations allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible. A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected. The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal. As an alternative to operating a transfer station directly, we could negotiate the use of a transfer station owned by a private party or operated by a competitor, which may not be as profitable as operating our own transfer station. In addition to increasing our ability to internalize the waste that our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility on each trip.

Our Operating Strengths

Experienced Leadership

We have a proven and experienced senior management team. Our Chairman and Chief Executive Officer, Jeffrey S. Cosman, and President and Chief Operating Officer, Walter H. Hall, Jr., combine over 35 years of experience in the solid waste industry, including significant experience in local and regional operations, local and regional accounting, mergers & acquisitions, integration and the development of disposal capacity. Members of our team have held senior positions at Republic Services, Advanced Disposal, Southland Waste Services and Browning Ferris Industries.  Our team has a proven track record with development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel. While our senior leadership team creates and drives our overall growth strategy, we rely on a decentralized management structure which does not interfere with local management and may afford us the opportunity to capitalize on growth and cost reduction at the local level.

Vertically Integrated Operations

The vertical integration of our operations allows us to manage the waste stream from the point of collection through disposal, which we hope will enable us to maximize profit by controlling costs and gaining competitive advantages, while still providing high-quality service to our customers. In the St. Louis market, because we have integrated our network of collection, transfer and disposal assets, primarily using our own resources, we generate a steady, predictable stream of waste volume and capture an incremental disposal margin. We charge tipping fees to third-party collection service providers for the use of our transfer stations or landfills, providing a source of recurring revenue. We believe the internalization of waste provides us with a significant cost advantage over our competitors, positioning us well to win additional profitable business through new customer acquisition and municipal contract awards. We also believe this vertically integrated structure enables us to quickly and efficiently integrate future acquisitions of transfer stations, collection operations or landfills into our current operations.

Landfill Assets

We now have three active and strategically located landfills at the core of our integrated operations which we believe provides us a significant competitive advantage, in that we do not need to use our competitors’ landfills. Our landfills have substantial remaining airspace.

The valuation of our landfill assets was based on approximately 4 million cubic yards (cy) total in remaining airspace and approximately 32.7 million cy total in expansion airspace. These landfill assets are comprised of the Eagle Ridge Landfill, the Tri-City Landfill and the Lunenberg Landfill. The Company acquired the Tri-City Landfill and the Lunenberg Landfill on February 15, 2017. There have not been any significant changes.

The Eagle Ridge Landfill has approximately 1.3 million cy of remaining airspace and approximately 30 million cy of expansion airspace, with an estimated life through approximately June 2021. Expenses were recorded based on a blended average rate of $20.71 per ton, and there have been no recent significant changes to such rates.

The Tri-City Landfill has approximately 1.3 million cy of remaining airspace and approximately 700,000 cy of expansion airspace, with an estimated life through approximately September 2021. The Company is also pursuing opportunities to acquire additional expansion airspace. Expenses were recorded based on a blended average rate of $18.74 per ton, and there have been no recent significant changes to such rates.

The Lunenberg Landfill, which has approximately 1.3 million cy of remaining airspace and approximately 4.6 million cy of expansion airspace, with an estimated life through approximately October 2024. The Company is also pursuing opportunities to acquire additional expansion airspace. Expenses were recorded based on a blended average rate of $10.93 per ton, and there have been no recent significant changes to such rates.

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The value of our landfills may be further enhanced by synergies associated with our vertically integrated operations, including our transfer stations, which enable us to cover a greater geographic area surrounding the landfills, and provide competitive advantages in that we would not need to use our competitors’ landfills. In our experience there has generally been a shift towards fewer, larger landfills, which has resulted in landfills that are generally located farther from population centers, with waste being transported longer distances between collection and disposal, typically after consolidation at a transfer station. With landfills, transfer stations and collection services in place, we aim to provide vertically integrated operations that cover the substantial geographic area surrounding the landfill.

Acquisition Integration and Municipal Contracts

Our business model contemplates our ability to execute and integrate value-enhancing, tuck-in acquisitions and win new municipal contracts as a core component of our growth.

As a management team, we have experience executing large-scale transactions by direct association with our historical success at Republic Services, Advanced Disposal and Browning Ferris Industries.  In addition to significantly expanding our scale of operations, the acquisitions of Christian Disposal and Eagle Ridge Landfill enhanced our geographic footprint by providing us with complementary operations in the state of Missouri. This has helped us realize cost efficiencies through improved internalization by virtue of increased route concentration and more efficient utilization of our assets.

Finally, our management team has demonstrated success in municipal contract bidding, as we currently serve approximately 30 municipalities and townships via contracts, historical arrangements or subscriptions with residents.

Long-Term Contracts

In Missouri, we serve approximately 65,000 residential, commercial, and construction and industrial customers, with no single customer representing more than 11% of revenue in 2016. Our municipal customer relationships are generally supported by contracts ranging from three to seven years in initial duration most with subsequent renewal periods, and we have a historical renewal rate of 100% with such customers. Our standard service agreement is a five-year renewable agreement. We believe our customer relationships, long-term contracts and exceptional retention rate provide us with a high degree of stability as we continue to grow.

Customer Service

We maintain a central focus on customer service and we pride ourselves on trying to consistently exceed our customers’ expectations. We believe investing in our customers’ satisfaction will ultimately maximize customer loyalty price stability.

Commitment to Safety

The safety of our employees and customers is extremely important to us and we have a strong track record of safety and environmental compliance. We constantly review and assess our policies, practices and procedures in order to create a safer work environment for our employees and to reduce the frequency of workplace injuries.

Our Growth Strategy

Growth of Existing Markets

We believe that as the residential population and number of businesses grow in our existing market, we will see waste volumes increase organically. We seek to remain active and alert with respect to the changing landscapes in the communities in which we already provide service in order obtain long-term contracts for collecting solid waste for residential collection, collection from municipalities, as well as collection from small and large commercial and industrial contracts. Obtaining long-term contracts may enable us to grow our revenue base at the same rate as the underlying economic growth in these markets. Furthermore, securing long-term contracts provides a significant barrier to entry from competitors in these markets.

Expanding into New Markets

Our operating model focuses on vertically integrated operations. We continue to pursue a growth strategy that includes acquiring solid waste companies that complement our existing business. Our goal is to create market-specific, vertically integrated operations consisting of one or more collection operations, transfer stations and landfills.

We plan to start new market development projects in certain disposal-neutral markets in which we will provide services under exclusive arrangements with municipal customers, which facilitates highly-efficient and profitable collection operations and lower capital requirements. We believe this strategic focus positions us to maintain significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

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Acquisition and Integration

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets, as well as being able to execute value-adding, tuck-in acquisitions. We hope to direct acquisition efforts towards those markets in which we would be able to provide vertically integrated collection and disposal services and/or provide waste collection services, pursuant to contracts that grant exclusivity. Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries. We aim to realize synergies from consolidating businesses into our existing operations, which we hope will allow us to reduce capital and expense requirements associated with truck routing, personnel, fleet maintenance, inventories and back-office administration.

Pursue Additional Exclusive Municipal Contracts

We intend to devote significant resources to securing additional municipal contracts. Our management team is well versed in bidding for municipal contracts with over 35 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate additional exclusive municipal contracts, allowing us to maintain stable recurring revenue but also providing a significant barrier to entry to our competitors in those markets.

Invest in Strategic Infrastructure

We will continue to invest in our infrastructure to support growth and increase our margins. Given the long remaining life of our existing landfill, we will invest resources toward its development and enhancement in order to increase our disposal capacity. Similarly, we will continue to evaluate opportunities to maximize the efficiency of our collection operations.

Waste Industry Overview

The non-hazardous solid waste industry can be divided into the following three categories: collection, transfer and disposal services. In our management’s experience, companies engaging in collection and/or transfer operations of solid waste typically have lower margins than those additionally performing disposal service operations. By vertically integrating collection, transfer and disposal operations, operators seek to capture significant waste volumes and improve operating margins.

During the past four decades, our industry has experienced periods of substantial consolidation activity; however, we believe significant fragmentation remains. We believe that there are two primary factors that lead to consolidation:

●	stringent industry regulations have caused operating and capital costs to rise, with many local industry participants finding these costs difficult to bear and deciding to either close their operations or sell them to larger operators; and

●	larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes and, accordingly, larger solid waste collection and disposal companies aim to become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions.

Competition

The solid waste collection and disposal industry is highly competitive and, following consolidation, remains fragmented, and requires substantial labor and capital resources. The industry presently includes large, publicly-held, national waste companies such as Republic Services, Inc, Waste Connections, Inc., Advanced Disposal, Inc. and Waste Management, Inc., as well as numerous other public and privately-held waste companies. Our existing market and certain of the markets in which we will likely compete are served by one or more of these companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities and with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over us because of potential access to user fees and similar charges, tax revenues and tax-exempt financing.

We compete for collection based primarily on geographic location and the price and quality of our services. From time to time, our competitors may reduce the price of their services in an effort to expand their market share or service areas or to win competitively bid municipal contracts. These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.

Our management has observed significant consolidation in the solid waste collection and disposal industry, and, as a result of this perceived consolidation, we encounter competition in our efforts to acquire landfills, transfer stations and collection operations. Competition exists not only for collection, transfer and disposal volume but also for acquisition candidates. We generally compete for acquisition candidates with large, publicly-held waste management companies, private equity backed firms as well as numerous privately-held regional and local solid waste companies of varying sizes and resources. Competition in the disposal industry may also be affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills. Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve.

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Sales and Marketing

We focus our marketing efforts on increasing and extending business with existing customers, as well as increasing our new customer base. Our sales and marketing strategy is to provide prompt, high quality, comprehensive solid waste collection to our customers at competitive prices. We target potential customers of all sizes, from small quantity generators to large companies and municipalities. Because the waste collection and disposal business is a highly localized business, most of our marketing activity is local in nature.

Government Contracts

We are party to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may have the right to terminate their contracts with us before the end of the contract term.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities, thereby reducing the potential market opportunity for us.

Regulation

Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies. Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations. Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations. We believe that regulation of the waste industry will continue to evolve, and we will adapt to future legal and regulatory requirements to ensure compliance.

The permit for our landfill requires us to post a closure bond, which currently stands at approximately $7.4 million, with premiums in the approximate amount of $250,000.

Our operations are subject to extensive regulation, principally under the federal statutes described below.

The Resource Conservation and Recovery Act of 1976, as amended, or RCRA. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D of RCRA. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring, as well as corrective action standards, many of which had not commonly been in place or enforced at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, required all landfills to meet these requirements by October 9, 1993. All states in which we operate have EPA-approved programs which implemented at least the minimum requirements of Subtitle D and in some states even more stringent requirements.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or “CERCLA.” CERCLA, which is also known as Superfund, addresses problems created by the release or threatened release of hazardous substances (as defined in CERCLA) into the environment. CERCLA’s primary mechanism for achieving remediation of such problems is to impose strict joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal and parties who arranged for disposal at the facility (i.e., generators of the waste and transporters who select the disposal site). The costs of a CERCLA cleanup can be substantial. In addition to ordering remediation work to be undertaken, federal or state agencies can perform remediation work themselves and seek reimbursement of their costs from potentially liable parties, and may record liens to enforce their cost recovery claims. Beyond cleanup costs, federal and state agencies may also assert claims for damages to natural resources, like groundwater aquifers, surface water bodies and ecosystems. Liability under CERCLA is not dependent on the existence or intentional disposal of “hazardous wastes” (as defined under RCRA), but can also be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 “hazardous substances” listed by the EPA, even in minute amounts.

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The Federal Water Pollution Control Act of 1972, as amended, or the Clean Water Act. This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites. If wastewater or stormwater from our transfer stations may be discharged into surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills that receive, or in the past received, industrial waste to obtain storm water discharge permits. In addition, if a landfill or transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works. Also, if development of a landfill may alter or affect “wetlands,” the owner may have to obtain a permit and undertake certain mitigation measures before development may begin. This requirement is likely to affect the construction or expansion of many solid waste disposal sites.

The Clean Air Act of 1970, as amended, or the Clean Air Act. The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has applied the Clean Air Act to solid waste landfills and vehicles with heavy duty engines, such as waste collection vehicles. Additionally, in March 1996, the EPA adopted New Source Performance Standards and Emission Guidelines (the “Emission Guidelines”) for municipal solid waste landfills to control emissions of landfill gases. These regulations impose limits on air emissions from solid waste landfills. The Emission Guidelines impose two sets of emissions standards, one of which is applicable to all solid waste landfills for which construction, reconstruction or modification was commenced before May 30, 1991. The other applies to all municipal solid waste landfills for which construction, reconstruction or modification was commenced on or after May 30, 1991. These guidelines, combined with the new permitting programs established under the Clean Air Act, could subject solid waste landfills to significant permitting requirements and, in some instances, require installation of gas recovery systems to reduce emissions to allowable limits. The EPA also regulates the emission of hazardous air pollutants from municipal landfills and has promulgated regulations that require measures to monitor and reduce such emissions.

Climate Change. A variety of regulatory developments, proposals or requirements have been introduced that are focused on restricting the emission of carbon dioxide, methane and other gases known as greenhouse gases. Congress has considered legislation directed at reducing greenhouse gas emissions. There has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources. In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gases are an “air pollutant” under the federal Clean Air Act and, thus, subject to future regulation. In a move toward regulating greenhouse gases, on December 15, 2009, the EPA published its findings that emission of carbon dioxide, methane and other greenhouse gases present an endangerment to human health and the environment because greenhouse gases are, according to EPA, contributing to climate change. On October 30, 2009, the EPA published the greenhouse gas reporting final rule, effective December 29, 2009, which establishes a new comprehensive scheme requiring certain specified industries as well as operators of stationary sources emitting more than established annual thresholds of carbon dioxide-equivalent greenhouse gases to inventory and report their greenhouse gas emissions annually. Municipal solid waste landfills are subject to the rule. In 2009, the EPA also proposed regulations that would require a reduction in emissions of greenhouse gases from motor vehicles. According to the EPA, the final motor vehicle greenhouse gas standards will trigger construction and operating permit requirements for stationary sources that exceed potential-to-emit (PTE) thresholds for regulated pollutants. As a result, the EPA has proposed to tailor these programs such that only large stationary sources, such as electric generating units, cement production facilities, and petroleum refineries will be required to have air permits that authorize greenhouse gas emissions.

The Occupational Safety and Health Act of 1970, as amended, or OSHA. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.

Flow Control/Interstate Waste Restrictions. Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we use landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

State and Local Regulation. Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.

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Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as construction and demolition debris, yard wastes, food waste, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances.

Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history. Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

Public Utility Regulation. In many states, public authorities regulate the rates that landfill operators may charge.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Employees

We have approximately 180 full-time employees. None of our employees are represented by a labor union. We have not experienced any work stoppages and we believe that our relations with our employees are good.

Properties

Our principal executive office is located at 12540 Broadwell Road, Suite 2104, Milton, Georgia and is an approximately 3,500 sq. ft. office space rented at a rate of approximately $3,000 per month. We also lease approximately 8,500 sq. ft. of office space rented at a rate of $23,000 per month in Bridgeton, Missouri and approximately 84,000 sq. ft. of office and warehouse space rented at a rate of approximately $50,000 per month in Petersburg, Virginia. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

Our principal property is comprised of land, three landfills, buildings, and equipment owned and/or leased in Missouri and Virginia.  These properties are sufficient to meet the Company’s current operational needs; however, the Company is exploring the potential acquisition and/or leasing of additional properties pursuant to its growth strategies.

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Available Information

We electronically file certain documents with the Securities and Exchange Commission (the SEC). We file annual reports on Form 10-K; quarterly reports on Form 10-Q; and current reports on Form 8-K (as appropriate); along with any related amendments and supplements thereto. From time-to-time, we may also file registration statements and related documents in connection with equity or debt offerings. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website at www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC.

Item 1A. Risk Factors

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this report, in considering our business and prospects. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could harm our business, financial condition or results of operations.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

WE ARE SUBJECT TO ENVIRONMENTAL AND SAFETY LAWS, WHICH RESTRICT OUR OPERATIONS AND INCREASE OUR COSTS.

We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances. Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain. We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued. In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

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WE MAY BECOME SUBJECT TO ENVIRONMENTAL CLEAN-UP COSTS OR LITIGATION THAT COULD CURTAIL OUR BUSINESS OPERATIONS AND MATERIALLY DECREASE OUR EARNINGS.

CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a hazardous substance. This liability is also imposed on persons who arrange for the disposal of and who transport such substances to the facility. Hundreds of substances are defined as hazardous under CERCLA and their presence, even in small amounts, can result in substantial liability. The expense of conducting a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us. The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.

In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

OUR BUSINESS IS CAPITAL INTENSIVE, REQUIRING ONGOING CASH OUTLAYS THAT MAY STRAIN OR CONSUME OUR AVAILABLE CAPITAL AND FORCE US TO SELL ASSETS, INCUR DEBT, OR SELL EQUITY ON UNFAVORABLE TERMS.

Our ability to remain competitive, grow and maintain operations largely depends on our cash flow from operations and access to capital. Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures. As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our credit facility, if necessary. However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors. It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures. If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders. We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

THE COMPANY’S FAILURE TO COMPLY WITH THE RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS UNDER THE CREDIT AGREEMENT MAY RESULT IN THE FORECLOSURE OF THE COMPANY’S OR ITS SUBSIDIARIES’ PLEDGED ASSETS AND OTHER ADVERSE CONSEQUENCES.

Pursuant to the current Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Company, in an aggregate amount not to exceed $89,100,000, consisting of $65,500,000 aggregate principal amount of Tranche A Term Loans (the “Tranche A Term Loans”), $8,600,000 aggregate principal amount of Tranche B Term Loans (the “Tranche B Term Loans”), $10,000,000 aggregate principal amount of MultiDraw Term Loans (the “MDTL Term Loans”), and up to $5,000,000 aggregate principal amount of Revolving Loans (the “Revolving Loans ” and, together with the Tranche A Term Loans, Tranche B Term Loans and the MDTL Term Loans, the “Loans”). As of December 31, 2016, we had an outstanding principal balance of $43,195,000 under the Loans as in effect at such time, which is secured by a first position security interest in substantially all of the Company’s assets in favor of Goldman Sachs Specialty Group, LP (“GS”), as collateral agent, for the benefit of the lenders and other secured parties. The Credit Agreement requires us to comply with a number of covenants, including restrictive covenants that limit our ability to, among other things: incur additional indebtedness; create or permit liens on assets; make investments; and pay dividends. A breach of any of these covenants or our inability to comply with the required financial ratios set forth in the Credit Agreement and related documents or the occurrence of certain other specified events could result in an event of default under the Credit Agreement (an “Event of Default”). Events of Default under the Credit Agreement also include, without limitation, the Company’s failure to make payments when due, defaults under other agreements, bankruptcy, changes of control and termination of a material contract. Due to our recent failures to comply with the leverage ratio and certain other covenants required under the Prior Credit Agreement, we entered into several amendments thereto. Any future Event(s) of Default under the Credit Agreement, could result in the acceleration of all or a substantial portion of our debt, potential foreclosure on our assets and other adverse consequences.

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IF THE COMPANY IS NOT ABLE TO MAINTAIN CERTAIN LEVERAGE RATIOS SET FORTH IN THE CREDIT AGREEMENT, WE ME BE UNABLE TO DRAW DOWN ADDITIONAL FUNDS PURSUANT TO THE CREDIT AGREEMENT, AND AS A RESULT, WE MAY NEED TO SEEK OTHER SOURCES OF CAPITAL, WHICH COULD BE ON LESS FAVORABLE TERMS.

As a result of the Company’s failure historically to comply with the leverage ratio under the Prior Credit Agreement, the Company was able to draw down additional funds under the Prior Credit Agreement solely as the result of the execution of the Fourth Amendment. Although the Credit Agreement currently provides for increased leverage ratios, in the future, the Company may not be able to draw down additional funds pursuant to the Credit Agreement until such time as either such leverage ratio complies with the requirements of the Credit Agreement and the Company can show that it reasonably expects to be in pro forma compliance with such ratios or the requisite lenders under the Credit Agreement waive such requirement or otherwise consent to advance additional funds (the Lenders under our Credit Agreement having no requirement to grant such a consent or waiver and there can be no assurance that any such consent or waiver would be forthcoming). Due to certain unanticipated delays in integration of landfill operations, including due to flooding in the St. Louis area in December 2015, the Company had historically not been able to maintain the leverage ratios set forth in the Prior Credit Agreement. The Company’s ability to maintain leverage ratios under the Credit Agreement may be beyond the Company’s control. If the Company is unable to draw down additional funds pursuant to the Credit Agreement, it may be required to seek other sources of capital, and such capital may only be available on terms that are substantially less favorable than the terms of the Credit Agreement.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR OUR REVENUE.

At this time, the Company has a municipal contract that accounts for 11% of our long term contracted revenues for the fiscal year ended December 31, 2016. Because we depend on this customer for a large portion of our revenue, a loss of this customer could materially adversely affect our business and financial condition. If this customer were to cease using our services, our business could be materially adversely affected.

GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE.

Environmental advocacy groups and regulatory agencies in the United States have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. Congress has considered recent proposed legislation directed at reducing greenhouse gas emissions and President Obama had indicated his support of legislation aimed at reducing greenhouse gases. EPA has proposed rules to regulate greenhouse gases, regional initiatives have formed to control greenhouse gases and certain of the states in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations, in particular the regulation of emissions of greenhouse gases. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection operations. Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS, AS WELL AS CONTRACTUAL OBLIGATIONS THAT MAY RESULT IN SIGNIFICANT LIABILITIES.

We risk incurring significant environmental liabilities in connection with our use, treatment, storage, transfer and disposal of waste materials. Under applicable environmental laws and regulations, we could be liable if our operations are found to cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could also be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. This risk is of particular concern as we execute our growth strategy, partially though acquisitions, because we may be unsuccessful in identifying and assessing potential liabilities during our due diligence investigations. Further, the counterparties in such transactions may be unable to perform their indemnification obligations owed to us. Additionally, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and, under applicable law, we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

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OUR BUSINESS IS SUBJECT TO OPERATIONAL AND SAFETY RISKS, INCLUDING THE RISK OF PERSONAL INJURY TO EMPLOYEES AND OTHERS.

Providing environmental and waste management services, including operating landfills, involves risks such as vehicular accidents and equipment defects, malfunctions and failures. Additionally, there are risks associated with waste mass instability and releases of hazardous materials or odors. There may also be risks presented by the potential for subsurface chemical reactions causing elevated landfill temperatures and increased production of leachate, landfill gas and odors. Any of these risks could potentially result in injury or death of employees and others, a need to shut down or reduce operation of facilities, increased operating expense and exposure to liability for pollution and other environmental damage, and property damage or destruction.

While we seek to minimize our exposure to such risks through comprehensive training, compliance and response and recovery programs, as well as vehicle and equipment maintenance programs, if we were to incur substantial liabilities in excess of any applicable insurance, our business, results of operations and financial condition could be adversely affected. Any such incidents could also adversely impact our reputation and reduce the value of our brand. Additionally, a major operational failure, even if suffered by a competitor, may bring enhanced scrutiny and regulation of our industry, with a corresponding increase in operating expense.

INCREASES IN THE COSTS OF FUEL MAY REDUCE OUR OPERATING MARGINS.

The price and supply of fuel needed to run our collection vehicles is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations. Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

CHANGES IN INTEREST RATES WOULD AFFECT OUR PROFITABILITY.

Our acquisitions could require us to incur substantial additional indebtedness in the future, which will increase our interest expense. Further, to the extent that these borrowings are subject to variable rates of interest, increases in interest rates will increase our interest expense, which will affect our profitability. We bear exposure to, and are primarily affected by, changes in LIBOR rates.

INCREASES IN THE COSTS OF DISPOSAL MAY REDUCE OUR OPERATING MARGINS.

In 2016, we disposed of approximately 70% of the waste that we collect in landfills operated by others, and that rate may not decrease significantly in the future. We may incur increases in disposal fees paid to third parties. Failure to pass these costs on to our customers may reduce our operating margins. In December 2015, the Company purchased Eagle Ridge Landfill, LLC and, in February 2017, the Company purchased two landfills located in Virginia, as part of the Company’s strategy to internalize a majority of its volume. As of  July 2016, the Company has begun to move its volume away from third party landfills. Going forward, the Company may not internalize its volume in its own landfills to the extent desired, which may limit the expected savings it anticipated from the acquisition of Eagle Ridge Landfill, LLC and the CFS Group.

INCREASES IN THE COSTS OF LABOR MAY REDUCE OUR OPERATING MARGINS.

We compete with other businesses in our markets for qualified employees. A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees. Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure. Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.

INCREASES IN COSTS OF INSURANCE WOULD REDUCE OUR OPERATING MARGINS.

One of our largest operating costs is for insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies. Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins. Changes in our industry and perceived risks in our business could have a similar effect.

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WE MAY NOT BE ABLE TO MAINTAIN SUFFICIENT INSURANCE COVERAGE TO COVER THE RISKS ASSOCIATED WITH OUR OPERATIONS, WHICH COULD RESULT IN UNINSURED LOSSES THAT WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements. However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons. Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks. Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.

OUR FAILURE TO REMAIN COMPETITIVE WITH OUR NUMEROUS COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES, COULD ADVERSELY AFFECT OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND OBTAIN FUTURE BUSINESS.

Because our industry is highly competitive, we compete with large companies and municipalities, many of whom have greater financial and operational resources. The non-hazardous solid waste collection and disposal industry includes large national, publicly-traded waste management companies; regional, publicly-held and privately-owned companies; and numerous small, local, privately-owned companies. Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

WE MAY LOSE CONTRACTS THROUGH COMPETITIVE BIDDING, EARLY TERMINATION OR GOVERNMENTAL ACTION, OR WE MAY HAVE TO SUBSTANTIALLY LOWER PRICES IN ORDER TO RETAIN CERTAIN CONTRACTS, ANY OF WHICH WOULD CAUSE OUR REVENUE TO DECLINE.

We are party to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term. If we are not able to replace revenue from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenue within a reasonable time period, our revenue could decline.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities. Unless we are awarded a franchise by these municipalities, we will lose customers, which will cause our revenue to decline.

We are currently pursuing through a bidding process the renewal of an agreement to which we are currently party, for the operation of a transfer station, scheduled to expire in the fourth quarter of 2016. If we are not awarded renewal of this agreement, we will be forced to utilize other transfer stations which would cause our revenue to decline.

EFFORTS BY LABOR UNIONS TO ORGANIZE OUR EMPLOYEES COULD DIVERT MANAGEMENT ATTENTION AND INCREASE OUR OPERATING EXPENSES.

We do not have any union representation in our operations. Groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.

POOR DECISIONS BY OUR REGIONAL AND LOCAL MANAGERS COULD RESULT IN THE LOSS OF CUSTOMERS OR AN INCREASE IN COSTS, OR ADVERSELY AFFECT OUR ABILITY TO OBTAIN FUTURE BUSINESS.

We manage our operations on a decentralized basis. Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from executive officers. Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

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WE ARE VULNERABLE TO FACTORS AFFECTING OUR LOCAL MARKETS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE RELATIVE TO OUR COMPETITORS.

Because the non-hazardous waste business is local in nature, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected. As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected by our inability to compete effectively with our competitors.

SEASONAL FLUCTUATIONS WILL CAUSE OUR BUSINESS AND RESULTS OF OPERATIONS TO VARY AMONG QUARTERS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenue typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter. This seasonality generally reflects the lower volume of waste during the winter months. Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs. The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis. Because of these factors, we expect operating income to be generally lower in the winter months. As a result, our operating results may be negatively affected by these variations. Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection services. Long periods of inclement weather may interfere with collection operations and reduce the volume of waste generated by our customers. Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM AND DEVELOPMENT AND OPERATIONS PERSONNEL, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR GROUPS COULD HARM OUR BUSINESS AND PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer, Mr. Jeffrey S. Cosman. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We have an employment agreement with Mr. Cosman. We maintain a key person life insurance policy on Mr. Cosman. The loss of one or more of our key employees or groups could seriously harm our business.

WE HAVE IDENTIFIED CERTAIN MATERIAL WEAKNESSES IN OUR INTERNAL CONTROLS, WHICH COULD CAUSE STOCKHOLDERS AND PROSPECTIVE INVESTORS TO LOSE CONFIDENCE IN THE RELIABILITY OF OUR FINANCIAL REPORTING.

Currently, the Company has an Audit Committee to oversee the financial reporting process; however, for much of the year ended December 31, 2016, the Company did not have an Audit Committee. Additionally, during the year ended December 31, 2016, certain related party transactions and significant corporate transactions were not formerly authorized and approved by the Board of Directors before execution (although authorization and approval was ultimately obtained). Our finance and accounting department is understaffed and accordingly we cannot maintain sufficient segregation of duties within the financial reporting process. During the year ended December 31, 2016, there was a lack of effective monitoring review controls with respect to accounting for complex transactions and preparation of the financial statements and the financial statement disclosures. Because of the material weaknesses described above, management believes that, as of December 31, 2016, we did not maintain effective internal control over financial reporting based on the COSO (2013) criteria.

Accordingly, based on these material weaknesses, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective during the period covered by this report, December 31, 2016, to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules.

To address these weaknesses, the Company's management has added independent Directors so that the Company will have an Audit Committee that meets regulatory requirements for independence and financial expert experience. The Company also started the process of retaining additional staff to assist its internal staff with compliance issues. Management has reported to the Audit Committee the content of the material weaknesses identified in our assessment. Addressing these weaknesses is a priority of management and we are in the process of remediating the cited material weaknesses. For example, as noted above, an Audit Committee has been established. The Company is also actively evaluating its internal control structure to identify the need for additional resources to ensure appropriate segregation of duties.

If these material weaknesses are not resolved to satisfaction of the Company’s stockholders and prospective investors, such stockholders and prospective investors could lose confidence in our financial reporting.

OUR BUSINESS IS SUBJECT TO CHANGING REGULATIONS REGARDING CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAVE INCREASED BOTH OUR COSTS AND THE RISK OF NON-COMPLIANCE.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

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WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future. Currently, we have a credit agreement with Goldman Sachs Specialty Lending Group. However, it is likely we would need to seek additional financing through subsequent future private or public offerings of our equity securities or through strategic partnerships and other arrangements with corporate partners.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND COULD SUBJECT US TO LITIGATION.

The market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●	variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;
●	issuances of new stock which dilutes earnings per share;
●	forward looking guidance to industry and financial analysts related to future revenue and earnings per share;
●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;
●	changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;
●	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;
●	announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;
●	announcements of customer additions and customer cancellations or delays in customer purchases;
●	recruitment or departure of key personnel;
●	trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock.

In addition, if the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industries even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are to become the subject of such litigation, it could result in substantial costs and a diversion of management’s attention and resources.

THE OWNERSHIP BY OUR CHIEF EXECUTIVE OFFICER OF SERIES A PREFERRED STOCK WILL LIKELY LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

Mr. Jeffrey S. Cosman, our chief executive officer, is the beneficial owner of 100% of the outstanding shares of the Company’s Series A Preferred Stock. The entire class of Series A Preferred Stock has voting power equivalent to that of approximately 51% of the aggregate shareholders’ voting power. As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. In addition, because Mr. Cosman beneficially owns approximately 17.5% of our issued and outstanding common stock, based on the 7,341,609 shares of common stock outstanding and assuming exercise of 302,663 warrants owned by Mr. Cosman, Mr. Cosman currently controls approximately 59.6% of the aggregate shareholders’ voting power. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

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ALTHOUGH OUR SHARES AND WARRANTS HAVE BEEN APPROVED FOR LISTING ON THE NASDAQ CAPITAL MARKET, OUR SHARES MAY BE SUBJECT TO POTENTIAL DELISTING IF WE DO NOT MEET OR CONTINUE TO MAINTAIN THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET.

Our shares and warrants have been approved for listing on The Nasdaq Capital Market  (“Nasdaq”); however Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or delisting from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

Our stock price could fall and we could be delisted from NASDAQ in which case because they may be considered penny stocks and thus be subject to the penny stock rules, WHICH COULD RESULT IN U.S. broker-dealers BECOMING discouraged from effecting transactions in shares of our common stock.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THERE MAY BE RESTRICTIONS ON YOUR ABILITY TO RESELL SHARES OF COMMON STOCK UNDER RULE 144.

Currently, Rule 144 under the Securities Act permits the public resale of securities under certain conditions after a six or twelve month holding period by the seller, including requirements with respect to the manner of sale, sales volume restrictions, filing requirements and a requirement that certain information about the issuer is publicly available. At the time that stockholders intend to resell their shares under Rule 144, there can be no assurances that we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if so, current in our reporting requirements under the Exchange Act, in order for stockholders to be eligible to rely on Rule 144 at such time.

In addition to the foregoing requirements of Rule 144 under the Federal securities laws, the various state securities laws may impose further restrictions on the ability of a holder to sell or transfer the shares of common stock.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

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YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 80,000,000 shares of capital stock, which includes 4,861,468 shares of blank check preferred stock, par value $0.001, for which the designations, rights and preferences may be established by the Board.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, of which 4,861,468 shares are available for issuance, with designations, rights and preferences as determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors can issue, without further shareholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

Item 1B. Unresolved Staff Comments

Not applicable.

Item 2. Properties

Our principal executive office is located at 12540 Broadwell Road, Suite 2104, Milton, Georgia and is an approximately 3,500 sq. ft. office space rented at a rate of approximately $3,000 per month. We also lease approximately 8,500 sq. ft. of office space rented at a rate of $23,000 per month in Bridgeton, Missouri and approximately 84,000 sq. ft. of office and warehouse space rented at a rate of approximately $50,000 per month in Petersburg, Virginia. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

Our principal property is comprised of land, three landfills, buildings and equipment owned and/or leased in Missouri and Virginia. These properties are sufficient to meet the Company’s current operational needs; however, the Company is exploring the potential acquisition and/or leasing of additional properties pursuant to its growth strategies.

Item 3. Legal Proceedings

We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Item 4. Mine Safety Disclosures

Not applicable.

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PART II

Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

The Company’s common stock is currently quoted on The Nasdaq Capital Market under the symbol “MRDN.” The Company’s common stock was quoted on the OTC Markets effective February 23, 2005 under the symbol “BCAK.” Effective March 22, 2006, the Company changed its symbol to “BCKE.” Effective April 15, 2015, the Company changed its symbol to “MRDN.” On November 3, 2016, the Company effected a 1-for-20 reverse split. Effective January 25, 2017, the Company’s common stock was quoted on The Nasdaq Capital Market under the symbol “MRDN”.

The following table sets forth the high and low sales price of our common stock on the OTCQB for the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. The share values reflected below have been adjusted to give effect to the 1-for-20 reverse split which we implemented on November 3, 2016.

Period	High	Low

Fiscal Year 2016:
First Quarter	$36.00	20.40
Second Quarter	39.00	20.00
Third Quarter	30.00	16.00
Fourth Quarter	17.60	6.80

Fiscal Year 2015:
First Quarter	$36.00	$26.00
Second Quarter	32.00	20.60
Third Quarter	22.20	7.00
Fourth Quarter	38.00	5.90

On May 26, 2017, the closing price for our common stock was $3.19 per share.

Holders

As of May 19, 2017, we had 91 stockholders of record of our common stock. Such number of record holders was derived from the records maintained by our transfer agent, Issuer Direct.

Dividend Policy

The Company has never paid cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future. The payment of future cash dividends is subject to the discretion of the Board of Directors and will depend upon the Company's earnings (if any), general financial condition, cash flows, capital requirements and other considerations deemed relevant by the Board of Directors.

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Recent Sales of Unregistered Securities

During the year ended December 31, 2016, we have not issued any securities  that were not registered under the Securities Act and not previously disclosed in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and number of shares of restricted stock (a)	Weighted-average exercise price of outstanding options, warrants and rights (excluding restricted stock reflected in column (a)) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	331,179	$19.35	43,821

Equity compensation plans not approved by security holders	0	0	0

Total	331,179	0	43,821

Compensation-Setting Process

During 2016, our board of directors were responsible for overseeing our executive compensation program, establishing our executive compensation philosophy, and determining specific executive compensation, including cash and equity. Unless otherwise stated, the discussion and analysis below is based on decisions by the board of directors.

During 2016, our board of directors considered one or more of the following factors when setting executive compensation, as further explained in the discussions of each compensation element below:

●	the experiences and individual knowledge of the members of our board of directors regarding executive compensation, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;
●	corporate and/or individual performance, as we believe this encourages our executive officers to focus on achieving our business objectives;
●	the executive’s existing equity award and stock holdings; and
●	internal pay equity of the compensation paid to one executive officer as compared to another — that is, that the compensation paid to each executive should reflect the importance of his or her role to the company as compared to the roles of the other executive officers, while at the same time providing a certain amount of parity to promote teamwork.

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Executive Compensation Program Components

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of incentive cash bonuses and equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The board of directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The board does not apply specific formulas in determining base salary increases. In determining base salaries for 2016 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the board determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Cash Bonuses and Equity Compensation

We provide to our employees, including our executive officers, the opportunity to earn discretionary performance bonuses based on individual performance. The amount of individual bonuses are determined in a subjective manner, without specific weightings or a formula.

Certain employees, including executive officers receive restricted common stock upon execution and delivery of an employment agreement, with such shares typically subject to a recoupment schedule. We also provide to our executive officers the opportunity to earn additional compensation in the form of restricted common stock awarded based on the Company achieving certain transaction milestones. In determining the form, size and material terms of such equity awards, our Board of Directors customarily considers, among other things, individual negotiations with the executive officers at their time of hire, the executive officer’s total potential compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, internal pay equity as among our executive officers, notable performance accomplishments, adjustments to duties and the retention implications of existing grants.

Our Board of Directors made the grants to our executive officers set forth below. In determining the size of the equity grants, our Board of Directors generally considered the Chief Executive Officer’s recommendations, the executive officer’s existing equity award holdings (including the unvested portion of such awards), internal pay equity, our retention and incentive goals, and, as applicable, negotiations with the executive at the time of his hiring.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Jeffrey Cosman - Employment Agreement, Director Agreement and Restricted Stock Agreement

On March 11, 2016, the Company entered into an employment agreement with Mr. Cosman, which the parties amended as of November 29, 2016 and as of December 5, 2016 (as amended, the “Cosman Employment Agreement”). Mr. Cosman is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company, and prior to the execution and delivery of the Cosman Employment Agreement, the terms of Mr. Cosman’s employment were governed by that certain previous employment agreement assumed by the Company in connection with the Company’s purchase of certain membership interests owned by such previous employer on October 17, 2014. The Cosman Employment Agreement has an initial term from March 11, 2016 through December 31, 2017, and the term will automatically renew for one (1) year periods unless otherwise terminated in accordance with the terms therein. Mr. Cosman will receive a base salary of $525,000 and Mr. Cosman’s compensation will increase by 5% on January 1 of each year. Mr. Cosman may also receive a cash bonus based on the Company’s performance relative to its annual target performance, as well as an annual equity bonus in the form of options, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, in an amount equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Upon any termination of Mr. Cosman’s employment with the Company, except for a termination for Cause (as such term is defined therein), Mr. Cosman shall be entitled to a severance payment equal to the greater of (i) two years’ worth of the then-existing base salary and (ii) the last year’s bonus.

On March 11, 2016, the Company entered into a director agreement with the Company’s Chairman of the Board and Chief Executive Officer, Jeffrey Cosman, as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Cosman Director Agreement”).

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Cosman (the “Cosman Restricted Stock Agreement”), pursuant to which 212,654 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

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Joseph D'Arelli - Employment Agreement

On November 29, 2016, the Company entered into an executive employment agreement with Mr. D'Arelli which the parties amended as of December 5, 2016 (as amended, the “D'Arelli Employment Agreement”). Mr. D'Arelli previously served as the Company's Corporate Controller. Under the D'Arelli Employment Agreement, Mr. D'Arelli shall serve as the Chief Financial Officer of the Company for an initial term of twenty-four (24) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. D'Arelli will receive a base salary of $300,000. Mr. D'Arelli may also receive an annual bonus of up to $50,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 0.5% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan. Additionally, Mr. D'Arelli has received 15,000 restricted shares of the Company's common stock in connection with his employment.

Walter H. Hall, Jr. - Director Agreement and Employment Agreement

On March 11, 2016, the Company entered into a director agreement with Mr. Walter H. Hall, Jr., as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Hall Director Agreement”), concurrent with Mr. Hall’s appointment to the Board of Directors of the Company (the “Board”) effective March 11, 2016.

On March 11, 2016, the Company entered into an executive employment agreement with Mr. Hall which the parties amended as of December 5, 2016 (as amended, the “Hall Employment Agreement”). Under the Hall Employment Agreement, Mr. Hall shall serve as the President and Chief Operating Officer of the Company for an initial term of thirty-six (36) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. Hall will receive a base salary of $300,000 beginning upon the Company’s closing of acquisitions in the aggregate amount of $35,000,000 from the date the Hall Employment Agreement is executed. Mr. Hall may also receive an annual bonus of up to $175,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. Additionally, Mr. Hall received 100,000 restricted shares of the Company’s common stock upon the execution of the Hall Employment Agreement. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Thomas J. Cowee Director Agreement

On November 1, 2016, the Company entered into a director agreement with Thomas J. Cowee (the “Cowee Director Agreement”). Under the Cowee Director Agreement, Mr. Cowee shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Cowee will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Cowee may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Cowee was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Cowee Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Cowee Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Cowee also received, upon execution of the Cowee Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Cowee Director Agreement became effective, and pro-rated for the number of days the Mr. Cowee serves on the Board during the fiscal quarter.

Jackson Davis Director Agreement and Non-Qualified Stock Options Agreement

On November 1, 2016, the Company entered into a director agreement with Jackson Davis (the “Davis Director Agreement”). Under the Davis Director Agreement, Mr. Davis shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Davis will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Davis may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Davis was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Davis Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Davis Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Davis also received, upon execution of the Davis Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Davis Director Agreement became effective, and pro-rated for the number of days the Mr. Davis serves on the Board during the fiscal quarter.

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Joseph Ardagna Director Agreement and Non-Qualified Stock Options Agreement

On November, 2016, the Company entered into a director agreement with Joseph Ardagna (the “Ardagna Director Agreement”). Under the Ardagna Director Agreement, Mr. Ardagna shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Ardagna will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Ardagna may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Ardagna was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Ardagna Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Ardagna Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Ardagna also received, upon execution of the Ardagna Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Ardagna Director Agreement became effective, and pro-rated for the number of days the Mr. Ardagna serves on the Board during the fiscal quarter.

Item 6. Selected Financial Data

Meridian Waste Solutions, Inc., a smaller reporting company, is not required to provide information required by this item.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We intend for this discussion to provide information that will assist in understanding our consolidated financial statements, the changes in certain key items in those consolidated financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our consolidated financial statements. This discussion should be read in conjunction with our consolidated financial statements and accompanying notes for the fiscal year ended December 31, 2016 and year ended December 31, 2015.

Plan of Operation

The platform operation of the Company is our subsidiary Here To Serve Missouri Waste Division, LLC. HTS Waste is in the business of collection of non-hazardous solid waste. Our revenue is generated primarily by collection services provided to residential customers, as well as commercial and temporary roll-off customers. The Company's agreement with Goldman Sachs Specialty Lending Group, has allowed the Company to focus on pursuing waste solutions opportunities in the Midwest, in order to differentiate itself from its larger competitors. With respect to our platform operation in St. Louis, the Company is focused on building in and around this initial marketplace. We are continuing to evaluate our infrastructure needs, placing importance on revenue and cash-flow growth. The Company is specifically focused on bidding on municipal contracts in the St. Louis market, as well as acquisitions throughout the Midwest to drive this plan. The Company plans to remain vigilant in understanding the many solutions in the waste industry and adapting to the changing landscape in order to maximize the returns of its capital in the marketplace. The Company has executed its first step with its agreement with Goldman Sachs Specialty Lending Group to build the capital structure needed to execute its forward strategy.

The CFS Group, LLC; The CFS Disposal & Recycling Services, LLC; RWG5, LLC

On February 15, 2017, the Company consummated the closing of the Membership Interest Purchase Agreement by and between the Company and Waste Services Industries, LLC, pursuant to which the Company purchased from Seller 100% of the membership interests of The CFS Group, LLC, The CFS Disposal & Recycling Services, LLC, RWG5, LLC, in exchange for the following: (i) $40,000,000 in cash and assumption of certain capital leases, subject to a working capital adjustment in accordance with Section 2.6 of the Virginia Purchase Agreement and (ii) 500,000 shares of the Company’s common stock.

Collectively, the CFS Companies are non-hazardous solid waste management companies providing collection and transfer services for more than 30,000 commercial, industrial and residential customers in Virginia, with main facilities in Petersburg, Virginia and satellite facilities in Lunenberg, Virginia and Prince George, Virginia. Along with collection operations in Petersburg, the CFS Companies operate a transfer station, in Lunenberg, and own two landfills, in Petersburg and Lunenberg. Approximately 81% of the CFS Companies’ 2015 revenue was from collection and transfer, utilizing over 60 collection vehicles.

Our acquisition of the CFS Companies is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

The acquisition was accounted for by the Company using acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on February 15, 2017. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

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Executive Overview

General Overview of Our Business

The following table reflects the combined revenues for the Company for the years ended December 31, 2014, December 31, 2015 and December 31, 2016 (dollars in thousands):

	2016		2015		2014
		%		%		%
	$	increase	$	increase	$	Increase
Revenue	31,700	135%	13,506	11%	12,202	8%

Our 2016 revenue has grown significantly due to the acquisitions of Christian Disposal and Meridian Land Company. As our revenues continue to grow in this existing market, we plan to increase the rate of this growth by increasing our presence in the commercial and “roll-off” business. Roll-off service is the hauling and disposal of large waste containers (typically between 10 and 40 cubic yards) that are loaded on to and off of the collection vehicle. Management also expects continued growth through additional mergers and acquisitions. The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes thereto.

Results of Operations

Summary of Statements of Operations for the Year Ended December 31, 2016 and 2015:

	Year Ended
	December 31, 2016	December 31, 2015
Revenue	$31,727,673	$13,506,097
Gross profit	$8,979,913	$3,370,493
Operating expenses	$22,898,723	$17,640,895
Other expenses, net	$3,559,377	$4,961,488
Net loss	$17,671,669	$19,231,890
Basic net loss per share	$13.95	$26.58

Revenue

The Company’s revenue for the year ended December 31, 2016 was $31,727,673, a 135% increase over the Company’s revenue for the year ended December 31, 2015 of $13,506,097. This increase is due to the continued growth of HTS Waste, the acquisitions of Christian Disposal and Eagle Ridge. Christian Disposal and Eagle Ridge accounted for approximately $17,000,000 of the approximate $18,000,000 revenue increase for the year ended December 31, 2016 as compared to the year ended December 31, 2015, while the continued growth of HTS accounted for approximately $1,000,000 of this increase. Christian Disposal revenue for the year ended December 31, 2016 was approximately $13,600,000 and Eagle Ridge revenue for the same period was approximately $3,600,000.

Gross Profit

Gross profit percentage for the year ended December 31, 2016 is approximately 28%. This is an increase of approximately 3% from the year ended December 31, 2015. The increase is significant in that it shows management’s ability to improve efficiencies of operations. The Company is utilizing the synergies of its recent acquisitions, such as creating density in some of its routes, which creates cost savings, in particular better utilization of its recently acquired landfill.

Operating Expenses

Operating expenses were $22,898,723 or 72% of revenue, for the year ended December 31, 2016, as compared to $17,640,895 or 131% of revenue, for the year ended December 31, 2015. The high level of operating expenses in both periods is due to recurring costs of operations, including professional fees, compensation and general and administrative expenses, including insurance and rental expense and certain other incremental items relating to the acquisitions in December 2015, primarily including payments to third party professionals for accounting and valuation services. During the year-ended December 31, 2016, the Company experienced impairment expense of its customer lists of $1,255,267. Compensation and related expense increased approximately $1,400,000, depreciation and amortization expense increased approximately $900,000 and bad debt expense increased approximately $500,000 for the year ended December 31, 2016 as compared to the year ended December 31, 2015. Operating expenses as a percentage of revenue has decreased approximately 59%, primarily due to the 135% increase in revenue. While operating expenses have increased, due to the synergies experienced with the acquisitions of Christian and Eagle Ridge, the Company has been able to increase operating expenses at a lesser pace.

Other expenses

Other expense for the year ended December 31, 2016, was $3,559,377, as compared to $4,961,488 for the year ended December 31, 2015. The change is attributable to an approximate increase in interest expense of $3,400,000 and increase in gain on contingent liability of $1,000,000. For the year ended December 31, 2015 the Company incurred a loss on extinguishment of debt of approximately $1,900,000. Lastly, there was an increase in unrealized gain on change in fair value of derivative liability of approximately $1,800,000 for the year ended December 31, 2016 as compared to the year ended December 31, 2015.

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Net Loss

Net loss for the year ended December 31, 2016, was $17,671,669 or loss per share of $13.95, as compared to $19,231,890 or loss per share of $26.58, for the year ended December 31, 2015.

Segment Information

Not applicable.

Liquidity and Capital Resources

The following table summarizes total current assets, current liabilities and working capital at December 31, 2016, compared to December 31, 2015:

	December 31, 2016	December 31, 2015	Increase/(Decrease)
Current Assets	$6,104,569	$4,917,587	$1,186,982
Current Liabilities	$14,866,621	$10,788,838	$4,077,783
Working capital (Deficit)	$(8,762,052)	$(5,871,251)	$(2,890,801)

The change in working capital (deficit) is due primarily to the following changes to current assets and current liabilities. The increase in short-term investments of approximately $2,000,000 offset by a decrease in cash of approximately $1,900,000. Accounts Receivable and prepaid expenses increased by approximately $1,300,000. Contingent liability decreased by $1,000,000 offset by an increase of approximately $3,000,000 in accounts payable and accrued expenses.

Short-term investments increased due to the Company needing to collateralize a letter of credit for a performance bond. Cash decreased primarily because of the acquisition of equipment. Accounts receivable increased due to increased sales. The contingent liability decrease is the result of the loss of a potential renewal as part of the Christian disposal acquisition. Accounts payable and accrued expenses increased as a result of increased sales.

At December 31, 2016, we had a working capital deficit of $8,762,052, as compared to a working capital deficit of $5,871,251, at December 31, 2015, an increase of $2,890,801. This lack of liquidity is mitigated by the Company’s ability to generate positive cash flow from operating activities. In the year ended December 31, 2016, cash generated from operating activities, was approximately $70,000. In addition, as of December 31, 2016, the Company had approximately $800,000 in cash and cash equivalents and $1,954,000 in short-term investments to cover its short term cash requirements. Further, the Company has approximately $12,000,000 of borrowing capacity on its multi-draw term loans and revolving commitments with Goldman Sachs as discussed below.

The Company purchased approximately $6 million of equipment while increasing long term debt by approximately $2,600,000 during the year ended December 31, 2016. The increase in debt was due to the Company borrowing on its revolving commitments with Goldman Sachs as discussed below. Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

Our primary uses of cash have been for working capital purposes to support our operations and our efforts to become a reporting company with the SEC. All funds received have been expended in the furtherance of growing our business operations, establishing our brand and making sure our work is completed with efficiency and of the highest quality. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to finance additional marketing efforts,
●	Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and
●	The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

We currently have no material commitments for capital expenditures. In order to fund future growth and expansion through acquisitions and capital expenditures, the Company may be required to raise capital through the sale of its securities.

In order to fund future expansion through acquisitions and capital expenditures, the Company may be required to raise capital through the sale of its securities on the public market.

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Goldman Sachs Credit Agreement

On December 22, 2015, in connection with the closing of acquisitions of Christian Disposal, LLC and certain assets of Eagle Ridge Landfill, LLC, the Company was extended certain credit facilities by certain lenders, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, $10,000,000 aggregate principal amount of commitments to make Multi-Draw Term Loans and up to $5,000,000 aggregate principal amount of Revolving Commitments. During the three months ended March 31, 2016, the Company borrowed $2,150,000 in relation to the Revolving Commitments. At June 30, 2016, the Company had a total outstanding balance of $42,900,000 consisting of the Tranche A Term Loan and draw of the Revolving Commitments. The loans are secured by liens on substantially all of the assets of the Company and its subsidiaries. The debt has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlying reference rate). In addition, there is a commitment fee paid monthly on the unused Multi-Draw Term Loan commitments and Revolving Commitments at an annual rate of 0.5%.

The proceeds of the loans were used to partially fund the acquisitions referenced above and refinance existing debt with Praesidian, among other things. The Company re-paid in full and terminated its agreements with Praesidian which effected the cancellation of certain warrants that the Company issued to Fund III for the purchase of 46,592 shares of the Company's common stock and to Fund III-A for the purchase of 18,060 shares of the Company's common stock. In consideration for the cancellation of the Praesidian Warrants, the Company issued to Praesidian Capital Opportunity Fund III, LP, 57,653 shares of common stock and issued to Praesidian Capital Opportunity Fund III-A, LP, 22,348 shares of common stock. Due to the early termination of the notes and cancellation of the warrants, the Company recorded a loss on extinguishment of debt of $1,899,161 in the year ended December 31, 2015.

In addition, in connection with the credit agreement, the Company issued warrants to Goldman, Sachs & Co. for the purchase of shares of the Company's common stock equivalent to a 6.5% Percentage Interest (as defined therein) at a purchase price equal to $449,553, exercisable on or before December 22, 2023. The warrants grant the holder certain other rights, including registration rights, preemptive rights for certain capital raises, board observation rights and indemnification.

The parties to the Credit Agreement have entered into certain amendments to the Credit Agreement, described in the Recent Developments section herein, which provided, among other things, limited waivers by the lenders of certain failures of the Company and its affiliates to deliver certain financial statements and related deliverables and to comply with certain financial covenants under the Credit Agreement, and which amended the terms of the Credit Agreement to address such failures. Failures included maintaining certain EBITDA amounts and leverage ratio and exceeding maximum corporate overhead. These covenant failures had no impact on the Company’s borrowing capacity under the Credit Agreement. The financial covenants consist of a fixed charge coverage ratio, a leverage ratio, adjusted EBITDA, Maximum Consolidated Growth Capital Expenditures, Maximum Consolidated Corporate Overhead and a Minimum Consolidated Liquidity.

Amended and Restated Credit and Guaranty Agreement

On February 15, 2017 (the “Restatement Date”), the Company closed an Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Company and all subsidiaries, (the “Companies”), and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger. The Credit Agreement amended and restated the Credit and Guaranty Agreement entered into as of December 22, 2015 (the “Closing Date”) by and among the Company, certain of the Companies, and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (as amended prior to the Restatement Date, the “Prior Credit Agreement”).

Pursuant to the Credit Agreement, the Lenders thereunder have agreed to extend certain credit facilities to the Companies, in an aggregate amount not to exceed $89,100,000, consisting of $65,500,000 aggregate principal amount of Tranche A Term Loans (the “Tranche A Term Loans”), $8,600,000 aggregate principal amount of Tranche B Term Loans (the “Tranche B Term Loans”), $10,000,000 aggregate principal amount of MDTL Term Loans (the “MDTL Term Loans”), and up to $5,000,000 aggregate principal amount of Revolving Commitments (the “Revolving Commitments”, the Revolving Commitments together with the Tranche A Term Loans, Tranche B Term Loans and the MDTL Term Loans, the “Loans”). The principal amount of the Tranche A Term Loans in the Credit Agreement is $25,500,000 greater than the principal amount provided in the Prior Credit Agreement; the Tranche B Term Loans were not contemplated in the Prior Credit Agreement; and the principal amount of the MDTL Term Loans and Revolving Credit Agreements in the Credit Agreement are the same as provided in the Prior Credit Agreement. The proceeds of the Tranche A Term Loans made on the Closing Date were used to pay a portion of the purchase price for the acquisitions made in connection with the closing of the Prior Credit Agreement, to refinance existing indebtedness, to fund consolidated capital expenditures, and for other purposes permitted under Section 2.5 of the Prior Credit Agreement. The proceeds of the Tranche A Term Loans and Tranche B Term Loans made on the Restatement Date shall be applied by Companies to (i) partially fund the Restatement Date Acquisition (as defined below), (ii) refinance existing indebtedness of the Companies, (iii) pay fees and expenses in connection with the transactions contemplated by the Credit Agreement, and (iv) for working capital and other general corporate purposes.

The “Restatement Date Acquisition” means the acquisition of all membership interests of CFS, CFS Disposal and RWG5, as contemplated in the Purchase Agreement (defined below).

The proceeds of the Revolving Loans will be used for working capital and general corporate purposes. The proceeds of the MDTL Term Loans may be used for Permitted Acquisitions (as defined in the Credit Agreement). The Loans are evidenced, respectively, by that certain Tranche A Term Loan Note, Tranche B Term Loan Note, MDTL Note and Revolving Loan Note, all issued on February 15, 2017 (collectively, the “Notes”). Payment obligations under the Loans are subject to certain prepayment premiums, in addition to acceleration upon the occurrence of events of default under the Credit Agreement.

The amounts borrowed pursuant to the Loans are secured by a first position security interest in substantially all of the Company’s and the Companies’ assets in favor of Agent, in accordance with that certain Amended and Restated Pledge and Security Agreement dated as of February 15, 2017.

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The amended and restated credit and guaranty agreement which among other things provides for the Company to deliver certain financial statements and related deliverables and to comply with certain financial covenants under the amended and restated credit and guaranty agreement.

Please also refer to the Company’s disclosures provided on page F-8.

Inflation and Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Critical Accounting Policies

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2016 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Meridian Land Company, LLC, Here to Serve Technology, LLC and Christian Disposal, LLC. The following two subsidiaries of the Company, Here To Serve Georgia Waste Division, LLC and Here to Serve Technology, LLC, a Georgia Limited Liability Company had no operations during the period.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Use of Estimates

Management estimates and judgments are an integral part of consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that the critical accounting policies described in this section address the more significant estimates required of management when preparing our consolidated financial statements in accordance with GAAP. We consider an accounting estimate critical if changes in the estimate may have a material impact on our financial condition or results of operations. We believe that the accounting estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods.

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Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At December 31, 2016 and 2015 the Company had approximately $3,000,000 and $2,300,000 of gross trade receivables, respectively. Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. We review the adequacy and adjust our allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of our individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required.

Revenue Recognition

The Company follows the guidance of ASC 605 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

We generally provide services under contracts with municipalities or individual customers. Municipal and commercial contracts are generally long-term and often have renewal options. Advance billings are recorded as deferred revenue, and revenue is recognized over the period services are provided. We recognize revenue when all four of the following criteria are met:

●	Persuasive evidence of an arrangement exists such as a service agreement with a municipality, a hauling customer or a disposal customer;
●	Services have been performed such as the collection and hauling of waste;
●	The price of the services provided to the customer is fixed or determinable; and
●	Collectability is reasonably assured.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but as discussed in the Intangible Assets section above, we assess our goodwill for impairment at least annually.

Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

●	Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. The final capping is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with the final capping.
●	Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

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●	Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the year ended December 31, 2016 we inflated these costs in current dollars until the expected time of payment using an inflation rate of 1.78%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at December 31, 2016 is approximately 9.0%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfills based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for the final capping. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping or the remaining permitted and expansion airspace (as defined below) of the landfill. Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping or the remaining permitted and expansion airspace of the landfill, as appropriate. Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

●	Remaining permitted airspace — Our engineers, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.
●	Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

●	Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;
●	We have a legal right to use or obtain land to be included in the expansion plan;
●	There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and
●	Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets the Company’s criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

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When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to the final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair value, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative gain.

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Deferred Revenue

The Company records deferred revenue for customers that were billed in advance of services. The balance in deferred revenue represents amounts billed in October, November and December for services that will be provided during January, February and March.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also require measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. In addition, the Company issued restricted shares during the year ended December 31, 2016 with an estimated value of approximately $6,300,000.

Fair Value Measurement

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Also, ASC Topic 820 provides clarification that in circumstances, in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the fiscal years ended December 31, 2016 and 2015 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

We do not hold any derivative instruments and do not engage in any hedging activities.

Item 8. Financial Statements and Supplementary Data

Our consolidated financial statements begin on page F-1 which appear at the end of this Annual Report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2016, effective on May 17, 2016, the Board dismissed D’Arelli Pruzansky, P.A. (“D’Arelli Pruzansky”) as the Company’s independent registered public accounting firm. D’Arelli Pruzansky’s report on the financial statements for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.  During the fiscal years ended December 31, 2015 and 2014, and in the subsequent interim periods through May 17, 2016, the date of dismissal of D’Arelli Pruzansky, there were no disagreements with D’Arelli Pruzansky on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D’Arelli Pruzansky, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended December 31, 2015 and 2014, and in the subsequent interim periods through May 17, 2016, the date of dismissal of D’Arelli Pruzansky, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. D’Arelli Pruzansky issued a letter, dated May 20, 2016 confirming its agreement with the foregoing disclosures.

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As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2016, effective on May 17, 2016, the Board approved the engagement of Hein & Associates, LLP (“Hein”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended December 31, 2015, and the subsequent interim period prior to the engagement of Hein, the Company had not consulted Hein regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

There are no other reportable events under this item for the year ended December 31, 2016.

Item 9A Controls and Procedures

a. Disclosure Controls and Procedures

In connection with the preparation and filing of this Annual Report, we completed an evaluation of the effectiveness of our disclosure controls and procedures under the supervision and with the participation of our chief executive officer and chief financial officer. This evaluation was conducted pursuant to the Securities Exchange Act of 1934, as amended.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2016. In making this assessment, management used the framework set forth in the report Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013), or COSO (2013).

Based on the evaluation, management concluded that our disclosure controls and procedures were not effective as of December 31, 2016 due to the material weaknesses noted below in “Management’s Report on Internal Control over Financial Reporting”. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected on a timely basis by employees in the normal course of their work.

b. Management’s Assessment of Internal Control Over Financial Reporting

As evidenced by the material weaknesses described below, we determined that entity-level controls related to the control environment did not operate effectively resulting in material weaknesses in such COSO (2013) component. The deficiencies in control environment each represent a separate material weakness. These material weaknesses contributed to an environment where there is a more than a remote likelihood that a material misstatement of the interim and annual financial statements could occur and not be prevented or detected.

Control Environment/Entity Level Controls

Lack of an Audit Committee – Currently, the Company has an Audit Committee to oversee the financial reporting process. However, for much of the year ended December 31, 2016, the Company did not have an Audit Committee.

Lack of Form Authorization and Timely Approval with Related Parties and for significant corporate transactions – During the year ended December 31, 2016, certain related party transactions and significant corporate transactions were not formerly authorized and approved by the Board of Directors before execution (although authorization and approval was ultimately obtained).

Lack of Segregation of Duties - Our finance and accounting department is understaffed and accordingly we cannot maintain sufficient segregation of duties within the financial reporting process.

Lack of Review and Disclosure Controls – During the year ended December 31, 2016, there was a lack of effective monitoring review controls with respect to accounting for complex transactions and preparation of the financial statements and the financial statement disclosures.

Because of the material weaknesses described above, management believes that, as of December 31, 2016, we did not maintain effective internal control over financial reporting based on the COSO (2013) criteria.

Management believes that the material weaknesses set forth above did not have an effect on our Company’s financial results.

c. Changes in Internal Control Over Financial Reporting

Management has reported to the Audit Committee the content of the material weaknesses identified in our assessment. Addressing these weaknesses is a priority of management and we are in the process of remediating the cited material weaknesses. For example, as noted above, an Audit Committee has been established. The Company is also actively evaluating its internal control structure to identify the need for additional resources to ensure appropriate segregation of duties.

Except as disclosed in the preceding paragraphs, there have been no changes in our internal control over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect our internal control over financial reporting.

Item 9B. Other Information

None.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

Information Concerning the Board of Directors and Executive Officers of the Company

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and subject the terms and conditions of their employment agreements, are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders, and until their successors are elected and qualified, or until their earlier death, resignation or removal. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position

Jeffrey Cosman (1)	46	Chief Executive Officer, Chairman of the Board of Directors

Joseph D'Arelli (2)	47	Chief Financial Officer

Walter H. Hall (3)	58	President, Chief Operating Officer, Director

Thomas J. Cowee (4)	60	Director, Audit Committee Chair

Jackson Davis (5)	45	Director, Nominating Committee Chair

Joseph Ardagna (6)	55	Director, Compensation Committee Chair

(1)	Jeffrey Cosman was appointed Chief Executive Officer and Director on October 31, 2014. Mr. Cosman was confirmed as the Chairman of the Board on February 10, 2016.
(2)	Joseph D'Arelli was appointed Chief Financial Officer on November 29, 2016.
(3)	Walter H. Hall was appointed President, Chief Operating Officer, and a member of the Board of Directors on March 11, 2016.
(4)	Thomas J. Cowee was appointed as a member of the Board of Directors and Audit Committee Chair on November 1, 2016.
(5)	Jackson Davis was appointed as a member of the Board of Directors and Nominating Committee Chair on November 1, 2016.
(6)	Joseph Ardagna was appointed as a member of the Board of Directors and Compensation Committee Chair on November 1, 2016.

All directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Officers are appointed by the Board of Directors and serve at the discretion of the Board.

Jeffrey S. Cosman, age 46, Chief Executive Officer, Director

Jeffrey S. Cosman combines over 10 years’ experience in the solid waste industry, which includes local operations, local and regional accounting and corporate finance. Mr. Cosman has served as the Chief Executive Officer and a Director of the Company since October 31, 2014, and has managed the operations of Here to Serve - Missouri Waste Division, LLC and Here to Serve - Georgia Waste Division, LLC since May 2014. In 2012, Mr. Cosman purchased Rosewood Communication Supply, a warehouse centric telecom parts and supplies distributor. In 2010, Mr. Cosman shifted his career focus back to the solid waste industry, founding, in 2010, Legacy Waste Solutions, LLC, a compressed natural gas consulting business. Prior to that, in the early 2000’s, Mr. Cosman became involved in start-up technology in the medical device industry, following his work at Republic Services from February 1996 until February 1999, where, in his role in Corporate Finance, Mr. Cosman assisted due diligence of acquisitions, provided accounting guidance in over 168 transactions totaling $1.6 Billion in annualized revenue, supported corporate controllers in monthly reporting and assisted in the preparation of a registration statement for Republic Services. From 1993 through 1996, Mr. Cosman had a career in professional baseball with the New York Mets’ minor league organization. In addition, Mr. Cosman has experience in mobile-based app development, medical device sales leadership and capital raising. Mr. Cosman holds a B.B.A. in Managerial Finance and Banking and Finance, and a Bachelors of Accountancy from the University of Mississippi.  The Board of Directors believes that Mr. Cosman’s “ground up” experience in the solid waste industry, together with his background in related fields, as well as finance, will support the Company’s growth plans as it moves forward in implementing its transition into the waste industry.

Mr. Cosman is the majority shareholder in Here To Serve Holding Corp, an OTC Markets company based in Milton, Georgia. Mr. Cosman has approximately 65% of the outstanding shares of Here To Serve Holding Corp. The Company does not have an arrangement with Here To Serve or Mr. Cosman for past, current or future services to be performed between Here To Serve and Meridian Waste Solutions, Inc. Mr. Cosman may in the future consult from time to time with Here To Serve on matters that do not conflict with the operation of the Company. Mr. Cosman spends several hours a month on Here To Serve.

Additionally, Mr. Cosman has a minority equity interest in Rush The Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members. The Company does not have an arrangement with Rush The Puck, LLC or Mr. Cosman for past, current or future services to be performed between Rush The Puck LLC and Meridian Waste Solutions, Inc. Mr. Cosman spends approximately one hour per week on Rush The Puck, LLC.

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Joseph D'Arelli, age 47, Chief Financial Officer

Joseph D'Arelli, age 47 has almost 25 years of experience in public accounting, including partnership and senior management positions. He has extensive experience in auditing public and private companies in such industries as Waste Management, Financial Services; Broker/Dealers; Distribution and Technology Companies. From October 2012 until May of 2016 he was a Partner/Shareholder at D'Arelli Pruzansky, P.A. and is licensed in the states of Florida and New York. He continues his affiliations with the American Institute of Certified Public Accountants (AICPA), New York State Society of Certified Public Accountants (NYSSCPA), Florida Institute of Certified Public Accountants (FICPA), and is a Certified Public Accountant in the states of Florida and New York. Mr. D'Arelli has a Bachelor's Degree in Accounting from St. John's University.

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Mr. D’Arelli, currently the Company’s Chief Financial Officer, was a partner and shareholder of the Firm from October 2012 through May 2016. Respondents have consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a Public Company Accounting Oversight Board (PCAOB) inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issue regarding additional issuer audit clients. Respondents have been ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Exchange Act and Rules 10A-2 and 13a-13 thereunder and to pay, jointly and severally, a civil penalty of $50,000.

Walter H. Hall, age 58, President, Chief Operating Officer, Director

Walter H. Hall, age 58, brings 25 years of management experience in the waste industry. Most recently Mr. Hall served as Chief Operating Officer for Advanced Disposal Services, Inc., from 2001 through 2014, where he had direct responsibility for profit and loss decisions, development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel for a company having operations in multiple states with annual revenues in excess of $1 billion. Prior to that, Mr. Hall held positions as President and General Manager with Southland Waste Systems and Southland Waste Systems of Georgia, respectively, following six years with Browning Ferris Industries as District Manager and Regional Operations Manager. Mr. Hall has an undergraduate degree from Mississippi College. The Board of Directors believes that Mr. Hall’s extensive and directly applicable experience within the waste industry makes him ideally qualified to help lead the Company towards continued growth.

Thomas J. Cowee, age 60, Director, Audit Committee Chair

Thomas J. Cowee, age 60, has 38 years of experience in the environmental industry, including 15 years as a Chief Financial Officer. After retiring from Progressive Waste Solutions Ltd in December 2012, Mr. Cowee began serving as a board director for companies and is currently serving as a director for Enviro Group, LLC and STC Investors, LLC, both privately owned environmental companies, positions he has held since 2015. Enviro Group, LLC is a hazardous trucking and transfer company, and STC Investors, LLC is primarily a refinery services and trucking company. Previously Mr. Cowee served as a director on the board of Rizzo Group, LLC, a privately owned solid waste collection, transfer and recycling business from 2014 to 2016, until sold. Mr. Cowee was Vice President and Chief Financial Officer of Progressive Waste Solutions Ltd, from 2005 to 2012. Progressive Waste Solutions Ltd, was a publicly traded solid waste collection, transfer, recycling and landfill business, with operations in the United States and Canada. Mr. Cowee joined IESI Corporation in 1997 as its Chief Financial Officer and in 2000 was appointed Senior Vice President and Chief Financial Officer until IESI Corporation was acquired by Progressive Waste Solutions Ltd in 2005. From 1995 to 1997, he was Assistant Corporate Controller of USA Waste Services, Inc., and from 1979 to 1995 he held various field accounting positions with Waste Management Inc. Mr. Cowee has a B.Sc. in accounting from The Ohio State University. Mr. Cowee is qualified to serve on our Board of Directors because of his extensive experience in the environmental and waste industry, including serving as a director.

Jackson Davis, age 45, Director, Nominating Committee Chair

Jackson Davis, age 45, has more than 20 years of experience in technology and technology leadership, previously holding roles with software development companies providing mobile infrastructure management and wholesale financing solutions. Mr. Davis holds a BSBA in Decision Science with concentration in Management Information Systems from East Carolina University and has extensive experience in guiding organizational business strategy to propel improvement and maximum impact, while focusing on cost-efficiency and productivity. He is currently Director of Financial and Business Services Applications for Cox Enterprises a leading communications, media, and automotive services company with revenues of $18 billion. Prior to Joining Cox Enterprises in July of 2016; Mr. Davis held various roles at Cox Communications, most recently being Director of Corporate Business Systems, from August 2002 through July 2016. Mr. Davis is qualified to serve on our Board of Directors because of his extensive experience in the fields of technology and infrastructure management.

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Joseph Ardagna, age 55, Director, Compensation Committee Chair

Joseph Ardagna, age 55, brings 30 years of experience of managing businesses in the restaurant industry. Mr. Ardagna is currently an owner/operator of Peace, Love and Pizza, a chain of pizza restaurants in Atlanta, founded in December 2012. Mr. Ardagna is responsible for all aspects of the business including overseeing the operation of four pizza restaurants and the construction of a new store scheduled to open in February 2017. Prior to that, from 1990 until 2012, Mr. Ardagna owned and operated Taco Mac Restaurants, a 28-restaurant chain in Atlanta and the Carolinas having approximately $90 million in yearly sales at such time, as one of the two founding partners responsible for managing the business, where he oversaw all aspects of the business, including finance, legal, compensation, site selection, design and development, licensing and brand development. Mr. Ardagna sold a majority of his interest in Taco Mac Restaurants to a private equity group in 2012, but currently still sits on its board of directors. In 2013, Mr. Ardagna started a new venture in the restaurant industry in Atlanta and currently oversees the operation of four pizza restaurants and the construction of a new store scheduled to open in February 2017. Mr. Ardagna has an undergraduate degree from Bowdoin College in 1984 and serves on the Board of Trustees at the New Hampton School in New Hampshire. Mr. Ardagna is qualified to serve on our Board of Directors because his extensive business experience.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2016, were timely, except for the late filing of Forms 4 related to the issuance of 962 shares of common stock to each of Joseph Ardagna, Thomas Cowee and Jackson Davis, as of December 31, 2016 pursuant to their respective Director Agreements.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee. Each committee has its own charter, which is available on our website at www.mwsinc.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Mr. Cowee, Mr. Davis and Mr. Ardagna, each of whom qualifies as “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Stock Market Rules. Mr. Thomas J. Cowee has been appointed as the Chair of the Audit Committee, effective November 1, 2016. Our board has determined that Mr. Cowee is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Audit Committee include, without limitation:

●	selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;
●	approving the fees to be paid to the independent registered public accounting firm;
●	helping to ensure the independence of the independent registered public accounting firm;
●	overseeing the integrity of our financial statements;
●	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;
●	resolving any disagreements between management and the auditors regarding financial reporting;
●	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;
●	reviewing and approving all related-party transactions; and
●	overseeing compliance with legal and regulatory requirements.

Compensation Committee

We have a stand-alone Compensation Committee, which consists of Mr. Ardagna, Mr. Davis and Mr. Cowee, each of whom is “independent” within the meaning of the Nasdaq Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Mr. Ardagna has been appointed as the Chair of the Compensation Committee, effective November 1, 2016.

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The Compensation Committee’s compensation-related responsibilities include, without limitation:

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;
●	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
●	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;
●	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;
●	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
●	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

We have a stand-alone Nominating and Corporate Governance Committee, which consists of Mr. Cowee, Mr. Davis and Mr. Ardagna, each of whom is “independent” within the meaning of the Nasdaq Stock Market Rules. The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Mr. Davis has been appointed as the Chair of the Nominating Committee, effective November 1, 2016.

The Nominating and Corporate Governance Committee’s responsibilities include:

●	recommending to the board of director nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;
●	considering candidates proposed by stockholders in accordance with the requirements in the Nominating and Corporate Governance Committee charter;
●	overseeing the administration of the Company’s code of business conduct and ethics;
●	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
●	the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
●	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
●	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and
●	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.mwsinc.com. We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

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Item 11. Executive Compensation

Executive Compensation

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2016 and 2015 by each of the executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Total
Jeffrey Cosman (1)	2016	$525,000	$0	(2)	$525,000
Chief Executive Officer, Director	2015	$500,000	$7,216,180	(2)	$7,716,180
Walter H. Hall, Jr.	2016	0	3,100,000		3,100,000
President, Chief Operating Officer, Director (3)	2015	--	--		--
Joseph D'Arelli	2016	159,550	450,000		609,550
Chief Financial Officer (4)	2015	--	--		--

(1)	Effective October 31, 2014, Jeffrey S. Cosman was appointed Chief Executive Officer of the Company and Director. $187,500 of Mr. Cosman’s salary was accrued for 2015.
(2)	Mr. Cosman received 279,524 shares of Common Stock, having a grant date fair market value of $25.81 per share.
(3)	Mr. Hall was appointed President, Chief Operating Officer and Director on March 11, 2016. In March 2016, Mr. Hall received 100,000 shares of Common Stock having a grant date fair market value of $31.00 per share, subject to a vesting schedule.
(4)	Mr. D'Arelli was appointed Chief Financial Officer on November 29, 2016. In July 2016, Mr. D’Arelli received 15,000 shares of Common Stock, having a grant date fair market value of $30 per share, subject to a vesting schedule. Included in Mr. D’Arelli’s salary are amounts paid to Mr. D’Arelli by the Company for Mr. D’Arelli’s work as Corporate Controller during 2016, prior to Mr. D;Arelli’s appointment as Chief Financial Officer effective November 29, 2016.

Option Grants

We did not grant any options to any of our executive officers during the years ended December 31, 2016 and 2015.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Jeffrey Cosman	0	0	0	N/A	N/A	0	N/A	212,654	2,198,842
Walter H. Hall, Jr.	0	0	0	N/A	N/A	0	N/A	0	N/A
Joseph D’Arelli	0	0	0	N/A	N/A	0	N/A	0	N/A

Compensation of Directors

At this time, each of our independent directors, pursuant to their Director Agreements with the Company, receives, in addition to equity compensation, a monthly cash stipend of $1,500 and, for so long as the Director serves as the chair of either the Audit Committee, the Compensation Committee or the Nominating Committee the amount of such monthly cash stipend shall be increased to $2,000. In addition, each Director receives a cash stipend of (i) $500 for every telephonic meeting of the Board that the Director attends which is longer than forty-five minutes; (ii) $500 for every telephonic meeting of a Committee of the Board that the Director attends that is longer than forty-five minutes; and (iii) $1,000 for every in-person meeting that the Director attends.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joseph Ardagna	2,000	7,500	3,750	N/A	N/A	N/A	13,250
Thomas Cowee	2,000	7,500	3,750	N/A	N/A	N/A	13,250
Jackson Davis	2,000	7,500	3,750	N/A	N/A	N/A	13,250

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Executive Compensation Program Components

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The board of directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The board does not apply specific formulas in determining base salary increases. In determining base salaries for 2016 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the board determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Cash Bonuses and Equity Compensation

We provide to our employees, including our executive officers, the opportunity to earn discretionary performance bonuses based on individual performance. The amount of individual bonuses are determined in a subjective manner, without specific weightings or a formula.

Certain employees, including executive officers receive restricted common stock upon execution and delivery of an employment agreement, with such shares typically subject to a recoupment schedule. We also provide to our executive officers the opportunity to earn additional compensation in the form of restricted common stock awarded based on the Company achieving certain transaction milestones. In determining the form, size and material terms of such equity awards, our Board of Directors customarily considers, among other things, individual negotiations with the executive officers at their time of hire, the executive officer’s total potential compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, internal pay equity as among our executive officers, notable performance accomplishments, adjustments to duties and the retention implications of existing grants.

Our Board of Directors made the grants to our executive officers set forth below. In determining the size of the equity grants, our Board of Directors generally considered the Chief Executive Officer’s recommendations, the executive officer’s existing equity award holdings (including the unvested portion of such awards), internal pay equity, our retention and incentive goals, and, as applicable, negotiations with the executive at the time of his hiring.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Jeffrey Cosman - Employment Agreement, Director Agreement and Restricted Stock Agreement

On March 11, 2016, the Company entered into an employment agreement with Mr. Cosman, which the parties amended as of November 29, 2016 and as of December 5, 2016 (as amended, the “Cosman Employment Agreement”). Mr. Cosman is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company, and prior to the execution and delivery of the Cosman Employment Agreement, the terms of Mr. Cosman’s employment were governed by that certain previous employment agreement assumed by the Company in connection with the Company’s purchase of certain membership interests owned by such previous employer on October 17, 2014. The Cosman Employment Agreement has an initial term from March 11, 2016 through December 31, 2017, and the term will automatically renew for one (1) year periods unless otherwise terminated in accordance with the terms therein. Mr. Cosman will receive a base salary of $525,000 and Mr. Cosman’s compensation will increase by 5% on January 1 of each year. Mr. Cosman may also receive a cash bonus based on the Company’s performance relative to its annual target performance, as well as an annual equity bonus in the form of options, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, in an amount equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

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Upon any termination of Mr. Cosman’s employment with the Company, except for a termination for Cause (as such term is defined therein), Mr. Cosman shall be entitled to a severance payment equal to the greater of (i) two years’ worth of the then-existing base salary and (ii) the last year’s bonus.

On March 11, 2016, the Company entered into a director agreement with the Company’s Chairman of the Board and Chief Executive Officer, Jeffrey Cosman, as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Cosman Director Agreement”).

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Cosman (the “Cosman Restricted Stock Agreement”), pursuant to which 212,654 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

Joseph D'Arelli - Employment Agreement

On November 29, 2016, the Company entered into an executive employment agreement with Mr. D'Arelli which the parties amended as of December 5, 2016 (as amended, the “D'Arelli Employment Agreement”). Mr. D'Arelli previously served as the Company's Corporate Controller. Under the D'Arelli Employment Agreement, Mr. D'Arelli shall serve as the Chief Financial Officer of the Company for an initial term of twenty-four (24) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. D'Arelli will receive a base salary of $300,000. Mr. D'Arelli may also receive an annual bonus of up to $50,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 0.5% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan. Additionally, Mr. D'Arelli has received 15,000 restricted shares of the Company's common stock in connection with his employment.

Walter H. Hall, Jr. - Director Agreement and Employment Agreement

On March 11, 2016, the Company entered into a director agreement with Mr. Walter H. Hall, Jr., as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Hall Director Agreement”), concurrent with Mr. Hall’s appointment to the Board of Directors of the Company (the “Board”) effective March 11, 2016 (the “Effective Date”).

On March 11, 2016, the Company entered into an executive employment agreement with Mr. Hall which the parties amended as of December 5, 2016 (as amended, the “Hall Employment Agreement”). Under the Hall Employment Agreement, Mr. Hall shall serve as the President and Chief Operating Officer of the Company for an initial term of thirty-six (36) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. Hall will receive a base salary of $300,000 beginning upon the Company’s closing of acquisitions in the aggregate amount of $35,000,000 from the date the Hall Employment Agreement is executed. Mr. Hall may also receive an annual bonus of up to $175,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. Additionally, Mr. Hall received 100,000 restricted shares of the Company’s common stock upon the execution of the Hall Employment Agreement. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Thomas J. Cowee Director Agreement

On November 1, 2016, the Company entered into a director agreement with Thomas J. Cowee (the “Cowee Director Agreement”). Under the Cowee Director Agreement, Mr. Cowee shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Cowee will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Cowee may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Cowee was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Cowee Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Cowee Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Cowee also received, upon execution of the Cowee Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Cowee Director Agreement became effective, and pro-rated for the number of days the Mr. Cowee serves on the Board during the fiscal quarter.

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Jackson Davis Director Agreement and Non-Qualified Stock Options Agreement

On November 1, 2016, the Company entered into a director agreement with Jackson Davis (the “Davis Director Agreement”). Under the Davis Director Agreement, Mr. Davis shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Davis will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Davis may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Davis was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Davis Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Davis Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Davis also received, upon execution of the Davis Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Davis Director Agreement became effective, and pro-rated for the number of days the Mr. Davis serves on the Board during the fiscal quarter.

Joseph Ardagna Director Agreement and Non-Qualified Stock Options Agreement

On November, 2016, the Company entered into a director agreement with Joseph Ardagna (the “Ardagna Director Agreement”). Under the Ardagna Director Agreement, Mr. Ardagna shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Ardagna will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Ardagna may also receive additional cash stipends for attending meetings of the Board and committee meetings, whether in-person or telephonically. Additionally, Mr. Ardagna was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Ardagna Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Ardagna Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Ardagna also received, upon execution of the Ardagna Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Ardagna Director Agreement became effective, and pro-rated for the number of days the Mr. Ardagna serves on the Board during the fiscal quarter.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of May 19, 2017, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

This table is prepared based on information supplied to us by the listed security holders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC.

Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table below.

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Shareholder	Common Stock Owned Beneficially		Percent of Class (1)	Series A Preferred Stock Owned Beneficially	Percent of Class (2)

Jeffrey Cosman, Chief Executive Officer, Chairman	1,338,560	(3)	17.51%	51	100%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Chris Diaz, Chief Financial Officer	0		0%		0%
12540 Broadwell Road, Suite 2104
Milton. GA 30004

Walter H. Hall	175,350		2.39%		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Joseph Ardagna	4,006		* %		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Jackson Davis	4,006		* %		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Thomas Cowee	4,006		* %		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

All directors and officers as a group (5 persons)(3)	1,525,928		19.96%	51	100%

5% or greater shareholders

Clayton Struve	1,120,772	(4)	14.90%	0	0%
175 W. Jackson Blvd., Suite 440
Chicago, IL 60604

The Goldman Sachs Group, Inc.	421,326		5.74%	0	0%
200 West Street
New York, NY 10282

Total(3)(4)	3,068,026		39.20%	51	100%

* denoted less than 1%

(1)	Based on a total of 7,341,609 shares of common stock outstanding as of May 19, 2017, except as otherwise indicated.
(2)	Based on a total of 51 shares of Series A Preferred outstanding as of May 19, 2017.
(3)	Includes 1,560 shares of the common stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members and 20,000 shares of the common stock of the Company issued, in the aggregate, to four limited liability companies in which Mr. Cosman is the manager. Includes 302,663 warrants to purchase common stock at an exercise price of $5.16 per share.
(4)	Includes 181,598 warrants to purchase common stock at an exercise price of $5.16 per share.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Changes in Control

We are not aware of any arrangements that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.025 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of May 19, 2017 there were 7,341,609 shares of our common stock issued and outstanding held by 87 holders of record. We currently have 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding. There are currently no shares of Series B Preferred Stock and no shares of Series C Preferred Stock issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions New York and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

The Company has 5,000,000 authorized shares of preferred stock par value $0.001 per share, of which three classes have been designated. The Series A Preferred Stock has 51 shares issued and outstanding; the Series B Preferred Stock has 0 shares issued and outstanding and the Series C Preferred Stock has 0 shares issued and outstanding.

Each share of the Series A preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, Minus (z) the Numerator.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

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Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Warrants

The Company has issued 3,112,871 warrants to purchase common stock, which are exercisable at $5.16 per share immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

The warrants will be issued in registered form under a warrant agency agreement between Issuer Direct Corporation, as warrant agent, and us.

If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

45

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Company’s Amended Articles of Incorporation provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Securities Authorized for Issuance Under Equity Compensation Plans

The Meridian Waste Solutions, Inc. 2016 Equity and Incentive Plan authorizes the issuance of up to 375,000 shares of common stock, of which 227,700 have been issued, subject to restriction. The 2016 Equity and Incentive Plan has been approved by our shareholders.

Item 13. Certain Relationships and Related Transactions, and Director Independence

None of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party.

In December 2016, Walter H. Hall, Jr., the Company’s Chief Operating Officer, President, and member of the Board, advanced $250,000 to the Company for certain operational expenses. On January 30, 2017, the Company returned such amount in full, together with interest of $20,000. Such transaction was ratified and approved unanimously by the Board, including by a majority of the directors who were not interested in such transaction.

In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. The Company does not believe that the provisions of Item 404(c) of Regulation S-K apply to our chief executive officer, Mr. Cosman, as a control person of the Company because the Company is not a shell company and Mr. Cosman is not part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a shell company.

Item 14. Principal Accounting Fees and Services

The following table shows the fees that we paid or accrued for the audit and other services provided by our present and former accountants during 2016 and 2015.

	Fiscal 2016	Fiscal 2015
Audit Fees	$215,000	$68,500
Audit-Related Fees	125,000	-
Tax Fees	-	-
All Other Fees	-	-
Total	$340,000	$68,500

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and acquisition audits

Tax Fees — This category consists of professional services rendered by our independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Our Board of Directors has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting. The audit fees paid to the auditors with respect to fiscal years 2015 and 2014 were pre-approved by the entire Board of Directors.

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PART IV

Item 15. Exhibits, Financial Statement Schedules

The following Exhibits are filed as part of this report.

Exhibit No.	Description
1.1	Underwriting Agreement dated January 24, 2017, by and among Meridian Waste Solutions, Inc. and Joseph Gunnar & Co., LLC as representative of the several underwriters named therein. (incorporated herein by reference to Exhibit 1.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on January 26, 2017)

3.1	Restated Certificate of Incorporation of Brooklyn Cheesecake & Deserts Company, Inc. (incorporated herein by reference to Exhibit 3.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.2	Certificate of Amendment of the Certificate of Incorporation of Brooklyn Cheesecake and Desserts Company, Inc. (incorporated herein by reference to Exhibit 3.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Annual Report on Form 10-K filed with the SEC on April 15, 2015)

3.3	Certificate of Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

3.4	Amended and Restated By-laws of Brooklyn Cheesecake & Deserts Company, Inc. (incorporated herein by reference to Exhibit 3.2 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.5	By-Laws of Brooklyn Cheesecake & Dessert Acquisition Corp. (incorporated herein by reference to Exhibit 3.21 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

4.1	First Amendment to Credit and Guaranty Agreement, dated as of March 9, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 15, 2016)

4.2	Credit and Guaranty Agreement, dated as of December 22, 2015, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.3	Tranche A Term Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $40,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.4	MDTL Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $10,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.5	Revolving Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $5,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.6	Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co., dated December 22, 2015 (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.7	Pledge and Security Agreement between the grantors party thereto and Goldman Sachs Specialty Lending Group, L.P., dated December 22, 2015 (incorporated herein by reference to Exhibit 4.6 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

47

4.8	Note and Warrant Purchase Agreement and Security Agreement, by and among Meridian Waste Solutions, Inc., Here to Serve - Missouri Waste Division, LLC, Here to Serve - Georgia Waste Division, LLC, Meridian Land Company, LLC, certain subsidiaries of the Company, the purchasers from time to time party thereto and Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.9	Note A, issued in favor of Praesidiant Capital Opportunity Fund III, LP, in the principal amount of $2,644,812.57, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.10	Note A, issued in favor of Praesidian Capital Opportunity Fund III-a, LP, in the principal amount of $1,025,187.43, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.3 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.11	Note B, issued in favor of Praesidian Capital Opportunity Fund III, LP, in the principal amount of $5,170,716.68, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.12	Note B, issued in favor of Praesidian Capital Opportunity Fund III-a, LP, in the principal amount of $2,004,283.32, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.13	Warrant issued in favor of Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.6 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.14	Warrant issued in favor of Praesidian Capital Opportunity Fund III-a, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.7 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.15	Warrant Cancellation and Stock Issuance Agreement made and entered into as of December 22, 2015, by and among Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Meridian Waste Solutions, Inc. (incorporated herein by reference to Exhibit 4.15 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.16	Convertible Promissory Note, issued in favor of Timothy Drury, in the principal amount of $1,250,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.16 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.17	Form of Warrant – June 2016 (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 9, 2016)

4.18	Second Amendment to Credit and Guaranty Agreement, dated as of July 19, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

4.19	Amended and Restated Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co., dated July 19, 2016 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

4.20	Form of Warrant Agency Agreement by and between Meridian Waste Solutions, Inc. and Issuer Direct Corporation and Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.20 to Meridian Waste Solutions, Inc. Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2016)

4.21	Waiver and Amendment Letter, dated as of August 16, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for the Lenders, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 15, 2016)

48

4.22	Fourth Amendment to Credit and Guaranty Agreement, dated as of November 11, 2016, entered into by and among Here to Serve –Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake& Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for the Lenders, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 15, 2016)

4.23	Form of Warrant Cancellation and Stock Issuance Agreement by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.23 to the Meridian Waste Solutions, Inc. Amendment No.1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2016)

4.24	Warrant Cancellation and Stock Issuance Agreement, dated as of December 9, 2016, by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.24 to the Meridian Waste Solutions, Inc. Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on December 12, 2016)

4.25	Amended and Restated Warrant Cancellation and Stock Issuance Agreement, dated as of January 9, 2017, by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.25 to the Meridian Waste Solutions, Inc. Amendment No. 5 to the Registration Statement on Form S-1 filed with the SEC on January 11, 2017)

4.26	Amended and Restated Credit and Guaranty Agreement, dated as of February 15, 2017, among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal and Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, and Meridian Innovations, LLC, as Companies, Meridian Waste Solutions, Inc., as Holdings, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

4.27	Amended and Restated Tranche A Term Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $65,500,000, dated February 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

4.28	Tranche B Term Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $8,600,000, dated February 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

4.29	Amended and Restated MDTL Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $10,000,000, dated February 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

4.30	Amended and Restated Revolving Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $5,000,000, dated February 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

4.31	Amended and Restated Pledge and Security Agreement between the grantors party thereto and Goldman Sachs Specialty Lending Group, L.P., dated February 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

49

10.1	Employment Agreement by and between Here to Serve Holding Corp. and Jeffrey S. Cosman dated January 1, 2014 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 5, 2014)

10.2	2004 Stock Incentive Plan (incorporated herein by reference to Appendix B of the Definitive 14A filed with the SEC on July 15, 2004)

10.3	Credit Agreement (incorporated herein by reference to Exhibit 10.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.4	Solid Waste Municipal Contract by and between the City of Wildwood, Missouri, and Meridian Waste Services LLC (incorporated herein by reference to Exhibit 10.4 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.5	Solid Waste Municipal Contract by and between the City of Florissant, Missouri, and Meridian Waste Services LLC (incorporated herein by reference to Exhibit 10.5 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.6	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 29, 2016)

10.7	Employment Agreement, dated March 11, 2016, by and between the Company and Jeffrey Cosman (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.8	Form of Director Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.9	Executive Employment Agreement, dated March 11, 2016, by and between the Company and Walter Hall (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.10	Meridian Waste Solutions, Inc, 2016 Equity and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.11	Form of Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.12	Form of Nonqualified Stock Option Agreement (Non-Employee) (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.13	Form of Nonqualified Stock Option Agreement (Employee) (incorporated herein by reference to Exhibit 10.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.14	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.5 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.15	Amended and Restated Membership Interest Purchase Agreement made and entered into as of October 16, 2015, by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC(incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 22, 2015)

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10.16	First Amendment to Amended and Restated Membership Interest Purchase Agreement by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC, dated December 4, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on December 9, 2015)

10.17	Lease Agreement, dated December 22, 2015, by and between 4551 Commerce Holdings LLC and Christian Disposal, LLC (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.18	Employment Agreement, dated December 22, 2015, by and among Christian Disposal, LLC, Meridian Waste Solutions, Inc. and Patrick McLaughlin (incorporated herein by reference to Exhibit 10.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.19	Asset Purchase Agreement made and entered into as of November 13, 2015, by and between Meridian Land Company, LLC and Eagle Ridge Landfill, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on November 18, 2015)

10.20	First Amendment to Asset Purchase Agreement by and among Meridian Land Company, LLC, Eagle Ridge Landfill, LLC, Meridian Waste Solutions, Inc., and WCA Waste Corporation, dated December 18, 2015 (incorporated herein by reference to Exhibit 10.6 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.21	Membership Interest Purchase Agreement, dated as of February 12, 2015 (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.22	Form of Business Loan and Security Agreement, dated February 17, 2015, as amended (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.23	Form of Business Loan and Security Agreement, dated February 19, 2015, as amended (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.24	Pledge Agreement by and among Meridian Waste Solutions, Inc., the pledgors party thereto and Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

10.25	Form of First Amendment to Director Agreement dated April 13, 2016 (incorporated herein by reference to Exhibit 10.27 to the Meridian Waste Solutions, Inc. Annual Report on Form 10-K filed with the SEC on April 14, 2016)

10.26	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 29, 2016)

10.27	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 9, 2016)

10.28	Form of First Amendment to Subscription Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 17, 2016)

10.29	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 17, 2016)

10.30	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

51

10.31	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 18, 2016)

10.32	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on September 1, 2016)

10.33	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on September 1, 2016)

10.34	Amendment to Executive Employment Agreement, dated November 29, 2016, by and between the Company and Jeffrey Cosman (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2016)

10.35	Executive Employment Agreement, dated November 29, 2016, by and between the Company and Joseph D’Arelli (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2016)

10.36	Second Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Jeffrey Cosman (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

10.37	Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Walter H. Hall, Jr. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

10.38	Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Joseph D’Arelli (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

10.39	Registration Rights Agreement dated as of January 30, 2017, entered into by and between Meridian Waste Solutions, Inc., and Goldman, Sachs & Co. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2017)

10.40	Membership Interest Purchase Agreement made and entered into as of February 15, 2017, by and between Meridian Waste Solutions, Inc. and the Waste Services Industries, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017)

23.1	Consent of Independent Registered Accounting Firm.*

23.2	Consent of Independent Registered Accounting Firm.*

31.1	Certification by the Principal Executive Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).*

31.2	Certification by the Principal Financial Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).*

32.1	Certification by the Principal Executive Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification by the Principal Financial Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

* filed herewith

52

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: May 31, 2017	By:	/s/ Jeffrey Cosman
	Name:	Jeffrey Cosman
	Title:	Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Chris Diaz
	Name:	Chris Diaz
	Title:	Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Cosman	Chief Executive Officer, Chairman	May 31, 2017
Jeffrey Cosman	Principal Executive Officer

/s/ Chris Diaz	Chief Financial Officer	May 31, 2017
Chris Diaz	Principal Financial Officer and Principal Accounting Officer

/s/ Walter H. Hall, Jr.	President, Chief Operating Officer, Director	May 31, 2017
Walter H. Hall, Jr.

/s/ Thomas Cowee	Director	May 31, 2017
Thomas Cowee

/s/ Jackson Davis, Jr.	Director	May 31, 2017
Jackson Davis, Jr.

/s/ Joseph Ardagna	Director	May 31, 2017
Joseph Ardagna

53

Meridian Waste Solutions, Inc. and Subsidiaries

Consolidated Financial Statements

As of December 31, 2016 and 2015

for the periods ending January 1, 2016 to December 31, 2016 and

January 1, 2015 to December 31, 2015

Meridian Waste Solutions, Inc. and Subsidiaries

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Meridian Waste Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Meridian Waste Solutions, Inc. (the “Company”) as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Waste Solutions, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP

Denver, Colorado

April 17, 2017

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Meridian Waste Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Meridian Waste Solutions, Inc. and Subsidiaries as of December 31, 2015 and the related consolidated statement of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2015. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Waste Solutions, Inc. and Subsidiaries at December 31, 2015 and the results of their operations and their cash flows for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Coconut Creek, Florida

April 13, 2016

F-3

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2016	DECEMBER 31, 2015
Assets
Current assets:
Cash	$823,272	$2,729,795
Short-term investments - Restricted	1,953,969	-
Accounts receivable, net of allowance	2,540,657	1,707,818
Prepaid expenses	746,776	427,615
Other current assets	39,895	52,359
Total current assets	6,104,569	4,917,587

Property, plant and equipment, at cost net of accumulated depreciation	16,797,015	14,433,740
Landfill assets, net of accumulated amortization	3,278,817	3,393,476
Assets held for sale	395,000	-

Other assets:
Investment in related party	360,763	364,185
Other assets	144,793	10,954
Contract receivable	179,067	-
Goodwill	7,234,420	7,479,642
Customer list, net of accumulated amortization	14,553,629	19,500,362
Non-compete, net of accumulated amortization	114,680	155,699
Website, net of accumulated amortization	38,819	10,904
Total other assets	22,626,171	27,521,746
Total assets	$49,201,572	$50,266,549

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$3,327,618	$1,988,050
Accrued expenses	1,998,531	280,069
Notes payable, related parties	609,891	359,891
Deferred compensation	769,709	996,380
Deferred revenue	3,431,869	2,912,264
Convertible notes due related parties, includes put premiums	-	15,065
Contingent liability	-	1,000,000
Derivative liability	3,343,623	2,820,000
Current portion of long-term debt	1,385,380	417,119
Total current liabilities	14,866,621	10,788,838

Long - term liabilities:
Asset retirement obligation	5,299	200,252
Deferred Tax Liability	193,482	-
Long - term debt, net of current	41,810,733	39,170,796
Total long - term liabilities	42,009,514	39,371,048
Total liabilities	56,876,135	50,159,886

Commitments and contingencies (notes 9 and 11)

Preferred Series C stock redeemable, cumulative, stated value $100 per share, par value $.001, 67,361 shares authorized, 35,750 and 0 shares issued and outstanding, respectively	2,644,951	-

Shareholders' (deficit) equity:
Preferred Series A stock, par value $.001, 51 shares authorized, issued and outstanding	-	-
Preferred Series B stock, par value $.001, 71,210 shares authorized, 0 and 71,210 issued and outstanding	-	71
Common stock, par value $.025, 75,000,000 shares authorized, 1,712,471 and 1,051,933 shares issued and 1,700,971 and 1,040,433 shares outstanding, respectively	42,812	26,298
Treasury stock, at cost, 11,500 shares	(224,250)	(224,250)
Additional paid - in capital	35,353,209	28,124,160
Accumulated deficit	(45,491,285)	(27,819,616)
Total shareholders' (deficit) equity	(10,319,514)	106,663
Total liabilities and shareholders' (deficit) equity	$49,201,572	$50,266,549

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended
	DECEMBER 31, 2016	DECEMBER 31, 2015
Revenue
Services	$31,727,673	$13,506,097

Cost of sales and services
Cost of sales and services	19,236,768	8,521,379
Depreciation	3,510,992	1,614,225

Total cost of sales and services	22,747,760	10,135,604

Gross profit	8,979,913	3,370,493

Expenses
Bad debt expense	519,911	37,467
Depreciation and amortization	4,091,151	2,940,724
Impairment expense	1,255,267	-
Selling, general and administrative	17,032,394	14,662,704

Total expenses	22,898,723	17,640,895

Other income (expenses):
Miscellaneous income (expense)	(3,235)	27,623
Gain (loss) on disposal of assets	5,146	(21,851)
Unrealized gain on interest rate swap	-	40,958
Unrealized gain (loss) on change in fair value of derivative liability	159,997	(1,664,213)
Loss on extinguishment of debt	-	(1,899,161)
Loss from proportionate share of equity method investment	(3,422)	(70,347)
Unrealized loss on investment	(2,235)	-
Gain on contingent liability	1,000,000	-
Interest income	12,478	-
Interest expense	(4,728,106)	(1,374,497)

Total other expenses	(3,559,377)	(4,961,488)

Loss before income taxes	(17,478,187)	(19,231,890)

Provision for income taxes	(193,482)	-

Net loss	$(17,671,669)	$(19,231,890)

Basic net loss per share	$(13.95)	$(26.58)

Weighted average number of shares outstanding
(Basic and Diluted)	1,266,513	723,429

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Shares	Common Stock, Par	Preferred Series A Shares	Preferred Series A Stock, Par	Preferred Series B Shares	Preferred Series B Stock, Par		Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance at December 31, 2014	498,171	$12,454	51	$-	71,210	$71		$(224,250)	$14,606,927	(8,587,726)	5,807,476

Common stock exchanged for services	78,678	1,967	-	$-	-	$-		-	$829,003	-	830,970

Common stock issued for compensation	284,542	7,114	-	-	-	-		-	$7,349,066	-	7,356,180

Common stock issued for conversion of related party debt	23,042	576	-	-	-	-		-	318,351	-	318,927

Common stock issued in connection with Membership Purchase	87,500	2,187	-	-	-	-		-	2,622,813	-	2,625,000

Common stock issued in connection with cancellation of Praesidian warrants	80,000	2,000	-	-	-	-		-	2,398,000	-	2,400,000

Net loss	-	-	-	-	-	-		-	-	(19,231,890)	(19,231,890)

Balance December 31, 2015	1,051,933	26,298	51	-	71,210	71		(224,250)	28,124,160	(27,819,616)	106,663

Common stock sold in private placement, net of fees	102,679	2,567	-	-	-	-		-	2,153,683	-	2,156,250

Common stock issued to placement agent	4,154	104	-	-	-	-		-	(104)	-	-

Common stock issued for services	25,859	646	-	-	-	-		-	778,339	-	778,985

Common stock issued for compensation	130,525	3,264	-	-	-		-	-	3,670,235	-	3,673,499

Vesting of common shares	-	-	-	-	-	-		-	2,764,501	-	2,764,501

Common stock exchanged for preferred stock mezzanine	(102,679)	(2,567)	-	-	-	-		-	(2,128,426)	-	(2,130,993)

Preferred stock converted to common stock	500,000	12,500	-	-	(71,210)	(71)		-	(12,429)	-	-

Vesting of common stock options	-	-	-	-	-	-		-	3,250	-	3,250

Net loss	-	-	-	-	-	-		-	-	(17,671,669)	(17,671,669)

Balance December 31, 2016	1,712,471	$42,812	51	$-	-	$-		$(224,250)	$35,353,209	$(45,491,285)	$(10,319,514)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	DECEMBER 31, 2016	DECEMBER 31, 2015
Cash flows from operating activities:
Net loss	$(17,671,669)	$(19,231,890)
Adjustments to reconcile net loss to net cash provided from (used in) operating activities:
Depreciation and amortization	7,602,143	4,554,949
Amortization of capitalized loan fees & debt discount	562,621	-
Unrealized gain on swap agreement	-	(40,958)
Unrealized (gain) loss on derivatives	(159,997)	1,664,213
Bad debt expense	519,911	-
Stock issued to vendors for services	778,985	830,970
Stock issued to employees as incentive compensation	6,441,250	7,356,180
Loss on extinguishment of debt	-	1,899,161
Impairment expense	1,255,267	-
Gain on extinguishment of contingent liability	(1,000,000)	-
Loss from proportionate share of equity investment	3,422	70,347
(Gain) loss on disposal of assets	(5,146)	21,851
Changes in working capital items net of acquisitions:
Accounts receivable, net of allowance	(1,352,750)	325,322
Prepaid expenses and other current assets	(440,036)	(71,247)
Deposits	(500)	(2,651)
Accounts payable and accrued expenses	3,048,735	642,797
Deferred compensation	(226,671)	267,380
Deferred revenue	519,605	(112,361)
Deferred tax liability	193,482	-
Net cash provided from (used in) operating activities	68,652	(1,825,937)

Cash flows from investing activities:
Cash portion paid for acquisition	-	(22,667,862)
Landfill additions	(429,417)	-
Acquisition of property, plant and equipment	(6,305,372)	(1,280,011)
Purchases of short-term investments	(1,953,969)	-
Cash proceeds received from post acquisition settlement	245,222	-
Proceeds from sale of property, plant and equipment	46,975	79,737
Direct financing lease	(179,067)	-
Net cash used in investing activities	(8,575,628)	(23,868,136)

Cash flows from financing activities:
(Repayments) borrowings on notes due related parties	250,000	(134,785)
Repayments on line of credit	-	(1,675,160)
Increase in capitalized loan fees	-	(1,395,903)
Proceeds from loans	3,195,000	52,207,716
Proceeds from issuance of common stock, net of placement fees of $143,750	2,156,250	-
Proceeds from issuance of Series C Preferred Stock, net of placement fees of $79,688	1,195,312	-
Principal payments on notes payable	(196,109)	(21,016,907)
Net cash provided from financing activities	6,600,453	27,984,961

Net change in cash	(1,906,523)	2,290,888

Beginning cash	2,729,795	438,907

Ending cash	$823,272	$2,729,795

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$4,165,485	$1,374,497

Supplemental Non-Cash Investing and Financing Information:
Contingent liability in conjunction with acquisition	$-	$1,000,000
Convertible promissory note issued for acquisition	$-	$1,250,000
Reacquisition and exchange of common stock and related top off provision through the issuance of Preferred Stock C (and related derivative liability)	$2,130,993	$-
Stock as consideration in acquisition	$-	$2,625,000
Stock for cancellation of warrants	$-	$2,400,000
Stock in exchange for forgiveness of debt	$-	$318,927
Preferred stock converted to common stock	$12,500	$-
Common Stock issued to placement agent	$58,250	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS AND ORGANIZATION

The Company is a regional, vertically integrated solid waste services company that provides collection, transfer, disposal and landfill services. The Company is primarily in the business of residential and commercial waste disposal and hauling and has contracts with various cities and municipalities. The majority of the Company’s customers are located in the St. Louis metropolitan and surrounding areas.

Meridian Waste Solutions, Inc. (the “Company” or “Meridian”) is currently operating under four separate Limited Liability Companies:

(1) Here To Serve Missouri Waste Division, LLC (“HTSMWD”), a Missouri Limited Liability Company;

(2) Here To Serve Georgia Waste Division, LLC (“HTSGWD”), a Georgia Limited Liability Company;

(3) Meridian Land Company, LLC (“MLC”), a Georgia Limited Liability Company;

(4) Christian Disposal, LLC and subsidiary (“CD”), a Missouri Limited Liability Company.

In 2014, HTSMWD purchased the assets of a large solid waste disposal company in the St. Louis, Missouri market. This acquisition is considered the platform company for future acquisitions in the solid waste disposal industry. HTSGWD was created to facilitate expansion in this industry throughout the Southeast.

Reverse Stock Split

On November 2, 2016, the Company effected a reverse stock split of the Company’s common stock whereby each 20 shares of common stock was replaced with one share of common stock. The par value and the number of authorized shares of the common stock were not adjusted. All common share and per share amounts for all periods presented in these financial statements have been adjusted retroactively to reflect the reverse stock split. The quantity of common stock equivalents and the conversion and exercise ratios were adjusted for the effect of the reverse stock split.

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2016 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Meridian Land Company, LLC, Here to Serve Technology, LLC, Here To Serve Georgia Waste Division, LLC, Brooklyn Cheesecake & Dessert Acquisition Corp, Meridian Waste Missouri, LLC and Christian Disposal, LLC. The following two subsidiaries of the Company, Here To Serve Georgia Waste Division, LLC and Here to Serve Technology, LLC ("HTST"), had no operations during the period. The consolidated financial statements for the year-ended December 31, 2015 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Here To Serve Georgia Waste Division, LLC, Brooklyn Cheesecake & Acquisition Corp., and Here to Serve Technology, LLC.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Liquidity and Capital Resources

We have experienced recurring operating losses in recent years. Because of these losses, the Company had negative working capital of approximately $8,800,000. In addition, as of December 31, 2016, the Company was in violation of covenants within its credit agreement with Goldman, Sachs & Co. The lenders and agents and the Company and its affiliates entered into a waiver and amendment letter on April 11, 2017 whereby the covenant violations at December 31, 2016 were waived.

During 2016, the Company was able to obtain additional financial capital through the following transactions: (1) $2.2 million raised through the sale of common stock; (2) $1.2 million raised through the sale of Series C Preferred Stock; and (3) $3.2 million raised through the issuance of debt. During 2016, we implemented several measures to reduce our cash outflow for operations. These measures including absorbing recently acquired businesses into our corporate structure and becoming a more vertically integrated entity. The Company was able to generate positive cash flow from operating activities of approximately $70,000 for the year-ended December 31, 2016. In addition, as of December 31, 2016, the Company had approximately $800,000 in cash to cover its short term cash requirements. Further, the Company has approximately $12,000,000 of borrowing capacity on its multi-draw term loans and revolving commitments. See note 5, under the heading Goldman Sachs Credit Agreement. This borrowing capacity is available for working capital and general corporate purposes.

Further, in 2017, the Company raised additional capital with the January 30, 2017 equity offering that raised approximately $11 million dollars. See note 15, Subsequent Events. Also in 2017, the Company completed a significant $42 million acquisition of a waste management business in Virginia that is expected to be accretive to operating cash flows in 2017.

The Company has prepared its business plan for the ensuing twelve months, and believes it has sufficient resources to operate for the ensuing 12 month period. The Company’s objectives in preparing this plan include (1) expanding the geographical footprint of the entity and focusing on integrating the various business units into the Company to maximize synergies and operational savings; (2) aggressively renegotiating contracts to increase revenue; and (3) aggressively seeking additional contracts in Missouri and surrounding areas. The Company has already been successful in increasing rates on several recently negotiated contracts and acquiring additional contracts in the St. Louis area, both of which are accretive to net income and operating cash flow.

The Company believes that because of (1) the additional financial capital realized in 2016 and 2017, as described above, and (ii) the actions it has already implemented to reduce operating costs and grow revenue, the Company has sufficient financial resources to operate for the ensuing 12 months.

F-8

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2016 and 2015 the Company had no cash equivalents. Short-term investments consist of investments that have a remaining maturity of less than one year as of the date of the balance sheet.

Short-term Investments

Management determines the appropriate classification of short-term investments at the time of purchase and evaluates such designation as of each balance sheet date. All short-term investments to date have been classified as held-to-maturity and carried at amortized cost, which approximates fair market value, on our Consolidated Balance Sheet. Our short-term investments’ contractual maturities occur before March 31, 2017. The short-term investment of $1,953,969 is currently restricted as this amount is collateralizing a letter of credit needed for our performance bond.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, short term investments, accounts receivable, account payable, accrued expenses, derivative liabilities and notes payable. The carrying amount of these financial instruments approximates fair value due to length of maturity of these instruments.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. The Company uses a Monte Carlo simulation put option Black-Scholes Merton model. For less complex derivative instruments, such as freestanding warrants, the Company generally use the Black Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given year result in the application of non-cash derivative gain.

F-9

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

See Notes 5 and 6 under the heading "Derivative Liabilities" for a description and valuation of the Company's derivative instruments.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the year-ended December 31, 2016, the Company experienced impairment expense of its customer lists, see note 4. No other impairments were noted during the year-ended December 31, 2016, and December 31, 2015.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of Accounting Standards Codification (‘ASC”) 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Developing our provision for income taxes requires significant judgment and expertise in federal and state income tax laws, regulations and strategies, including the determination of deferred tax assets and liabilities and, if necessary, any valuation allowances that may be required for deferred tax assets. In assessing the extent to which net deferred tax assets may be realized, we consider whether it is more-likely-than-not that some portion or all of the net deferred tax assets may not be realized. The ultimate realization of net deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. Due to historical losses, and the losses that we projected at the time of determination, we were required under the more-likely-than-not accounting standard to record a valuation allowance against the net deferred tax assets because we anticipated that we may not be able to realize the benefits of the net operating loss carryforwards and other deductible differences.. Estimates may change as new events occur, estimates of future taxable income during the carryforward period are reduced or increased, additional information becomes available or operating environments change, which may result in a full or partial reversal of the valuation allowance. We will continue to assess the adequacy of the valuation allowance on a quarterly basis.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

F-10

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 31, 2016, tax years ended December 31, 2015, 2014, and 2013 are still potentially subject to audit by the taxing authorities.

Use of Estimates

Management estimates and judgments are an integral part of consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that the critical accounting policies described in this section address the more significant estimates required of management when preparing our consolidated financial statements in accordance with GAAP.

We consider an accounting estimate critical if changes in the estimate may have a material impact on our financial condition or results of operations. We believe that the accounting estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods.

Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At December 31, 2016 and December 31, 2015 the Company had approximately $3,000,000 and $2,300,000 of gross trade receivables, respectively.

Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. For the year ended December 31, 2015 we reviewed the adequacy and adjusted our allowance for doubtful accounts on a specific identification ongoing basis, using historical payment trends and the age of the receivables and knowledge of our individual customers. For the year ended December 31, 2016 we also include a general reserve component determined based off of receivable agings. If the financial condition of our customers were to deteriorate, additional allowances may be required. The result of this change in estimate resulted in an increase compared to the year ended December 31, 2015 to the allowance for doubtful accounts by approximately $500,000 in the year ended December 31, 2016, or $0.39 per share (basic and diluted) for the year ended December 31, 2016. At December 31, 2016 and December 31, 2015 the Company had approximately $500,000 and $6,000 recorded for the allowance for doubtful accounts, respectively.

Property, plant and equipment

The cost of property, plant, and equipment is depreciated over the estimated useful lives (ranging from 5 -39 years) of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. The Company has intangible assets related to its purchase of Meridian Waste Services, LLC, Christian Disposal LLC and Eagle Ridge Landfill, LLC.

F-11

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment in Related Party

The Company has an investment in a privately held corporation in the mobile apps industry. As the Company exercises significant influence on this entity, this investment is recorded using the equity method of accounting. The Company monitors this investment for impairment and makes appropriate reductions in the carrying value if the Company determines that an impairment charge is required based primarily on the financial condition and near-term prospect of this entity.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but we assess our goodwill for impairment at least annually. Our assessment date was November 30, 2016 and qualitative considerations indicated no impairment.

Website Development Costs

The Company accounts for website development costs in accordance with “ASC” 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — The Company capitalizes various costs that are incurred to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

●	Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. The final capping is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with the final capping.

●	Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

F-12

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the year ended December 31, 2016 we inflated these costs in current dollars until the expected time of payment using an inflation rate of 1.78%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at December 31, 2016 is approximately 9%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfill based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for the final capping. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping or the remaining permitted and expansion airspace (as defined below) of the landfill.

Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping or the remaining permitted and expansion airspace of the landfill, as appropriate.

F-13

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

Interest accretion on final capping, closure and post-closure liabilities is recorded using the effective interest method and is recorded as final capping, closure and post-closure expense, which is included in “operating” expenses within our Consolidated Statements of Operations. Due to the downward revision of the asset retirement obligation at the end of the year the net effect was nill to the Consolidated Statement of Operations. The downward revision was due to several factors, but primarily due to the increase in the useful life of our landfill because of the advancement of our landfill expansion.

Amortization of Landfill Assets - The amortizable basis of a landfill includes (i) amounts previously expended and capitalized; (ii) capitalized landfill final capping, closure and post-closure costs, (iii) projections of future purchase and development costs required to develop the landfill site to its remaining permitted and expansion capacity and (iv) projected asset retirement costs related to landfill final capping, closure and post-closure activities.

Amortization is recorded on a units-of-consumption basis, applying expense as a rate per ton. The rate per ton is calculated by dividing each component of the amortizable basis of a landfill by the number of tons needed to fill the corresponding asset’s airspace.

●	Remaining permitted airspace — Our management team, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

●	Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

o	Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;

o	We have a legal right to use or obtain land to be included in the expansion plan;

o	There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and

o	Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets the Company’s criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to the final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

F-14

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at each of our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

For the year ended December 31, 2016 the Company operations related to its landfill assets and liability are presented in the tables below:

	Year Ended December 31, 2016	Year Ended December 31, 2015

Landfill Assets

Beginning Balance	$3,393,476	$3,396,519
Capital Additions	417,548	-
Amortization of landfill assets	(337,254)	(3,043)
Asset retirement adjustments	(194,953)	-
Total Landfill Assets	$3,278,817	$3,393,476

Landfill Asset Retirement Obligation

Beginning Balance	$200,252	$196,519
Obligations incurred and capitalized	-	-
Obligations settled	-	-
Interest accretion	-	3,733
Revisions in estimates and interest rate assumption	(194,953)	-
Total Landfill Liabilities	$5,299	$200,252

F-15

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when persuasive evidence of arrangement exists, services have been provided, the seller’s price to the buyer is fixed or determinable, and collection is reasonably assured. The majority of the Company’s revenues are generated from the fees charged for waste collection, transfer, disposal and recycling. The fees charged for our services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rate. For example, revenue typically is recognized as waste is collected, or tons are received at our landfills and transfer stations.

Deferred Revenue

The Company records deferred revenue for customers that were billed in advance of services. The balance in deferred revenue represents amounts billed in October, November and December for services that will be provided during January, February and March.

Cost of Services

Cost of services include all employment costs associated with waste collection, transfer and disposal, damage claims, landfill costs, personal property taxes associated with collection vehicles and other direct cost of the collection and disposal process.

Concentrations

The Company maintains its cash and cash equivalents in bank deposit accounts, which could, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

Financial instruments which also potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable; however, concentrations of credit risk with respect to trade accounts receivables are limited due to generally short payment terms.

For the year ended December 31, 2016, the Company had one contract that accounted for approximately 11% of the Company's revenue. During the year ended December 31, 2015, the Company had two contracts that accounted for approximately 44% of the Company’s revenues, with one of such contracts accounting for approximately 26% and the other such contract accounting for approximately 18% of the Company’s revenues.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2016 the Company had one convertible note outstanding that is convertible into common shares. Additionally, the Company issued stock warrants and stock options for 148,777 and 12,250 common shares, respectively. These are not presented in the consolidated statement of operations since the Company incurred a loss and the effect of these shares is anti-dilutive.

For the year ended December 31, 2016, the Company had 151,359 of weighted-average common shares relating to the convertible note, under the if-converted method, however, these shares are not dilutive because the Company recorded a loss during the fiscal year.

F-16

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 2016, and December 31, 2015 the Company had a series of convertible notes, warrants and stock options outstanding that could be converted into approximately, 600,000 and 130,000 common shares, respectively. These are not presented in the consolidated statements of operations since the Company incurred a loss and the effect of these shares is anti- dilutive.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 (“ASC 718”) which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

The Company recorded stock based compensation expense of approximately $6,400,000 and $7,400,000 during the year ended December 31, 2016 and 2015, respectively, which is included in compensation and related expense on the statement of operations.

Recent Accounting Pronouncements

ASU 2016-09 “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amended guidance is effective for the Company on January 1, 2017. The adoption of this amended guidance will not have a material impact on our consolidated financial statements.

ASU 2016-02 “Leases (Topic 842).” Among other things, in the amendments in ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

The amended guidance is effective for the Company on January 1, 2019, with early adoption permitted. We are assessing the provisions of the amended guidance and evaluating the timing and impact on our consolidated financial statement and disclosures.

Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

F-17

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASU 2015-17 “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.” The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. Although effective for public business entities for financial statements issued for annual periods beginning after December 15, 2017, the standard allows early adoption and the Company has elected to do so. See Note 7 for additional information on deferred taxes.

ASU 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This standard became effective for all annual periods ending after December 15, 2016 and thus is effective and adopted for these financial statements.

Statement of Cash Flows - In August 2016, the FASB issued amended authoritative guidance associated with the classification of certain cash receipts and cash payments on the statement of cash flows. The amended guidance addresses specific cash flow issues with the objective of reducing existing diversity in practice. The amended guidance is effective for the Company on January 1, 2018, with early adoption permitted. While we are still evaluating the impact of the amended guidance, we currently do not expect it to have a material impact on our consolidated financial statements.

Revenue Recognition - In May 2014, the FASB issued amended authoritative guidance associated with revenue recognition. The amended guidance requires companies to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amendments will require enhanced qualitative and quantitative disclosures regarding customer contracts. The amended guidance associated with revenue recognition is effective for the Company on January 1, 2018. The amended guidance may be applied retrospectively for all periods presented or retrospectively with the cumulative effect of initially applying the amended guidance recognized at the date of initial adoption.

Based on our work to date to assess the impact of this standard, we believe we have identified all material contract types and costs that may be impacted by this amended guidance. We expect to quantify and disclose the expected impact, if any, of adopting this amended guidance in the third quarter Form 10-Q. While we are still evaluating the impact of the amended guidance, we currently do not expect it to have a material impact on operating revenues.

Debt Issuance Costs — In April 2015, and as subsequently amended, the Financial Accounting Standards Board (“FASB”) issued amended authoritative guidance associated with debt issuance costs which were previously presented as assets related to recognized debt liabilities. The amended guidance requires that debt issuance costs, other than those costs related to line of credit arrangements, be presented on the balance sheet as a direct deduction from the related debt liability, which is similar to the presentation for debt discounts and premiums. This guidance was effective for the Company on January 1, 2016. The Company’s adoption of this guidance was applied retrospectively.

F-18

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant, and equipment—at cost, less accumulated depreciation:

	December 31, 2016	December 31, 2015
Land	$1,550,000	$1,690,000
Buildings & Building Improvements	777,822	692,156
Furniture & office equipment	406,419	258,702
Containers	5,969,677	4,453,386
Trucks, Machinery, & Equipment	14,190,871	9,948,686

Total cost	22,894,789	17,042,930

Less accumulated depreciation	(6,097,774)	(2,609,190)

Net, property plant and equipment	$16,797,015	$14,433,740

As of December 31, 2016, the Company has $395,000 of land and building which are held for sale and not included in amounts noted above. These held for sale assets were not depreciated during the year ended December 31, 2016. Depreciation expense for the years ended December 31, 2016 and 2015 was $3,529,621 and $1,224,871, respectively.

NOTE 4 - INTANGIBLE ASSETS

In the year ended December 31, 2016, customer lists include the intangible assets related to customer relationships acquired through the acquisition of Christian Disposal and Eagle Ridge with a cost basis of $10,180,000. The customer list intangible assets are amortized over their useful life which ranged from 5 to 20 years. Amortization expense, excluding amortization of landfill assets of $337,254 and $3,043, amounted to $3,735,799 and $2,869,385 for the years ended December 31, 2016 and 2015 respectively. In June of 2016 the Company recorded $1,255,269 of impairment expense against the customer relationships due to the non-renewal of a Christian operating agreement. In addition, the contingent liability related to the Christian acquisition settled with no payment required and accordingly the $1,000,000 contingent liability recorded related was written off and recognized as other income.

The following tables set forth the intangible assets, both acquired and developed, including accumulated amortization as of December 31, 2016 and December 31, 2015:

	December 31, 2016
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Customer lists	9.8 years	$24,187,452	$9,633,823	$14,553,629
Non-compete agreement	3.2 years	206,000	91,320	114,680
Website	4.0 years	44,619	5,800	38,819
		$24,438,071	$9,730,943	$14,707,128

F-19

 NOTE 4 – INTANGIBLE ASSETS (CONTINUED)

	December 31, 2015
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Customer list	13.7 years	$24,187,452	$4,687,090	$19,500,362
Non-compete agreement	4.2 years	206,000	50,301	155,699
Website	3.9 years	13,920	3,016	10,904
		$24,407,372	$4,740,407	$19,666,965

The following table sets forth the future amortization of the Company’s intangible assets at December 31, 2016:

	2017	2018	2019	2020	2021	Thereafter	Total
Customer list	$3,367,159	$3,367,159	$2,361,496	$853,001	$853,001	$3,751,813	$14,553,629
Non-compete agreement	40,337	40,337	22,836	11,170	-	-	114,680
Website	8,846	8,846	8,847	6,140	6,140	-	38,819
Total	$3,416,342	$3,416,342	$2,393,179	$870,311	$859,141	$3,751,813	$14,707,128

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES

The Company had the following long-term debt:

	December 31, 2016	December 31, 2015

Goldman Sachs - Tranche A Term Loan - LIBOR Interest	$40,000,000	$40,000,000
Goldman Sachs – Revolver	3,195,000	-
Convertible Notes Payable	1,250,000	1,250,000
Capitalized lease - financing company, secured by equipment	12,566	37,096
Equipment loans	270,225	395,119
Notes payable to seller of Meridian, subordinated debt	1,475,000	1,475,000
Less: debt issuance cost/fees	(1,195,797)	(1,416,697)
Less: debt discount	(1,810,881)	(2,152,603)
Total debt	43,196,113	39,587,915
Less: current portion	(1,385,380)	(417,119)
Long term debt less current portion	$41,810,733	$39,170,796

Goldman Sachs Credit Agreement

On December 22, 2015, in connection with the closing of acquisitions of Christian Disposal, LLC and certain assets of Eagle Ridge Landfill, LLC, the Company was extended certain credit facilities by certain lenders under a credit agreement among the Company, certain of its affiliates, the lenders party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent and lead arranger, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, $10,000,000 aggregate principal amount of commitments to make Multi-Draw Term Loans and up to $5,000,000 aggregate principal amount of Revolving Commitments. During the year ended December 31, 2016, the Company borrowed $3,195,000 in relation to the Revolving Commitments.

F-20

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

The proceeds of the loans were used to partially fund the acquisitions referenced above and refinance existing debt with Praesidian in the year ended December 31, 2015, among other things. The funds to pay off the Praesidian notes were distributed as follows:

Aggregate outstanding principal balance of the Notes	$10,845,043
Aggregate accrued but unpaid interest on the Notes	82,844
Prepayment Premium1	325,351
Accrued PIK	9,941
Tax Liability	150,000
Accrued but unpaid fees and expenses	4,000
Payoff Amount	$11,417,179

In 2015 the Company repaid in full and terminated its agreements with Praesidian which effected the cancellation of certain warrants that the Company issued to Fund III for the purchase of 931,826 shares of the Company’s common stock and to Fund III-A for the purchase of 361,196 shares of the Company’s common stock. In consideration for the cancellation of the Praesidian Warrants, the Company issued to Praesidian Capital Opportunity Fund III, LP, 1,153,052 shares of common stock and issued to Praesidian Capital Opportunity Fund III-A, LP, 446,948 shares of common stock. Due to the early termination of the notes and cancellation of the warrants, the Company recorded a loss on extinguishment of debt of $1,899,161 in the year ended December 31, 2015.

At December 31, 2016, the Company had a total outstanding balance of $43,196,000 consisting of the Tranche A Term Loan and draw of the Revolving Commitments. The loans are secured by liens on substantially all of the assets of the Company and its subsidiaries. The debt has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlying reference rate). In addition, there is a commitment fee paid monthly on the Multi-Draw Term Loans and Revolving Commitments at an annual rate of 0.5%. The Company has adopted ASU 2015-03 and is showing loan fees net of long-term debt on the balance sheet. As of December 31, 2016 and at certain times thereafter, the Company was in violation of covenants within its credit agreement with Goldman, Sachs & Co. The lenders and agents and the Company and its affiliates entered into a waiver and amendment letter on April 11, 2017, as of December 31, 2016 whereby the covenant violations as of December 31, 2016 were waived. The next measurement date of all covenants is as of March 31, 2017, we are in the process of preparing our submission to our lender.

In addition, in connection with the credit agreement, the Company issued warrants to Goldman, Sachs & Co. for the purchase of shares of the Company equal to 6.5% of the total common stock outstanding and common stock equivalents at a purchase price equal to $449,553, exercisable on or before December 22, 2023. The warrants grant the holder certain other rights, including registration rights, preemptive rights for certain capital raises, board observation rights and indemnification. See note 15 “subsequent events”. Due to the put feature contained in the agreement, the warrant is recorded as a derivative liability.

The Company’s derivative warrant instrument related to Goldman, Sachs & Co. has been measured at fair value at December 31, 2016, using the Black-Scholes model. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statement of operations. Upon the initial recording of the derivative warrant at fair value the instrument was bifurcated and the Company recorded a debt discount of $2,160,000. This debt discount is being amortized as interest expense using the effective interest rate method over the life of the note, which is 5 years. At December 31, 2016 the balance of the debt discount is $1,810,881. The Company incurred $1,446,515 of issuance cost related to obtaining the notes. These costs are being amortized over the life of the notes using the effective interest rate method. At December 31, 2016, the unamortized balance of the costs was $1,195,797.

F-21

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

The key inputs used in the December 31, 2016 and December 31, 2015 fair value calculations were as follows:

	December 31,	December 31,
	2016	2015
Purchase Price	$450,000	$450,000
Time to expiration	12/22/2023	12/22/2023
Risk-free interest rate	1.42%	2.15%
Estimated volatility	60%	45%
Dividend	0%	0%
Stock price	$10.34	$38.00
Expected forfeiture rate	0%	0%

The change in the market value for the period ending December 31, 2016 is as follows:

Fair value of warrants @ December 31, 2015	$2,820,000

Unrealized gain on derivative liability	1,570,000

Fair value of warrants @ December 31, 2016	$1,250,000

The change in the market value for the period ending December 31, 2015 is as follows:

Fair value of warrants @ December 31, 2014	$-

Issuance of Praesdian warrants @ August 6, 2015	904,427

Unrealized loss on derivative liability	1,004,213

Cancellation of Praesidian warrants @ December 22, 2015	(1,908,640)

Issuance of Goldman warrants @ December 22, 2015	2,160,000

Unrealized loss on derivative liability	660,000

Fair value of warrants @ December 31, 2015	$2,820,000

Derivative Liability – Interest Rate Swap

The Company sometimes borrows at variable rates and uses interest rate swaps as cash flow hedges of future interest payments, which have the economic effect of converting borrowings from floating rates to fixed rates. The interest rate swaps allow the Company to raise long-term borrowings at floating rates and swap them into fixed rates that are lower than those available if it borrowed at fixed rates directly. Under the interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

F-22

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

In order to hedge interest rate risk, the Company entered into an interest rate swap for a notional amount of $5,414,634 at fixed rate of 4.75%. Under the swap agreement, the Company pays the fixed rate on the $5,414,634 notional amount on a monthly basis, and receives the 1-month LIBOR plus 4.25% on a monthly basis. Payments are settled on a net basis, and the Company has effectively converted its variable-rate debt into fixed-rate debt with an effective interest rate of 4.75%. As discussed above, the debts to Comerica were paid off from the funding received from Praesidian. The net settlement amount of the interest rate swap as of December 31, 2015 and December 31, 2014 was $0 and $40,958, respectively.

Convertible Notes Payable

In 2015, as part of the purchase price consideration of the Christian Disposal acquisition, the Company issued a convertible promissory note to the seller in the amount of $1,250,000. The note bears interest at 8% and matures on December 31, 2020. The seller may convert all or any part of the outstanding and unpaid amount of this note into fully paid and non-assessable common stock in accordance with the agreement. The conversion price shall equal the volume weighted average prices of the Company’s common stock in the 10 trading days immediately prior to the date upon which the note is converted. See note 15 “subsequent events.”

Subordinated Debt

In connection with the acquisition with Meridian Waste Services, LLC on May 15, 2014, notes payable to the sellers of Meridian issued five-year term subordinated debt loans paying interest at 8%. At December 31, 2016 and December 31, 2015, the balance on these loans was $1,475,000 and $1,475,000, respectively. In 2016 these notes were extended an additional 5 years.

The debt payable to Comerica at December 31, 2015 and the Equipment loans at December 31, 2015 were the debt of Here to Serve- Missouri Waste Division, LLC, a subsidiary of the Company.

Equipment Loans

During the year ended December 31, 2015, the Company entered into four long-term loan agreements in connection with the purchase of equipment with rates between 4% and 5%. In May of 2016 one of these equipment loans was paid in full. At December 31, 2016, the balance of the remaining three loans was $270,225.

Other Debts

Convertible notes due related parties

In 2015, approximately $225,000 of the issued promissory notes were converted into approximately 23,042 shares at the contractual conversion price. In November of 2016 the Company paid the $11,850 remaining in convertible notes to related parties, which included $1,850 in accrued interest.

Notes Payable, related parties

At December 31, 2014 the Company had a short term, non-interest bearing note payable of $150,000 which was incurred in connection with the Membership Interest Purchase Agreement. The Company also had a loan from Here to Serve Holding Corp. due to expenses paid by Here to Serve on behalf of the Company prior to the recapitalization. This loan totaled $376,585 bringing total notes payable to $526,585. In 2015, the short term, non-interest bearing note was paid off, and at December 31, 2016, the Company’s loan from Here to Serve Holding Corp. was $359,891, and is included in current liabilities on the consolidated balance sheet. Also included in current liabilities on the consolidated balance sheet is a short-term loan received from an officer of the Company in December 2016 of $250,000. This loan was paid back, by the Company, in full, including interest of $20,000 on January 30, 2017.

F-23

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

Future minimum payments on notes, excluding related party notes at December 31, 2016 are as follows:

2017	$1,423,000
2018	2,587,000
2019	3,010,000
2020	37,706,000
2021	1,000
Thereafter	1,475,000
Total	$46,202,000

Total interest expense for the years ended December 31, 2016 and 2015 was approximately $4,700,000 and $1,400,000, respectively. Amortization of debt discount was approximately $300,000 and $0, respectively. Amortization of capitalized loan fees was approximately $200,000 and $0, respectively. Interest expense on debt was approximately $4,200,000 and $1,400,000, respectively.

NOTE 6- SHAREHOLDERS’ EQUITY

Common Stock

The Company has authorized 75,000,000 shares of $0.025 par value common stock. At December 31, 2016 and December 31, 2015 there were 1,712,471 and 1,051,933 shares issued.

Treasury Stock

During 2014, the Company’s Board of Directors authorized a stock repurchase of 11,500 shares of its common stock for approximately $230,000 at an average price of $20.00 per share. At December 31, 2016 and December 31, 2015 the Company holds 11,500 shares of its common stock in its treasury.

Preferred Stock

The Company has authorized 5,000,000 shares of Preferred Stock, for which three classes have been designated to date. Series A has 51 and 51 shares issued and outstanding, Series B has 0 and 71,210 shares issued and outstanding and series C has 35,750 and 0 shares issued and outstanding, as of December 31, 2016 and December 31, 2015, respectively.

Each share of Series A Preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and has special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Holders of Series B Preferred Stock shall be entitled to receive when and if declared by the Board of Directors cumulative dividends at the rate of twelve percent (12%) of the Original Issue Price. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s Common stock. The shares shall be converted using the “Conversion Formula”: divide the Original Issue Price by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the notice of conversion.

F-24

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

Series B Securities Exchange Agreements

Effective October 13, 2016, the Company entered into certain securities exchange agreements to effect the exchange of all shares of Series B Preferred for 500,000 shares of Common Stock. Pursuant to the Series B Exchange Agreements, the Company agreed to issue to the Series B Holders a total of 500,000 shares of Common Stock. There are no shares of Series B Preferred issued and outstanding at December 31, 2016.

At December 31, 2016 and December 31, 2015, the Company’s Series B Preferred Stock dividends in arrears on the 12% cumulative preferred stock were approximately $0 and $1,033,000 ($14.50 per share), respectively.

Series C

The Company has authorized for issuance up to 67,361 shares of Series C Preferred Stock (“Series C”). Each share of Series C: (a) has a stated value of equal to $100 per share; (b) has a par value of $0.001 per share; (c) accrues fixed rate dividends at a rate of eight percent per annum; (d) are convertible at the option of the holder into 89.28 shares of common Stock (conversion price of $22.40 per share based off stated value of $100); (e) votes on an ‘as converted’ basis; (f) has liquidation (including deemed liquidations related to certain fundamental transactions) privileges of $22.40 per share. The Series C will expire 15 months after issuance.

Further, in the event of a Qualified Offering, the shares of Series C Preferred Stock will be automatically converted at the lower of $22.40 per share or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. A "Qualified Offering" is defined as an underwritten offering by the Company pursuant to which (1) the Company receives aggregate gross proceeds of at least $20,000,000 in consideration of the purchase of shares of Common Stock or (2) (a) the Company receives aggregate gross proceeds of at least $15,000,000, amended to reflect gross proceeds of at least $12,000,000, in consideration of the purchase of shares of Common Stock and (b) the Common Stock becomes listed on The Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

In addition, if after six months from the date of the issuance until the expiration date, the holder converts a Series C security to common stock and sells such common stock for total proceeds that do not equal or exceed such holder’s purchase price, the Company is obligated to issue additional shares of common stock in an amount sufficient such that, when sold and the net proceeds are added to the net proceeds of the initial sale, the holder shall have received funds equal to that of the holder’s initial purchase price (“Shortfall Provision”).

The Company evaluated the Series C in accordance with ASC 815 – Derivatives and Hedging, to discern whether any feature(s) required bifurcation and derivative accounting. The Company noted the Shortfall Provision has variable settlement based upon an item (initial purchase price) that is not an input into a fixed for fixed price model, thus such provision is not considered indexed to the Company’s stock. Accordingly, the Shortfall Provision was bifurcated and accounted for as a derivative liability. In addition, given the Series C has deemed liquidation privileges that could require redemption outside the control of the issuer, the Series C is classified within the mezzanine section of the Consolidated Balance Sheet.

Third Quarter Series C Offering

During the year ended December 31, 2016, the Company sold 12,750 shares of Series C for gross proceeds of $1.275 million. These proceeds were allocated between the Shortfall Provision derivative liability ($310,000) and the host Series C instrument ($965,000). After such allocation, the Company noted that the Series C had a beneficial conversion feature of $265,000 which was recognized as a deemed dividend.

Also during the year ended December 31, 2016, the Company issued 23,000 shares of Series C to repurchase the 2,053,573 shares of common stock and related short fall provision derivative issued in June 2016.

F-25

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

Given the transaction was predominantly the repurchase of common stock that was immediately retired, the Company accounted for this as a treasury stock transaction. The Series C was recorded at a fair value of $2.3 million ($620,000 of which was allocated to the Shortfall Provision), the top off provision (which was $246,000 at the time of exchange) was written off, and a beneficial conversion feature of $373,000 was recognized immediately as a deemed dividend.

Derivative Footnote

As noted above, the common stock issuance during June 2016 included a top off provision that was extinguished in August 2016. Such provision was valued using an intrinsic measurement and such value was $246,000 at the time of extinguishment.

In addition, the Series C included a Shortfall Provision that required bifurcation and to be accounted for as a derivative liability. The fair value of the Shortfall Provision was calculated using a Monte Carlo simulated put option Black Scholes Merton Model. The cumulative fair values at respective date of issuances and December 31, 2016 were approximately $930,000 and $2,100,000, respectively. The key assumptions used in the model at inception and at December 31, 2016 are as follows:

	Inception	12/31/2016

Stock Price	$0.00 - $60.00	$0.00 - $15.51
Exercise Price	$1.12	$22.40
Term	.5 years	0.8 to 0.91 years
Risk Free Interest Rate	.39% - .47%	0.85%
Volatility	60%	60%
Dividend Rate	0%	0%

The roll forward of the Shortfall Provision derivative liability is as follows:

Balance – December 31, 2015	$-
Issuances of Series C	930,048
Fair Value Adjustment	1,163,575
Balance – December 31, 2016	$2,093,623
Balance – Warrant liability (see notes 5)	1,250,000
Total Derivative Liabilities	$3,343,623

Common Stock Transactions

During the year ended December 31, 2016 and the year ended December 31, 2015, the Company issued, 263,217 and 553,762 shares of common stock, respectively. The fair values of the shares of common stock were based on the quoted trading price on the date of issuance. Of the 263,217 shares issued for the year ended December 31, 2016, the Company:

1.	Issued 25,859 of these shares were issued to vendors for services rendered generating a professional fees expense of $778,985;

2.	Issued 130,525 of these shares to officers and employees as incentive compensation resulting in compensation expense of $3,673,499;

F-26

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

3.	Issued 102,679 shares of common stock as part of a private placement offering to accredited investors for aggregate gross proceeds to the Company of $2,342,500. The Company capitalized certain issuance costs associated with this offering of approximately $264,000, including the fair value of approximately 1,800 common shares issued to the placement agent. These common shares include a top-off provision. Specifically, if a subscriber were to sell the common shares within a 1 year period from the subscription agreement and such sales proceeds do not equal the investment amount of the subscriber, a warrant will vest. The Company accounted for this top-off provision as a separate liability with a fair value of 0 at June 30, 2016. In August of 2016 these 102,679 common shares were exchanged on a dollar for dollar basis for 23,000 shares of preferred stock, series C. This exchange was recorded as a capital transaction. The 102,679 common shares were retired in August of 2016.

The Company also issued 500,000 shares of common stock in exchange for preferred stock.

Of the 553,762 shares issued for year ending December 31, 2015, the Company:

1.	Issued 78,678 of these shares were issued to vendors for services generating a professional fees expense of $830,970;

2.	Issued 284,542 of these shares to officers and employees as incentive compensation resulting in compensation expense of $7,356,180;

3.	Issued 23,042 shares of common stock, due to the conversion of related party debt. Per the convertible note agreement, the shares were converted at 75% of the closing bid price on the date of conversion. The value of the debt and accrued interest converted was $318,927;

4.	Issued 87,500 shares as part of the acquisition of Christian Disposal LLC, these shares were record as part of the purchased price consideration as noted above. These share were valued at market as of the date of the acquisition; and,

5.	Issued 80,000 shares of common stock, due to the cancellation of Praesidian warrants. As part of this extinguishment of debt the Company recorded a loss of approximately, $1.8 million.

The Company has issued and outstanding warrants of 148,777 common shares, as adjusted, with the current exercise price of $3.02, as adjusted, expiring December 31, 2023.

A summary of the status of the Company's outstanding stock warrants for the year ended December 31, 2016 is as follows:

	Number of Shares	Average Exercise Price	If exercised	Expiration Date
Outstanding - December 31, 2015	83,678	-	$449,518
Granted - Goldman, Sachs & Co.	65,099	$3.02	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2016	148,777	$3.02	$449,518	-
Warrants exercisable at December 31, 2016	148,777

F-27

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

The Company had issued and outstanding warrants of 83,678 common shares at December 31, 2015, as adjusted, with the current exercise price of $5.37, as adjusted, expiring December 31, 2023.

A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2015, with changes during the year ended on those dates are as follows:

	Number of Shares	Average Exercise Price	If Exercised	Expiration Date
Outstanding, December 31, 2014	-	$-	$-

Granted - Praesidian	64,651	$0.50	$32,326	-
Forfeited/Cancellation - Praesidian	(64,651)	$0.50	(32,326)	-
Granted - Goldman Sachs	83,678	$5.37	449,518	December 31, 2023
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2015	83,678	$-	$449,518	-
Warrants exercisable at December 31, 2015	83,678

Stock Options

A summary of the Company’s stock options as of and for the years ended December 31, 2016 and 2015 are as follows:

	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value (1)

Outstanding at December 31, 2015	-

For the year ended December 31, 2016
Granted	12,250	$19.35	$4.78	4.84	-
Exercised	-	-	-	-
Expired	-	-	-	-

Outstanding at December 31, 2016	12,250	$19.35	$4.78	4.84	-

Outstanding and Exercisable at December 31, 2016	681	$19.35	$4.78	4.84	-

(1)	The aggregate intrinsic value is based on the $10.34 closing price as of December 31, 2016 for the Company’s Common Stock.

F-28

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

The following information applies to options outstanding at December 31, 2016:

Options Outstanding			Options Exercisable
Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Number Exercisable	Exercise Price
$12.00	1,000	4.84	56	$12.00
$20.00	11,250	4.84	625	$20.00
	12,250		681

At December 31, 2016 there was $55,250 of unrecognized compensation cost related to stock options, with expense expected to be recognized ratably over the next 3 years.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Accounting Standards Codification (ASC-740) “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

As of December 31, 2016, and December 31, 2015, we have NOL carryforwards of approximately $22,960,000 and $12,300,000, respectively, which, if unused, will expire in years 2034 through 2036. However, in accordance with IRC Section 382, the availability and utilization of these losses may be severely limited since the business combination that occurred on October 17, 2014 triggered the IRC Section 382 limitations.

Prior to October 17, 2014, the date of the reverse acquisition transaction discussed in Note 1 above, the operating entities were owned by unrelated third party partners/members, and as limited liability companies, the operating companies’ losses for the period January 1, 2014 to October 17, 2014 flowed through to such partners/members. Therefore, as there were no tax allocation arrangements with the previous partners/members, the Company has not recorded in these financials statements any current or deferred income tax expense, income tax liabilities or deferred tax assets/liabilities relating to such pre-acquisition activity (losses).

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate of 35% as follows for the periods ended December 31, 2016 and 2015:

	Years Ended December 31,
	2016	2015
Computed "expected" benefit	$(6,124,646)	$(6,538,843)
Effect of state income taxes, net of federal benefit	(874,949)	(769,276)
Return to provision adjustments	(4,217,660)	-
Stock compensation and other permanent difference	183,117	4,577,831
Increase in valuation allowance	11,227,620	2,730,288

Total Income Tax Expense	$193,482	$-

F-29

NOTE 7 - INCOME TAXES (CONTINUED)

The net deferred income tax asset was comprised of the following:

	Years Ended December 31,
	2016	2015
Noncurrent deferred income taxes:
Gross assets	$18,793,653	$4,686,288
Gross liabilities	(18,987,135)	(4,686,288)
Net deferred income tax liability	$(193,482)	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different year for tax and financial reporting purposes. The Components of the net deferred tax assets for the years ended December 31, 2016 and 2015 were as follows:

	Years Ended December 31,
	2016	2015
Depreciation and Amortization	$(43,498)	$-
Reserve for Doubtful Accounts	202,739	-
Other	1,348	-
Stock Compensation	5,830,565	-
Acquisition Related Costs	910,588	-
Unrealized Gain	(364,000)	-
Net Operating Loss	9,182,684	4,686,288
Less: Valuation allowance	(15,913,908)	(4,686,288)
Net deferred income tax liability	$(193,482)	$-

NOTE 8 - FAIR VALUE MEASUREMENT

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Also, ASC Topic 820 provides clarification that in circumstances, in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table sets forth the liabilities at December 31, 2016 and 2015, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

F-30

NOTE 8 - FAIR VALUE MEASUREMENT (CONTINUED)

		Fair Value Measurements at Reporting Date Using
	December 31, 2015	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Derivative liability	$2,820,000	$-	$-	$2,820,000
Contingent liability	1,000,000			1,000,000
Stock settled debt	12,500	10,000	-	2,500

	$3,832,500	$10,000	$-	$3,822,500

The roll forward of the Contingent liability is as follows:

Balance December 31, 2015	$1,000,000
Fair value adjustment	(1,000,000)
Balance December 31, 2016	0

		Fair Value Measurements at Reporting Date Using
	December 31, 2016	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Derivative liability – stock warrants	$1,250,000	-	-	$1,250,000
Derivative liability – Series C Preferred Stock	2,093,623	-	-	2,093,623
	$3,343,623	-	-	$3,343,623

From time to time, certain assets may be recorded at fair value on a non-recurring basis. These non-recurring fair value adjustments typically are the result of impairment determinations. The following tables present the carrying value of such assets measured at fair value on a non-recurring basis, and gains and losses recognized during the period. The carrying values in this table represent only these assets marked to fair value during the year ended December 31, 2016.

	Carrying value as of December 31, 2016				Fair value adjustments for the year ended December 31,
	(Level 1)	(Level 2)	(Level 3)	Total	2016
Customer lists	-	-	-	-	(1,255,269)

NOTE 9 – LEASES AND DEFINED CONTRIBUTION PLAN

The Company’s has entered into non-cancellable leases for its office, warehouse facilities and some equipment. These lease agreements commence on various dates from September 1, 2010 to December 2015 and all expires on or before December, 2023. Future minimum lease payments at December 31, 2016 are as follows:

2017	$531,000
2018	250,000
2019	178,000
2020	139,000
2021	67,000
Thereafter	84,000
Total	$1,249,000

The Company has also entered into various other leases on a month to month basis for machinery and equipment. Rent expense amounted to approximately $664,000 and $320,000 for the year ended December 31, 2016 and 2015, respectively.

F-31

NOTE 9 – LEASES AND DEFINED CONTRIBUTION PLAN (CONTINUED)

DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan in October of 2016. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 21 and after 3 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective October 2016 the Company implemented a discretionary employer match to the plan (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $0 and $0 for the years ended December 31, 2016 and 2015, respectively.

NOTE 10 - BONDING

In connection with normal business activities of a company in the solid waste disposal industry, Meridian may be required to acquire a performance bond. As part of the Company’s December 22, 2015 acquisitions of Christian Disposal, LLC and Eagle Ridge Landfill, LLC, Meridian acquired a performance bond in the approximate amount of $7,400,000 with annual expenses of $221,000. For the year ended December 31, 2016, the Company had approximately $196,000 of expenses related to this performance bond and for the year ended December 31, 2015, the Company was not required to obtain a performance bond.

Note 11 - LITIGATION

The Company is involved in various lawsuits related to the operations of its subsidiaries which arise in the normal course of business. Management believes that it has adequate insurance coverage and/or has appropriately accrued for the settlement of these claims. If applicable, claims that exceed amounts accrued and/or that are covered by insurance, management believes they are without merit and intends to vigorously defend and resolve with no material impact on financial condition.

NOTE 12 - RELATED PARTY TRANSACTIONS

Accrued expenses

Included in accrued expenses on the consolidated balance sheet is approximately $1,280,000 of accrued bonus to the Company’s CEO.

Sale of Capitalized Software

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the capitalized software assets of Here to Serve Technology, LLC (HTST) to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned by some of the shareholders of the Company. No gain or loss was recognized on this transaction as the Company received equity equal to book value ($434,532) of the capitalized software in the exchange.

This represents approximately 15% of the equity of MSTI and is reflected in the accompanying balance sheet as “investment in related party affiliate”. The Company's investment of 15% of the common stock of MSTI is accounted for under the equity method because the company exercises significant influence over its operating and financial activities. Significant influence is exercised because both Companies have a Board Member in common.

Accordingly, the investment in MSTI is carried at cost, adjusted for the Company's proportionate share of earnings or losses.

The following presents unaudited summary financial information for MSTI. Such summary financial information has been provided herein based upon the individual significance of this unconsolidated equity method investment to the consolidated financial information of the Company.

F-32

NOTE 12 - RELATED PARTY TRANSACTIONS (CONTINUED)

 \

Following is a summary of financial position and results of operations of MSTI:

Summary of Statements of Financial Condition	Year Ended December 31, 2016
Assets
Current assets	$1,656
Noncurrent assets	2,877,313
Total assets	2,878,969

Liabilities and Equity
Current liabilities	241,189
Noncurrent liabilities	-
Equity	2,637,780
Total liabilities and equity	$2,878,969

Summary of Statements of Operations

Revenues	$849
Expense	23,661
Net loss	$(22,812)

The Company recorded losses from its investment in MSTI, accounted for under the equity method, of approximately $3,400 for the year ended December 31, 2016. The charge reflected the Company’s share of MSTI losses recorded in that period. While the Company has ongoing agreements with MSTI relating to the use of MSTI's software technology, the Company has no obligation to otherwise support the activities of MSTI.

NOTE 13 – EQUITY AND INCENTIVE PLANS

Effective March 10, 2016, the Board of Directors (the “Board”) of the Company approved, authorized and adopted the 2016 Equity and Incentive Plan (the “ Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Plan provides for the issuance of up to 375,000 shares of common stock, par value $.025 per share (the “Common Stock”), of the Company through the grant of nonqualified options (the “Non-qualified options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Jeff Cosman, CEO, (the “Cosman Restricted Stock Agreement”), pursuant to which 212,654 shares of the Company’s common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

The entire 212,654 shares fully cliff vests on January 1, 2017 if he remains continuously employed and the Company achieves $10 million in EBITDA for fiscal 2016 (“Performance Condition”). The Company recognized approximately $4.5 million in compensation expense related to this award through September 30, 2016. On November 11, 2016, the award was modified to remove the Performance Condition and on such date the Performance Condition vesting condition was deemed improbable of occurring. As such, in accordance with ASC 718, the original award is deemed forfeited and the $4.5 million of previously recognized compensation expense was recaptured in the fourth quarter. In addition, the fair value of the new award, deemed to be $2,764,502 based upon the stock price on November 11, 2016 was recognized ratably from November 11, 2016 to the end date of January 1, 2017. Thus total expense recognized for the year ended December 31, 2016 was $2,764,502.

The restricted stock roll forward is as follows:

	Shares		Fair Value

Restricted Stock balance, January 1, 2016	-		$-

Granted	425,308	(1)	$22.00

Vested	-		$-

Forfeited	(212,658)		$31.00

Unvested, December 31, 2016	212,650		$13.00

(1)  Includes initial issuance of 212,654 shares on March 11, 2016 that were ultimately forfeited and the re-issued for accounting purposes 212,654 shares on November 11, 2016

Unrecognized compensation cost at December 31, 2016 is nil. All unvested restricted stock vested on January 1, 2017

F-33

NOTE 14 - ACQUISITIONS

Christian Disposal Acquisition

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, acquired 100% of the membership interests of Christian Disposal LLC pursuant to that certain Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, as amended by that certain First Amendment thereto, dated December 4, 2015.

The acquisition was accounted for by the Company using acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. Our assets, liabilities and equity were accordingly adjusted to fair value on December 22, 2015. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. The goodwill is deductible for tax purposes.

The purchase of Christian Disposal, LLC included the acquisition of assets of $20,035,847 and liabilities of $2,152,738. The aggregate purchase price consisted of the following:

Cash consideration	$13,008,109
Restricted stock consideration	2,625,000
Convertible Promissory Note	1,250,000
Contingent additional purchase price	1,000,000
Total	$17,883,109

As noted in the table above, the purchase price could be increased by a maximum amount of $2,000,000 depending upon the extension of certain contracts to which Christian Disposal, LLC is a party. At December 31, 2015, the fair value of the additional purchase price was determined to be $1,000,000. Also, the Company issued 1,750,000 restricted shares of common stock as consideration which was valued at market at the date of the closing.

The following table summarizes the estimated fair value of Christian Disposal LLC, and subsidiary, assets acquired and liabilities assumed at the date of acquisition:

Cash	$197,173
Accounts receivable	974,538
Prepaid expense	84,196
Other current assets	53,810
Customer lists intangible assets	8,180,000
Non-competition agreement intangible asset	56,000
Goodwill	5,849,332
Property, plant, and equipment	4,640,798
Account payable	(1,001,721)
Deferred revenue	(1,007,525)
Accrued expenses	(106,396)
Capital lease	(37,096)
Total	$17,883,109

Eagle Ridge Landfill, LLC and Hauling Acquisition

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, consummated the closing of the certain Asset Purchase Agreement dated November 13, 2015, by and between the Company and Eagle Ridge Landfill, LLC, as amended by the certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party. Pursuant to the Eagle Ridge Purchase Agreement, Meridian Land acquired a landfill located in Pike County, Missouri and certain assets, rights, and properties related to such business of Eagle Ridge, including certain debts.

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NOTE 14 – ACQUISITIONS (CONTINUED)

The acquisition was accounted for by the Company using business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. Our assets, liabilities and equity were accordingly adjusted to fair value on December 22, 2015. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. The goodwill is deductible for tax purposes.

The purchase of Eagle Ridge Landfill, LLC and certain assets included the acquisition of assets of $9,947,224 and liabilities of $283,737. The aggregate purchase price consisted of a cash consideration of $9,663,487.

The following table summarizes the estimated fair value of Eagle Ridge Landfill LLC., assets acquired and liabilities assumed at the date of acquisition:

Cash	$470
Accounts receivable	272,480
Prepaid expense	6,870
Customer lists intangible assets	2,000,000
Landfill permit (including ARO)	3,396,519
Goodwill	1,630,310
Land	1,550,000
Property, Plant, and Equipment	1,090,575
Deferred revenue	(87,218)
Asset retirement obligation – permits	(196,519)
Total	$9,663,487

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Christian Disposal and Eagle Ridge occurred at January 1, 2015:

Year Ended December 31, 2015

Total Revenue	$28,861,001
Net Loss	(17,763,377)
Basic net loss per share	$(24.60)

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NOTE 15 - SUBSEQUENT EVENTS

Amended and Restated Warrant Cancellation and Stock Issuance Agreement

Effective January 9, 2017, the Company entered into that certain Amended and Restated Warrant Cancellation and Stock Issuance Agreement (the “Warrant Cancellation Agreement”) with Goldman, Sachs & Co. (“GS”). Pursuant to the Warrant Cancellation Agreement, upon the closing of a “Qualified Offering” as defined in the Warrant Cancellation Agreement, the Amended and Restated Warrant will be cancelled and the Company will issue to GS restricted shares of common stock in the amount equal to a 6.5% ownership interest in the Company calculated on a fully-diluted basis, which includes the shares of common stock issued pursuant to this offering, but excludes all warrants issued pursuant to such Qualified Offering and all shares underlying such warrants, pursuant to the terms and conditions of the Warrant Cancellation Agreement. As a result the Company issued GS 421,326 shares of common stock for the warrant cancellation. Pursuant to the Warrant Cancellation Agreement, GS entered into a lock-up agreement, prohibiting the offer for sale, issue, sale, contract for sale, pledge or other disposition of any of the Company’s common stock or securities convertible into common stock for a period of 180 days after the date of the Qualified Offering, and no registration statement for any of our common stock owned by GS can be filed during such lock-up period

Underwriting Agreement

On January 24, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as representative of the several underwriters listed therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 3,000,000 shares of the Company’s common stock, par value $0.025 per share (“Shares”) and warrants to purchase up to an aggregate of 3,000,000 shares of common stock (the “Warrants”), at a combined public offering price of $4.13 per unit comprised of one Share and one Warrant. Each warrant is exercisable for five years from issuance and has an exercise price equal to $5.16.

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NOTE 15 - SUBSEQUENT EVENTS (CONTINUED)

Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 450,000 Shares and/or 450,000 Warrants. Axiom Capital Management, Inc. acted as a co-manager for the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and the Company’s principal stockholders have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company for a period of 180 days after the date of the Underwriting Agreement, in the case of the Company and its directors and officers, and 90 days after the date of the Underwriting Agreement, in the case of the Company’s principal stockholders, subject to extensions in certain circumstances.

The Offering closed on January 30, 2017, upon satisfaction of customary closing conditions.

The Company received approximately $11,000,000 in net proceeds from the Offering after deducting the underwriting discount and other estimated offering expenses payable by the Company. The Company expects to use the net proceeds of the Offering for capital expenditures, potential acquisitions, repayment of certain debt obligations, working capital, and other general corporate purposes.

Preferred Series C conversion

In February of 2017 all 35,750 shares of Preferred Series C was converted into 1,082,022 shares of common stock. The shares were converted according to the terms in the original agreement which was the lower of $22.40 or at a 20% discount to the public offering price per unit of $4.13 or $3.30.

All holders of the Company's Series C Preferred Stock have entered into lock-up agreements restricting their ability to sell or dispose of any shares of common stock issued upon conversion of the Series C Preferred Stock for a period of 90 days from the effective date of this offering.

Convertible Note Payable

In February of 2017 the convertible promissory note issued to the seller of Christian Disposal was paid in full, including all accrued interest.

Amended and Restated Credit and Guaranty Agreement

On February 15, 2017 (the “Restatement Date”), the Company closed an Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Company and all subsidiaries, (the “Companies”), and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger. The Credit Agreement amended and restated the Credit and Guaranty Agreement entered into as of December 22, 2015 (the “Closing Date”) by and among the Company, certain of the Companies, and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (as amended prior to the Restatement Date, the “Prior Credit Agreement”).

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NOTE 15 – SUBSEQUENT EVENTS – (CONTINUED)

Pursuant to the Credit Agreement, the Lenders thereunder have agreed to extend certain credit facilities to the Companies, in an aggregate amount not to exceed $89,100,000, consisting of $65,500,000 aggregate principal amount of Tranche A Term Loans (the “Tranche A Term Loans”), $8,600,000 aggregate principal amount of Tranche B Term Loans (the “Tranche B Term Loans”), $10,000,000 aggregate principal amount of MDTL Term Loans (the “MDTL Term Loans”), and up to $5,000,000 aggregate principal amount of Revolving Commitments (the “Revolving Commitments”, the Revolving Commitments together with the Tranche A Term Loans, Tranche B Term Loans and the MDTL Term Loans, the “Loans”). The principal amount of the Tranche A Term Loans in the Credit Agreement is $25,500,000 greater than the principal amount provided in the Prior Credit Agreement; the Tranche B Term Loans were not contemplated in the Prior Credit Agreement; and the principal amount of the MDTL Term Loans and Revolving Credit Agreements in the Credit Agreement are the same as provided in the Prior Credit Agreement. The proceeds of the Tranche A Term Loans made on the Closing Date were used to pay a portion of the purchase price for the acquisitions made in connection with the closing of the Prior Credit Agreement, to refinance existing indebtedness, to fund consolidated capital expenditures, and for other purposes permitted under Section 2.5 of the Prior Credit Agreement. The proceeds of the Tranche A Term Loans and Tranche B Term Loans made on the Restatement Date shall be applied by Companies to (i) partially fund the Restatement Date Acquisition (as defined below), (ii) refinance existing indebtedness of the Companies, (iii) pay fees and expenses in connection with the transactions contemplated by the Credit Agreement, and (iv) for working capital and other general corporate purposes.

The “Restatement Date Acquisition” means the acquisition of all membership interests of CFS, CFS Disposal and RWG5, as contemplated in the Purchase Agreement (defined below).

The proceeds of the Revolving Loans will be used for working capital and general corporate purposes. The proceeds of the MDTL Term Loans may be used for Permitted Acquisitions (as defined in the Credit Agreement). The Loans are evidenced, respectively, by that certain Tranche A Term Loan Note, Tranche B Term Loan Note, MDTL Note and Revolving Loan Note, all issued on February 15, 2017 (collectively, the “Notes”). Payment obligations under the Loans are subject to certain prepayment premiums, in addition to acceleration upon the occurrence of events of default under the Credit Agreement.

The amounts borrowed pursuant to the Loans are secured by a first position security interest in substantially all of the Company’s and the Companies’ assets in favor of Agent, in accordance with that certain Amended and Restated Pledge and Security Agreement dated as of February 15, 2017 (the “Pledge and Security Agreement”).

As of December 31, 2016 and at certain times thereafter, the Company was in violation of covenants within its credit agreement with Goldman Sachs & Co. The lenders and agents and the Company and its affiliates entered into a waiver and amendment letter dated April 11, 2017, whereby the covenant violations as of December 31, 2016 were waived. The next measurement date of all covenants is as of March 31, 2017, we are in the process of preparing our submission to our lender.

The CFS Group Acquisition

On February 15, 2017, the Company, in order to expand into new markets outside of the state of Missouri, acquired 100% of the membership interests of The CFS Group, LLC, The CFS Group Disposal & Recycling Services, LLC and RWG5, LLC (collectively, “The CFS Group”) pursuant to that certain Membership Interest Purchase Agreement, dated February 15, 2017.

The purchase price was approximately $42,000,000, which consisted of approximately $37,500,000 in cash, $1,300,000 of restricted common stock and approximately $3,000,000 of working capital.

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